                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-83930

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED AUGUST 5, 2003)

                           $851,550,000 (APPROXIMATE)

                             (Offered Certificates)

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C6

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (Depositor)

 ---------------------------------------
   YOU SHOULD CAREFULLY CONSIDER THE      THE TRUST FUND:
   RISK FACTORS BEGINNING ON PAGE S-30
   OF THIS PROSPECTUS SUPPLEMENT AND ON   - As of August 15, 2003, the mortgage loans included in the trust fund will have an
   PAGE 11 OF THE ACCOMPANYING              aggregate principal balance of approximately $952,783,999.
   PROSPECTUS.
                                          - The trust fund will consist of a pool of 102 fixed rate mortgage loans.
   Neither the offered certificates nor
   the underlying mortgage loans are      - The mortgage loans are secured by first liens on commercial and multifamily
   insured or guaranteed by any             properties.
   government agency or instrumentality.
                                          - All of the mortgage loans were originated or acquired by Wachovia Bank, National
   The offered certificates will            Association or Citigroup Global Markets Realty Corp.
   represent interests in the trust fund
   only. They will not represent          THE CERTIFICATES:
   obligations of any other party.
                                          - The trust fund will issue twenty-three classes of certificates.
   The offered certificates will not be
   listed on any national securities      - Only the eight classes of offered certificates described in the following table are
   exchange or any automated quotation      being offered by this prospectus supplement and the accompanying prospectus.
   system of any registered securities
   association.

   This prospectus supplement may be
   used to offer and sell the offered
   certificates only if it is
   accompanied by the prospectus dated
   August 5, 2003.
 ---------------------------------------

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-----------------------------------------------------------------------------------------------------------------------------------
                            ORIGINAL       PERCENTAGE OF                       ASSUMED FINAL                          EXPECTED
                           CERTIFICATE      CUT-OFF DATE     PASS-THROUGH       DISTRIBUTION                         S&P/MOODY'S
CLASS                      BALANCE(1)       POOL BALANCE         RATE             DATE(2)           CUSIP NO.         RATING(3)
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1..............   $ 94,000,000         9.866%          3.364%          July 15, 2008        929766JB0          AAA/Aaa
Class A-2..............   $215,000,000        22.565%          4.498%         August 15, 2010       929766JC8          AAA/Aaa
Class A-3..............   $143,000,000        15.009%          4.957%(4)       June 15, 2012        929766JD6          AAA/Aaa
Class A-4..............   $317,373,000        33.310%          5.125%(4)       July 15, 2013        929766JE4          AAA/Aaa
Class B................   $ 29,774,000         3.125%          5.125%(4)       July 15, 2013        929766JF1           AA/Aa2
Class C................   $ 13,101,000         1.375%          5.125%(4)      August 15, 2013       929766JG9          AA-/Aa3
Class D................   $ 25,010,000         2.625%          5.125%(4)      August 15, 2013       929766JH7            A/A2
Class E................   $ 14,292,000         1.500%          5.125%(4)      August 15, 2013       929766JJ3           A-/A3
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(Footnotes explaining the table are on page S-2)

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.) are acting as co-lead managers for the offering. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 49.3% of the Class A-4 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates. Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately 99.60% of the initial certificate balance of the offered certificates, plus accrued interest from August 1, 2003 before deducting expenses.

    We expect that delivery of the offered certificates will be made in book-entry form on or about August 27, 2003.

WACHOVIA                                                               CITIGROUP
                                August 18, 2003

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
--------------------------------------------------------------------------------
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-C6
                    GEOGRAPHIC OVERVIEW OF MORTGAGE POOL(1)

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]

                              [MORTGAGE POOL MAP]

                                                          % OF
                          NUMBER OF       AGGREGATE      INITIAL
                          MORTGAGED     CUT-OFF DATE      POOL
PROPERTY LOCATION         PROPERTIES       BALANCE       BALANCE
-----------------         ----------   ---------------   -------
NY.....................        6       $  232,694,629      24.4%
FL.....................       15       $   86,377,835       9.1
OR.....................        2       $   76,010,717       8.0
CA.....................       17       $   73,319,691       7.7
  Southern.............       14       $   56,524,691       5.9
  Northern.............        3       $   16,795,000       1.8
NJ.....................        6       $   71,760,485       7.5
VA.....................        5       $   70,812,448       7.4
MD.....................        3       $   51,892,543       5.4
AZ.....................        2       $   34,005,000       3.6
TX.....................        8       $   33,538,949       3.5
NC.....................        3       $   25,677,591       2.7
IL.....................        3       $   24,222,579       2.5
GA.....................        6       $   23,851,824       2.5
SC.....................        3       $   21,216,344       2.2
MN.....................        3       $   20,468,410       2.1
NV.....................        3       $   19,788,093       2.1
MO.....................        3       $   13,879,015       1.5
MI.....................        1       $   12,581,628       1.3
MA.....................        2       $   11,188,261       1.2
AL.....................        3       $   11,016,653       1.2
DC.....................        2       $    8,386,598       0.9
PA.....................        1       $    7,110,765       0.7
KS.....................        1       $    6,081,578       0.6
LA.....................        2       $    5,512,877       0.6
NM.....................        1       $    5,080,000       0.5
WA.....................        1       $    3,239,225       0.3
AR.....................        1       $    3,070,264       0.3

MORTGAGE POOL BY PROPERTY TYPE
------------------------------
          [PIE CHART]                 [  ] > 10.0% of Cut-Off Date Pool Balance
Retail.................    44.8%      [  ] > 5.0% - 10.0% of Cut-Off Date Pool Balance
Office.................    26.8%      [  ] > 1.0% - 5.0% of Cut-Off Date Pool Balance
Multifamily............    11.1%      [  ] > 0 - 1.0% of Cut-Off Date Pool Balance
Land...................     8.4%
Self Storage...........     4.1%
Industrial.............     3.2%
Mixed Use..............     1.6%

                 GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES(3)

(1) All numerical information concerning the mortgage loans included in the trust fund is provided on an approximate basis.

(2) For purposes of determining whether a Mortgaged Property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

(3) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

        - SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

        - RISK FACTORS, commencing on page S-30 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS" beginning on page S-209 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

        - if used in a jurisdiction in which such offer or solicitation is not authorized;

        - if the person making such offer or solicitation is not qualified to do so; or

        - if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)
------------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in the "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The Rated Final Distribution Date is the distribution date to occur in August 2035. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Services, Inc. See "RATINGS" in this prospectus supplement.

(4) The pass-through rates applicable to the Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates for any distribution date will equal the lesser of the applicable rate set forth in the table on the front cover and the applicable weighted average net mortgage rate for such date.

                               TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT............................    S-5
  OVERVIEW OF THE CERTIFICATES..............................    S-6
  THE PARTIES...............................................    S-7
  IMPORTANT DATES AND PERIODS...............................    S-9
  THE CERTIFICATES..........................................    S-9
  THE MORTGAGE LOANS........................................   S-19
RISK FACTORS................................................   S-30
  The Offered Certificates..................................   S-30
  The Mortgage Loans........................................   S-39
DESCRIPTION OF THE MORTGAGE POOL............................   S-80
  General...................................................   S-80
  Mortgage Loan History.....................................   S-81
  Certain Terms and Conditions of the Mortgage Loans........   S-81
  Certain State-Specific Considerations.....................   S-86
  Assessments of Property Condition.........................   S-86
  Co-Lender Loans...........................................   S-87
  Credit Lease Loans........................................   S-93
  Additional Mortgage Loan Information......................   S-95
  Twenty Largest Mortgage Loans.............................  S-113
  The Mortgage Loan Sellers.................................  S-142
  Underwriting Standards....................................  S-143
  Assignment of the Mortgage Loans; Repurchases and
     Substitutions..........................................  S-144
  Representations and Warranties; Repurchases and
     Substitutions..........................................  S-146
  Repurchase or Substitution of Cross-Collateralized
     Mortgage Loans.........................................  S-149
  Changes in Mortgage Pool Characteristics..................  S-150
SERVICING OF THE MORTGAGE LOANS.............................  S-151
  General...................................................  S-151
  The Master Servicer and the Special Servicer..............  S-152
  Servicing of the Lloyd Center Loan Pair...................  S-155
  Servicing and Other Compensation and Payment of
     Expenses...............................................  S-156
  Modifications, Waivers and Amendments.....................  S-158
  The Controlling Class Representative......................  S-160
  Defaulted Mortgage Loans; REO Properties; Purchase
     Option.................................................  S-162
  Inspections; Collection of Operating Information..........  S-164
DESCRIPTION OF THE CERTIFICATES.............................  S-166
  General...................................................  S-166
  Registration and Denominations............................  S-166
  Certificate Balances and Notional Amount..................  S-168
  Pass-Through Rates........................................  S-169
  Distributions.............................................  S-171
  Subordination; Allocation of Losses and Certain
     Expenses...............................................  S-181
  P&I Advances..............................................  S-183
  Appraisal Reductions......................................  S-185
  Reports to Certificateholders; Available Information......  S-186
  Assumed Final Distribution Date; Rated Final Distribution
     Date...................................................  S-191
  Voting Rights.............................................  S-192
  Termination...............................................  S-192
  The Trustee...............................................  S-193
YIELD AND MATURITY CONSIDERATIONS...........................  S-194
  Yield Considerations......................................  S-194
  Weighted Average Life.....................................  S-196
USE OF PROCEEDS.............................................  S-201

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................  S-201
  General...................................................  S-201
  Taxation of the Offered Certificates......................  S-202
ERISA CONSIDERATIONS........................................  S-203
LEGAL INVESTMENT............................................  S-206
METHOD OF DISTRIBUTION......................................  S-206
LEGAL MATTERS...............................................  S-207
RATINGS.....................................................  S-208
INDEX OF DEFINED TERMS......................................  S-209

ANNEX A-1   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES..................................................  A-1
ANNEX A-2   CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED
            PROPERTIES..................................................  A-2
ANNEX A-3   RESERVE ACCOUNTS............................................  A-3
ANNEX A-4   COMMERCIAL TENANT SCHEDULE..................................  A-4
ANNEX A-5   CROSS-COLLATERALIZED/CROSS-DEFAULTED POOLS..................  A-5
ANNEX A-6   DEBT SERVICE PAYMENT SCHEDULED FOR RITE AID BAYVILLE........  A-6
ANNEX B     FORM OF DISTRIBUTION DATE STATEMENT.........................  B-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     - THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     - THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     - WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

     - UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS AUGUST 11, 2003 WITH RESPECT TO 69 OF THE MORTGAGE LOANS, AUGUST 1, 2003 WITH RESPECT TO 29 MORTGAGE LOANS AND AUGUST 15, 2003 WITH RESPECT TO 4 MORTGAGE LOANS) AFTER GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

     - ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C6, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z-I, Class Z-II, Class R-I and Class R-II) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                          CLOSING DATE
                          CERTIFICATE    PERCENTAGE                PASS-      INITIAL    WEIGHTED    CASH FLOW OR   EXPECTED
                           BALANCE OR    OF CUT-OFF               THROUGH      PASS-     AVERAGE       PRINCIPAL      S&P/
                            NOTIONAL     DATE POOL    CREDIT       RATE       THROUGH      LIFE         WINDOW       MOODY'S
CLASS                      AMOUNT(1)      BALANCE     SUPPORT   DESCRIPTION    RATE     (YEARS)(2)   (MON./YR.)(2)  RATING(3)
-----                     ------------   ----------   -------   -----------   -------   ----------   -------------  ---------
Class A-1...............  $ 94,000,000      9.866%    19.250%        Fixed     3.364%      3.50      09/03 - 07/08   AAA/Aaa
Class A-2...............  $215,000,000     22.565%    19.250%        Fixed     4.498%      5.90      07/08 - 08/10   AAA/Aaa
Class A-3...............  $143,000,000     15.009%    19.250%     Fixed(4)     4.957%      7.50      08/10 - 06/12   AAA/Aaa
Class A-4...............  $317,373,000     33.310%    19.250%     Fixed(4)     5.125%      9.69      06/12 - 07/13   AAA/Aaa
Class B.................  $ 29,774,000      3.125%    16.125%     Fixed(4)     5.125%      9.88      07/13 - 07/13   AA/Aa2
Class C.................  $ 13,101,000      1.375%    14.750%     Fixed(4)     5.125%      9.91      07/13 - 08/13   AA-/Aa3
Class D.................  $ 25,010,000      2.625%    12.125%     Fixed(4)     5.125%      9.97      08/13 - 08/13    A/A2
Class E.................  $ 14,292,000      1.500%    10.625%     Fixed(4)     5.125%      9.97      08/13 - 08/13    A-/A3
Class F.................  $ 17,865,000      1.875%     8.750%     Fixed(4)     5.125%       (5)           (5)          (5)
Class G.................  $ 13,101,000      1.375%     7.375%     Fixed(4)     5.125%       (5)           (5)          (5)
Class H.................  $ 13,100,000      1.375%     6.000%     Fixed(4)     5.125%       (5)           (5)          (5)
Class J.................  $ 14,292,000      1.500%     4.500%     Fixed(4)     5.481%       (5)           (5)          (5)
Class K.................  $  9,528,000      1.000%     3.500%     Fixed(4)     5.481%       (5)           (5)          (5)
Class L.................  $  4,764,000      0.500%     3.000%     Fixed(4)     5.481%       (5)           (5)          (5)
Class M.................  $  4,764,000      0.500%     2.500%     Fixed(4)     5.481%       (5)           (5)          (5)
Class N.................  $  4,764,000      0.500%     2.000%     Fixed(4)     5.481%       (5)           (5)          (5)
Class O.................  $  3,572,000      0.375%     1.625%     Fixed(4)     5.481%       (5)           (5)          (5)
Class P.................  $ 15,483,999      1.625%     0.000%     Fixed(4)     5.481%       (5)           (5)          (5)
Class IO................  $952,783,999(6)      N/A       N/A     WAC-IO(6)    0.5044%       (6)           (6)          (6)

------------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Services, Inc. See "RATINGS" in this prospectus supplement.

(4) The pass-through rates applicable to the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will equal the lesser of the applicable rate set forth above and the applicable weighted average net mortgage rate for such date.

(5) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(6) The Class IO certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

    [ ]   Offered certificates
    [ ]   Private certificates

                                  THE PARTIES

THE TRUST FUND................    The trust fund will be created on or about the
                                  closing date pursuant to a pooling and
                                  servicing agreement, dated as of August 1, 2003, by and among the depositor, the master servicer, the special servicer and the trustee.

THE DEPOSITOR.................    Wachovia Commercial Mortgage Securities, Inc.
                                  We are a wholly owned subsidiary of Wachovia
                                  Bank, National Association, which is one of the mortgage loan sellers, the master servicer and an affiliate of one of the underwriters.
                                  Our principal executive office is located at 301 South College Street, Charlotte, North
                                  Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                  On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER....................    The trust fund to be established under the
                                  pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                  CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....    Wachovia Bank, National Association and
                                  Citigroup Global Markets Realty Corp. For more information, see "DESCRIPTION OF THE MORTGAGE
                                  POOL--The Mortgage Loan Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF THE
                                  MORTGAGE POOL--Representations and Warranties;
                                  Repurchases and Substitutions" in this
                                  prospectus supplement.

                                  Wachovia Bank, National Association originated or acquired 73 of the mortgage loans to be included in the trust fund representing 83.6% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. Citigroup Global Markets Realty Corp. originated or acquired 29 of the mortgage loans to be included in the trust fund representing 16.4% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund.

THE MASTER SERVICER...........    Wachovia Bank, National Association. Wachovia
                                  Bank, National Association is our affiliate and is one of the mortgage loan sellers and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund, other than the Lloyd Center mortgage loan and the Lloyd Center companion loan, which will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank

                                  Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C5. The master servicer under the 2003-C5 pooling and servicing agreement is Wachovia Bank, National Association. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and the Special Servicer" and "--Servicing of the Lloyd Center Loan Pair" in this prospectus supplement.

THE SPECIAL SERVICER..........    Lennar Partners, Inc. The special servicer
                                  will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund that, in general, are in default or as to which default is imminent, other than the Lloyd Center mortgage loan, which will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank
                                  Commercial Mortgage Trust, Commercial Mortgage
                                  Pass-Through Certificates, Series 2003-C5. The special servicer under the 2003-C5 pooling and servicing agreement is Lennar Partners, Inc.
                                  Some holders of certificates (initially the holder of the Class P certificates) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. It is anticipated that Lennar Partners, Inc. will purchase certain non-offered classes of certificates. See "SERVICING OF THE MORTGAGE
                                  LOANS--The Master Servicer and the Special
                                  Servicer" and "--Servicing of the Lloyd Center
                                  Loan Pair" in this prospectus supplement.

THE TRUSTEE...................    Wells Fargo Bank Minnesota, N.A. The trustee
                                  will be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See "DESCRIPTION OF THE
                                  CERTIFICATES--The Trustee" in this prospectus supplement.

THE UNDERWRITERS..............    Wachovia Capital Markets, LLC and Citigroup
                                  Global Markets Inc. Wachovia Capital Markets,
                                  LLC is our affiliate and is an affiliate of Wachovia Bank, National Association, which is the master servicer and one of the mortgage loan sellers. Citigroup Global Markets Inc. is an affiliate of Citigroup Global Markets
                                  Realty Corp., which is one of the mortgage loan sellers. Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. are acting as co-lead managers for the offering.
                                  Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 49.3% of the Class A-4 certificates. Wachovia Capital
                                  Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates.

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................    On or about August 27, 2003.

CUT-OFF DATE..................    For 69 of the mortgage loans, representing
                                  82.4% of the mortgage pool, August 11, 2003;
                                  for 29 of the mortgage loans, representing
                                  16.4% of the mortgage pool, August 1, 2003;
                                  and for 4 mortgage loans, representing 1.2% of the mortgage pool, August 15, 2003. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the related cut-off date.

DISTRIBUTION DATE.............    The 15th day of each month or, if such 15th
                                  day is not a business day, the next succeeding business day, beginning in September 2003.

DETERMINATION DATE............    For any distribution date, the fourth business
                                  day prior to the related distribution date.

COLLECTION PERIOD.............    For any distribution date, the period
                                  beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs except that with respect to 4 mortgage loans representing 1.2% of the mortgage pool, the 16th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 15th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........    We are offering to you the following 8 classes
                                  of certificates of our Commercial Mortgage
                                  Pass-Through Certificates, Series 2003-C6 pursuant to this prospectus supplement:

                                       Class A-1
                                       Class A-2
                                       Class A-3
                                       Class A-4
                                       Class B
                                       Class C
                                       Class D
                                       Class E

PRIORITY OF DISTRIBUTIONS.....    On each distribution date, the owners of the
                                  certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses. The trustee will distribute such amounts to the extent that the money is available, in the following order of priority, to pay:

                                  Interest, pro rata, on the Class IO, Class
                                  A-1, Class A-2, Class A-3 and Class A-4
                                  certificates.

                                  Principal of the Class A-1 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Principal of the Class A-2 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Principal of the Class A-3 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Principal of the Class A-4 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class A-1, Class A-2,
                                  Class A-3 and Class A-4 certificates, pro rata, for any realized loss and trust fund expenses borne by such classes.

                                  Interest on the Class B certificates.

                                  Principal of the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class C certificates.

                                  Principal of the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class D certificates.

                                  Principal of the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class E certificates.

                                  Principal of the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

                                  If, on any distribution date, the certificate balances of the Class B through Class P certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding, distributions of principal will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3 and Class A-4 certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

INTEREST......................    On each distribution date each class of
                                  certificates (other than the Class Z-I, Class
                                  Z-II, Class R-I and Class R-II certificates) will be entitled to receive:

                                     - for each such class of certificates, one
                                       month's interest at the applicable
                                       pass-through rate accrued during the
                                       calendar month prior to the related
                                       distribution date, on the certificate
                                       balance or notional amount, as
                                       applicable, of such class of certificates immediately prior to such distribution date;

                                     - plus any interest that such class of
                                       certificates was entitled to receive on
                                       all prior distribution dates to the
                                       extent not received;

                                     - minus (other than in the case of the
                                       Class IO certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

                                     - minus (other than in the case of the
                                       Class IO certificates) such class'
                                       allocable share of any reduction in
                                       interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Certificate Balances and
                                  Notional Amount" and "--Distributions" in this prospectus supplement. The Class IO certificates have eighteen interest-only components, with one interest-only component corresponding to each class of certificates entitled to receive distributions of principal. Each interest-only component will correspond to the class of certificates that has the same alphabetical, and if applicable, numerical designation. On each distribution date, the notional amount of the Class IO certificates will be equal to the aggregate outstanding component balances of the components on such date. On each distribution date, each interest-only component will have a component balance equal to the certificate balance of the class of certificates on such date that corresponds to such interest-only component.

                                  The Class IO certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                  The certificates (other than the Class Z-I,
                                  Class Z-II, Class R-I and Class R-II
                                  certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                  The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z-I, Class Z-II, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

                                  As reflected in the chart under "Priority of Distributions" beginning on page S-9 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class IO certificates:

                                     - first, pro rata, to the Class IO
                                       certificates, Class A-1 certificates,
                                       Class A-2 certificates, Class A-3
                                       certificates and Class A-4 certificates, and then to each other class of offered certificates in alphabetical order; and

                                     - only to the extent funds remain after the
                                       trustee makes all distributions of
                                       interest and principal required to be
                                       made on such date to each class of
                                       certificates with a higher priority of
                                       distribution.

                                  You may, in certain circumstances, also
                                  receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

PASS-THROUGH RATES............    The pass-through rate for each class of
                                  certificates (other than the Class IO, Class
                                  Z-I, Class Z-II, Class R-I and Class R-II certificates) on each distribution date is set forth above under "Overview of the Certificates."

                                  The pass-through rate applicable to the Class IO certificates for the initial distribution date will equal approximately 0.5044% per annum.

                                  The pass-through rate applicable to the Class IO certificates for each distribution date will, in general, equal the weighted average of the interest rates for the components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The interest rate in respect of any components for any distribution date will, in general, equal the weighted average net mortgage rate for such distribution date, minus the pass-through rate applicable to the corresponding class of sequential pay certificates.

                                  The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                     - the mortgage interest rate in effect for
                                       such mortgage loan as of the closing
                                       date; minus

                                     - the applicable administrative cost rate,
                                       as described in this prospectus
                                       supplement.

                                  For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                                  The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                     - the portion of the principal distribution
                                       amount for the related distribution date that is attributable to such mortgage loan; and

                                     - the principal portion of any realized
                                       loss incurred in respect of such mortgage loan during the related collection period.

                                  The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......    On the closing date, each class of
                                  certificates (other than the Class IO, Class
                                  Z-I, Class Z-II, Class R-I and Class R-II
                                  certificates) will have the certificate
                                  balance set forth above under "Overview of the
                                  Certificates." The certificate balance for
                                  each class of certificates entitled to receive
                                  principal may be reduced by:

                                     - distributions of principal; and

                                     - allocations of realized losses and trust
                                       fund expenses.

                                  The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount" in this prospectus supplement.

                                  The Class IO certificates do not have
                                  principal balances and will not receive
                                  distributions of principal.

                                  As reflected in the chart under "Priority of Distributions" above:

                                     - principal is distributed to each class of
                                       certificates entitled to receive
                                       distributions of principal in
                                       alphabetical and, if applicable,
                                       numerical designation;

                                     - principal is only distributed on a class
                                       of certificates to the extent funds
                                       remain after the trustee makes all
                                       distributions of principal and interest
                                       on each class of certificates with an
                                       earlier alphabetical and, if applicable, numerical designation; and

                                     - generally, no class of certificates is
                                       entitled to distributions of principal
                                       until the certificate balance of each
                                       class of certificates with an earlier
                                       alphabetical and, if applicable,
                                       numerical designation has been reduced to zero.

                                  The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                     - the scheduled principal payments (other
                                       than balloon payments) due on the
                                       mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                     - balloon payments actually received with
                                       respect to mortgage loans included in the trust fund during the related collection period;

                                     - prepayments received with respect to the
                                       mortgage loans included in the trust fund during the related collection period; and

                                     - all liquidation proceeds, insurance
                                       proceeds, condemnation awards and
                                       repurchase and substitution amounts
                                       received during the related collection
                                       period that are allocable to principal.

SUBORDINATION; ALLOCATION OF
  LOSSES AND CERTAIN
  EXPENSES....................    Credit support for any class of certificates
                                  (other than the Class Z-I, Class Z-II, Class
                                  R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation (other than the Class IO certificates). The certificate balance of a class of certificates (other than the Class
                                  IO, Class Z-I, Class Z-II, Class R-I and Class
                                  R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.

                                  Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates (other than the Class IO, Class Z-I, Class Z-II, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates in reverse alphabetical order as indicated on the following table.

                                                                                                   ORDER OF
                                                                                     PERCENTAGE   APPLICATION
                                                                        ORIGINAL      CUT-OFF      OF LOSSES
                                                   CLASS              CERTIFICATE    DATE POOL        AND
                                                DESIGNATION             BALANCE       BALANCE      EXPENSES
                                                -----------           ------------   ----------   -----------
                                         Class A-1.................   $ 94,000,000      9.866%          6
                                         Class A-2.................   $215,000,000     22.565%          6
                                         Class A-3.................   $143,000,000     15.009%          6
                                         Class A-4.................   $317,373,000     33.310%          6
                                         Class B...................   $ 29,774,000      3.125%          5
                                         Class C...................   $ 13,101,000      1.375%          4
                                         Class D...................   $ 25,010,000      2.625%          3
                                         Class E...................   $ 14,292,000      1.500%          2
                                         Non-offered certificates
                                           (excluding the Class IO
                                           certificates)...........   $101,233,999     10.625%          1

                                  Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates will result in a corresponding reduction in the notional amount of the Class IO certificates.

                                  Any losses and expenses that are associated with the mortgage loan secured by the Lloyd Center property will be allocated pro rata between the two pari passu mortgage loans secured by that property. The portion of those losses and expenses that is allocated to the mortgage loan that is included in the trust fund will be allocated among the series 2003-C6 certificates in the manner described above.

                                  See "DESCRIPTION OF THE CERTIFICATES--
                                  Subordination; Allocation of Losses and
                                  Certain Expenses" in this prospectus
                                  supplement.

PREPAYMENT PREMIUMS; YIELD
  MAINTENANCE CHARGES.........    On each distribution date, any prepayment
                                  premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class F, Class G and Class H certificates then entitled to distributions as follows:

                                  The holders of each class of offered
                                  certificates and the Class F, Class G and Class H certificates then entitled to distributions of principal on such distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

                                     - the amount of such prepayment premiums or
                                       yield maintenance charges;

                                     - a fraction (in no event greater than
                                       one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                     - a fraction, the numerator of which is
                                       equal to the amount of principal
                                       distributable on such class of
                                       certificates on such distribution date,
                                       and the denominator of which is the
                                       principal distribution amount for such
                                       distribution date.

                                  If there is more than one class of such
                                  certificates entitled to distributions of principal on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of such prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

                                  The portion, if any, of the prepayment
                                  premiums or yield maintenance charges
                                  remaining after any payments described above will be distributed to the holders of the Class IO certificates.

                                  The "discount rate" applicable to any class of offered certificates and the Class F, Class G and Class H certificates will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                     - In the event that there are two or more
                                       such U.S. Treasury issues with the same
                                       coupon, the issue with the lowest yield
                                       will be utilized; and

                                     - In the event that there are two or more
                                       such U.S. Treasury issues with maturity
                                       dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

                                             EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR
                                                        YIELD MAINTENANCE CHARGES
                                             Mortgage interest rate.......................       8%
                                             Pass-through rate for applicable class.......       6%
                                             Discount rate................................       5%

                                             ALLOCATION PERCENTAGE          ALLOCATION
                                             FOR APPLICABLE CLASS    PERCENTAGE FOR CLASS IO
                                             ---------------------   ------------------------
                                             6% - 5%                 100% - 33 1/3% = 66 2/3%
                                             ------- = 33 1/3%
                                             8% - 5%

                                  See "DESCRIPTION OF THE CERTIFICATES--
                                  Distributions--Allocation of Prepayment
                                  Premiums and Yield Maintenance Charges" in this prospectus supplement.

ALLOCATION OF ADDITIONAL
  INTEREST....................    On each distribution date, any additional
                                  interest collected on a mortgage loan with an anticipated repayment date during the related collection period will be distributed, in the case of mortgage loans sold by Wachovia Bank, National Association, to the holders of the Class Z-I certificates and, in the case of mortgage loans sold by Citigroup Global Markets Realty Corp., to the holders of the Class Z-II certificates.

ADVANCING.....................    In the event the master servicer fails to
                                  receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the last day of the related collection period and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided, that neither the master servicer nor the trustee will be entitled to interest for any advances on mortgage loans accrued prior to expiration of the applicable grace periods) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. See
                                  "DESCRIPTION OF THE CERTIFICATES--P&I
                                  Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
  TRUST FUND..................    The trust fund may be terminated when the
                                  aggregate principal balance of the mortgage loans included in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                  CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

REGISTRATION AND
  DENOMINATION................    The offered certificates will be registered in
                                  the name of Cede & Co., as nominee for The
                                  Depository Trust Company in the United States, or in Europe through Clearstream Banking societe anonyme, Luxembourg or Euroclear Bank
                                  S.A./N.V., as operator of the Euroclear
                                  System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF THE
                                  CERTIFICATES--Book-Entry Registration and
                                  Definitive Certificates" in the accompanying prospectus.

                                  Beneficial interests in the Class A-1, Class
                                  A-2, Class A-3, Class A-4, Class B, Class C,
                                  Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES................    Two separate real estate mortgage investment
                                  conduit (each, a "REMIC") elections will be made with respect to most of the trust fund.
                                  The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The
                                  Class R-I and Class R-II certificates will represent the residual interests in such REMICs. In addition, a separate REMIC election will be made with respect to each of two early defeasance mortgage loans. The principal balance of each early defeasance mortgage loan will represent a "regular interest" in its related REMIC. The Class Z-I and Class Z-II certificateholders' entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the accompanying prospectus) for United States federal income tax purposes.

                                  The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. Certain of the offered certificates will be treated as having been issued at a premium and certain other offered certificates will be treated as having been issued with original issue discount, for federal income tax reporting purposes.

                                  For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........    Subject to important considerations described
                                  under "ERISA CONSIDERATIONS" in this
                                  prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                       Class A-1
                                       Class A-2
                                       Class A-3
                                       Class A-4
                                       Class B
                                       Class C
                                       Class D
                                       Class E

                                  This is based on an individual prohibited transaction exemption granted to each of Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. by the U.S. Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

SMMEA ELIGIBILITY.............    The offered certificates will not constitute
                                  "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................    The offered certificates will not be issued
                                  unless they have received the following
                                  ratings from Standard & Poor's Ratings
                                  Services, a division of The McGraw-Hill
                                  Companies, Inc., and Moody's Investors
                                  Services, Inc.:

                                                                                            EXPECTED
                                                                                           RATING FROM
                                             CLASS                                         S&P/MOODY'S
                                             -----                                         -----------
                                             Class A-1..................................    AAA/Aaa
                                             Class A-2..................................    AAA/Aaa
                                             Class A-3..................................    AAA/Aaa
                                             Class A-4..................................    AAA/Aaa
                                             Class B....................................    AA/Aa2
                                             Class C....................................    AA-/Aa3
                                             Class D....................................     A/A2
                                             Class E....................................     A-/A3

                                  The ratings on the offered certificates
                                  address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................    It is expected that the mortgage loans to be
                                  included in the trust fund will have the following approximate characteristics as of the cut-off date. All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the 4 mortgage loans with companion loans is calculated without regard to the related companion loans except that with respect to loan number 2 (the Lloyd Center mortgage loan), unless otherwise specified, the calculation of loan-to-value ratios and debt service coverage ratios was based on the aggregate indebtedness of this mortgage loan and the related pari passu companion loan. All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages. The totals in the following tables may not add up to 100% due to rounding.

                                             Number of mortgage loans...........           102
                                             Number of crossed pools............             6
                                             Number of mortgaged properties.....           103


                                             Aggregate balance of all mortgage
                                               loans in the trust fund..........  $952,783,999
                                             Number of mortgage loans with
                                               balloon payments(1)..............            74
                                             Aggregate balance of mortgage loans
                                               with balloon payments(1).........  $472,636,620
                                             Number of mortgage loans with
                                               anticipated repayment dates(2)...            21
                                             Aggregate balance of mortgage loans
                                               with anticipated repayment
                                               dates(2).........................  $341,778,240
                                             Number of fully amortizing mortgage
                                               loans............................             3
                                             Aggregate balance of fully
                                               amortizing mortgage loans........  $  9,519,139
                                             Number of non-amortizing mortgage
                                               loans............................             4
                                             Aggregate balance of non-amortizing
                                               mortgage loans...................  $128,850,000
                                             Average balance....................  $  9,341,020
                                             Minimum balance....................  $    550,000
                                             Maximum balance....................  $ 80,500,000
                                             Maximum balance for a group of
                                               cross-collateralized and
                                               cross-defaulted loans(3).........  $103,000,000
                                             Weighted average cut-off date
                                               loan-to-value ratio(4)...........          72.5%
                                             Minimum cut-off date loan-to-value
                                               ratio(4).........................          37.2%
                                             Maximum cut-off date loan-to-value
                                               ratio(4)(5)......................         100.1%
                                             Weighted Average loan-to-value
                                               ratio at stated maturity or
                                               anticipated repayment date(4)....          61.5%
                                             Weighted average debt service
                                               coverage ratio(4)................          1.56x
                                             Minimum cut-off date debt service
                                               coverage ratio(4)................          1.00x
                                             Maximum cut-off date debt service
                                               coverage ratio(4)................          3.33x
                                             Weighted average mortgage interest
                                               rate.............................         5.182%
                                             Minimum mortgage interest rate.....         4.000%
                                             Maximum mortgage interest rate.....         7.940%
                                             Weighted average remaining term to
                                               maturity or anticipated repayment
                                               date (months)....................           103
                                             Minimum remaining term to maturity
                                               or anticipated repayment date
                                               (months).........................            52
                                             Maximum remaining term to maturity
                                               or anticipated repayment date
                                               (months).........................           238
                                             Weighted average occupancy rate....          94.6%

                               -------------------------------------------------

                                  (1) Does not include mortgage loans with
                                      anticipated repayment dates or mortgage
                                      loans that are interest-only for their
                                      entire term.

                                  (2) Does not include mortgage loans that are
                                      interest-only for their entire term.

                                  (3) Consists of a group of 3 individual
                                      mortgage loans (loan numbers 3, 7 and 25).

                                  (4) Excludes one mortgage loan representing
                                      8.4% of the mortgage pool, which is
                                      secured by a leased fee interest in a
                                      condominium unit.

                                  (5) The calculation of the maximum cut-off
                                      date loan-to-value ratio does not take
                                      into account cash collateral held for the related mortgage loan in an amount which, when subtracted from the balance of the mortgage loan, results in a cut-off date loan-to-value ratio of 99.9%.

SECURITY FOR THE MORTGAGE
  LOANS IN THE TRUST FUND.....    Generally, all of the mortgage loans included
                                  in the trust fund are non-recourse obligations of the related borrowers.

                                  - No mortgage loan included in the trust fund
                                    is insured or guaranteed by any government agency or private insurer.

                                  - All of the mortgage loans included in the
                                    trust fund are secured by first lien fee mortgages or leasehold mortgages on commercial or multifamily properties.

PROPERTY TYPES................    The following table describes the mortgaged
                                  properties securing the mortgage loans
                                  expected to be included in the trust fund as of the cut-off date:

                                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                                 PERCENTAGE
                                                                       NUMBER      AGGREGATE     OF CUT-OFF
                                                                     OF LOANS/    CUT-OFF DATE   DATE POOL
                                             PROPERTY TYPE           PROPERTIES     BALANCE       BALANCE
                                             -------------           ----------   ------------   ----------
                                             Retail................     51/51     $426,667,436       44.8%
                                               Retail--Anchored....     37/37      370,763,495       38.9
                                               Retail--Shadow
                                                  Anchored(1)......       5/5       29,187,557        3.1
                                               Retail--Unanchored..       9/9       26,716,383        2.8
                                             Office................     18/18      255,080,727       26.8
                                             Multifamily...........     14/15      105,887,207       11.1
                                             Land(2)...............       1/1       80,500,000        8.4
                                             Self Storage..........     11/11       39,383,102        4.1
                                             Industrial............       4/4       30,448,738        3.2
                                             Mixed Use.............       3/3       14,816,789        1.6
                                                                      -------     ------------     ------
                                                       TOTAL.......   102/103     $952,783,999      100.0%
                                                                      =======     ============     ======

                                                   (PIE CHART)

                                        Retail.................    44.8%
                                        Office.................    26.8%
                                        Multifamily............    11.1%
                                        Land...................     8.4%
                                        Self Storage...........     4.1%
                                        Industrial.............     3.2%
                                        Mixed Use..............     1.6%

                               -------------------------------------------------

                                  (1) Mortgaged property is considered shadow
                                      anchored if it is in close proximity to an anchored retail property.

                                  (2) Specifically the leased fee interest in a
                                      condominium unit. See "DESCRIPTION OF THE
                                      MORTGAGE POOL -- Twenty Largest Mortgage
                                      Loans -- 50 Central Park South" in this
                                      prospectus supplement for a more detailed description.

GEOGRAPHIC CONCENTRATIONS.....    The mortgaged properties are located
                                  throughout 25 states and the District of Columbia. The following table describes the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                    NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                                    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE
                                             STATE                  PROPERTIES     BALANCE      POOL BALANCE
                                             -----                  ----------   ------------   -------------
                                             NY...................       6       $232,694,629        24.4%
                                             FL...................      15         86,377,835         9.1
                                             OR...................       2         76,010,717         8.0
                                             CA...................      17         73,319,691         7.7
                                               Southern(2)........      14         56,524,691         5.9
                                               Northern(2)........       3         16,795,000         1.8
                                             NJ...................       6         71,760,485         7.5
                                             VA...................       5         70,812,448         7.4
                                             MD...................       3         51,892,543         5.4
                                             Other................      49        289,915,653        30.4
                                                                       ---       ------------       -----
                                                       TOTAL......     103       $952,783,999       100.0%
                                                                       ===       ============       =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

PRINCIPAL AND INTEREST PAYMENT
  TERMS.......................    All of the mortgage loans included in the
                                  trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                     - Payments on the mortgage loans included
                                       in the trust fund are due on the 11th day of the month, except payments on 29 mortgage loans, representing 16.4% of the mortgage pool, are due on the first day of the month and payments on 4 mortgage loans, representing 1.2% of the mortgage pool, are due on the 15th day of the month. No mortgage loan has a grace period that extends payment beyond the 15th day of any calendar month.

                                     - As of the cut-off date, 96 of the
                                       mortgage loans, representing 94.2% of the mortgage pool, accrue interest on an actual/360 basis, and 6 of the mortgage loans, representing 5.8% of the mortgage pool, accrue interest on a 30/360 basis. Thirteen (13) of the mortgage loans, representing 17.8% of the mortgage pool, have periods during which only interest is due and periods in which principal and interest are due. Four (4) of the mortgage loans, representing 13.5% of the mortgage pool, provide that only interest is due until maturity or the anticipated repayment date.

                                  The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

                                          RANGE OF CUT-OFF DATE BALANCES

                                                                                            AGGREGATE     PERCENTAGE OF
                                                                                 NUMBER    CUT-OFF DATE   CUT-OFF DATE
                                             RANGE OF CUT-OFF DATE BALANCES($)  OF LOANS     BALANCE      POOL BALANCE
                                             ---------------------------------  --------   ------------   -------------
                                             <2,000,000......................       9      $ 14,934,244         1.6%
                                              2,000,001 -  3,000,000.........      15        37,356,873         3.9
                                              3,000,001 -  4,000,000.........      16        54,250,392         5.7
                                              4,000,001 -  5,000,000.........      15        68,819,479         7.2
                                              5,000,001 -  6,000,000.........       6        31,879,304         3.3
                                              6,000,001 -  7,000,000.........       9        58,474,097         6.1
                                              7,000,001 -  8,000,000.........       6        44,505,621         4.7
                                              8,000,001 -  9,000,000.........       2        17,200,756         1.8
                                              9,000,001 - 10,000,000.........       1         9,457,013         1.0
                                             10,000,001 - 15,000,000.........      10       123,645,835        13.0
                                             15,000,001 - 20,000,000.........       2        36,120,739         3.8
                                             20,000,001 - 25,000,000.........       2        41,105,029         4.3
                                             25,000,001 - 30,000,000.........       2        51,680,000         5.4
                                             35,000,001 - 40,000,000.........       3       111,000,000        11.7
                                             40,000,001 - 45,000,000.........       1        44,000,000         4.6
                                             55,000,001 - 60,000,000.........       1        58,000,000         6.1
                                             65,000,001 - 70,000,000.........       1        69,854,617         7.3
                                             80,000,001>.....................       1        80,500,000         8.4
                                                                                  ---      ------------       -----
                                                     TOTAL...................     102      $952,783,999       100.0%
                                                                                  ===      ============       =====

                                             RANGE OF MORTGAGE RATES

                                                                                          AGGREGATE     PERCENTAGE OF
                                                                               NUMBER    CUT-OFF DATE   CUT-OFF DATE
                                             RANGE OF MORTGAGE RATES(%)       OF LOANS     BALANCE      POOL BALANCE
                                             --------------------------       --------   ------------   -------------
                                             4.000 - 5.249..................     41      $586,667,160        61.6%
                                             5.250 - 5.499..................     16       177,324,614        18.6
                                             5.500 - 5.749..................     16        67,424,278         7.1
                                             5.750 - 5.999..................      9        42,853,707         4.5
                                             6.000 - 6.249..................      8        38,662,186         4.1
                                             6.250 - 6.499..................      3         6,267,023         0.7
                                             6.500 - 6.749..................      1         1,776,653         0.2
                                             6.750 - 6.999..................      2        13,360,386         1.4
                                             7.250 - 7.499..................      3        10,812,751         1.1
                                             7.500 - 7.749..................      2         4,738,917         0.5
                                             7.750 - 7.999..................      1         2,896,324         0.3
                                                                                ---      ------------       -----
                                                     TOTAL..................    102      $952,783,999       100.0%
                                                                                ===      ============       =====

                                        RANGE OF UNDERWRITTEN DSC RATIOS*

                                                                                          AGGREGATE     PERCENTAGE OF
                                                                               NUMBER    CUT-OFF DATE   CUT-OFF DATE
                                             RANGE OF UNDERWRITTEN DSCRS(X)   OF LOANS     BALANCE      POOL BALANCE
                                             ------------------------------   --------   ------------   -------------
                                             1.00 - 1.04....................      3      $  9,964,731         1.1%
                                             1.05 - 1.09....................      1         1,776,653         0.2
                                             1.15 - 1.19....................      2         3,242,543         0.4
                                             1.25 - 1.29....................      5        26,129,453         3.0
                                             1.30 - 1.34....................     12        84,904,645         9.7
                                             1.35 - 1.39....................     18       193,519,296        22.2
                                             1.40 - 1.44....................     21       216,046,648        24.8
                                             1.45 - 1.49....................     11        54,285,820         6.2
                                             1.50 - 1.54....................     11        69,342,745         7.9
                                             1.55 - 1.59....................      5        38,518,379         4.4
                                             1.60 - 1.64....................      1         2,100,000         0.2
                                             1.65 - 1.69....................      3        20,643,127         2.4
                                             1.70 - 1.74....................      1         2,896,324         0.3
                                             1.80 - 1.84....................      3        79,598,617         9.1
                                             2.05 - 2.09....................      2        25,645,019         2.9
                                             2.30 - 3.79....................      2        43,670,000         5.0
                                                                                ---      ------------       -----
                                                     TOTAL..................    101      $872,283,999       100.0%
                                                                                ===      ============       =====

                               -------------------------------------------------

                                  * Excludes one mortgage loan, representing
                                    8.4% of the mortgage pool, which is secured by a leased fee interest in a condominium unit.

                                        RANGE OF CUT-OFF DATE LTV RATIOS*

                                                                                          AGGREGATE     PERCENTAGE OF
                                                                               NUMBER    CUT-OFF DATE   CUT-OFF DATE
                                             RANGE OF CUT-OFF DATE LTVS (%)   OF LOANS     BALANCE      POOL BALANCE
                                             ------------------------------   --------   ------------   -------------
                                             35.01 -  40.00%................      2      $  4,423,214         0.5%
                                             40.01 -  50.00.................      2         4,730,977         0.5
                                             50.01 -  55.00.................      2        43,670,000         5.0
                                             55.01 -  60.00.................      5        30,328,251         3.5
                                             60.01 -  65.00.................      7       109,310,927        12.5
                                             65.01 -  70.00.................     16        75,882,336         8.7
                                             70.01 -  75.00.................     22       218,799,632        25.1
                                             75.01 -  80.00.................     41       373,397,278        42.8
                                             80.01>.........................      4        11,741,383         1.3
                                                                                ---      ------------       -----
                                                     TOTAL..................    101      $872,283,999       100.0%
                                                                                ===      ============       =====

                               -------------------------------------------------

                                  * Excludes one mortgage loan, representing
                                    8.4% of the mortgage pool, which is secured by a leased fee interest in a condominium unit.

                                  RANGE OF REMAINING TERMS TO MATURITY DATE OR
                                           ANTICIPATED REPAYMENT DATE*

                                                                                          AGGREGATE     PERCENTAGE OF
                                                                               NUMBER    CUT-OFF DATE   CUT-OFF DATE
                                             RANGE OF REMAINING TERMS (MOS.)  OF LOANS     BALANCE      POOL BALANCE
                                             -------------------------------  --------   ------------   -------------
                                               0 -  60......................      9      $140,547,150        14.8%
                                              61 -  84......................     11       111,085,000        11.7
                                              85 - 108......................     13       139,069,896        14.6
                                             109 - 120......................     63       544,590,569        57.2
                                             121 - 156......................      1         3,150,000         0.3
                                             169 - 180......................      1         2,600,000         0.3
                                             181 - 192......................      3         7,238,122         0.8
                                             229 - 240......................      1         4,503,261         0.5
                                                                                ---      ------------       -----
                                                                                102      $952,783,999       100.0%
                                                                                ===      ============       =====

                               -------------------------------------------------

                                  * With respect to the mortgage loans with
                                    anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                                                AMORTIZATION TYPES

                                                                                          AGGREGATE     PERCENTAGE OF
                                                                               NUMBER    CUT-OFF DATE   CUT-OFF DATE
                                             AMORTIZATION TYPE                OF LOANS     BALANCE      POOL BALANCE
                                             -----------------                --------   ------------   -------------
                                             Amortizing Balloon.............     71      $445,136,620        46.7%
                                             Amortizing ARD.................     11      $200,098,240        21.0%
                                             Interest-only, Amortizing
                                               ARD*.........................     10      $141,680,000        14.9%
                                             Interest-only, ARD.............      2      $ 85,180,000         8.9%
                                             Interest-only..................      2      $ 43,670,000         4.6%
                                             Interest-only, Amortizing
                                               Balloon*.....................      3      $ 27,500,000         2.9%
                                             Fully Amortizing...............      3      $  9,519,139         1.0%
                                                                                ---      ------------       -----
                                                                                102      $952,783,999       100.0%
                                                                                ===      ============       =====

                               -------------------------------------------------

                                  * These mortgage loans require payments of
                                    interest-only for a period of 12 to 60
                                    months from origination prior to the
                                    commencement of payments of principal and interest.

                                  Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                  Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                  In addition, because the fixed periodic
                                  payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on the majority of the mortgage loans on an "actual/360 basis," there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

                                  See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans," in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......    All of the mortgage loans included in the
                                  trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                                         TYPES OF PREPAYMENT RESTRICTIONS

                                                                                      NUMBER    AGGREGATE     PERCENTAGE OF
                                                                                        OF     CUT-OFF DATE   CUT-OFF DATE
                                       TYPE OF PREPAYMENT RESTRICTION                 LOANS      BALANCE      POOL BALANCE
                                       ------------------------------                 ------   ------------   -------------
                        Prohibit prepayment for most of the term of the mortgage
                          loan; but permit defeasance after date specified in
                          related mortgage note for most or all of the remaining
                          term*.....................................................    92     $802,280,714        84.2%
                        Impose a yield maintenance charge until date specified in
                          related mortgage note and then impose a prepayment premium
                          for most of the remaining term*...........................     1       80,500,000         8.4
                        Prohibit prepayment until date specified in related mortgage note and then impose a yield maintenance charge for most
                          of the remaining term*....................................     5       52,281,962         5.5
                        Prohibit prepayment until date specified in related mortgage note and then impose a prepayment premium for most of the
                          remaining term*...........................................     3       13,879,015         1.5
                        Prohibit prepayment until date specified in related mortgage note and then permit defeasance until date specified in
                          related mortgage note or prepayment subject to the
                          imposition of a yield maintenance charge for most of the
                          remaining term, in either case, at the option of the
                          related borrower*.........................................     1        3,842,308         0.4%
                                                                                       ---     ------------       -----
                        Total:......................................................   102     $952,783,999       100.0%
                                                                                       ===     ============       =====

                            ----------------------------------------------------

                                  * For the purposes hereof, "remaining term"
                                    refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                  See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................    Ninety-three (93) of the mortgage loans
                                  included in the trust fund as of the cut-off date, representing 84.6% of the mortgage pool, permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods.

                                  Upon such substitution, the related mortgaged property (or in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property. Except with respect to 2 such mortgage loans, representing 0.7% of the mortgage pool, defeasance may not occur prior to the second anniversary of the issuance of the certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TWENTY LARGEST MORTGAGE
  LOANS.......................    The following table describes certain
                                  characteristics of the twenty largest mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the loan referenced as the Lloyd Center mortgage loan in the immediately following table, the debt service coverage ratio and the loan-to-value ratios set forth in such table are based on the aggregate combined principal balance of the Lloyd Center mortgage loan and its related companion loan which is pari passu in the right of entitlement to payment with the Lloyd Center mortgage loan. The related companion loan is not included in the trust fund.

                                                                                                                      WEIGHTED
                                                                                                           WEIGHTED   AVERAGE
                                                % OF                                                       AVERAGE      LTV
                                               CUT-OFF                                 LOAN                CUT-OFF    RATIO AT
                     MORTGAGE     CUT-OFF       DATE                                  BALANCE   WEIGHTED     DATE     MATURITY
                       LOAN         DATE        POOL                                    PER     AVERAGE      LTV         OR
LOAN NAME             SELLER     BALANCE(1)    BALANCE          PROPERTY TYPE         SF/UNIT   DSCR(2)    RATIO(2)    ARD(2)
---------            --------   ------------   -------   ---------------------------  -------   --------   --------   --------
Zeus Portfolio.....  Wachovia   $103,000,000    10.8%    Office--CBD                  $   193    1.38x       74.9%      71.2%
50 Central Park
 South.............  Wachovia     80,500,000     8.4     Land(3)                      $ 5,727
Lloyd Center.......  Wachovia     69,854,617     7.3     Retail--Anchored             $   114    1.83x       63.5%      53.0%
1370 Broadway......  Wachovia     44,000,000     4.6     Office--CBD                  $   180    1.43x       75.2%      66.9%
Westview Mall......  Wachovia     38,000,000     4.0     Retail--Anchored             $    63    1.40x       79.8%      65.8%
Village Center at
 Dulles............  Wachovia     37,000,000     3.9     Retail--Anchored             $   128    3.20x       54.8%      54.8%
Signature Place....  Wachovia     26,480,000     2.8     Multifamily--Conventional    $60,182    1.31x       80.0%      68.7%
Coral Sky
 Plaza(4)..........  Wachovia     25,200,000     2.6     Retail--Anchored             $   108    1.41x       80.0%      65.5%
Port Authority
 Building..........  Wachovia     20,965,019     2.2     Office--Flex                 $    69    2.07x       62.8%      46.3%
The Shoppes at
 Union Hill........  Wachovia     20,140,010     2.1     Retail--Anchored             $   230    1.55x       79.9%      66.4%
                                ------------    ----
SUBTOTAL/WTD. AVG.              $465,139,646    48.8%                                            1.69X       71.7%      63.1%
                                ============    ====
Via Tuscany
 Apartments........  Wachovia   $ 19,158,127     2.0%    Multifamily--Conventional    $68,422    1.50x       72.3%      60.0%
Lynncroft Shopping
 Center............  Wachovia     16,962,612     1.8     Retail--Anchored             $   107    1.33x       79.7%      66.0%
Shurgard
 Portfolio.........  Wachovia     15,169,102     1.6     Self Storage--Self Storage   $ 4,590    1.50x       63.5%      53.2%
Yorktown 50
 Center............  Wachovia     15,000,000     1.6     Office--Medical              $   155    1.49x       73.9%      69.5%
3875 & 3955 Faber
 Place.............  Wachovia     13,986,552     1.5     Office--Suburban             $   108    1.36x       78.6%      65.6%
Canterbury Court
 Apartments........  CGM          12,985,359     1.4     Multifamily--Conventional    $37,101    1.42x       58.0%      47.4%
Oshtemo Business
 Park..............  Wachovia     12,581,628     1.3     Industrial--Light Industrial $    46    1.30x       69.5%      52.6%
Fox Lake
 Crossing..........  CGM          12,537,160     1.3     Retail--Anchored             $   127    1.43x       79.4%      67.4%
Plaza Las Palmas...  CGM          12,487,027     1.3     Retail--Anchored             $   115    1.65x       66.6%      55.0%
John and Sons
 Portfolio.........  Wachovia     12,200,000     1.3     Various                      $    85    1.47x       63.3%      60.8%
                                ------------    ----
SUBTOTAL/WTD. AVG.              $143,067,567    15.0%                                            1.44X       70.8%      60.0%
                                ============    ====
TOTALS/WTD. AVG.                $608,207,214    63.8%                                            1.62X       71.5%      62.3%
                                ============    ====


                     WEIGHTED
                     AVERAGE
                     MORTGAGE
LOAN NAME              RATE
---------            --------
Zeus Portfolio.....   4.500%
50 Central Park
 South.............   4.890%
Lloyd Center.......   5.420%
1370 Broadway......   5.191%
Westview Mall......   5.080%
Village Center at
 Dulles............   4.000%
Signature Place....   4.710%
Coral Sky
 Plaza(4)..........   4.870%
Port Authority
 Building..........   4.560%
The Shoppes at
 Union Hill........   5.290%

SUBTOTAL/WTD. AVG.    4.848%
Via Tuscany
 Apartments........   5.190%
Lynncroft Shopping
 Center............   5.150%
Shurgard
 Portfolio.........   5.520%
Yorktown 50
 Center............   5.090%
3875 & 3955 Faber
 Place.............   5.420%
Canterbury Court
 Apartments........   4.750%
Oshtemo Business
 Park..............   5.300%
Fox Lake
 Crossing..........   5.160%
Plaza Las Palmas...   5.100%
John and Sons
 Portfolio.........   5.200%

SUBTOTAL/WTD. AVG.    5.192%

TOTALS/WTD. AVG.      4.929%

---------------

(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2) Excludes one mortgage loan representing 8.4% of the cut-off date pool balance, which is secured by a leased fee interest in a condominium unit.

(3) Specifically the leased fee interest in a condominium unit. See "DESCRIPTION OF THE MORTGAGE POOL -- Twenty Largest Mortgage Loans -- 50 Central Park South" in this prospectus supplement for a more detailed description.

(4) The Coral Sky Plaza mortgage loan consists of two cross-defaulted promissory notes which are treated as a single mortgage loan for all purposes in this prospectus supplement.

     For more information on the twenty largest mortgage loans in the trust fund, see "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

CO-LENDER LOANS...............    Four (4) mortgage loans to be included in the
                                  trust that were originated or acquired by Wachovia Bank, National Association, representing approximately 13.3% of the initial mortgage pool balance, are in each case, evidenced by one of two notes which are secured by a single mortgaged real property and a single assignment of lease. In each case, the related companion loan will not be part of the trust fund. One (1) of these mortgage loans, loan number 2 (the Lloyd
                                  Center mortgage loan), is part of a split loan structure where the related companion loan is pari passu in right of entitlement to payment.
                                  The remaining 3 mortgage loans, loan numbers
                                  4, 37 and 40, are each part of a split loan structure in which the related companion loan is junior to the related mortgage loan. Each of these mortgage loans and its related companion loan are subject to intercreditor agreements. The intercreditor agreement for the Lloyd Center mortgage loan allocates payments between such mortgage loan and the related companion loan on a pari passu basis. With respect to the mortgage loans where the related companion loan is junior to such mortgage loan, the related intercreditor agreement, among other things, generally allocates collections in respect of such loans first to amounts due on the mortgage loan in the trust fund and second to amounts due on the related companion loan, except, with respect to 1 such loan, for certain accelerated future rent payments payable upon default under the related lease.
                                  The master servicer and special servicer will service and administer these mortgage loans and their related companion loans (other than the Lloyd Center mortgage loan and the related companion loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as the related mortgage loan is part of the trust fund.

                                  The Lloyd Center mortgage loan and the related companion loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C5. The master servicer under the 2003-C5 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the 2003-C5 pooling and servicing agreement is Lennar Partners, Inc. The terms of the 2003-C5 pooling and servicing agreement are generally similar to the terms of the pooling and servicing agreement for this transaction. See "SERVICING OF THE MORTGAGE LOANS -- Servicing of the Lloyd Center Loan Pair" in this prospectus supplement.

                                  Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

                                  See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Co-Lender Loans" and "SERVICING OF THE
                                  MORTGAGE LOANS" in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

                                  RISK FACTORS

     - You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     - The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     - This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     - If any of the following risks are realized, your investment could be materially and adversely affected.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
  AVAILABLE TO PAY YOU.......    If the assets of the trust fund, primarily the
                                 mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "RISK FACTORS--The Assets of the Trust Fund May Not Be Sufficient to Pay
                                 Your Certificates" in the accompanying
                                 prospectus.

PREPAYMENTS WILL AFFECT YOUR
  YIELD......................    Prepayments.  The yield to maturity on the
                                 offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

                                 In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such purchase or repurchase). In addition, certain of the mortgage loans may permit prepay-ment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty proceeds to the mortgage loan. Additionally, with respect to one mortgage loan included in the trust fund as of the cut-off date, representing 8.4% of the mortgage pool, the tenant under the ground lease has an option to purchase the related mortgaged property at a price that, in certain interest rate environments, would be insufficient, after payment of the principal balance and accrued interest, to pay the entire yield maintenance charge. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--50 Central Park South" in this prospectus supplement. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                 Interest Rate Environment.  Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

                                 Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Additionally, with respect to one mortgage loan included in the trust fund as of the cut-off date, representing 8.4% of the mortgage pool, the tenant under the ground lease has an option to purchase the related mortgaged property at a price that, in certain interest rate environments, would be insufficient, after payment of the principal balance and accrued interest, to pay the entire yield maintenance charge. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--50 Central Park South" in this prospectus supplement. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default, has occurred and is continuing.

                                 Pool Concentrations.  Principal payments
                                 (including prepayments) on the mortgage loans included in the trust fund will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or con-demnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled "Range of Remaining Term to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund. Because principal on the certificates (other than the Class IO, Class Z-I, Class Z-II, Class R-I and Class R-II certificates) is payable in sequential order to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions," classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" below than classes with a higher sequential priority.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD......................    The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month.
                                 Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

ADDITIONAL COMPENSATION TO
  THE SERVICER WILL AFFECT YOUR
  RIGHT TO RECEIVE
  DISTRIBUTIONS..............    To the extent described in this prospectus
                                 supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.
                                 This will result in shortfalls which will be allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
  OFFERED CERTIFICATES.......    As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class
                                 IO certificates.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions--Application of the
                                 Available Distribution Amount" and "DESCRIPTION OF THE CERTIFI-

                                 CATES--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

YOUR LACK OF CONTROL OVER THE
  TRUST FUND CAN CREATE
  RISKS......................    You and other certificateholders generally do
                                 not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF
                                 THE MORTGAGE LOANS--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                 Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan may direct the actions of the special servicer with respect to the related mortgage loan and the holder of mezzanine or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan or mezzanine or subordinate debt may be in conflict with those of the certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and servicing agreement in certain circumstances

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" and
                                 "DESCRIPTION OF THE CERTIFICATES--Voting
                                 Rights" in this prospectus supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES
  MAY BE LIMITED.............    There is currently no secondary market for the
                                 offered certificates. While each underwriter has informed us that it intends to make a secondary market in the offered certificates, none of them is under any obligation to do so.
                                 No secondary market for your certificates may develop. If a secondary market does develop, it may not provide you with liquidity of investment or continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION......    Your certificates will be initially represented
                                 by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

POTENTIAL CONFLICTS OF
  INTEREST...................    The master servicer is an affiliate of the
                                 depositor and is one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 Wachovia Bank, National Association, which is the master servicer, or one of its affiliates, is also the holder of the companion loan with respect to 1 mortgage loan, representing 0.6% of the mortgage pool. This could cause a conflict between Wachovia Bank, National Association's duties to the trust under the pooling and servicing agreement and its or its affiliate's interest as a holder of the companion loan.

                                 The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate of the special servicer may purchase certain other non-offered certificates (including the controlling class). The special servicer or its affiliate may serve as the initial controlling class representative. The special servicer or its affiliates may acquire non-performing loans or interest in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust. The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including, the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                 This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 The mortgage loan secured by the Lloyd Center property and the related companion loan are evidenced by two notes that pay pari passu. One
                                 (1) of these notes is included as an asset of the trust fund. The other note which is not an asset of the trust fund, is owned by the trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C5. The Lloyd Center mortgage loan and the related companion loan will be serviced pursuant to the 2003-C5 pooling and servicing agreement.

                                 In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

                                   - a substantial number of the mortgaged
                                     properties are managed by property managers affiliated with the respective borrowers;

                                   - these property managers also may manage
                                     and/or franchise additional properties,
                                     including properties that may compete with the mortgaged properties; and

                                   - affiliates of the property manager and/or
                                     the borrowers, or the property managers
                                     and/or the borrowers themselves also may own other properties, including competing properties.

                                 In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

TERRORIST ATTACKS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT.................    On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See
                                 "--Insurance Coverage on Mortgaged Properties
                                 May Not Cover Special Hazard Losses" below.

                                 The terrorist attacks and the military conflict in Iraq have significantly reduced air travel throughout the United States, and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

                                 It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

                                   THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING........    Commercial and multifamily lending is generally
                                 viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                   - to generate income sufficient to pay debt
                                     service, operating expenses and leasing
                                     commissions and to make necessary repairs, tenant improvements and capital improvements; and

                                   - in the case of loans that do not fully
                                     amortize over their terms, to retain
                                     sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
  VALUES ARE NOT
  PREDICTABLE................    A number of factors, many beyond the control of
                                 the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.
                                 Among these factors are:

                                   -
                                   - economic conditions generally and in the
                                     area of the project;

                                   - the age, quality, functionality and design
                                     of the project;

                                   - the degree to which the project competes
                                     with other projects in the area;

                                   - changes or continued weakness in specific
                                     industry segments;

                                   - increases in operating costs;

                                   - the willingness and ability of the owner to
                                     provide capable property management and
                                     maintenance;

                                   - the degree to which the project's revenue
                                     is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

                                   - an increase in the capital expenditures
                                     needed to maintain the properties or make improvements;

                                   - a decline in the financial condition of a
                                     major tenant;

                                   - the location of a mortgaged property;

                                   - whether a mortgaged property can be easily
                                     converted (or converted at all) to
                                     alternative uses;

                                   - an increase in vacancy rates;

                                   - perceptions regarding the safety,
                                     convenience and attractiveness of such
                                     properties;

                                   - vulnerability to litigation by tenants and
                                     patrons; and

                                   - environmental contamination.

                                 Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. For example, 1 mortgage loan included in the trust fund as of the cut-off date, representing 2.1% of the mortgage pool, has a significant percentage of leases that expire in the year in which its maturity date occurs. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loan--The Shoppes at Union Hill" in this prospectus supplement. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower's ability to sell or refinance without necessarily affecting the ability to generate current income.

                                 Other factors are more general in nature, such as:

                                   - national, regional or local economic
                                     conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

                                   - local real estate conditions (such as an
                                     oversupply of retail space, office space or multifamily housing);

                                   - demographic factors;

                                   - consumer confidence;

                                   - consumer tastes and preferences; and

                                   - changes in building codes and other
                                     applicable laws.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                   - the length of tenant leases;

                                   - the creditworthiness of tenants;

                                   - in the case of rental properties, the rate
                                     at which new rentals occur;

                                   - the property's "operating leverage" (i.e.,
                                     the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

                                   - a decline in the real estate market or in
                                     the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES........    Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents. See
                                 "--Risks Associated with Mortgaged Properties with Condominium Ownership" below. In addition converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property subject to limitations of the kind described above or other limitations on convertibility of use may be substantially less than would be the case if the property were readily adaptable to other uses. See
                                 "--Special Risks Associated with Industrial and
                                 Mixed-Use Facilities" below.

RISKS ASSOCIATED WITH
  MORTGAGED PROPERTIES WITH
  CONDOMINIUM OWNERSHIP......    Five (5) of the mortgage loans included in the
                                 trust fund, representing 11.5% of the mortgage pool, are secured in whole or in part, by the related borrower's fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.
                                 Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related loan documents, the condominium board may have the right to control the use of casualty proceeds.
                                 In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

                                 Due to the nature of condominiums and the borrower's ownership interest in the related condominiums, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the mortgagee the same flexibility in the servicing and practical realization of the underlying real property as is generally available with respect to those mortgaged properties that do not feature condominiums because the mortgagee's rights may be subject to the rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

LOANS NOT INSURED OR
  GUARANTEED.................    Generally, the mortgage loans included in the
                                 trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                 We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                 However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

                                   - there is a defect or omission with respect
                                     to certain of the documents relating to
                                     such mortgage loan and such defect or
                                     omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

                                   - certain of their respective representations
                                     or warranties concerning such mortgage loan are breached, and such breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

                                 We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

RISKS RELATING TO CERTAIN
  PROPERTY TYPES.............    Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
  SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES..........    Shopping centers are affected by the health of
                                 the retail industry, which is currently
                                 undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via
                                 Internet web sites and telemarketing. A
                                 particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor, shadow anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant's lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties" below.

                                 Retail properties securing 3 of the mortgage loans included in the trust fund as of the cut-off date, representing 11.8% of the mortgage pool, have movie theaters as part of the mortgaged property. These properties are exposed to certain unique risks. In prior years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacated theater space would not easily be converted to other uses.

                                 Retail properties, including shopping centers, secure 51 of the mortgage loans included in the trust fund as of the cut-off date, representing 44.8% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  OFFICE PROPERTIES..........    Office properties may require their owners to
                                 expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                 Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                 In addition, a large number of factors may adversely affect the value of office properties, including:

                                   - the quality of an office building's
                                     tenants;

                                   - the physical attributes of the building in
                                     relation to competing buildings (e.g. age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                   - the physical attributes of the building
                                     with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                   - the desirability of the area as a business
                                     location;

                                   - the presence of competing properties; and

                                   - the strength and nature of the local
                                     economy (including labor costs and quality, tax environment and quality of life for employees).

                                 Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                 Office properties secure 18 of the mortgage loans included in the trust fund as of the cut-off date, representing 26.8% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  MULTIFAMILY PROJECTS.......    Multifamily projects are part of a market that,
                                 in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                 A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                   - the physical attributes of the apartment
                                     building (for example, its age, appearance and construction quality);

                                   - the location of the property (for example,
                                     a change in the neighborhood over time);

                                   - the ability of management to provide
                                     adequate maintenance and insurance;

                                   - the types of services and amenities that
                                     the property provides;

                                   - the property's reputation;

                                   - the level of mortgage interest rates
                                     (which, if relatively low, may encourage tenants to purchase rather than lease housing);

                                   - the tenant mix;

                                   - dependence upon governmental programs that
                                     provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

                                   - the presence of competing properties;

                                   - adverse local or national economic
                                     conditions; and

                                   - state and local regulations.

                                 Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

                                   - rent limitations that could adversely
                                     affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                   - tenant income restrictions that may reduce
                                     the number of eligible tenants in those
                                     mortgaged properties and result in a
                                     reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                 Multifamily properties secure 14 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing 11.1% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  SELF STORAGE FACILITIES....    The self storage facilities market contains low
                                 barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

                                 In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property" below.

                                 Self storage properties secure 11 of the mortgage loans included in the trust fund as of the cut-off date, or approximately 4.1% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  INDUSTRIAL AND MIXED USE
  FACILITIES.................    Industrial and mixed use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of industrial properties include:

                                   - the quality of tenants;

                                   - building design and adaptability; and

                                   - the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many industrial properties, any vacant industrial property may not be easily converted to other uses. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                 Industrial and mixed use facilities secure 7 of the mortgage loans included in the trust fund as of the cut-off date, representing 4.8% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  LAND ENTIRELY SUBJECT TO A
  GROUND LEASE...............    Land entirely subject to a ground lease
                                 presents certain risks not associated with other property types. As the ground lease generally encumbers the entire fee, the related borrower's sole source of income from the related mortgaged property is the rental income from the ground lease. Any default by the ground lessee could adversely affect the related borrower's ability to make payments on the related mortgage loan. In addition, the related mortgage loan is also subject indirectly to the particular property type risks associated with the ground lessee's use of the related mortgaged property. See "--Risks
                                 Related to Certain Property Types" above.

                                 Although ground leases may contain certain restrictions on the use and operation of the related mortgaged property, during the term of the ground lease, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. The ground lessee is generally permitted to mortgage its ground leasehold interest in the related mortgaged property, and although the leasehold mortgage is generally subject and subordinate to the fee mortgage and the ground lease, the leasehold lender is generally granted notice and cure rights with regard to defaults under the ground lease.

                                 Property consisting of land entirely subject to a ground lease secures 1 of the mortgage loans included in the trust fund as of the cut-off date, representing 8.4% of the mortgage pool. The ground lessee currently operates a hotel on the related mortgaged property. See "--Special Risks Associated with Hospitality Properties" below.

SPECIAL RISKS ASSOCIATED WITH
  HOSPITALITY PROPERTIES.....    Hospitality properties are affected by various
                                 factors, including:

                                   - location;

                                   - quality;

                                   - management ability;

                                   - amenities;

                                   - franchise affiliation (or lack thereof);

                                   - continuing expenditures for modernizing,
                                     refurbishing and maintaining existing
                                     facilities prior to the expiration of their anticipated useful lives;

                                   - a deterioration in the financial strength
                                     or managerial capabilities of the owner and operator of a hotel;

                                   - changes in travel patterns caused by
                                     changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

                                   - adverse economic conditions, either local,
                                     regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

                                   - construction of competing hotels or motels,
                                     which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

                                 Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. All of the mortgage loans secured by hotel properties are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                   - the continued existence and financial
                                     strength of the franchisor or hotel
                                     management company;

                                   - the public perception of the franchise or
                                     hotel chain service mark; and

                                   - the duration of the franchise licensing or
                                     management agreements.

                                 Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                 The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

                                 Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

                                 Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See
                                 "-- Terrorist Attacks May Adversely Affect Your Investment" above.

                                 The mortgaged property securing 1 of the mortgage loans included in the trust fund as of the cut-off date, representing 8.4% of the mortgage pool, which mortgaged property is entirely subject to a ground lease, is currently being operated as a hotel.

ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT THE VALUE
  OF AND CASH FLOW FROM A
  MORTGAGED PROPERTY.........    If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund will be subject to certain risks including the following:

                                   - a reduction in the value of such mortgaged
                                     property which may make it impractical or imprudent to foreclose against such mortgaged property;

                                   - the potential that the related borrower may
                                     default on the related mortgage loan due to such borrower's inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

                                   - liability for clean-up costs or other
                                     remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                   - the inability to sell the related mortgage
                                     loan in the secondary market or to lease such mortgaged property to potential tenants.

                                 Under certain federal and state laws, federal and state agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                 Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The trust fund's potential exposure to liability for cleanup costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                   - an environmental consultant investigated
                                     those conditions and recommended no further investigations or remediation; or

                                   - an environmental insurance policy, having
                                     the characteristics described below, was obtained from a third-party insurer; or

                                   - either (i) an operations and maintenance
                                     program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed; or

                                   - an escrow or reserve was established to
                                     cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

                                   - the related borrower or other responsible
                                     party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

                                 We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                 With respect to 3 mortgage loans included in the trust fund as of the cut-off date, representing 2.7% of the mortgage pool, the related borrower was required to obtain a secured creditor impaired property environmental insurance policy in lieu of or in addition to environmental escrows established, provided:

                                   - the policy premium for the term is fully
                                     paid;

                                   - at issuance, the issuer has a claims paying
                                     ability of not less than "AAA" by S&P,
                                     "Aaa" by Moody's, "AAA" by Fitch or "A++XV" by A.M. Best Company; and

                                   - the policy is in an amount not less than
                                     the full principal amount of the loan.

                                 With respect to 1 mortgage loan included in the trust fund as of the cut-off date, representing 0.5% of the mortgage pool, the related borrower obtained a pollution legal liability policy (which does not run to the benefit of the related mortgage loan seller), with respect to the related mortgaged property.

                                 We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon Defaulted Mortgage Loans," "RISK FACTORS--Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
  BALLOON LOANS AND
  ANTICIPATED REPAYMENT DATE
  LOANS.......................     Ninety-nine (99) of the mortgage loans,
                                   representing 99.0% of the mortgage pool, provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity dates and, in each case, a balloon payment on their respective maturity dates. Twenty-three (23) of these mortgage loans, representing 44.8% of the mortgage pool, are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                   - A borrower's ability to make a balloon
                                     payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

                                   - Whether or not losses are ultimately
                                     sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

                                   - The ability of a borrower to effect a
                                     refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                 We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. For example, 1 mortgage loan, representing 2.1% of the mortgage pool, has a significant percentage of leases that expire in the year in which its maturity date occurs. See "DESCRIPTION OF THE MORTGAGE POOL-Twenty Largest Mortgage Loan--The Shoppes at Union Hill" in this prospectus supplement. In addition, fully amortizing mortgage loans which pay interest on an "actual/360" basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                 In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES
  ASSOCIATED WITH BORROWER
  CONCENTRATION, BORROWERS
  UNDER COMMON CONTROL AND
  RELATED BORROWERS..........    Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers are likely to:

                                   - have common management, increasing the risk
                                     that financial or other difficulties
                                     experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

                                   - have common general partners or managing
                                     members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

                                 Three (3) mortgage loans (loan numbers 3, 7 and
                                 25) represent 10.8% of the mortgage pool and their sponsor is Emmes Realty Services LLC. One
                                 (1) mortgage loan (loan number 1) represents
                                 8.4% of the mortgage pool and its sponsor is Harry Macklowe. One (1) mortgage loan (loan number 2) represents 7.3% of the mortgage pool and its sponsor is Glimcher Realty Trust. One
                                 (1) mortgage loan (loan number 4) represents
                                 4.6% of the mortgage pool and its sponsors are Marilyn Sitt, Sharon Sutton and Jack Cohen. No other group of borrower or sponsor concentrations, of which we are aware, represents more than 4% of the mortgage pool.

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES
  SUBJECTS THE TRUST FUND TO
  A GREATER EXTENT TO STATE
  AND REGIONAL CONDITIONS....    Except as indicated in the following table,
                                 less than 5.0% of the mortgage loans, by initial pool balance, are secured by mortgaged properties in any one state.

                                       MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                CONCENTRATION(1)

                                                                      NUMBER                       PERCENTAGE
                                                                        OF       AGGREGATE CUT-    OF CUT-OFF
                                                                    MORTGAGED       OFF DATE       DATE POOL
                                          STATE                     PROPERTIES      BALANCE         BALANCE
                                          -----                     ----------   --------------   ------------
                                          NY......................        6       $232,694,629         24.4%
                                          FL......................       15         86,377,835          9.1
                                          OR......................        2         76,010,717          8.0
                                          CA......................       17         73,319,691          7.7
                                            Southern(2)...........       14         56,524,691          5.9
                                            Northern(2)...........        3         16,795,000          1.8
                                          NJ......................        6         71,760,485          7.5
                                          VA......................        5         70,812,448          7.4
                                          MD......................        3         51,892,543          5.4
                                          Other...................       49        289,915,653         30.4
                                                                       ----       ------------       ------
                                                                        103       $952,783,999        100.0%
                                                                       ====       ============       ======

                                ------------------------------------------------

                                (1)  Because this table presents information
                                     relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                (2)  For purposes of determining whether a
                                     mortgaged property is in Northern
                                     California or Southern California,
                                     mortgaged properties located north of San
                                     Luis Obispo County, Kern County and San
                                     Bernardino County were included in Northern
                                     California and mortgaged properties located in or south of such counties were included in Southern California.

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                   - economic conditions;

                                   - conditions in the real estate market;

                                   - changes in governmental rules and fiscal
                                     policies;

                                   - acts of God or terrorism (which may result
                                     in uninsured losses); and

                                   - other factors which are beyond the control
                                     of the mortgagors.

                                 For more information regarding the
                                 concentration of mortgaged properties in
                                 California, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain State Specific Considerations" in this prospectus supplement.

SPECIAL RISKS ASSOCIATED WITH
  HIGH BALANCE MORTGAGE
  LOANS......................    Several of the mortgage loans included in the
                                 trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

                                 In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                     - The largest single mortgage loan included
                                       in the trust fund as of the cut-off date represents 8.4% of the mortgage pool.

                                     - The largest group of cross-collateralized
                                       mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 10.8% of the mortgage pool.

                                     - The five largest mortgage loans or groups
                                       of cross-collateralized mortgage loans
                                       included in the trust fund as of the
                                       cut-off date represent, in the aggregate, 35.2% of the mortgage pool.

                                     - The ten largest mortgage loans or groups
                                       of cross-collateralized mortgage loans
                                       included in the trust fund as of the
                                       cut-off date represent, in the aggregate, 48.8% of the mortgage pool.

CONCENTRATION OF MORTGAGED
  PROPERTY TYPES SUBJECT THE
  TRUST FUND TO INCREASED
  RISK OF DECLINE IN A
  PARTICULAR INDUSTRY........    A concentration of mortgaged property types can
                                 increase the risk that a decline in a
                                 particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                 In that regard:

                                     - mortgage loans included in the trust fund
                                       and secured by retail properties
                                       represent as of the cut-off date 44.8% of the mortgage pool (based on the primary property type for combined office/retail properties);

                                     - mortgage loans included in the trust fund
                                       and secured by office properties
                                       represent as of the cut-off date 26.8% of the mortgage pool (based on the primary property type for combined office/retail properties);

                                     - mortgage loans included in the trust fund
                                       and secured by multifamily properties
                                       represent as of the cut-off date 11.1% of the mortgage pool; and

                                     - a mortgage loan included in the trust
                                       fund and secured by land (specifically a leased fee interest in a condominium unit) represents as of the cut-off date
                                       8.4% of the mortgage pool.

WE HAVE NOT REUNDERWRITTEN
  ANY OF THE MORTGAGE
  LOANS......................    We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representa-tions or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

FORECLOSURE ON MORTGAGED
  PROPERTIES MAY RESULT IN
  ADVERSE TAX CONSEQUENCES...    One or more of the REMICs relating to the
                                 assets of the trust fund might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the accompanying prospectus. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

INSURANCE COVERAGE ON
  MORTGAGED PROPERTIES MAY
  NOT COVER SPECIAL HAZARD
  LOSSES.....................    The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage loans) and/or special servicer (with respect to specially serviced mortgage loans) will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

                                   - war;

                                   - terrorism;

                                   - revolution;

                                   - governmental actions;

                                   - floods, and other water-related causes;

                                   - earth movement (including earthquakes,
                                     landslides and mud flows);

                                   - wet or dry rot;

                                   - vermin;

                                   - domestic animals;

                                   - sink holes or similarly occurring soil
                                     conditions; and

                                   - other kinds of risks not specified in the
                                     preceding paragraph.

                                 In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) indicated that they intended to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and was established to provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Terrorism Risk Insurance Act of 2002 requires the Treasury Department to establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year.

                                 The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

                                 The Terrorism Insurance Program required that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium or authorizes the exclusion, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002, must make similar disclosure and provide a similar opportunity for the insured to purchase coverage. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002, is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program only applies to United States risks and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. Further, the act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

                                 Furthermore, because the Terrorism Insurance
                                 Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

                                 No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if maintained or obtained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. This could have a material and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either--

                                   - such insurance is not available at
                                     commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located, or

                                   - such insurance is not available at any
                                     rate.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

ADDITIONAL DEBT ON SOME
  MORTGAGE LOANS CREATES
  ADDITIONAL RISKS...........    In general, the borrowers are:

                                   - required to satisfy any existing
                                     indebtedness encumbering the related
                                     mortgaged property as of the closing of the related mortgage loan; and

                                   - prohibited from encumbering the related
                                     mortgaged property with additional secured debt without the lender's prior approval.

                                 None of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund. Three (3) mortgage loans included in the trust fund as of the cut-off date (loan numbers 6, 46 and 49), representing 4.9% of the mortgage pool, provide that the borrower under certain circumstances, may encumber the related mortgage property with subordinate debt in the future.

                                 With respect to 5 mortgage loans included in the trust fund as of the cut-off date (loan numbers 11, 18, 43, 54 and 66), representing 4.9% of the mortgage pool, the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement entered into between the lender and the holder of the mezzanine debt.

                                 With respect to 12 mortgage loans included in the trust fund as of the cut-off date (loan numbers 13, 20, 23, 32, 43, 46, 49, 54, 66, 82,
                                 85 and 91), representing 8.1% of the mortgage pool, the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into between the lender and the holder of the mezzanine debt.

                                 In addition, certain of the mortgage loans included in the trust fund as of the cut-off date do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In general, the mortgage loans included in the trust fund, and the mortgage loan documents and organizational documents of the related borrower, do not prohibit the borrower from incurring additional indebtedness if incurred in the ordinary course of business and not secured by a lien on the related mortgaged properties.

                                 In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                   - the risk that the necessary maintenance of
                                     the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

                                   - the risk that the borrower may have a
                                     greater incentive to repay the subordinate or unsecured indebtedness first;

                                   - the risk that it may be more difficult for
                                     the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

                                   - the existence of subordinated debt
                                     encumbering any mortgaged property may
                                     increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

                                   - the risk that, in the event that the holder
                                     of the subordinated debt has filed for
                                     bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                 Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, the intercreditor agreement with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan at par. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer's ability to enter into certain modifications of the mortgage loan.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-
                                 Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

                                 Although the companion loans related to the 4 mortgage loans which are part of a loan pair are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

                                   - the risk that the necessary maintenance of
                                     the related mortgaged property could be
                                     deferred to allow the borrower to pay the required debt service on these subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

                                   - the risk that it may be more difficult for
                                     the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loan.

                                 In addition, although the companion loans with respect to 3 of the mortgage loans are subordinate to the related mortgage loan, the companion loan with respect to the Lloyd's Center mortgage loan (loan number 2), representing 7.3% of the mortgage pool, is pari passu with such mortgage loan.

THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS....    Most of the borrowers are legal entities rather
                                 than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                   - operating entities with businesses distinct
                                     from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

                                   - individuals that have personal liabilities
                                     unrelated to the property.

                                 However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                 Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, with respect to 5 mortgage loans included in the trust fund as of the cut-off date, representing 3.0% of the mortgage pool, the borrowers own the related mortgaged property as tenants in common. As a result, the related mortgage loans may be subject to prepayment including during periods when prepayment might otherwise be prohibited as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISKS..............    Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to
                                 certain protections available to the lender).
                                 As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy

                                 Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                 As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                 Certain of the mortgage loans have a sponsor that has previously filed for bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

INSPECTIONS AND APPRAISALS
  MAY NOT ACCURATELY REFLECT
  VALUE OR CONDITION OF
  MORTGAGED PROPERTY.........    In general, appraisals represent only the
                                 analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale.
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE
                                 POOL--Additional Mortgage Loan Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

THE MORTGAGED PROPERTIES MAY
  NOT BE IN COMPLIANCE WITH
  CURRENT ZONING LAWS........    The mortgaged properties securing the mortgage
                                 loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss.

RESTRICTIONS ON CERTAIN OF
  THE MORTGAGED PROPERTIES MAY
  LIMIT THEIR USE............    Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS MAY
  RESULT IN LOSSES...........    A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
  CLAUSES AND ASSIGNMENTS OF
  LEASES AND RENTS IS
  LIMITED....................    The mortgages securing the mortgage loans
                                 included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, some of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the lender's approval. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus.

                                 The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS

                                 OF MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS
  OF CROSS-COLLATERALIZED AND
  CROSS-DEFAULTED
  PROPERTIES.................    Six (6) groups of mortgage loans included in
                                 the trust fund as of the cut-off date ((1) loan numbers 3, 7 and 25; (2) loan numbers 78, 79,
                                 80, 84, 95 and 101; (3) loan numbers 76, 86,
                                 89, 90, 99 and 102; (4) loan numbers 73, 87, 92
                                 and 96; (5) loan numbers 77 and 97; and (6) loan numbers 93 and 100), representing 15.6% of the mortgage pool, are groups of mortgage loans that are cross-collateralized and cross-defaulted with each of the other mortgage loans in their respective groups. In addition, one mortgage loan included in the trust fund as of the cut-off date (loan number 9), representing
                                 2.6% of the mortgage pool, is secured by a first lien mortgage on two adjacent properties securing the obligations of two borrowers. See
                                 "DESCRIPTION OF THE MORTGAGE POOL -- Twenty
                                 Largest Mortgage Loans -- Coral Sky Plaza" in this prospectus supplement. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                   - such borrower was insolvent at the time of
                                     granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

                                   - the borrower did not, when it allowed its
                                     mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged property for the equal benefit of the other related borrowers.

                                 We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans" and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

CERTAIN MORTGAGE LOANS ARE
  SUBJECT TO EARLY
  DEFEASANCE.................    Two (2) mortgage loans included in the trust
                                 fund as of the cut-off date (loan numbers 58 and 88), representing 0.7% of the mortgage pool, permit the related borrowers to defease their mortgage loans prior to the second anniversary of the closing date. Two separate
                                 REMIC elections will be made with respect to these mortgage loans. The related mortgage loan seller has agreed to repurchase either of these mortgage loans from the trust fund in the event that the related mortgage loan defeases prior to the second anniversary of the startup day of the related REMIC. In the event the applicable mortgage loan seller fails or is unable to purchase such mortgage loan prior to the early defeasance, the special servicer will be required to sell such mortgage loan from the trust fund. Depending on the price received from such liquidation, a loss could result.

SINGLE TENANTS AND
  CONCENTRATION OF TENANTS
  SUBJECT THE TRUST FUND TO
  INCREASED RISK.............    Twenty-eight (28) of the mortgaged properties
                                 securing mortgage loans, representing 19.4% of the mortgage pool, included in the trust fund are leased wholly to a single tenant or are wholly owner occupied. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan.
                                 We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                 With respect to certain of the mortgage loans, the related borrower has given to certain tenants, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or a major tenant may have leases that terminate prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants. Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 8 mortgage loans (loan numbers 34, 43, 54, 61, 64, 66, 77 and 97), representing 3.5% of the mortgage pool, the single tenant of the mortgaged property is Walgreens.

                                 For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

THE FAILURE OF A TENANT WILL
  HAVE A NEGATIVE IMPACT ON
  SINGLE TENANT AND TENANT
  CONCENTRATION PROPERTIES...    The bankruptcy or insolvency of a major tenant
                                 or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
  AFFECT ON BORROWERS........    From time to time, there may be legal
                                 proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF
  THE RELATED MORTGAGED
  PROPERTY...................    The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                   - responding to changes in the local market;

                                   - planning and implementing the rental
                                     structure;

                                   - operating the property and providing
                                     building services;

                                   - managing operating expenses; and

                                   - assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

CONDEMNATIONS OF MORTGAGED
  PROPERTIES MAY RESULT IN
  LOSSES.....................    From time to time, there may be condemnations
                                 pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. For example, with respect to 1 mortgage loan included in the trust fund as of the cut-off date, representing 8.4% of the mortgage pool, the lease to the sole tenant provides for a reduction in the amount of the rent payments upon the occurrence of a partial condemnation of the related mortgaged property.
                                 See "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--50 Central Park South" in this prospectus supplement. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
  MAY BE UNCERTAIN IN A
  BANKRUPTCY PROCEEDING......    Five (5) of the mortgaged properties included
                                 in the trust fund as of the cut-off date, representing 2.5% of the mortgage pool, are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note, or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume
                                 (continue) or reject (terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh
                                 Circuit (Precision Indus. v. Qualitech Steel
                                 SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the
                                 court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. sec. 363(f) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. sec. 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy
                                 Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
                                 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
  BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION
  OF A DEFECTIVE MORTGAGE
  LOAN.......................    Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases (including the Lloyd Center mortgage loan). Such purchases may be challenged as fraudulent conveyances. Such a challenge if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Representations and
                                 Warranties; Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON THE MORTGAGED
  PROPERTY...................    Some states (including California) have laws
                                 that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Foreclosure" in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The mortgage pool (the "Mortgage Pool") is expected to consist of 102 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") as of August 11, 2003 for 69 of the Mortgage Loans, August 1, 2003 for 29 of the Mortgage Loans and August 15, 2003 for 4 of the Mortgage Loans (such date with respect to each Mortgage Loan, the "Cut-Off Date"), of $952,783,999. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $550,000 to $80,500,000 and the Mortgage Loans have an average Cut-Off Date Balance of $9,341,020. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement are approximate percentages. All numerical and statistical information presented herein (including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Companion Loan; provided that, with respect to the Lloyd Center Loan (loan number 2), numerical and statistical information presented herein with respect to loan-to-value ratios and debt service coverage ratios include the related Companion Loan as well as such Mortgage Loan.

     All of the Mortgage Loans are evidenced by a promissory note (each, a "Mortgage Note"), except that 1 Mortgage Loan (loan number 16), representing 1.4% of the Cut-Off Date Pool Balance, is evidenced by two promissory notes that are cross-defaulted and will be treated as a single promissory note (and referred to as a "Mortgage Note") for all purposes in this Prospectus Supplement. All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate (or, with respect to 5 Mortgage Loans, representing 2.5% of the Cut-Off Date Pool Balance, on a leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                      NUMBER OF                     PERCENTAGE      AVERAGE
                                                        LOANS/     AGGREGATE CUT-   OF CUT-OFF      CUT-OFF
                                                      MORTGAGED       OFF DATE       DATE POOL       DATE
PROPERTY TYPE                                         PROPERTIES      BALANCE         BALANCE       BALANCE
-------------                                         ----------   --------------   -----------   -----------
Retail..............................................     51/51     $  426,667,436       44.8%     $ 8,366,028
  Retail--Anchored..................................     37/37        370,763,495       38.9      $10,020,635
  Retail--Shadow Anchored(1)........................       5/5         29,187,557        3.1      $ 5,837,511
  Retail--Unanchored................................       9/9         26,716,383        2.8      $ 2,968,487
Office..............................................     18/18        255,080,727       26.8      $14,171,152
Multifamily.........................................     14/15        105,887,207       11.1      $ 7,059,147
Land(2).............................................       1/1         80,500,000        8.4      $80,500,000
Self Storage........................................     11/11         39,383,102        4.1      $ 3,580,282
Industrial..........................................       4/4         30,448,738        3.2      $ 7,612,184
Mixed Use...........................................       3/3         14,816,789        1.6      $ 4,938,930
                                                       -------     --------------      -----
  Total.............................................   102/103     $  952,783,999      100.0%     $ 9,250,330
                                                       =======     ==============      =====

---------------

(1) A Mortgaged Property is classified as shadow anchored if it is in close proximity to an anchored retail property.

(2) Specifically the leased fee interest in a condominium unit. See "DESCRIPTION OF THE MORTGAGE POOL -- Twenty Largest Mortgage Loans -- 50 Central Park South" in this prospectus supplement for a more detailed description.

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association, ("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired 73 of the Mortgage Loans to be included in the Trust Fund representing 83.6% of the Cut-Off Date Pool Balance. Citigroup Global Markets Realty Corp. ("Citigroup") originated or acquired 29 of the Mortgage Loans to be included in the Trust Fund representing 16.4% of the Cut-Off Date Pool Balance. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "--Amortization" below. Ninety-six
(96) of the Mortgage Loans, representing 94.2% of the Cut-Off Date Pool Balance, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Six (6) of the Mortgage Loans, representing 5.8% of the Cut-Off Date Pool Balance, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of 12 thirty-day months. Thirteen (13) of the Mortgage Loans, representing 17.8% of the Cut-Off Date Pool Balance, have periods during which only interest is due and periods in which principal and interest are due. Two (2) of the Mortgage Loans, representing 4.6% of the Cut-Off Date Pool Balance, are interest-only for their entire term to Maturity Date. Two (2) of the Mortgage Loans, representing 8.9% of the Cut-Off Date Pool Balance, are interest-only until the related Anticipated Repayment Date.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the 11th day of the month (or in the case of 29 Mortgage Loans, the first day of the month, or in the case of 4 Mortgage Loans, the 15th day of the month). All of the Mortgage Loans due on the 11th day of the month have no grace period and no mortgage loan has a grace period that extends payment beyond the 15th day of any calendar month.

     Amortization. Ninety-nine (99) of the Mortgage Loans (the "Balloon Loans"), representing 99.0% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Four (4) of the Mortgage Loans, representing 13.5% of the Cut-Off Date Pool Balance, provide for interest-only Periodic Payments for the entire term and do not amortize. Three (3) of the Mortgage Loans (the "Fully Amortizing Loans"), representing 1.0% of the Cut-Off Date Pool Balance, fully or substantially amortize through their respective remaining terms to maturity. In addition, because the fixed periodic payments on the Fully Amortizing Loans are determined assuming interest is calculated on a 30/360 Basis, but interest actually accrues and is applied on the Fully Amortizing Loans on an Actual/360 Basis, there will be less amortization, absent prepayments, of the related principal balances during the terms of the Fully Amortizing Loans, resulting in a higher final payment on the Fully Amortizing Loans.

     Twenty-three (23) of the Mortgage Loans (the "ARD Loans"), representing 44.8% of the Cut-Off Date Pool Balance, provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Two (2) of the ARD Loans, representing 8.9% of the Cut-Off Date Pool Balance, provide for monthly payments of interest until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z-I and Class Z-II Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Thirteen (13) of the Mortgage Loans, representing 17.8% of the Cut-Off Date Pool Balance, provide for monthly payments of interest only for the first 12 months to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates, as applicable, but not the entire principal balance of the Mortgage Loans. Four (4) of the Balloon Loans, representing 13.5% of the Cut-Off Date Pool Balance, provide for monthly payments of interest until maturity and do not provide for any amortization of principal.

     One (1) Mortgage Loan, representing 0.2% of the Cut-Off Date Pool Balance, which is a Credit Lease Loan, has a Balloon Payment which is insured (an "Insured Balloon Payment") through a non-cancelable Residual Value Insurance Policy obtained to cover such Balloon Payment (such policy, a "Residual Value Insurance Policy"). The Residual Value Insurance Policy will be or has been issued by Lexington Insurance Company (the "Residual Value Insurer") which, as of August 1, 2003, had a financial strength rating of "AAA" by S&P. Each Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurer under each Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Payment and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances. In the event a Residual Value Insurer defaults on an Insured Balloon Payment, the Special Servicer will still be able to assert all other remedies it may have with respect to the related Mortgaged Property and the Residual Value Insurer.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayment of principal for most of the remaining term, but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term (92 Mortgage Loans, representing 84.2% of the Cut-Off Date Pool Balance), (ii) impose a Yield Maintenance Charge until a date specified in the related Mortgage Note and then impose a Prepayment Premium for most of the remaining term (1 Mortgage Loan, representing 8.4% of the Cut-Off Date Pool Balance), (iii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Prepayment Premium or Yield Maintenance Charge (but not both) (8 Mortgage Loans, representing 6.9% of the Cut-Off Date Pool Balance) or (iv) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, then permit defeasance or impose a Yield Maintenance Charge for most of the remaining term (1 Mortgage Loan, representing 0.4% of the Cut-Off Date Pool Balance); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" below. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Additionally, with respect to one Mortgage Loan, representing 8.4% of the Cut-Off Date Pool Balance, the tenant under the ground lease has an option to purchase the related Mortgaged Property at a price that, in certain interest rate environments, would be insufficient, after payment of the principal balance and accrued interest, to pay the entire Yield Maintenance Charge. See "Twenty Largest Mortgage Loans--50 Central Park South" below.

     The Mortgage Loans included in the trust fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See "RISK FACTORS--Prepayments Will Affect Your Yield", in this Prospectus Supplement.

     Ninety-three (93) of the Mortgage Loans, representing 84.6% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date (except with respect to the Early Defeasance Loans), to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for such

Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In the case of six (6) of the Mortgage Loans (loan numbers 76, 86, 89, 90, 99 and 102), representing 1.3% of the Cut-Off Date Pool Balance, which are cross-collateralized and cross-defaulted with each other, and also in the case of two (2) of the Mortgage Loans (loan numbers 77 and 97), representing 0.5% of the Cut-off Date Pool Balance, which are cross-collateralized and cross-defaulted with each other, in the event that the related borrower only seeks the release of the Mortgaged Property under one or more but not all of the loans, then (i) the borrower is obligated to deliver a defeasance deposit sufficient for at least 120% of all remaining payments which would have been due under the loan being defeased, and
(ii) certain debt service coverage ratios and loan-to-value ratio tests must be satisfied with respect to the remaining cross-collateralized and cross-defaulted loans after the defeasance. In the case of 3 of the Mortgage Loans (loan numbers 3, 7 and 25), representing 10.8% of the Cut-Off Date Pool Balance, which are cross-collateralized and cross-defaulted with each other, in the event that the borrower only seeks the release of the Mortgaged Property under one or more but not all of the loans, then, in addition to delivering a defeasance deposit sufficient for all remaining payments which would have been due under the loan or loans being defeased, the borrower is also obligated to partially defease the other cross-collateralized loan or loans in the amount of 15% of the unpaid principal balance of such loan or loans being defeased. In the case of 4 of the Mortgage Loans (loan numbers 73, 87, 92 and 96), representing 1.0% of the Cut-Off Date Pool Balance, which are cross-collateralized and cross-defaulted with each other and also in the case of 2 of the Mortgage Loans (loan numbers 93 and 100), representing 0.4% of the Cut-Off Date Pool Balance, which are cross-collateralized and cross-defaulted with each other, in the event that the related borrower only seeks the release of the Mortgaged Property under one or more but not all of the loans, then, in addition to delivering a defeasance deposit sufficient for all remaining payments that would have been due under the loan or loans being defeased and meeting certain debt service coverage ratio and loan-to-value ratio tests, the borrower is also obligated to partially defease the other cross-collateralized loan or loans in the amount equal to 125% of the principal balance of the note being defeased, less the current outstanding principal balance of the note as of the defeasance date. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or
(i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date, except in the case of the Early Defeasance Loans). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Two (2) of the Mortgage Loans (the "Early Defeasance Loans"), representing 0.7% of the Cut-Off Date Pool Balance, permit the related borrowers to defease the related Mortgage Loans prior to the second anniversary of the Closing Date. The Early Defeasance Loans are indicated as loan numbers 58 and 88 on Annex A to this Prospectus Supplement. Each Early Defeasance Loan will constitute the primary asset of a separate loan REMIC (each, an "Early Defeasance Loan REMIC").

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a

Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. Three (3) Mortgage Loans (loan numbers 6, 46 and 49), representing 4.9% of the Cut-Off Date Pool Balance, provide that the borrower under certain circumstances may encumber the related Mortgaged Property with subordinate debt in the future. In addition, in the case of those Mortgage Loans which require or allow letters of credit to be posted by the related borrowers as additional security for such Mortgage Loans, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     With respect to 5 Mortgage Loans (loan numbers 11, 18, 43, 54 and 66), representing 4.9% of the Mortgage Pool, the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement entered into in favor of the lender.

     With respect to 12 Mortgage Loans (loan numbers 13, 20, 23, 32, 43, 46, 49, 54, 66, 82, 85 and 91), representing 8.1% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests as security for debt financing, generally referred to as mezzanine debt, in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender. In addition, certain of the Mortgage Loans do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the Mortgage Loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risk" in this Prospectus Supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures the lien of the applicable Companion Loan. See "--Co-Lender Loans" below.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, some Mortgage Loans may permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without approval of the mortgagee. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Six (6) groups of Mortgage Loans, representing 15.6% of the Cut-Off Date Pool Balance ((1) loan numbers 3, 7 and 25; (2) loan numbers 78, 79, 80, 84, 95 and 101; (3) loan numbers 76, 86, 89,
90, 99 and 102; (4) loan numbers 73, 87, 92 and 96; (5) loan numbers 77 and 97; and (6) loan numbers 93 and 100), are groups of Mortgage Loans that are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage Loans within each group are cross-collateralized and cross-defaulted with the other mortgage loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in the other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Six (6) of the Mortgage Loans (loan numbers 78, 79, 80, 84, 95 and 101), representing 1.6% of the Cut-Off Date Pool Balance, which are cross-collateralized and cross-defaulted with each other, each provide for the release of one of the Mortgaged Properties from the effects of the cross-collateralization and cross-default provisions in connection with an approved sale of the subject Mortgaged Property and assumption (upon the consent of the lender) of the applicable Mortgage Loan by the purchaser of such Mortgaged Property.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgage Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan. Two (2) of the Mortgage Loans (loan numbers 27 and 92), representing approximately 1.1% of the Cut-Off Date Pool Balance, permit a partial release of a portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to defeasance.

     One (1) of the Mortgage Loans (loan number 32), representing 0.7% of the Cut-Off Date Pool Balance, permits the partial release of one or more of four individual parcels within the Mortgaged Property after the Lockout Period; provided that (i) the Mortgage Loan is partially defeased in the amount of the allocated loan amount or amounts applicable to such released parcel or parcels and (ii) certain other customary requirements are met.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Six (6) of the Mortgaged Properties, representing 24.4% of the Cut-Off Date Pool Balance, are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender than moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of all of the Mortgage Loans, except for 2 Mortgage Loans (loan numbers 1 and 58) representing 8.9% of the Cut-Off Date Pool Balance, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 110% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 2 Mortgaged Properties securing 2 Mortgage Loans, representing 0.4% of the Cut-Off Date Pool Balance, are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. Both of the Mortgaged Properties described in the immediately preceding sentence have earthquake insurance in place.

     Lease Enhancement Policies. One (1) Mortgage Loan, representing 0.6% of the Cut-Off Date Pool Balance, in addition to the Credit Lease Loans, has a Lease Enhancement Policy as described under "--Credit Lease Loans" below.

CO-LENDER LOANS

     General. Four (4) Mortgage Loans (loan number 2, the "Lloyd Center Loan", loan number 4, the "1370 Broadway Loan", loan number 37, the "CBA Loan" and loan number 40, the "Best Buy Loan", and collectively, the "Co-Lender Loans") that were originated or acquired by Wachovia Bank, National Association, are, in each case evidenced by one of two notes which are secured by a single mortgage and a single assignment of leases and rents. The Lloyd Center Loan is part of a split loan structure where the companion loan that is part of this split loan structure is pari passu in its right of entitlement to payment with the Lloyd Center Loan and is not included as part of the trust (the "Lloyd Center Pari Passu Loan" and together with the Lloyd Center Loan, the "Lloyd Center Loan Pair"). The 1370 Broadway Loan, the CBA Loan and the Best Buy Loan, (collectively, the "AB Loans") are represented by the senior of two notes. The related junior companion loans (the "1370 Broadway Companion Loan", "CBA Companion Loan" and "Best Buy Companion Loan", respectively and together the "AB Companion Loans") are not part of the Trust Fund. The Lloyd Center Pari Passu Loan and the AB Companion Loans are collectively referred to herein as the "Companion Loans". The Lloyd Center Loan has a Cut-Off Date Balance of $69,854,617 representing 7.3% of the Cut-Off Date Pool Balance. The 1370 Broadway Loan has a Cut-Off Date Balance of $44,000,000, representing 4.6% of the Cut-Off Date Pool Balance. The CBA Loan has a Cut-Off Date Balance of $6,640,000 representing 0.7% of the Cut-Off Date Pool Balance. The Best Buy Loan has a Cut-Off Date Balance of $6,081,578 representing 0.6% of the Cut-Off Date Pool Balance.

     Capital Lease Funding, LLC ("CLF"), an affiliate of Wachovia Bank, National Association, is the holder of the Best Buy Companion Loan. The Lloyd Center Companion Loan, the 1370 Broadway Companion Loan and the CBA Companion Loan are held by unaffiliated entities. Wachovia Bank, National Association owns an equity interest in CLF and provides financing to CLF secured by, among other things, the Best Buy Companion Loan. The Lloyd Center Pari Passu Loan may only be sold under the terms and conditions set forth in the 2003-C5 Pooling and Servicing Agreement and the Lloyd Center Intercreditor Agreement. The holder of the Best Buy Companion Loan may elect to sell the Best Buy Companion Loan at any time. The holders of the CBA Companion Loan and the 1370 Broadway Companion Loan may only sell the related Companion Loan with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the related Intercreditor Agreement.

     With respect to the Lloyd Center Loan, the terms of an intercreditor agreement (the "Lloyd Center Intercreditor Agreement") provide that the Lloyd Center Loan and the Lloyd Center Pari Passu Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other. With respect to the 1370 Broadway Loan and the CBA Loan under the terms of the related intercreditor and servicing agreements among noteholders (the "1370 Broadway Intercreditor Agreement" and the "CBA Intercreditor Agreement", respectively) the holders of the 1370 Broadway Loan and the CBA Companion Loan have agreed to subordinate their interests in certain respects to the related AB Mortgage Loan. With respect to the Best Buy Loan, under the terms of the intercreditor agreement (the "Best Buy Intercreditor Agreement" and collectively with the Lloyd Center Intercreditor Agreement, the 1370 Broadway Intercreditor Agreement and the CBA Intercreditor Agreement, the "Intercreditor Agreements"), the holder of the Best Buy Companion Loan has agreed to subordinate its interests in certain respects to the related Best Buy Mortgage Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a "Defaulted Lease Claim"). The Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of the AB Companion Loans under the related Intercreditor Agreements.

     Servicing Provisions of the Intercreditor Agreements. The Lloyd Center Loan Pair will be serviced under the pooling and servicing agreement (the "2003-C5 Pooling and Servicing Agreement") entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C5. The master servicer under the 2003-C5 Pooling and Servicing Agreement (the "2003-C5 Master Servicer") is Wachovia Bank, National Association, the special servicer under the 2003-C5 Pooling and Servicing Agreement (the "2003-C5 Special Servicer") is Lennar Partners, Inc. and the trustee under the 2003-C5 Pooling and Servicing Agreement (the "2003-C5 Trustee") is Wells Fargo Bank Minnesota, N.A. The terms of the 2003-C5 Pooling and Servicing Agreement provide for servicing arrangements that are generally similar to those under the Pooling and Servicing Agreement. The Controlling Class Representative will generally share with the controlling class representative under the 2003-C5 Pooling and Servicing Agreement (the "2003-C5 Controlling Class Representative") the rights given to the 2003-C5 Controlling Class Representative under the 2003-C5 Pooling and Servicing Agreement to direct the servicing of the Lloyd Center Loan Pair. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" and "--Servicing of the Lloyd Center Loan Pair" in this Prospectus Supplement.

     With respect to the 1370 Broadway Loan, the Master Servicer will service and administer the 1370 Broadway Loan and the related Companion Loan pursuant to the Pooling and Servicing Agreement and the 1370 Broadway Intercreditor Agreement for so long as the 1370 Broadway Loan is part of the Trust Fund. If the principal amount of the related 1370 Broadway Companion Loan, less any existing related

Appraisal Reduction Amount (calculated as if the loans were a single mortgage loan), is greater than 25% of the original principal amount of the 1370 Broadway Companion Loan, the holder of the 1370 Broadway Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modification of the 1370 Broadway Loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this Prospectus Supplement.

     In the event of any default under the 1370 Broadway Loan or the 1370 Broadway Companion Loan beyond applicable notice and cure periods, the holder of the 1370 Broadway Companion Loan will be entitled to (i) cure each default within five business days after the later of receipt of notice from the Master Servicer with respect to monetary defaults or the expiration of the borrower's cure period, if any, and within thirty days (or, subject to certain conditions described in the 1370 Broadway Intercreditor Agreement, such longer period of time as is reasonably necessary to cure such default) after the later of receipt of notice from the Master Servicer with respect to nonmonetary defaults or the expiration of the borrower's cure period, if any, and/or (ii) purchase the 1370 Broadway Loan from the trust subject to the conditions contained in the 1370 Broadway Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the 1370 Broadway Loan, together with all unpaid interest on the 1370 Broadway Loan at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the related borrower under the 1370 Broadway Loan is responsible. No prepayment consideration will be payable in connection with such a purchase of the 1370 Broadway Loan.

     With respect to the CBA Loan, the Master Servicer and Special Servicer will service and administer the CBA Loan and the related Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as such CBA Loan is part of the Trust Fund. The Master Servicer and/or Special Servicer may not enter into amendments, modifications or extensions of the CBA Loan and the related Companion Loan without the consent of the holder of the CBA Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the CBA Companion Loan in a material manner; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this Prospectus Supplement.

     In the event that (i) any payment of principal or interest on the CBA Loan or the related Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the CBA Loan or the related Companion Loan has been accelerated, (iii) the principal balance of the CBA Loan or the related Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or
(v) any other event where the cash flow payment under the CBA Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the CBA Companion Loan will be entitled to purchase the CBA Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the CBA Loan, together with all unpaid interest on the CBA Loan (other than default interest or late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the CBA Loan is responsible. Unless the borrower or an affiliate is purchasing the CBA Loan, no prepayment consideration will be payable in connection with the purchase of the CBA Loan.

     With respect to the Best Buy Loan, the Master Servicer and the Special Servicer will service and administer the Best Buy Loan and the related Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the Best Buy Loan is part of the Trust Fund. The Best Buy Loan and the related Companion Loan are cross-defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend the Best Buy Loan or the related Companion Loan in a manner materially adverse to the holder of the related Companion Loan without the consent of the holder of such Companion Loan. The holder of the Best Buy Companion Loan will be entitled to advise the Special Servicer with respect to certain matters related to the Best Buy Loan and the Best Buy Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this Prospectus Supplement.

     In the event of an acceleration of the Best Buy Loan and the related Companion Loan after an event of default under the related Best Buy Loan documents, the holder of the related Companion Loan will be entitled to purchase such Best Buy Loan from the trust for a purchase price equal to the sum of (i) the principal balance of such Best Buy Loan, together with accrued and unpaid interest thereon up to (but excluding) the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) any other amounts payable under the Best Buy Loan documents.

     Application of Payments. Pursuant to the Lloyd Center Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Lloyd Center Loan and/or the Lloyd Center Pari Passu Loan (subject in each case to the rights of the 2003-C5 Master Servicer, the 2003-C5 Special Servicer and/or the 2003-C5 Trustee to payments and reimbursements as set forth in the 2003-C5 Pooling and Servicing Agreement and the Lloyd Center Intercreditor Agreement) will be applied to the Lloyd Center Loan and the Lloyd Center Pari Passu Loan on a pro rata basis according to their respective principal balances.

     Pursuant to the 1370 Broadway Intercreditor Agreement, to the extent described below, the right of the holder of the 1370 Broadway Companion Loan to receive payments with respect to the 1370 Broadway Companion Loan is subordinated to the payment rights of the trust to receive payments with respect to the 1370 Broadway Loan. Prior to the occurrence of a monetary event of default with respect to the 1370 Broadway Loan (provided that a monetary event of default will not, for this purpose, be considered to have occurred if it is cured by the 1370 Broadway Companion Holder as described above) or a non-monetary event of default with respect to which the 1370 Broadway Loan Pair becomes a specially serviced mortgage loan pursuant to the 1370 Broadway Intercreditor Agreement, after payment or reimbursement of servicing fees, any advances (other than principal and interest advances made by the holder of the 1370 Broadway Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the 1370 Broadway Loan or the 1370 Broadway Companion Loan, all payments and proceeds (of whatever nature) received with respect to the 1370 Broadway Loan and the 1370 Broadway Companion Loan (excluding any amounts for required reserves or escrows and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the borrower) will be paid first, to the trust in an amount equal to interest (other than default interest) due with respect to the 1370 Broadway Loan; second, to the trust in an amount equal to its pro rata (based upon the outstanding principal balance of the 1370 Broadway Loan and the 1370 Broadway Companion Loan) portion of the principal balance of the 1370 Broadway Loan and 1370 Broadway Companion Loan which is due and payable; third, to the trust in an amount equal to any unreimbursed realized losses previously allocated to the 1370 Broadway Loan; fourth, to the holder of the 1370 Broadway Companion Loan in reimbursement of any cure payments made by such holder pursuant to the 1370 Broadway Intercreditor Agreement; fifth, to the holder of the 1370 Broadway Companion Loan in an amount equal to interest (other than default interest) due with respect to the 1370 Broadway Companion Loan; sixth, to the holder of the 1370 Broadway Companion Loan in an amount equal to its pro rata (based upon the outstanding principal balance of the 1370 Broadway Loan and the 1370 Broadway Companion Loan) portion of the principal balance of the 1370 Broadway Loan and 1370 Broadway Companion Loan which is due and payable; seventh, to the holder of the 1370 Broadway Companion Loan, in an amount equal to any unreimbursed realized losses previously allocated to the 1370 Broadway Companion Loan; eighth, to the trust in an amount equal to any default interest allocable to the trust pursuant to the 1370 Broadway Intercreditor Agreement; ninth, to the holder of the 1370 Broadway Companion Loan in an amount equal to any default interest allocable to such holder pursuant to the 1370 Broadway Intercreditor Agreement; tenth, to the trust and the holder of the 1370 Broadway Companion Loan, pro rata (based upon the outstanding principal balance of the 1370 Broadway Loan and the 1370 Broadway Companion Loan), in an amount equal to any prepayment premium actually paid; eleventh, to the holder of the 1370 Broadway Companion Loan, up to the amount of any reimbursed costs and expenses; twelfth, to the holder of the 1370 Broadway Companion Loan, all amounts due to such holder in reimbursement of protective advances made by such holder; and thirteenth, to the trust and the holder of the 1370 Broadway Companion Loan, pro rata (based upon the outstanding principal balance of the 1370 Broadway Loan and the 1370 Broadway Companion Loan), any excess.

     Following the occurrence and during the continuance of a monetary event of default with respect to the 1370 Broadway Loan (provided that a monetary event of default will not, for this purpose, be considered to have occurred if it is cured by the 1370 Broadway Companion Holder as described above) or a non-monetary event of default with respect to which the 1370 Broadway Loan Pair becomes a specially serviced mortgage loan pursuant to the 1370 Broadway Intercreditor Agreement and subject to the right of the holder of the 1370 Broadway Companion Loan to purchase the 1370 Broadway Loan from the trust, after payment or reimbursement of servicing fees, any advances (other than principal and interest advances made by the holder of the 1370 Broadway Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the 1370 Broadway Loan or the 1370 Broadway Companion Loan, all payments and proceeds (of whatever nature) on the 1370 Broadway Companion Loan will be subordinated to all payments due under the 1370 Broadway Loan, and the amounts received with respect to the 1370 Broadway Loan and the 1370 Broadway Companion Loan (excluding any amounts for required reserves or escrows and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the borrower) will be paid first, to the trust in an amount equal to interest (other than default interest) due with respect to the 1370 Broadway Loan; second, to the trust in an amount equal to the principal balance of the 1370 Broadway Loan until paid in full; third, to the trust in an amount equal to any unreimbursed realized losses previously allocated to the 1370 Broadway Loan; fourth, to the holder of the 1370 Broadway Companion Loan in reimbursement of any cure payments made by such holder pursuant to the 1370 Broadway Intercreditor Agreement; fifth, to the holder of the 1370 Broadway Companion Loan in an amount equal to interest (other than default interest) due with respect to the 1370 Broadway Companion Loan; sixth, to the holder of the 1370 Broadway Companion Loan in an amount equal to the principal balance of the 1370 Broadway Companion Loan until paid in full; seventh, to the holder of the 1370 Broadway Companion Loan, in an amount equal to any unreimbursed realized losses previously allocated to the 1370 Broadway Companion Loan; eighth, to the trust in an amount equal to any default interest allocable to the trust pursuant to the 1370 Broadway Intercreditor Agreement; ninth, to the holder of the 1370 Broadway Companion Loan in an amount equal to any default interest allocable to such holder pursuant to the 1370 Broadway Intercreditor Agreement; tenth, to the trust in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 1370 Broadway Loan; eleventh, to the holder of the 1370 Broadway Companion Loan in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 1370 Broadway Companion Loan; twelfth, to the holder of the 1370 Broadway Companion Loan, up to the amount of any unreimbursed costs and expenses; thirteenth, to the holder of the 1370 Broadway Companion Loan, all amounts due to such holder in reimbursement of protective advances made by such holder; and fourteenth, to the trust and the holder of the 1370 Broadway Companion Loan, pro rata (based upon the outstanding principal balance of the 1370 Broadway Loan and the 1370 Broadway Companion Loan), any excess.

     Pursuant to the CBA Intercreditor Agreement and prior to the occurrence of
(i) the acceleration of the CBA Loan or related Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the CBA Companion Loan. Any escrow and reserve payments required in respect of the CBA Loan or the related Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a CBA Loan or the related Companion Loan, (ii) a monetary event of default or
(iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the CBA Companion Loan to purchase the CBA Loan from the trust, all payments and proceeds (of whatever nature) on the CBA Companion Loan will be subordinated to all payments due on the CBA Loan and the amounts with respect to such Loan Pair will be paid first, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon, second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity, third, to the trust, in an amount equal to interest due with respect to the CBA Loan; fourth, to the trust, in an amount equal to the principal balance of the CBA Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA Loan; sixth, to the holder of the CBA Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the CBA Companion Loan, seventh, to the holder of the CBA Companion Loan, in an amount equal to interest due with respect to the CBA Companion Loan, eighth, to the holder of the CBA Companion Loan, in an amount equal to the principal balance of the CBA Companion Loan until paid in full; ninth, to the holder of the CBA Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA Companion Loan; tenth, to the trust and the holder of the CBA Companion Loan, in an amount equal to any unpaid default interest accrued on the CBA Loan and CBA Companion Loan, respectively; and eleventh, any excess, to the trust and the holder of the CBA Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the CBA Companion Loan is equal to zero, then based upon the initial principal balances.

     Pursuant to the Best Buy Intercreditor Agreement, to the extent described below, the right of the holder of the Best Buy Companion Loan to receive payments with respect to such Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the Best Buy Loan. All payments and proceeds of the Best Buy Loan and the Best Buy Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Best Buy Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be applied first, to the trust, in an amount equal to interest due with respect to the Best Buy Loan at the pre-default interest rate thereon; second to the trust, in an amount equal to the portion of any scheduled payments of principal allocable to the Best Buy Loan (including, following acceleration, the full principal balance thereof); third, to fund any applicable reserves under the terms of the Best Buy Loan documents; fourth, to the holder of the related Companion Loan, in an amount equal to amounts then due with respect to the Best Buy Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the Best Buy Companion Loan, interest due with respect to the Best Buy Companion Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the Best Buy Companion
Loan); fifth, to reimburse the Master Servicer, Special Servicer or the holder of the Best Buy Companion Loan for any outstanding advances made by any such party on the Best Buy Loan or the Best Buy Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed; sixth, sequentially to the Best Buy Loan and then the Best Buy Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto; seventh, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid), and eighth, to any default interest, first to the default interest accrued on the Best Buy Loan and then default interest accrued on the Best Buy Companion Loan. Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the Best Buy Companion Loan, and thereafter will be payable to the trust. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing eight clauses, such amount will be paid to the trust and the holder of the Best Buy Companion Loan as described in the Best Buy Intercreditor Agreement.

     Application of Amounts Paid to Trust. On or before each distribution date, amounts payable to the trust as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution Amount for such Distribution Date to the extent described in this Prospectus Supplement and amounts payable to the holder of the related Best Buy Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan, and in the case of the Lloyd Center Pari Passu Loan, will be applied and distributed in accordance with the 2003-C5 Pooling and Servicing Agreement.

CREDIT LEASE LOANS

     Four (4) of the Mortgage Loans (loan numbers 58, 71, 88 and 98), representing 1.2% of the Cut-Off Date Pool Balance (the "Credit Lease Loans"), were underwritten based upon the financial strength of the tenant (each a "Tenant") to which the related Mortgaged Property is leased. With respect to these Mortgage Loans (collectively, the "Rite Aid Mortgage Loans"), the Tenant possesses (or the related parent or other affiliate guarantees the Tenant's lease obligation possesses) the rating indicated in the Credit Lease Loan Table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the related lease are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans (other than any Balloon Payment, which is covered by a Residual Value Insurance Policy). The obligations under the related leases (the "Credit Leases") generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease or (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Residual Value Insurance Policy or a refinancing by the borrower.

     The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan (other than any Balloon Payments).

     One (1) of the Credit Lease Loans, representing 0.2% of the Cut-Off Date Pool Balance, which is a Balloon Loan is insured to the extent of the related Balloon Payment through a Residual Value Insurance Policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan.

     Set forth in the table below (the "Credit Lease Loan Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-Off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                            CREDIT LEASE LOAN TABLE

                                                  CUT-OFF
LOAN                                                DATE                       LEASE                       S&P/MOODY'S
NUMBER                      PROPERTY NAME         BALANCE     PROPERTY TYPE   TYPE(1)   GUARANTOR/TENANT    RATING(2)
------                 -----------------------   ----------   -------------   -------   ----------------   -----------
58...................  Rite Aid--Las Vegas, NV   $4,503,261    Retail           NNN     Rite Aid Corp.       B+/Caa2
71...................  Rite Aid--Moses Lake, WA  $3,239,225    Retail            NN     Rite Aid Corp.       B+/Caa2
88...................  Rite Aid--Bayville, NJ    $2,222,244    Retail            NN     Rite Aid Corp.       B+/Caa2
98...................  Rite Aid--Montgomery, AL  $1,776,653    Retail            NN     Rite Aid Corp.       B+/Caa2

---------------

(1) "NNN" means triple net lease, and "NN" means double net lease.

(2) Unless otherwise indicated, such ratings were the highest assigned to the applicable Tenant or Guarantor, as applicable, by S&P or Moody's.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property except as discussed below in the case of certain Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provide that Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgage Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights ("Double Net Leases"). If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default). In addition, to the extent the Mortgagor fails to fulfill certain obligations under the related Credit Lease, the Tenant is entitled to exercise Additional Rights or Maintenance Rights only after notice to the Master Servicer or the Special Servicer, as applicable, giving the Master Servicer or the Special Servicer, as applicable, an opportunity to cure.

     Credit Leases with respect to 1 of the Mortgage Loans, representing 0.5% of the Cut-Off Date Pool Balance are Triple Net Leases, and Credit Leases with respect to 3 of the Mortgage Loans, representing 0.8% of the Cut-Off Date Pool Balance, are Double Net Leases.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease (the "Credit Lease Assignment"), the related Mortgagor has assigned to the Mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments and Tenant Balloon Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Lease Enhancement Policies. Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancellable Lease Enhancement Policy issued by Lexington Insurance Company (the "Enhancement Insurer"), which, as of August 1, 2003, was rated "AAA" by S&P. Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of an amount equal to all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease; provided that in the event such payments would exceed the limits of liability under the policy, then the related Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation by reason of public health, public safety or the environment).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this Prospectus Supplement and information regarding certain payment terms of 1 Credit Lease Loan is presented on Annex A-6 to this Prospectus Supplement.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this Prospectus Supplement. For purposes of numerical and statistical information set forth in this Prospectus Supplement and Annexes A-1, A-2, A-3, A-4, A-5 and A-6 such numerical and statistical information excludes any AB Companion Loans. For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the Lloyd Center Loan, such ratios are calculated based upon the aggregate indebtedness of the Lloyd Center Loan and the Lloyd Center Pari Passu Loan. For purposes of numerical and statistical information regarding the DSC Ratios and LTV Ratios, 1 of the Mortgage Loans (loan number 1), representing 8.4% of the Cut-Off Date Pool Balance, which is secured by a leased fee in a condominium unit, is excluded from the following tables. Certain additional information regarding the

Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this Prospectus Supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading
"Cross-Collateralized Group" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5 and A-6:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR (i) with respect to 13 Mortgage Loans (loan numbers 3, 7, 8, 14, 25, 28, 49, 76, 86, 89, 90, 99 and 102), representing 17.8% of the Cut-Off
     Date Pool Balance, where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan, the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins, and (ii) with respect to 1 of the Mortgage Loans (loan number 1), representing 8.4% of the Cut-Off Pool Balance, the debt service used is increased by amounts available in a debt service reserve that will be used to make a portion of the debt service payments. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases or executed extension options supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases or executed lease extensions options supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" below. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers prior to the Cut-Off Date.

          (iv) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property) or hospitality property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, or guest rooms, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.0025%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L (               )" or "Lockout" or "Lockout
     Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O
     (               )" represent the number of monthly payments for which (a)
     no Prepayment Premium or Yield Maintenance Charge is assessed and (b)
     defeasance is no longer required. References to "YM (               )"
     represent the number of monthly payments for which the Yield Maintenance Charge is assessed. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D (               )" or "Defeasance" represent,
     with respect to each Mortgage Loan, the number of monthly payments for which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property and references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                                           % BY                                   WTD. AVG.
                                                                          CUT-OFF                                  CUT-OFF
                                   NUMBER   NUMBER OF    AGGREGATE CUT-    DATE     AVERAGE CUT-   HIGHEST CUT-     DATE
                                     OF     MORTGAGED       OFF DATE       POOL       OFF DATE       OFF DATE        LTV
PROPERTY TYPE                      LOANS    PROPERTIES      BALANCE       BALANCE     BALANCE        BALANCE        RATIO
-------------                      ------   ----------   --------------   -------   ------------   ------------   ---------
Retail...........................    51         51        $426,667,436      44.8%   $ 8,366,028    $69,854,617      72.6%
 Retail -- Anchored..............    37         37         370,763,495      38.9    $10,020,635    $69,854,617      72.4%
 Retail -- Shadow Anchored(4)....     5          5          29,187,557       3.1    $ 5,837,511    $ 7,525,000      69.3%
 Retail -- Unanchored............     9          9          26,716,383       2.8    $ 2,968,487    $ 6,900,000      78.5%
Office...........................    18         18         255,080,727      26.8    $14,171,152    $58,000,000      72.6%
Multifamily......................    14         15         105,887,207      11.1    $ 7,059,147    $26,480,000      74.5%
Land(5)..........................     1          1          80,500,000       8.4    $80,500,000    $80,500,000
Self Storage.....................    11         11          39,383,102       4.1    $ 3,580,282    $ 6,395,000      66.2%
Industrial.......................     4          4          30,448,738       3.2    $ 7,612,184    $12,581,628      72.5%
Mixed Use........................     3          3          14,816,789       1.6    $ 4,938,930    $ 7,333,733      72.4%
                                    ---        ---        ------------     -----
                                    102        103        $952,783,999     100.0%   $ 9,250,330    $80,500,000      72.5%
                                    ===        ===        ============     =====

                                                    WTD. AVG.
                                                     STATED
                                                    REMAINING
                                   WTD. AVG. LTV     TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                                      RATIO AT      MATURITY       DSC        DSC       DSC     OCCUPANCY   MORTGAGE
PROPERTY TYPE                       MATURITY(2)     (MOS.)(2)     RATIO      RATIO     RATIO     RATE(3)      RATE
-------------                      --------------   ---------   ---------   -------   -------   ---------   ---------
Retail...........................       59.7%          113        1.67x       1.00x    3.33x       97.2%      5.312%
 Retail -- Anchored..............       61.6%          111        1.68x       1.28x    3.20x       96.9%      5.251%
 Retail -- Shadow Anchored(4)....       58.4%          111        1.83x       1.28x    3.33x       98.8%      5.442%
 Retail -- Unanchored............       35.4%          149        1.30x       1.00x    1.65x      100.0%      6.024%
Office...........................       64.9%           85        1.47x       1.36x    2.07x       91.1%      5.030%
Multifamily......................       63.4%          112        1.43x       1.15x    2.06x       90.3%      4.976%
Land(5)..........................                       86                                        100.0%      4.890%
Self Storage.....................       54.7%          115        1.54x       1.34x    1.84x       86.8%      5.432%
Industrial.......................       58.8%          119        1.33x       1.27x    1.48x       96.2%      5.661%
Mixed Use........................       60.5%          118        1.48x       1.19x    1.59x       97.3%      5.424%
                                        61.5%          103        1.56X       1.00X    3.33X       94.6%      5.182%

---------------

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

(4) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to an anchored property.

(5) Specifically the leased fee interest in a condominium unit. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--50 Central Park South" in this Prospectus Supplement for a more detailed description.

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                                                              WTD. AVG.
                                                  AGGREGATE         % BY         AVERAGE        HIGHEST      CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       LTV
DATE BALANCES($)                       LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE         RATIO
----------------                     ---------   ------------   ------------   ------------   ------------   ------------
# 2,000,000........................       9      $ 14,934,244        1.6%      $ 1,659,360    $ 2,000,000        67.0%
 2,000,001 -  3,000,000............      15        37,356,873        3.9       $ 2,490,458    $ 2,998,892        66.6%
 3,000,001 -  4,000,000............      16        54,250,392        5.7       $ 3,390,649    $ 3,988,135        73.7%
 4,000,001 -  5,000,000............      15        68,819,479        7.2       $ 4,587,965    $ 5,000,000        76.5%
 5,000,001 -  6,000,000............       6        31,879,304        3.3       $ 5,313,217    $ 5,754,642        76.7%
 6,000,001 -  7,000,000............       9        58,474,097        6.1       $ 6,497,122    $ 6,900,000        69.8%
 7,000,001 -  8,000,000............       6        44,505,621        4.7       $ 7,417,604    $ 7,967,882        71.7%
 8,000,001 -  9,000,000............       2        17,200,756        1.8       $ 8,600,378    $ 9,000,000        76.3%
 9,000,001 - 10,000,000............       1         9,457,013        1.0       $ 9,457,013    $ 9,457,013        79.5%
10,000,001 - 15,000,000............      10       123,645,835       13.0       $12,364,584    $15,000,000        73.7%
15,000,001 - 20,000,000............       2        36,120,739        3.8       $18,060,369    $19,158,127        75.8%
20,000,001 - 25,000,000............       2        41,105,029        4.3       $20,552,514    $20,965,019        71.2%
25,000,001 - 30,000,000............       2        51,680,000        5.4       $25,840,000    $26,480,000        80.0%
35,000,001 - 40,000,000............       3       111,000,000       11.7       $37,000,000    $38,000,000        69.9%
40,000,001 - 45,000,000............       1        44,000,000        4.6       $44,000,000    $44,000,000        75.2%
55,000,001 - 60,000,000............       1        58,000,000        6.1       $58,000,000    $58,000,000        74.7%
65,000,001 - 70,000,000............       1        69,854,617        7.3       $69,854,617    $69,854,617        63.5%
80,000,01 >........................       1        80,500,000        8.4       $80,500,000    $80,500,000
                                        ---      ------------      -----
                                        102      $952,783,999      100.0%      $ 9,341,020    $80,500,000        72.5%
                                        ===      ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                     RATIO AT    MATURITY       DSC      MORTGAGE
DATE BALANCES($)                     MATURITY*    (MOS.)*      RATIO       RATE
----------------                     ---------   ---------   ---------   ---------
# 2,000,000........................    48.6%        117         1.37x      6.033%
 2,000,001 -  3,000,000............    54.1%        115         1.42x      6.055%
 3,000,001 -  4,000,000............    57.9%        111         1.40x      5.702%
 4,000,001 -  5,000,000............    59.6%        116         1.47x      5.587%
 5,000,001 -  6,000,000............    64.4%        109         1.42x      5.357%
 6,000,001 -  7,000,000............    58.8%        109         1.70x      5.215%
 7,000,001 -  8,000,000............    60.7%        115         1.43x      5.392%
 8,000,001 -  9,000,000............    68.9%         85         1.38x      5.182%
 9,000,001 - 10,000,000............    68.0%        113         1.43x      6.090%
10,000,001 - 15,000,000............    62.2%        110         1.42x      5.364%
15,000,001 - 20,000,000............    62.8%        118         1.42x      5.171%
20,000,001 - 25,000,000............    56.1%        119         1.82x      4.918%
25,000,001 - 30,000,000............    67.1%        120         1.36x      4.788%
35,000,001 - 40,000,000............    63.9%         88         1.99x      4.532%
40,000,001 - 45,000,000............    66.9%         84         1.43x      5.191%
55,000,001 - 60,000,000............    71.1%         59         1.38x      4.500%
65,000,001 - 70,000,000............    53.0%        118         1.83x      5.420%
80,000,01 >........................                  86                    4.890%
                                       61.5%        103         1.56X      5.182%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                                    NUMBER OF     AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
                                    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
STATE                               PROPERTIES     BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-----                               ----------   ------------   ------------   ------------   ------------   ------------
NY................................       6       $232,694,629        24.4%     $38,782,438    $80,500,000        75.1%
FL................................      15         86,377,835         9.1      $ 5,758,522    $25,200,000        72.9%
OR................................       2         76,010,717         8.0      $38,005,359    $69,854,617        63.4%
CA................................      17         73,319,691         7.7      $ 4,312,923    $12,487,027        66.6%
  Southern(3).....................      14         56,524,691         5.9      $ 4,037,478    $12,487,027        64.6%
  Northern(3).....................       3         16,795,000         1.8      $ 5,598,333    $ 6,900,000        73.5%
NJ................................       6         71,760,485         7.5      $11,960,081    $20,965,019        74.5%
VA................................       5         70,812,448         7.4      $14,162,490    $37,000,000        65.0%
MD................................       3         51,892,543         5.4      $17,297,514    $38,000,000        79.8%
AZ................................       2         34,005,000         3.6      $17,002,500    $26,480,000        78.5%
TX................................       8         33,538,949         3.5      $ 4,192,369    $ 8,200,756        71.8%
NC................................       3         25,677,591         2.7      $ 8,559,197    $16,962,612        75.3%
IL................................       3         24,222,579         2.5      $ 8,074,193    $12,537,160        78.4%
GA................................       6         23,851,824         2.5      $ 3,975,304    $ 6,670,000        67.9%
SC................................       3         21,216,344         2.2      $ 7,072,115    $13,986,552        75.4%
MN................................       3         20,468,410         2.1      $ 6,822,803    $ 7,483,050        63.9%
NV................................       3         19,788,093         2.1      $ 6,596,031    $10,189,539        82.7%
MO................................       3         13,879,015         1.5      $ 4,626,338    $ 5,562,184        79.5%
MI................................       1         12,581,628         1.3      $12,581,628    $12,581,628        69.5%
MA................................       2         11,188,261         1.2      $ 5,594,131    $ 6,880,000        79.6%
AL................................       3         11,016,653         1.2      $ 3,672,218    $ 6,640,000        77.2%
DC................................       2          8,386,598         0.9      $ 4,193,299    $ 4,790,514        77.0%
PA................................       1          7,110,765         0.7      $ 7,110,765    $ 7,110,765        76.5%
KS................................       1          6,081,578         0.6      $ 6,081,578    $ 6,081,578        69.5%
LA................................       2          5,512,877         0.6      $ 2,756,439    $ 3,178,596        77.6%
NM................................       1          5,080,000         0.5      $ 5,080,000    $ 5,080,000        80.0%
WA................................       1          3,239,225         0.3      $ 3,239,225    $ 3,239,225        88.8%
AR................................       1          3,070,264         0.3      $ 3,070,264    $ 3,070,264        74.5%
                                       ---       ------------      ------
                                       103       $952,783,999       100.0%     $ 9,250,330    $80,500,000        72.5%
                                       ===       ============      ======

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
STATE                               MATURITY(2)   (MOS.)(2)     RATIO       RATE
-----                               -----------   ---------   ---------   ---------
NY................................     69.8%          74        1.39x       4.779%
FL................................     60.1%         120        1.46x       5.218%
OR................................     53.0%         118        1.82x       5.448%
CA................................     56.5%         110        1.54x       5.346%
  Southern(3).....................     55.2%         107        1.57x       5.393%
  Northern(3).....................     60.8%         120        1.41x       5.189%
NJ................................     59.7%         119        1.60x       5.521%
VA................................     60.2%          87        2.36x       4.721%
MD................................     65.8%         120        1.41x       5.088%
AZ................................     67.7%         120        1.31x       4.907%
TX................................     63.6%          94        1.48x       5.913%
NC................................     62.7%         117        1.36x       5.297%
IL................................     66.6%         109        1.44x       5.324%
GA................................     59.3%         108        2.01x       5.274%
SC................................     61.9%         118        1.40x       5.507%
MN................................     52.4%         119        1.43x       4.849%
NV................................     49.8%         146        1.30x       5.739%
MO................................     73.6%          59        1.41x       5.150%
MI................................     52.6%         119        1.30x       5.300%
MA................................     66.7%         119        1.40x       5.569%
AL................................     52.7%         123        1.34x       5.716%
DC................................     64.1%         118        1.44x       5.328%
PA................................     64.2%         118        1.39x       5.600%
KS................................     52.9%         118        1.49x       5.400%
LA................................     63.0%         103        1.32x       6.080%
NM................................     66.5%         120        1.50x       5.340%
WA................................      0.0%         185        1.03x       7.270%
AR................................     66.4%         106        1.28x       7.470%
                                       61.5%         103        1.56X       5.182%

---------------

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

            RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS

                                                 AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                            NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
DSC RATIOS(X)                         LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-------------                       ---------   ------------   ------------   ------------   ------------   ------------
1.00 - 1.04.......................       3      $  9,964,731        1.1%      $ 3,321,577    $ 4,503,261        95.6%
1.05 - 1.09.......................       1         1,776,653        0.2       $ 1,776,653    $ 1,776,653        88.8%
1.15 - 1.19.......................       2         3,242,543        0.4       $ 1,621,271    $ 2,692,543        76.7%
1.25 - 1.29.......................       5        26,129,453        3.0       $ 5,225,891    $11,138,142        75.2%
1.30 - 1.34.......................      12        84,904,645        9.7       $ 7,075,387    $26,480,000        76.4%
1.35 - 1.39.......................      18       193,519,296       22.2       $10,751,072    $58,000,000        76.0%
1.40 - 1.44.......................      21       216,046,648       24.8       $10,287,936    $44,000,000        74.7%
1.45 - 1.49.......................      11        54,285,820        6.2       $ 4,935,075    $15,000,000        72.9%
1.50 - 1.54.......................      11        69,342,745        7.9       $ 6,303,886    $19,158,127        74.2%
1.55 - 1.59.......................       5        38,518,379        4.4       $ 7,703,676    $20,140,010        73.9%
1.60 - 1.64.......................       1         2,100,000        0.2       $ 2,100,000    $ 2,100,000        63.6%
1.65 - 1.69.......................       3        20,643,127        2.4       $ 6,881,042    $12,487,027        65.8%
1.70 - 1.74.......................       1         2,896,324        0.3       $ 2,896,324    $ 2,896,324        38.9%
1.80 - 1.84.......................       3        79,598,617        9.1       $26,532,872    $69,854,617        62.6%
2.05 - 2.09.......................       2        25,645,019        2.9       $12,822,509    $20,965,019        65.9%
2.30 - 3.79.......................       2        43,670,000        5.0       $21,835,000    $37,000,000        54.7%
                                       ---      ------------      -----
                                       101      $872,283,999      100.0%      $ 8,636,475    $69,854,617        72.5%
                                       ===      ============      =====

                                                   WTD. AVG.
                                                    STATED
                                                   REMAINING
                                     WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                            LTV RATIO AT   MATURITY       DSC      MORTGAGE
DSC RATIOS(X)                        MATURITY*      (MOS.)*      RATIO       RATE
-------------                       ------------   ---------   ---------   ---------
1.00 - 1.04.......................       8.3%         208       1.01x        7.190%
1.05 - 1.09.......................       0.0%         187       1.06x        6.730%
1.15 - 1.19.......................      66.2%         111       1.18x        5.740%
1.25 - 1.29.......................      64.2%         102       1.28x        6.510%
1.30 - 1.34.......................      63.7%         117       1.31x        5.276%
1.35 - 1.39.......................      68.4%          85       1.38x        4.994%
1.40 - 1.44.......................      63.5%         106       1.42x        5.206%
1.45 - 1.49.......................      62.8%         101       1.48x        5.325%
1.50 - 1.54.......................      61.7%         116       1.51x        5.303%
1.55 - 1.59.......................      61.5%         118       1.57x        5.348%
1.60 - 1.64.......................      61.1%          84       1.61x        5.200%
1.65 - 1.69.......................      54.8%         117       1.66x        5.347%
1.70 - 1.74.......................      35.1%         104       1.73x        7.940%
1.80 - 1.84.......................      51.7%         118       1.83x        5.396%
2.05 - 2.09.......................      52.4%         108       2.07x        4.549%
2.30 - 3.79.......................      54.7%          84       3.22x        4.092%
                                        61.5%         105       1.56X        5.208%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                                WTD. AVG.
                                                   AGGREGATE          % BY         AVERAGE        HIGHEST      CUT-OFF DATE
RANGE OF                             NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       LTV
LTV RATIOS(%)                          LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE         RATIO
-------------                        ---------   --------------   ------------   ------------   ------------   ------------
30.01 - 40.00......................       2      $    4,423,214        0.5%      $ 2,211,607    $ 2,896,324        38.3%
40.01 - 50.00......................       2           4,730,977        0.5       $ 2,365,488    $ 2,955,977        41.3%
50.01 - 55.00......................       2          43,670,000        5.0       $21,835,000    $37,000,000        54.7%
55.01 - 60.00......................       5          30,328,251        3.5       $ 6,065,650    $12,985,359        57.6%
60.01 - 65.00......................       7         109,310,927       12.5       $15,615,847    $69,854,617        63.4%
65.01 - 70.00......................      16          75,882,336        8.7       $ 4,742,646    $12,581,628        67.9%
70.01 - 75.00......................      22         218,799,632       25.1       $ 9,945,438    $58,000,000        74.1%
75.01 - 80.00......................      41         373,397,278       42.8       $ 9,107,251    $44,000,000        78.7%
80.01 >............................       4          11,741,383        1.3       $ 2,935,346    $ 4,503,261        94.6%
                                        ---      --------------      -----
                                        101      $  872,283,999      100.0%      $ 8,636,475    $69,854,617        72.5%
                                        ===      ==============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                             RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
30.01 - 40.00......................   33.7%         109        1.60x       7.105%
40.01 - 50.00......................   38.1%          93        1.43x       6.668%
50.01 - 55.00......................   54.7%          84        3.22x       4.092%
55.01 - 60.00......................   46.2%         119        1.57x       5.053%
60.01 - 65.00......................   51.8%         118        1.82x       5.293%
65.01 - 70.00......................   55.8%         112        1.49x       5.376%
70.01 - 75.00......................   66.7%          86        1.41x       5.019%
75.01 - 80.00......................   66.7%         109        1.41x       5.303%
80.01 >............................    7.0%         205        1.02x       7.120%
                                      61.5%         105        1.56X       5.208%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE

                                                                    % BY
RANGE OF                                          AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
MATURITY DATE                        NUMBER OF   CUT-OFF DATE       POOL       CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                          LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-------------                        ---------   ------------   ------------   ------------   ------------   ------------
 0.00 -  5.00......................       3      $  9,519,139        1.1%      $ 3,173,046    $ 4,503,261        94.1%
30.01 - 40.00......................       4         9,601,435        1.1       $ 2,400,359    $ 2,955,977        52.4%
40.01 - 50.00......................       8        55,819,378        6.4       $ 6,977,422    $20,965,019        59.8%
50.01 - 55.00......................      11       170,907,590       19.6       $15,537,054    $69,854,617        62.6%
55.01 - 60.00......................      10        55,184,538        6.3       $ 5,518,454    $19,158,127        70.2%
60.01 - 65.00......................      27       112,391,782       12.9       $ 4,162,659    $11,540,427        74.1%
65.01 - 70.00......................      30       330,661,122       37.9       $11,022,037    $44,000,000        78.4%
70.01 - 75.00......................       7       123,519,015       14.2       $17,645,574    $58,000,000        75.7%
75.01 - 80.00......................       1         4,680,000        0.5       $ 4,680,000    $ 4,680,000        80.0%
                                        ---      ------------      -----
                                        101      $872,283,999      100.0%      $ 8,636,475    $69,854,617        72.5%
                                        ===      ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
RANGE OF                                LTV       TERM TO    WTD. AVG.   WTD. AVG.
MATURITY DATE                        RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
 0.00 -  5.00......................     0.0%        210       1.02x        7.160%
30.01 - 40.00......................    35.2%        123       1.41x        7.206%
40.01 - 50.00......................    45.7%        122       1.74x        4.936%
50.01 - 55.00......................    53.6%        109       2.07x        5.075%
55.01 - 60.00......................    58.3%        118       1.52x        5.277%
60.01 - 65.00......................    62.9%        111       1.39x        5.595%
65.01 - 70.00......................    66.8%        109       1.41x        5.301%
70.01 - 75.00......................    71.5%         60       1.38x        4.608%
75.01 - 80.00......................    80.0%         59       2.06x        4.500%
                                       61.5%        105       1.56X        5.208%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

     RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                 AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                            NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
MORTGAGE RATES(%)                     LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-----------------                   ---------   ------------   ------------   ------------   ------------   ------------
4.000 - 5.249.....................      41      $586,667,160       61.6%      $14,308,955    $80,500,000        72.8%
5.250 - 5.499.....................      16       177,324,614       18.6       $11,082,788    $69,854,617        70.0%
5.500 - 5.749.....................      16        67,424,278        7.1       $ 4,214,017    $ 7,967,882        72.5%
5.750 - 5.999.....................       9        42,853,707        4.5       $ 4,761,523    $ 8,200,756        74.2%
6.000 - 6.249.....................       8        38,662,186        4.1       $ 4,832,773    $11,540,427        75.8%
6.250 - 6.499.....................       3         6,267,023        0.7       $ 2,089,008    $ 2,600,000        68.7%
6.500 - 6.749.....................       1         1,776,653        0.2       $ 1,776,653    $ 1,776,653        88.8%
6.750 - 6.999.....................       2        13,360,386        1.4       $ 6,680,193    $11,138,142        81.9%
7.250 - 7.499.....................       3        10,812,751        1.1       $ 3,604,250    $ 4,503,261        89.4%
7.500 - 7.749.....................       2         4,738,917        0.5       $ 2,369,459    $ 2,955,977        52.0%
7.750 - 7.999.....................       1         2,896,324        0.3       $ 2,896,324    $ 2,896,324        38.9%
                                       ---      ------------      -----
                                       102      $952,783,999      100.0%      $ 9,341,020    $80,500,000        72.5%
                                       ===      ============      =====

                                                WTD. AVG.
                                                 STATED
                                    WTD. AVG.   REMAINING
                                       LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                            RATIO AT    MATURITY       DSC      MORTGAGE
MORTGAGE RATES(%)                   MATURITY*    (MOS.)*      RATIO       RATE
-----------------                   ---------   ---------   ---------   ---------
4.000 - 5.249.....................    64.0%         94        1.62x       4.839%
5.250 - 5.499.....................    57.5%        119        1.59x       5.375%
5.500 - 5.749.....................    61.5%        117        1.43x       5.579%
5.750 - 5.999.....................    62.8%        107        1.41x       5.864%
6.000 - 6.249.....................    63.9%        113        1.39x       6.058%
6.250 - 6.499.....................    54.4%        141        1.38x       6.417%
6.500 - 6.749.....................     0.0%        187        1.06x       6.730%
6.750 - 6.999.....................    64.1%        119        1.25x       6.950%
7.250 - 7.499.....................    18.9%        185        1.09x       7.318%
7.500 - 7.749.....................    46.5%        102        1.38x       7.539%
7.750 - 7.999.....................    35.1%        104        1.73x       7.940%
                                      61.5%        103        1.56X       5.182%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF ORIGINAL
TERMS TO MATURITY
OR ANTICIPATED                                   AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                      NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                              LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-----------------                   ---------   ------------   ------------   ------------   ------------   ------------
  0 -  60.........................       9      $140,547,150       14.8%      $15,616,350    $58,000,000        75.1%
 61 -  84.........................      11       111,085,000       11.7       $10,098,636    $44,000,000        66.2%
 85 - 108.........................       8       117,226,248       12.3       $14,653,281    $80,500,000        77.0%
109 - 120.........................      68       566,434,217       59.5       $ 8,329,915    $69,854,617        72.5%
121 - 156.........................       1         3,150,000        0.3       $ 3,150,000    $ 3,150,000        69.3%
169 - 180.........................       1         2,600,000        0.3       $ 2,600,000    $ 2,600,000        61.9%
229 - 240.........................       3         7,238,122        0.8       $ 2,412,707    $ 3,239,225        91.2%
289 - 300(2)......................       1         4,503,261        0.5       $ 4,503,261    $ 4,503,261       100.1%
                                       ---      ------------      -----
                                       102      $952,783,999      100.0%      $ 9,341,020    $80,500,000        72.5%
                                       ===      ============      =====

                                                    WTD. AVG.
RANGE OF ORIGINAL                                    STATED
TERMS TO MATURITY                                   REMAINING
OR ANTICIPATED                      WTD. AVG. LTV    TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                        RATIO AT      MATURITY       DSC      MORTGAGE
(MONTHS)                             MATURITY(1)    (MOS.)(1)     RATIO       RATE
-----------------                   -------------   ---------   ---------   ---------
  0 -  60.........................      71.3%           59        1.41x       4.664%
 61 -  84.........................      61.7%           84        2.14x       4.784%
 85 - 108.........................      64.8%           92        1.40x       5.082%
109 - 120.........................      60.0%          118        1.51x       5.361%
121 - 156.........................      48.1%          144        1.48x       5.460%
169 - 180.........................      41.8%          180        1.42x       6.470%
229 - 240.........................      11.4%          184        1.03x       7.039%
289 - 300(2)......................       0.0%          238        1.00x       7.250%
                                        61.5%          103        1.56X       5.182%

---------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) The calculation of the Cut-Off Date LTV Ratio does not take into account cash collateral held for the related Mortgage Loan in an amount which, when subtracted from the Cut-Off Date Balance of such Mortgage Loan, results in a Cut-Off Date LTV Ratio of 99.9%.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF REMAINING
TERMS TO MATURITY
OR ANTICIPATED                                   AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                      NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                              LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
0 - 60............................       9      $140,547,150       14.8%      $15,616,350    $58,000,000        75.1%
61 - 84...........................      11       111,085,000       11.7       $10,098,636    $44,000,000        66.2%
85 - 108..........................      13       139,069,896       14.6       $10,697,684    $80,500,000        73.3%
109 - 120.........................      63       544,590,569       57.2       $ 8,644,295    $69,854,617        72.7%
121 - 156.........................       1         3,150,000        0.3       $ 3,150,000    $ 3,150,000        69.3%
169 - 180.........................       1         2,600,000        0.3       $ 2,600,000    $ 2,600,000        61.9%
181 - 192.........................       3         7,238,122        0.8       $ 2,412,707    $ 3,239,225        91.2%
229 - 240(2)......................       1         4,503,261        0.5       $ 4,503,261    $ 4,503,261       100.1%
                                       ---      ------------      -----
                                       102      $952,783,999      100.0%      $ 9,341,020    $80,500,000        72.5%
                                       ===      ============      =====

                                                  WTD. AVG.
RANGE OF REMAINING                                 STATED
TERMS TO MATURITY                    WTD. AVG.    REMAINING
OR ANTICIPATED                          LTV        TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                       RATIO AT     MATURITY       DSC      MORTGAGE
(MONTHS)                            MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------                  -----------   ---------   ---------   ---------
0 - 60............................      71.3%         59        1.41x       4.664%
61 - 84...........................      61.7%         84        2.14x       4.784%
85 - 108..........................      62.8%         94        1.39x       5.427%
109 - 120.........................      60.1%        119        1.51x       5.284%
121 - 156.........................      48.1%        144        1.48x       5.460%
169 - 180.........................      41.8%        180        1.42x       6.470%
181 - 192.........................      11.4%        184        1.03x       7.039%
229 - 240(2)......................       0.0%        238        1.00x       7.250%
                                        61.5%        103        1.56X       5.182%

---------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) The calculation of the Cut-Off Date LTV Ratio does not take into account cash collateral held for the related Mortgage Loan in an amount which, when subtracted from the Cut-Off Date Balance of such Mortgage Loan, results in a Cut-Off Date LTV Ratio of 99.9%.

 RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

RANGE OF                                         AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
REMAINING AMORTIZATION              NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
TERMS(1)(MONTHS)                      LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
----------------------              ---------   ------------   ------------   ------------   ------------   ------------
181-192...........................       2      $  5,015,878        0.5%      $ 2,507,939    $ 3,239,225        88.8%
229-264...........................       3        11,525,505        1.2       $ 3,841,835    $ 4,800,000        89.5%
265-300...........................      17        79,450,569        8.3       $ 4,673,563    $20,965,019        66.0%
301-348...........................       6        24,443,648        2.6       $ 4,073,941    $11,138,142        66.6%
349-360...........................      70       703,498,399       73.8       $10,049,977    $69,854,617        74.2%
Non-Amortizing....................       4       128,850,000       13.5       $32,212,500    $80,500,000        57.1%
                                       ---      ------------      -----
                                       102      $952,783,999      100.0%      $ 9,341,020    $80,500,000        72.5%
                                       ===      ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
RANGE OF                                LTV        TERM TO    WTD. AVG.   WTD. AVG.
REMAINING AMORTIZATION               RATIO AT     MATURITY       DSC      MORTGAGE
TERMS(1)(MONTHS)                    MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------              -----------   ---------   ---------   ---------
181-192...........................      0.0%         186        1.04x       7.079%
229-264...........................     29.6%         178        1.12x       6.642%
265-300...........................     52.0%         113        1.63x       5.194%
301-348...........................     57.6%         113        1.37x       7.196%
349-360...........................     63.9%         104        1.46x       5.178%
Non-Amortizing....................     57.1%          84        3.11x       4.605%
                                       61.5%         103        1.56X       5.182%

The weighted average remaining amortization term for all Mortgage Loans (excluding non-amortizing loans) is 351 months.
---------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                   % BY
                                                 AGGREGATE       CUT-OFF        AVERAGE        HIGHEST       WTD. AVG.
                                    NUMBER OF   CUT-OFF DATE       DATE       CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
AMORTIZATION TYPES                    LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
Amortizing Balloon................      71      $445,136,620       46.7%      $ 6,269,530    $38,000,000        73.3%
Amortizing ARD....................      11       200,098,240       21.0       $18,190,749    $69,854,617        71.8%
Interest-only, Amortizing
  ARD(2)..........................      10       141,680,000       14.9       $14,168,000    $58,000,000        74.8%
Interest-only ARD.................       2        85,180,000        8.9       $42,590,000    $80,500,000        80.0%
Interest-only.....................       2        43,670,000        4.6       $21,835,000    $37,000,000        54.7%
Interest-only, Amortizing
  Balloon(2)......................       3        27,500,000        2.9       $ 9,166,667    $15,000,000        74.2%
Fully Amortizing..................       3         9,519,139        1.0       $ 3,173,046    $ 4,503,261        94.1%
                                      ----      ------------      -----
                                       102      $952,783,999      100.0%      $ 9,341,020    $80,500,000        72.5%
                                      ====      ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
AMORTIZATION TYPES                  MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------                  -----------   ---------   ---------   ---------
Amortizing Balloon................     60.4%         116        1.47x       5.448%
Amortizing ARD....................     61.0%         107        1.57x       5.262%
Interest-only, Amortizing
  ARD(2)..........................     69.8%          73        1.38x       4.600%
Interest-only ARD.................     80.0%          85        2.06x       4.869%
Interest-only.....................     54.7%          84        3.22x       4.092%
Interest-only, Amortizing
  Balloon(2)......................     67.4%          87        1.44x       5.304%
Fully Amortizing..................      0.0%         210        1.02x       7.160%
                                       61.5%         103        1.56X       5.182%

---------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                  AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
                                     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY RATES(%)            LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
---------------------------          ---------   ------------   ------------   ------------   ------------   ------------
50.00 - 54.99......................       1      $  1,526,890        0.2%      $ 1,526,890    $ 1,526,890        37.2%
80.00 - 84.99......................       8        92,145,836        9.7       $11,518,229    $58,000,000        71.2%
85.00 - 89.99......................      10       108,902,918       11.4       $10,890,292    $36,000,000        75.8%
90.00 - 94.99......................      16       140,692,246       14.8       $ 8,793,265    $44,000,000        73.7%
95.00 - 99.99......................      21       307,642,627       32.3       $14,649,649    $69,854,617        71.2%
100.00 - 100.00....................      46       301,873,483       31.7       $ 6,562,467    $80,500,000        72.9%
                                        ---      ------------      -----
                                        102      $952,783,999      100.0%      $ 9,341,020    $80,500,000        72.5%
                                        ===      ============      =====

                                                       WTD. AVG.
                                                        STATED
                                        WTD. AVG.      REMAINING
                                           LTV          TERM TO    WTD. AVG.   WTD. AVG.
                                        RATIO AT       MATURITY       DSC      MORTGAGE
RANGE OF OCCUPANCY RATES(%)             MATURITY*       (MOS.)*      RATIO       RATE
---------------------------          ---------------   ---------   ---------   ---------
50.00 - 54.99......................       31.2%           118        1.34x       5.520%
80.00 - 84.99......................       65.1%            78        1.39x       4.777%
85.00 - 89.99......................       67.1%            95        1.41x       4.848%
90.00 - 94.99......................       62.9%           106        1.45x       5.421%
95.00 - 99.99......................       60.6%           111        1.75x       5.114%
100.00 - 100.00....................       57.7%           105        1.51x       5.380%
                                          61.5%           103        1.56X       5.182%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)(3)(4)

PREPAYMENT RESTRICTION           AUG-03   AUG-04   AUG-05   AUG-06   AUG-07   AUG-08   AUG-09   AUG-10   AUG-11   AUG-12   AUG-13
----------------------           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Lockout........................   90.85%   90.77%   41.51%   32.93%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
Defeasance.....................    0.71     0.70    45.19    53.58    83.64    82.24    81.99    85.62    97.72    98.08    79.04
Yield Maintenance..............    8.45     8.53     4.68     4.74     6.05     7.17     7.24     1.59     1.78     1.92    20.96
Prepayment Premium.............    0.00     0.00     8.62     8.74    10.31    10.59    10.77     0.00     0.00     0.00     0.00
Open...........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00    12.79     0.50     0.00     0.00
Total..........................  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
Total Beginning Balance as of
 the Cut-Off Date (in
 millions)($)..................  952.78   943.62   933.46   920.77   907.39   760.21   747.48   629.51   536.14   472.58    11.54
Percent of Cut-Off Date Pool
 Balance.......................  100.00%   99.04%   97.97%   96.64%   95.24%   79.79%   78.45%   66.07%   56.27%   49.60%    1.21%

---------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) As of the Cut-Off Date.

(3) Based upon the assumptions set forth in footnote (1) above, after August 2013, the outstanding loan balances represent less than 1.21% of the Cut-Off Date Pool Balance.

(4) With respect to 1 Mortgage Loan (loan number 64), an assumption was made that the borrower elected a Yield Maintenance Charge.

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by Cut-Off Date Balance:

                                                                                                                      WEIGHTED
                                                                                                           WEIGHTED   AVERAGE
                                                % OF                                                       AVERAGE      LTV
                                               CUT-OFF                                 LOAN                CUT-OFF    RATIO AT
                     MORTGAGE     CUT-OFF       DATE                                  BALANCE   WEIGHTED     DATE     MATURITY
                       LOAN         DATE        POOL                                    PER     AVERAGE      LTV         OR
LOAN NAME             SELLER     BALANCE(1)    BALANCE          PROPERTY TYPE         SF/UNIT   DSCR(2)    RATIO(2)    ARD(2)
---------            --------   ------------   -------   ---------------------------  -------   --------   --------   --------
Zeus Portfolio.....  Wachovia   $103,000,000    10.8%    Office--CBD                  $  193     1.38x       74.9%      71.2%
50 Central Park
 South.............  Wachovia     80,500,000     8.4     Land(3)                      $5,727
Lloyd Center.......  Wachovia     69,854,617     7.3     Retail--Anchored             $  114     1.83x       63.5%      53.0%
1370 Broadway......  Wachovia     44,000,000     4.6     Office--CBD                  $  180     1.43x       75.2%      66.9%
Westview Mall......  Wachovia     38,000,000     4.0     Retail--Anchored             $   63     1.40x       79.8%      65.8%
Village Center at    Wachovia
 Dulles............               37,000,000     3.9     Retail--Anchored             $   128    3.20x       54.8%      54.8%
Signature Place....  Wachovia     26,480,000     2.8     Multifamily--Conventional    $60,182    1.31x       80.0%      68.7%
Coral Sky
 Plaza(4)..........  Wachovia     25,200,000     2.6     Retail--Anchored             $   108    1.41x       80.0%      65.5%
Port Authority
 Building..........  Wachovia     20,965,019     2.2     Office--Flex                 $    69    2.07x       62.8%      46.3%
The Shoppes at
 Union Hill........  Wachovia     20,140,010     2.1     Retail--Anchored             $   230    1.55x       79.9%      66.4%
                                ------------    ----
SUBTOTAL/WTD.
 AVG...............             $465,139,646    48.8%                                            1.69X       71.7%      63.1%
                                ============    ====
Via Tuscany
 Apartments........  Wachovia   $ 19,158,127     2.0%    Multifamily--Conventional    $68,422    1.50x       72.3%      60.0%
Lynncroft Shopping
 Center............  Wachovia     16,962,612     1.8     Retail--Anchored             $   107    1.33x       79.7%      66.0%
Shurgard
 Portfolio.........  Wachovia     15,169,102     1.6     Self Storage--Self Storage   $ 4,590    1.50x       63.5%      53.2%
Yorktown 50
 Center............  Wachovia     15,000,000     1.6     Office--Medical              $   155    1.49x       73.9%      69.5%
3875 & 3955 Faber
 Place.............  Wachovia     13,986,552     1.5     Office--Suburban             $   108    1.36x       78.6%      65.6%
Canterbury Court
 Apartments........  CGM          12,985,359     1.4     Multifamily--Conventional    $37,101    1.42x       58.0%      47.4%
Oshtemo Business
 Park..............  Wachovia     12,581,628     1.3     Industrial--Light Industrial $    46    1.30x       69.5%      52.6%
Fox Lake             CGM
 Crossing..........               12,537,160     1.3     Retail--Anchored             $   127    1.43x       79.4%      67.4%
Plaza Las Palmas...  CGM          12,487,027     1.3     Retail--Anchored             $   115    1.65x       66.6%      55.0%
John & Sons
 Portfolio.........  Wachovia     12,200,000     1.3     Various                      $    85    1.47x       63.3%      60.8%
                                ------------    ----
SUBTOTAL/WTD.
 AVG...............             $143,067,567    15.0%                                            1.44X       70.8%      60.0%
                                ============    ====
                                ------------    ----
TOTAL/WTD. AVG. ...             $608,207,214    63.8%                                            1.62X       71.5%      62.3%
                                ============    ====


                     WEIGHTED
                     AVERAGE
                     MORTGAGE
LOAN NAME              RATE
---------            --------
Zeus Portfolio.....   4.500%
50 Central Park
 South.............   4.890%
Lloyd Center.......   5.420%
1370 Broadway......   5.191%
Westview Mall......   5.080%
Village Center at
 Dulles............   4.000%
Signature Place....   4.710%
Coral Sky
 Plaza(4)..........   4.870%
Port Authority
 Building..........   4.560%
The Shoppes at
 Union Hill........   5.290%

SUBTOTAL/WTD.
 AVG...............   4.848%

Via Tuscany
 Apartments........   5.190%
Lynncroft Shopping
 Center............   5.150%
Shurgard
 Portfolio.........   5.520%
Yorktown 50
 Center............   5.090%
3875 & 3955 Faber
 Place.............   5.420%
Canterbury Court
 Apartments........   4.750%
Oshtemo Business
 Park..............   5.300%
Fox Lake
 Crossing..........   5.160%
Plaza Las Palmas...   5.100%
John & Sons
 Portfolio.........   5.200%

SUBTOTAL/WTD.
 AVG...............   5.192%

TOTAL/WTD. AVG. ...   4.929%

---------------

(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2) Excludes one Mortgage Loan representing 8.4% of the Cut-off Date Pool Balance, which is secured by a leased fee interest in a condominium unit.

(3) Specifically, the leased fee interest in a condominium unit. See "--50 Central Park South" below for a more detailed description.

(4) The Coral Sky Plaza Loan consists of two cross-defaulted promissory notes which are treated as a single Mortgage Loan for all purposes in this Prospectus Supplement.

Zeus Portfolio

     The Loans. The 3 Mortgage Loans (the "Zeus Portfolio Loans") are collectively secured by first mortgages encumbering 3 office properties, each of which is located in New York, New York. The Zeus Portfolio Loans represent approximately 10.8% of the Cut-Off Date Pool Balance. The Zeus Portfolio Loans were originated on June 26, 2003 and have an aggregate principal balance as of the Cut-Off Date of $103,000,000. Each Zeus Portfolio Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest. Each of the Zeus Portfolio Loans is cross-collateralized and cross-defaulted with each of the other Zeus Portfolio Loans.

     Each of the Zeus Portfolio Loans is an ARD loan and has a remaining term of 59 months to its anticipated repayment date of July 11, 2008. Each Zeus Portfolio Loan may be prepaid on or after May 11, 2008 and the Zeus Portfolio Loans permit defeasance with United States government obligations beginning two years after the Closing Date. In addition, the loan documents permit partial defeasance of each Zeus Portfolio Loan, subject to, among other things, the satisfaction of certain financial covenants.

     The Borrowers. The borrowers are 509 Owners LLC, 535 Owners LLC, and 545 Owners LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of each Zeus Portfolio Loan. The sponsor of the borrowers is Emmes Realty Services LLC, a subsidiary of Emmes & Company LLC ("Emmes"). Emmes, in business since 1993, is a privately held real estate investment, property management and investment fund management firm whose real estate investment entities specialize in restoring under-performing properties. Their current portfolio includes almost 140 properties, located in New York, Pennsylvania, Massachusetts, Maryland, New Hampshire, Florida and New Jersey, with a market value of approximately $1.0 billion.

     The Properties. The Mortgaged Properties consist of 3 office properties, each of which is located in the central business district of New York, New York. As of June 1, 2003, the aggregate occupancy rate for the Mortgaged Properties securing the Zeus Portfolio Loans was approximately 85.4%.

     The following table presents certain information relating to the Mortgaged
Properties:

                                                           PROPERTY     CUT-OFF DATE   NET RENTABLE        YEAR
      PROPERTY NAME                                        LOCATION     LOAN BALANCE    AREA (SF)     BUILT/RENOVATED
      -------------                                      ------------   ------------   ------------   ---------------
      535 Fifth Avenue.................................  New York, NY   $58,000,000      306,897      1926/1985/1994
      545 Fifth Avenue.................................  New York, NY    36,000,000      171,576      1897/1985/1994
      509 Fifth Avenue.................................  New York, NY     9,000,000       55,757         1916/1996
                                                                        ------------     -------
                                                                        $103,000,000     534,230
                                                                        ============     =======

1. 535 FIFTH AVENUE

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                            % OF ACTUAL   NET RENTABLE     % OF NET      DATE OF LEASE
      TENANT                                                   RENT        AREA (SF)     RENTABLE AREA    EXPIRATION
      ------                                                -----------   ------------   -------------   -------------
      Berkeley College Educational Services...............      5.6%         22,534           7.3%         June 2008
      QRS Corporation.....................................      8.4%         18,548           6.0%       November 2010
      Big Picture.........................................      5.3%         18,000           5.9%         June 2012
      Staples.............................................     12.6%         16,631           5.4%         May 2011
      Manhattan Transfer/Edit Inc. .......................      4.1%         15,264           5.0%         June 2008
      Duane Reade.........................................     12.0%         13,905           4.5%         May 2015

     The following table presents information relating to the lease rollover schedule at 535 Fifth Avenue:

                                                                                                                        CUMULATIVE %
                                                                                                          % OF ACTUAL    OF ACTUAL
                             # OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF      RENT           RENT
      YEAR                     ROLLING     RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    ROLLING(1)     ROLLING(1)
      ----                   -----------   ---------------   --------   -------------   ---------------   -----------   ------------
      2003.................      11            $29.20         19,940         6.5%             6.5%            5.9%           5.9%
      2004.................      10            $28.80         16,575         5.4%            11.9%            4.8%          10.7%
      2005.................      10            $35.63         25,655         8.4%            20.3%            9.2%          19.9%
      2006.................       4            $37.18         15,196         5.0%            25.2%            5.7%          25.6%
      2007.................       4            $40.91          7,703         2.5%            27.7%            3.2%          28.8%
      2008.................       9            $29.39         56,208        18.3%            46.0%           16.7%          45.5%
      2009.................       1            $ 0.00             64         0.0%            46.1%            0.0%          45.5%
      2010.................       6            $44.13         42,043        13.7%            59.8%           18.7%          64.2%
      2011.................       7            $53.25         34,521        11.2%            71.0%           18.5%          82.7%
      2012.................       3            $29.00         18,000         5.9%            76.9%            5.3%          88.0%
      2013.................       0            $ 0.00              0         0.0%            76.9%            0.0%          88.0%

---------------

    (1) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR 535 FIFTH AVENUE:

      U/W Occupancy %.............................................         81.8%
      U/W Revenues................................................   $11,889,364
      U/W Total Expenses..........................................   $ 6,564,668
      U/W Net Operating Income (NOI)..............................   $ 5,324,697
      U/W Net Cash Flow (NCF).....................................   $ 4,881,040
      U/W DSCR on NOI.............................................         1.51x
      U/W DSCR on NCF.............................................         1.38x

2. 545 FIFTH AVENUE

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                             % OF ACTUAL   NET RENTABLE     % OF NET      DATE OF LEASE
      TENANT                                                    RENT        AREA (SF)     RENTABLE AREA    EXPIRATION
      ------                                                 -----------   ------------   -------------   -------------
      Manhattan Transfer/Edit Inc. ........................     16.9%         34,472          20.1%         June 2008
      Michael C. Fina......................................      9.1%         19,200          11.2%       February 2013
      International Federation of Accountants..............      7.4%         11,208           6.5%         July 2013
      Waterfront Communications Corp. .....................      3.1%          7,200           4.2%       February 2010
      Holiday Temporary Services...........................      3.3%          7,032           4.1%        April 2005

     The following table presents information relating to the lease rollover schedule at 545 Fifth Avenue:

                                                                                                                        CUMULATIVE %
                                                                                                          % OF ACTUAL    OF ACTUAL
                             # OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF      RENT           RENT
      YEAR                     ROLLING     RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    ROLLING(1)     ROLLING(1)
      ----                   -----------   ---------------   --------   -------------   ---------------   -----------   ------------
      2003.................       5            $ 38.18         5,202         3.0%             3.0%            3.5%           3.5%
      2004.................       5            $ 55.38        11,404         6.6%             9.7%           11.3%          14.8%
      2005.................       9            $ 35.15        28,773        16.8%            26.4%           18.0%          32.8%
      2006.................       1            $ 25.00         2,345         1.4%            27.8%            1.0%          33.9%
      2007.................       5            $ 40.15         9,357         5.5%            33.3%            6.7%          40.6%
      2008.................       7            $ 29.65        39,433        23.0%            56.3%           20.8%          61.4%
      2009.................       2            $192.31         1,664         1.0%            57.2%            5.7%          67.1%
      2010.................       2            $ 32.23        10,730         6.3%            63.5%            6.2%          73.3%
      2011.................       1            $ 45.00         1,752         1.0%            64.5%            1.4%          74.7%
      2012.................       0            $  0.00             0         0.0%            64.5%            0.0%          74.7%
      2013.................       4            $ 30.64        32,033        18.7%            83.2%           17.5%          92.2%

---------------

    (1) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR 545 FIFTH AVENUE:

      U/W Occupancy %.............................................        87.7%
      U/W Revenues................................................   $7,175,686
      U/W Total Expenses..........................................   $3,879,245
      U/W Net Operating Income (NOI)..............................   $3,296,441
      U/W Net Cash Flow (NCF).....................................   $3,030,272
      U/W DSCR on NOI.............................................        1.51x
      U/W DSCR on NCF.............................................        1.38x

3.   509 FIFTH AVENUE

     The following table presents information relating to the major tenants at the Mortgaged Property.

                                                            % OF ACTUAL   NET RENTABLE     % OF NET      DATE OF LEASE
      TENANT                                                   RENT        AREA (SF)     RENTABLE AREA    EXPIRATION
      ------                                                -----------   ------------   -------------   -------------
      Israel Discount Bank................................     74.8%         43,760          78.5%       December 2012
      Ricky's Urban Groove................................     22.0%          7,947          14.3%       January 2018
      Chai Foundation.....................................      3.3%          4,050           7.3%        August 2006

     The following table presents information relating to the lease rollover schedule at 509 Fifth Avenue:

                                                                                                                        CUMULATIVE %
                                                                                                          % OF ACTUAL    OF ACTUAL
                             # OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF      RENT           RENT
      YEAR                     ROLLING     RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    ROLLING(1)     ROLLING(1)
      ----                   -----------   ---------------   --------   -------------   ---------------   -----------   ------------
      2003.................       0            $ 0.00              0         0.0%             0.0%            0.0%           0.0%
      2004.................       0            $ 0.00              0         0.0%             0.0%            0.0%           0.0%
      2005.................       0            $ 0.00              0         0.0%             0.0%            0.0%           0.0%
      2006.................       1            $16.56          4,050         7.3%             7.3%            3.3%           3.3%
      2007.................       0            $ 0.00              0         0.0%             7.3%            0.0%           3.3%
      2008.................       0            $ 0.00              0         0.0%             7.3%            0.0%           3.3%
      2009.................       0            $ 0.00              0         0.0%             7.3%            0.0%           3.3%
      2010.................       0            $ 0.00              0         0.0%             7.3%            0.0%           3.3%
      2011.................       0            $ 0.00              0         0.0%             7.3%            0.0%           3.3%
      2012.................       4            $35.00         43,760        78.5%            85.7%           74.8%          78.0%
      2013.................       0            $ 0.00              0         0.0%            85.7%            0.0%          78.0%

---------------

    (1) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR 509 FIFTH AVENUE:

      U/W Occupancy %.............................................        95.0%
      U/W Revenues................................................   $2,052,542
      U/W Total Expenses..........................................   $1,204,860
      U/W Net Operating Income (NOI)..............................   $  847,682
      U/W Net Cash Flow (NCF).....................................   $  761,536
      U/W DSCR on NOI.............................................        1.55x
      U/W DSCR on NCF.............................................        1.39x

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrowers to deposit with the mortgagee an aggregate amount of approximately $574,961 for tenant improvements and leasing commissions related to the Zeus Portfolio Loans, which amount is comprised of (i) $331,868 per year for 535 Fifth Avenue; (ii) $187,010 per year for 545 Fifth Avenue; and
(iii) $56,083 per year for 509 Fifth Avenue. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of each of the Zeus Portfolio Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.10x on a trailing twelve month basis, (ii) upon the occurrence of an event of default under the loan documents, or (iii) on the anticipated repayment date of July 11, 2008, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of July 11, 2008, if each of the Zeus Portfolio Loans is not paid in full, each Zeus Portfolio Loan enters into a hyper-amortization period through July 11, 2028. The interest rate applicable to each of the Zeus Portfolio Loans during such hyper-amortization period will increase to 2.0% over the mortgage rate.

     Management. Emmes Realty Services LLC is the property manager for the Mortgaged Properties securing the Zeus Portfolio Loans. Emmes Realty Services LLC currently manages approximately 140 properties totaling approximately 12.3 million square feet of commercial space. The property manager is affiliated with the sponsor.

50 Central Park South

     The Loan. The Mortgage Loan (the "50 Central Park South Loan") is secured by a first mortgage encumbering the leased fee interest in a condominium unit operated as a Ritz Carlton hotel (the "Hotel Unit") located at 50 Central Park South, New York, New York. The 50 Central Park South Loan represents approximately 8.4% of the Cut-Off Date Pool Balance. The 50 Central Park South Loan was originated on July 31, 2003 and has a principal balance as of the Cut-Off Date of $80,500,000. The 50 Central Park South Loan provides for interest-only payments for the length of the loan term.

     The 50 Central Park South Loan has a remaining term of 86 months to its anticipated repayment date of October 11, 2010. The 50 Central Park South Loan may be prepaid with the payment of a yield maintenance premium on or after its first payment date. Beginning August 11, 2005 the 50 Central Park South Loan may be prepaid with the payment of a prepayment penalty fee, and may be prepaid without penalty or premium on or after August 11, 2010.

     The Borrower. The borrower is 59th Street Australian Acquisition Co. LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 50 Central Park South Loan. The sponsor is Harry Macklowe, Chairman and CEO of The Macklowe Organization, which is an active real estate investment firm that buys, develops, manages, and leases commercial and apartment buildings primarily in Manhattan.

     The Property. The property of which the Hotel Unit forms a part is an approximately 14,057 square foot parcel of land (.32 acres), containing a 35-story building, located at 50 Central Park South in New York, New York. In July 2000 the property was converted to a condominium (the "Condominium") containing the Hotel Unit, one commercial unit and eleven residential units. The Mortgaged Property is the leased fee interest in the Hotel Unit, which contains a 277-room Ritz Carlton hotel on floors 2-22, as well as a portion of the sub cellar, cellar and ground floor. In addition to the guestrooms, the hotel contains a restaurant, lounge, spa, exercise area and meeting space.

     The Hotel Unit has been leased to MPE Hotel I (New York) LLC (the "Hotel Tenant") pursuant to a 75 year net lease (the "Hotel Unit Net Lease" or "Net Lease"). The Hotel Unit Net Lease is not subordinate to the borrower's obligations under the mortgage. The Hotel Unit Net Lease is a "triple-net" lease that obligates the Hotel Tenant to perform all duties of the Hotel Unit owner including payment of taxes, common charges and insurance. The Hotel Tenant has entered into a 45-year Operating Agreement with Ritz Carlton, whereby the Hotel Unit is operated as a Ritz Carlton Hotel. The Hotel Tenant has mortgaged its leasehold interest in the Mortgaged Property.

     Rent payments under the Hotel Unit Net Lease (the "Net Lease Rent") may not be abated, except that upon the occurrence of a partial condemnation of the Mortgaged Property, upon which the Net Lease Rent is abated by the percentage of gross square feet of the Hotel Unit taken, and the borrower is entitled to condemnation proceeds in an amount equal to the lesser of (i) the aggregate condemnation award attributable to the fee interest of the borrower and the leasehold interest of the Hotel Tenant in the Hotel Unit and (ii) the product of
(a) the taken percentage and (b) $79,500,000 (which amount is increased by $1,000,000 annually up to a maximum of $87,500,000). Borrower must deliver all such condemnation proceeds as additional collateral for the 50 Central Park South Loan.

     Rent Structure: The borrower's source of income from the Mortgaged Property is the Net Lease Rent. The Net Lease Rent is subject to rent increases throughout the term of the Hotel Unit Net Lease as detailed in the following chart:

     ANNUAL NET LEASE RENT SCHEDULE

      TIME PERIOD                                                   RENT PAYMENT
      -----------                                                   ------------
      Present - 10/1/2005.........................................  $ 1,500,000
      11/1/2005 - 10/1/2010.......................................  $ 3,400,000
      11/1/2010 - 10/1/2020.......................................  $ 6,500,000
      11/1/2020 - lease expiration................................  $ 7,000,000

     The annual Net Lease Rent payments are insufficient to cover the debt service due under the 50 Central Park South Loan through the anticipated repayment date of October 11, 2010. However, the loan documents required the borrower to deposit with the mortgagee at the closing of the 50 Central Park South Loan, a debt service reserve of $8,251,739 to cover all debt service shortfalls through the anticipated repayment date. On or about the anticipated repayment date, the Net Lease Rent will increase to $6,500,000 per annum, which will be sufficient to cover the debt service.

     Purchase Option. Pursuant to the Hotel Unit Net Lease, the Hotel Tenant has the option, at any time, to purchase the Hotel Unit from the borrower for $87,000,000. In certain interest rate environments, this amount would be insufficient, after payment of the principal balance and accrued interest, to pay the entire yield maintenance charge due in connection with a prepayment that occurs prior to August 11, 2005.

     Escrows. The loan documents do not require escrows, other than the interest reserve described above. The Hotel Tenant has the obligation to pay all costs associated with the Hotel Unit including taxes and insurance. Also, the Hotel Tenant is required to escrow for taxes and insurance with its leasehold lender pursuant to the terms of the leasehold mortgage loan. See Annex A-3 to the preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. The tenant payments under the Hotel Unit Net Lease are directly deposited into a mortgagee designated lockbox account. All excess cashflow, after allocation of the payments pursuant to a cash management agreement, is deposited into a curtailment reserve, which serves as additional collateral for the 50 Central Park South Loan, however, no excess cash flow is contemplated prior to the anticipated repayment date.

     Hyper-amortization. Commencing on the anticipated repayment date of October 11, 2010, if the 50 Central Park South Loan is not paid in full, the 50 Central Park South Loan enters into a hyper-amortization period through October 11, 2033. The interest rate applicable to the 50 Central Park South Loan during such hyper-amortization period will increase to 2.0% over the mortgage rate.

     Management.  Not applicable.

Lloyd Center

     The Loan. The Mortgage Loan (the "Lloyd Center Loan") is secured by a first mortgage encumbering a regional mall located in Portland, Oregon. The Lloyd Center Loan represents approximately 7.3% of the Cut-Off Date Pool Balance. The Lloyd Center Loan was originated on May 12, 2003, and has a principal balance as of the Cut-Off Date of $69,854,617. The Lloyd Center Loan, which is evidenced by a pari passu note dated May 12, 2003, is a portion of a whole loan with an original principal balance of $140,000,000. The other loan related to the Lloyd Center Loan is evidenced by a separate note dated May 12, 2003 (the "Lloyd Center Pari Passu Loan"), with an original principal balance of $70,000,000. The Lloyd Center Pari Passu Loan will not be an asset of the trust. The Lloyd Center Loan and the Lloyd Center Pari Passu Loan will be governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement related to a separate securitization as described in this preliminary prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL - Co-Lender Loans".

     The Lloyd Center Loan has a remaining term of 118 months to its anticipated repayment date of June 11, 2013. The Lloyd Center Loan may be prepaid on or after March 11, 2013, and permits total or partial defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is LC Portland, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lloyd Center Loan. The sponsor of the borrower is Glimcher Realty Trust ("Glimcher"). Glimcher is a fully integrated, self-administered and self-managed publicly traded REIT rated BB/Ba3 by S&P and Moody's, respectively. Glimcher owns, lease, manages, acquires and develops enclosed regional shopping malls, shopping centers and single tenant retail properties in the United States. Glimcher and its affiliates currently have interests in 71 properties in 22 states, totaling approximately 25.6 million square feet.

     The Property. The Mortgaged Property is an approximately 1,229,140 square foot regional mall situated on approximately 37.9 acres, constructed in 1960 and renovated in 1991. The Mortgaged Property is located in Portland, Oregon, within the Portland-Salem, Oregon-Washington metropolitan statistical area. As of April 25, 2003, the occupancy rate for the Mortgaged Property securing the Lloyd Center Loan was approximately 95.1%. The Mortgaged Property is anchored by a Nordstrom and a Sears, which are not part of the collateral.

     The largest tenant is Meier & Frank ("Meier & Frank"), a division of the May Department Stores Company, occupying approximately 297,050 square feet, or approximately 24.2% of the net rentable area. A full-line department store for the entire family, Meier & Frank operates 21 stores in 10 markets in the Northwest. The Meier & Frank lease expires in January 2006. As of August 1, 2003, The May Department Stores Company was rated "Baa1" by Moody's and "BBB+" by S&P. The second largest tenant is Dollar Tree Stores, Inc. ("Dollar Tree"), occupying approximately 79,242 square feet or 6.4% of the net rentable area. Dollar Tree operates discount variety stores offering merchandise at the fixed price of $1.00. The Dollar Tree lease expires in July 2010. The third largest tenant is Lloyd Center Cinemas, occupying approximately 66,403 square feet, or approximately 5.4% of the net rentable area. Lloyd Center Cinemas is owned and operated by Regal Cinemas, which operates a cinema on one of the outparcels of the Mortgaged Property. The Lloyd Center Cinemas lease expires in December 2011.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                % OF
                                                               ACTUAL     NET RENTABLE     % OF NET      DATE OF LEASE
      TENANT                                                    RENT       AREA (SF)     RENTABLE AREA     EXPIRATION
      ------                                                 ----------   ------------   -------------   --------------
      Nordstrom (Anchor owned, not part of collateral).....                 130,000
      Sears (Anchor owned, not part of collateral).........                 111,645
      Meier & Frank Company................................      1.5%       297,050          24.2%        January 2006
      Dollar Tree..........................................      0.9%        79,242           6.4%         July 2010
      Lloyd Center Cinemas (Ground Lease)..................      0.8%        66,403           5.4%       December 2011
      Safeway, Inc. (Ground Lease).........................      1.8%        56,415           4.6%       December 2018
      Toys "R" Us..........................................      1.5%        47,035           3.8%        January 2005
      Marshall's...........................................      2.5%        37,800           3.1%        January 2004
      Ross Dress For Less..................................      3.7%        35,516           2.9%       November 2013
      Lloyd Mall Cinema 8..................................      4.1%        31,179           2.5%        January 2012
      Barnes & Noble.......................................      2.7%        27,500           2.2%        January 2012
      OHSU Medical Group...................................      2.3%        23,130           1.9%        January 2007
      Lloyd Center Ice Rink (Ohio Entertainment Corp.).....      1.3%        22,034           1.8%       February 2004

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                                      CUMULATIVE
                                                      WA BASE                              CUMULATIVE   % OF ACTUAL   % OF ACTUAL
                                       # OF ROLLING   RENT/SF   TOTAL SF   % OF TOTAL SF    % OF SF        RENT          RENT
      YEAR                                LEASES      ROLLING   ROLLING     ROLLING(1)     ROLLING(1)   ROLLING(1)    ROLLING(1)
      ----                             ------------   -------   --------   -------------   ----------   -----------   -----------
      2003...........................       15        $26.01     27,435         2.2%           2.2%         4.3%          4.3%
      2004...........................       24        $16.18    133,816        10.9%          13.1%        13.1%         17.4%
      2005...........................       16        $14.75     88,128         7.2%          20.3%         7.9%         25.3%
      2006...........................       33        $ 6.32    353,152        28.7%          49.0%        13.5%         38.8%
      2007...........................       23        $22.92     85,485         7.0%          56.0%        11.9%         50.6%
      2008...........................       14        $28.76     24,200         2.0%          57.9%         4.2%         54.9%
      2009...........................        6        $26.89     19,570         1.6%          59.5%         3.2%         58.0%
      2010...........................        9        $ 7.71     95,465         7.8%          67.3%         4.5%         62.5%
      2011...........................       18        $16.67    114,617         9.3%          76.6%        11.6%         74.1%
      2012...........................       22        $24.80    116,243         9.5%          86.1%        17.4%         91.5%
      2013...........................        5        $19.65     46,656         3.8%          89.9%         5.5%         97.0%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain monthly escrows of real estate taxes, insurance (unless the policies are blanket policies), ground rent and replacement reserves in the amount of $240,000 per year. In addition, the loan documents require the borrower to deposit with the mortgagee at the closing of the Lloyd Center Loan, a sum of $1,065,593 (aggregated with the corresponding amount relative to the Lloyd Center Pari Passu Loan) for tenant improvements for a total of 5 tenants representing 6.4% of the net rentable area. The loan documents also require the borrower to deposit with the mortgagee (aggregated with the corresponding amount relative to the Lloyd Center Pari Passu Loan) a sum of $660,000 per year for tenant improvements and leasing commissions. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of June 11, 2013, if the Lloyd Center Loan is not paid in full, the Lloyd Center Loan enters into a hyper-amortization period through June 11, 2033. The interest rate applicable to the Lloyd Center Loan during such hyper-amortization period will increase to the greater of the mortgage rate plus 5.0% or the current ten-year treasury plus 5.0%.

     Management. Glimcher Properties Limited Partnership and Glimcher Development Corporation, each an affiliate of Glimcher Realty Trust are the property managers for the Mortgaged Property securing the Lloyd Center Loan. Glimcher Realty Trust or its affiliates currently manage approximately 25.6 million square feet of commercial space. The property manager is affiliated with the sponsor.

1370 Broadway

     The Loan. The Mortgage Loan (the "1370 Broadway Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The 1370 Broadway Loan represents approximately 4.6% of the Cut-Off Date Pool Balance. The 1370 Broadway Loan was originated on July 31, 2003, and has a principal balance as of the Cut-Off Date of $44,000,000. The companion loan also secured by the Mortgaged Property securing the 1370 Broadway Loan is evidenced by a separate note dated July 31, 2003 (the "1370 Broadway Companion Loan") and has a principal balance of $4,000,000 as of the Cut-Off Date. The 1370 Broadway Companion Loan will not be an asset of the trust. The 1370 Broadway Loan and the 1370 Broadway Companion Loan will be governed by an intercreditor and servicing agreement, as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL - AB Mortgage Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement.

     The 1370 Broadway Loan has a remaining term of 84 months to its anticipated repayment date of August 11, 2010. The 1370 Broadway Loan may be prepaid on or after June 11, 2010 and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is 1370 Owners, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1370 Broadway Loan. The sponsors are Marilyn Sitt and Jack Cohen. Sitt Asset Management and its related entities own and manage approximately 1.5 million square feet of commercial space, part of which is located in New York City near the subject matter. Carlton Associates, Inc., established by the Cohen family in 1993, is a closely held asset management firm that manages money for high net worth individuals. Mr. Cohen is the Vice President of Carlton Associates, Inc.

     The Property. The Mortgaged Property is an approximately 244,883 square foot office building situated on approximately 0.3 acres. The Mortgaged Property was constructed in 1922 and was renovated in 1995. The Mortgaged Property is located in New York, New York, within the New York City metropolitan statistical area. As of July 1, 2003, the occupancy rate for the Mortgaged Property securing the 1370 Broadway Loan was approximately 93.4%.

     The largest tenant is Rosenthal & Rosenthal ("Rosenthal") occupying approximately 52,938 square feet, or approximately 21.6% of the net rentable area. Founded in 1938 by Imre J. Rosenthal, Rosenthal is a privately held factoring and finance company, and the principal unit of the Rosenthal Group. The Rosenthal lease expires in March 2012. The second largest tenant is Esprit de Corps ("Esprit"), occupying approximately 28,562 square feet, or approximately 11.7% of the net rentable area. Esprit, a subsidiary of Esprit Holdings Limited, is engaged in the design, sourcing, retail and wholesale distribution and licensing of an extensive range of women's, men's and children's apparel, footwear, accessories and other licensed products ranging from timewear, eyewear, jewel and fragrance, to bedding and other home products under the globally recognized ESPRIT brand name. The Esprit lease expires in September 2007. The third largest tenant is Outer Stuff, LTD. ("Outer Stuff"), occupying approximately 15,856 square feet, or approximately 6.5% of the net rentable area. Outer Stuff is a leading children's apparel company and currently holds licensing agreements with all major professional sports leagues and more than 100 college teams. The Outer Stuff lease expires in February 2009.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                                 NET
                                                                % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
      TENANT                                                       RENT       AREA (SF)   RENTABLE AREA     EXPIRATION
      ------                                                    -----------   ---------   -------------   --------------
      Rosenthal & Rosenthal...............................         25.0%       52,938         21.6%         March 2012
      Esprit De Corps.....................................         13.0%       28,562         11.7%       September 2007
      Outer Stuff, LTD. ..................................          7.3%       15,856          6.5%       February 2009
      Jovani..............................................          5.5%       15,856          6.5%        January 2013
      Berlin Cameron (WPP Group PLC)......................          7.3%       15,652          6.4%       November 2004
      Paul Davril (Guess Mens)............................          4.5%       14,281          5.8%       February 2005

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                             CUMULATIVE
                                           WA BASE                               CUMULATIVE    % OF ACTUAL   % OF ACTUAL
                             # OF LEASES   RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF         RENT          RENT
      YEAR                     ROLLING     ROLLING   ROLLING     ROLLING(1)      ROLLING(1)    ROLLING(1)    ROLLING(1)
      ----                   -----------   -------   --------   -------------   ------------   -----------   -----------
      2003.................       1        $23.50      5,674         2.3%            2.3%          2.0%          2.0%
      2004.................      12        $28.08     44,194        18.0%           20.4%         18.8%         20.8%
      2005.................       2        $21.91     15,162         6.2%           26.6%          5.0%         25.8%
      2006.................       2        $28.98      5,671         2.3%           28.9%          2.5%         28.3%
      2007.................       3        $30.41     40,295        16.5%           45.3%         18.6%         46.9%
      2008.................       1        $80.61      1,575         0.6%           46.0%          1.9%         48.8%
      2009.................       1        $30.60     15,856         6.5%           52.4%          7.3%         56.1%
      2010.................       2        $30.67      7,983         3.3%           55.7%          3.7%         59.9%
      2011.................       0        $ 0.00          0        0.00%           55.7%          0.0%         59.9%
      2012.................       2        $31.20     52,938        21.6%           77.3%         25.0%         84.9%
      2013.................       2        $22.99     24,907        10.2%           87.5%          8.7%         93.5%

---------------

    (1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents required the borrower to deposit with the mortgagee (i) at the closing of the 1370 Broadway Loan, a sum of $1,000,000, and (ii) a sum of $244,883 per year, for tenant improvements and leasing commissions, not to exceed $1,500,000 in the aggregate. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of August 11, 2010, if the 1370 Broadway Loan is not paid in full, the 1370 Broadway Loan enters into a hyper-amortization period through August 11, 2030. The interest rate applicable to the 1370 Broadway Loan during such hyper-amortization period will increase to 2.0% over the mortgage rate.

     Management. Sitt Asset Management is the property manager for the Mortgaged Property securing the 1370 Broadway Loan. Sitt Asset Management and its related entities own and manage approximately 1.5 million square feet of commercial space throughout the country, including 469 7th Avenue, 240 W. 40th and 1369 Broadway, all office buildings located in New York City. The property manager is affiliated with the sponsor.

Westview Mall

     The Loan. The Mortgage Loan (the "Westview Mall Loan") is secured by a first deed of trust encumbering an anchored retail center located in Catonsville, Maryland. The Westview Mall Loan represents approximately 4.0% of the Cut-Off Date Pool Balance. The Westview Mall Loan was originated on July 30, 2003, has a principal balance as of the Cut-Off Date of $38,000,000.

     The Westview Mall Loan has a remaining term of 120 months and matures on August 11, 2013. The Westview Mall Loan may be prepaid on or after May 11, 2013, and permits defeasance with United States government obligations beginning three years after its first payment date.

     The Borrower. The borrower is Westview Center Associates, L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westview Mall Loan. The sponsor of the borrower is Milton Peterson. Mr. Peterson is a principal and Chairman of the Peterson Companies, one of the largest and most successful real estate development companies in the Washington, DC region. Peterson Companies has thirty-five years of experience in developing approximately 20,000 residential lots, 3 million square feet of retail space and 4 million square feet of quality office space.

     The Property. The Mortgaged Property is an approximately 602,526 square foot anchored retail center situated on approximately 42 acres. The Mortgaged Property was constructed in 1957, and renovated in 2003. The Mortgaged Property is located in Catonsville, Maryland, within the Washington-Baltimore, DC-MD-VA-WV metropolitan statistical area. As of July 31, 2003, the occupancy rate for the Mortgaged Property securing the Westview Mall Loan was approximately 97.2%.

     The largest tenant is Value City Department Stores, Inc. ("Value City") occupying approximately 187,974 square feet, or approximately 31.2% of the net rentable area. Value City is a diversified off-price retailer of apparel, accessories, and home furnishings operating three retail subsidiaries: Value City Department Stores, DSW Shoe Warehouse, Inc. and Filene's Basement, Inc. The Value City lease expires in September 2023. The second largest tenant is Lowe's, a subsidiary of Lowe's Companies, Inc. ("Lowe's"), occupying approximately 135,197 square feet, or approximately 22.4% of the net rentable area. Lowe's is a retailer of home improvement products, with a specific emphasis on retail do-it-yourself and commercial business customers. As of August 1, 2003, Lowe's had senior unsecured debt ratings of "A3" by Moody's, "A" by S&P and "A" by Fitch. The Lowe's lease expires in January 2020. The third largest tenant is Sam's Real Estate Business Trust, doing business as Sam's Club, occupying approximately 130,345 square feet, or approximately 21.6% of the net rentable area. Sam's Club is a subsidiary of Wal-Mart Stores, Inc. Sam's Club is a warehouse membership club, which offers bulk displays of name brand merchandise, including hard-goods, some soft-goods, institutional-size grocery items and some private label items. As of August 1, 2003, Wal-Mart had senior unsecured debt ratings of "Aa2" by Moody's, "AA" by S&P and "AA" by Fitch. The Sam's Club lease expires in February 2026.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                                 NET
                                                                % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
      TENANT                                                       RENT       AREA (SF)   RENTABLE AREA     EXPIRATION
      ------                                                    -----------   ---------   -------------   --------------
      Value City..........................................             9.5%    187,974        31.2%       September 2023
      Lowe's..............................................            17.7%    135,197        22.4%        January 2020
      Sam's Club..........................................            19.6%    130,345        21.6%       February 2026
      United Artist Theatres..............................             9.1%     34,997         5.8%        January 2006
      Ross Dress for Less.................................             9.8%     30,000         5.0%        January 2014

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                           CUMULATIVE
                                           WA BASE                              CUMULATIVE   % OF ACTUAL   % OF ACTUAL
                             # OF LEASES   RENT/SF   TOTAL SF   % OF TOTAL SF    % OF SF        RENT          RENT
      YEAR                     ROLLING     ROLLING   ROLLING     ROLLING(1)     ROLLING(1)   ROLLING(1)    ROLLING(1)
      ----                   -----------   -------   --------   -------------   ----------   -----------   -----------
      2003.................       0        $ 0.00          0         0.0%           0.0%         0.0%          0.0%
      2004.................       0        $ 0.00          0         0.0%           0.0%         0.0%          0.0%
      2005.................       3        $24.57      9,644         1.6%           1.6%         6.4%          6.4%
      2006.................       2        $ 9.90     37,952         6.3%           7.9%        10.2%         16.7%
      2007.................       1        $19.31      9,000         1.5%           9.4%         4.7%         21.4%
      2008.................       5        $17.66     16,016         2.7%          12.1%         7.7%         29.1%
      2009.................       1        $20.09      1,493         0.2%          12.3%         0.8%         29.9%
      2010.................       0        $ 0.00          0         0.0%          12.3%         0.0%         29.9%
      2011.................       0        $ 0.00          0         0.0%          12.3%         0.0%         29.9%
      2012.................       0        $ 0.00          0         0.0%          12.3%         0.0%         29.9%
      2013.................       7        $17.64     28,294         4.7%          17.0%        13.6%         43.5%

---------------

    (1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and provide for replacement reserves. In addition, the loan documents required the borrower to deposit with the mortgagee at the closing of the Westview Mall Loan, a sum of $1,650,000 consisting of (i) a $1,000,000 letter of credit to be released upon completion of construction of a new building on the Mortgaged Property and evidence that the borrower has satisfied certain leasing requirements for the new building, (ii) a $500,000 cash holdback to be released upon satisfaction by the borrower of certain occupancy and rental thresholds, and (iii) a $150,000 cash holdback to be released upon the timely delivery by the borrower to the Ross Dress for Less tenant of its leased space. The loan documents also require the borrower to deposit with the mortgagee a sum of $90,000 per year for tenant improvements and leasing commissions, not to exceed $500,000 in the aggregate. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account.  The loan documents do not require a lock box account.

     Management. Peterson Retail Management, a division of The Peterson Companies, is the property manager for the Mortgaged Property securing the Westview Mall Loan. The property manager is affiliated with the sponsor.

Village Center at Dulles

     The Loan. The Mortgage Loan (the "Village Center at Dulles Loan") is secured by a first deed of trust encumbering an anchored retail center located in Herndon, Virginia. The Village Center at Dulles Loan represents approximately 3.9% of the Cut-Off Date Pool Balance. The Village Center at Dulles Loan was originated on July 14, 2003, and has a principal balance as of the Cut-Off Date of $37,000,000. The Village Center at Dulles Loan provides for interest-only payments for the length of the loan term.

     The Village Center at Dulles Loan has a remaining term of 84 months and matures on August 11, 2010. The Village Center at Dulles Loan may be prepaid with the payment of a yield maintenance premium on or after September 11, 2005, and may be prepaid without penalty or premium on or after May 11, 2010.

     The Borrower. The borrower is Columbia Retail Dulles, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Village Center at Dulles Loan. The sponsor of the borrower is Regency Center REIT ("Regency"), a national owner, operator, and developer of grocery anchored neighborhood retail centers, in business since 1963. Regency currently owns and operates approximately 261 retail properties totaling approximately 29.5 million square feet located in high growth markets throughout the United States.

     The Property. The Mortgaged Property is an approximately 289,602 square foot anchored retail center situated on approximately 28.5 acres and was constructed in 1991. The Mortgaged Property is located in Herndon, Virginia, within the Washington-Baltimore, DC-MD-VA-WV metropolitan statistical area. As of May 27, 2003, the occupancy rate for the Mortgaged Property securing the Village Center at Dulles Loan was approximately 99.2%.

     The largest tenant is Shoppers Food Warehouse, Corp., ("Shoppers Food") a subsidiary of Supervalu, Inc. ("Supervalu") occupying approximately 48,424 square feet, or approximately 16.7% of the net rentable area. Supervalu is a wholesale supplier of food and nonfood products, as well as a grocery retailer conducting its retail grocery operations under three different formats: extreme value stores, regional price superstores (which includes Shoppers Food), and regional supermarkets. As of August 1, 2003, Supervalu had senior unsecured debt ratings of "Baa3" by Moody's and "BBB" by S&P. The Shoppers Food lease expires in January 2012. The second largest tenant is Dulles Gyms, LLC doing business as Gold's Gym, an affiliate of Gold's Gym International, Inc. ("Gold's Gym"), occupying approximately 44,460 square feet, or approximately 15.4% of the net rentable area. Gold's Gym has franchise agreements with more than 670 gyms in 26 countries, and operates the largest co-ed gym in the world. The Gold's Gym lease expires in August 2013. The third largest tenant is McNair Farms CVS, Inc., doing business as CVS, an affiliate of CVS Corporation ("CVS"), occupying approximately 25,460 square feet, or approximately 8.8% of the net rentable area. CVS sells prescription drugs and various general merchandise products. As of August 1, 2003, CVS had senior unsecured debt ratings of "A2" by Moody's and "A" by S&P. The CVS lease expires in November 2006.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                               NET
                                                              % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
      TENANT                                                     RENT       AREA (SF)   RENTABLE AREA     EXPIRATION
      ------                                                  -----------   ---------   -------------   --------------
      Shoppers Food Warehouse...............................     11.1%       48,424         16.7%        January 2012
      Gold's Gym............................................      7.2%       44,460         15.4%        August 2013
      CVS...................................................      5.4%       25,460          8.8%       November 2006
      Staples...............................................      5.8%       20,940          7.2%        August 2007
      Chuck E. Cheese.......................................      5.0%       13,658          4.7%          May 2007

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                            CUMULATIVE
                                            WA BASE                              CUMULATIVE   % OF ACTUAL   % OF ACTUAL
                              # OF LEASES   RENT/SF   TOTAL SF   % OF TOTAL SF    % OF SF        RENT          RENT
      YEAR                      ROLLING     ROLLING   ROLLING     ROLLING(1)     ROLLING(1)   ROLLING(1)    ROLLING(1)
      ----                    -----------   -------   --------   -------------   ----------   -----------   -----------
      2003..................       4        $13.33      7,259         2.5%           2.5%         2.0%           2.0%
      2004..................       6        $21.28     17,526         6.1%           8.6%         7.6%           9.6%
      2005..................       4        $17.78     15,588         5.4%          13.9%         5.7%          15.2%
      2006..................      10        $15.56     40,860        14.1%          28.0%        13.0%          28.2%
      2007..................       5        $16.99     51,010        17.6%          45.7%        17.7%          45.9%
      2008..................       3        $23.21      8,094         2.8%          48.5%         3.8%          49.7%
      2009..................       2        $34.87      6,306         2.2%          50.6%         4.5%          54.2%
      2010..................       1        $20.54      2,437         0.8%          51.5%         1.0%          55.2%
      2011..................       6        $29.91     18,663         6.4%          57.9%        11.4%          66.6%
      2012..................      12        $16.42     65,114        22.5%          80.4%        21.8%          88.4%
      2013..................       3        $10.48     54,285        18.7%          99.2%        11.6%         100.0%

---------------

    (1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents do not require escrows. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. The Village Center at Dulles Loan documents do not require a lock box account.

     Management. JBG Rosenfeld is the property manager for the Mortgaged Property securing the Village Center at Dulles Loan. JBG Rosenfeld, founded in 1995, is a joint venture between two of Washington's premier real estate firms - Rosenfeld Realty and The JBG Companies, each of whom have over 40 years experience in the industry. The Company has a portfolio of 18 shopping centers and 9 freestanding store sites totaling approximately 3.7 million square feet, all located in the Mid-Atlantic region of the United States.

Signature Place

     The Loan. The Mortgage Loan (the "Signature Place Loan") is secured by a first deed of trust encumbering a 440-unit conventional multifamily complex located in Tempe, Arizona. The Signature Place Loan represents approximately 2.8% of the Cut-Off Date Pool Balance. The Signature Place Loan was originated on August 4, 2003, and has a principal balance as of the Cut-Off Date of $26,480,000. The Signature Place Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Signature Place Loan has a remaining term of 120 months to its anticipated repayment date of August 11, 2013. The Signature Place Loan may be prepaid on or after June 11, 2013, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is MIC SP, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Signature Place Loan. The sponsors are Abbot Apter and Maureen Spanier. Mr. Apter and Ms. Spanier act as the President and Chief Financial Officer, respectively, of the Mercury Investment Company, a private business investment and consulting group located in Duluth, Minnesota.

     The Property. The Mortgaged Property is a 440-unit garden-style apartment complex consisting of 53 two-story buildings on approximately 24.0 acres and was constructed in 1997. The Mortgaged Property is located in Tempe, Arizona, within the Phoenix-Mesa, Arizona metropolitan statistical area. As of March 20, 2003, the occupancy rate for the Mortgaged Property securing the Signature Place Loan was approximately 85.7%. The Mortgaged Property includes such amenities as a clubhouse complex, which contains a business center, a fitness center and a multi-purpose area fitted with a full kitchen. The Mortgaged Property also includes two swimming pools, water features, lighted tennis courts and an indoor racquetball court.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                                           APPROXIMATE      % OF NET
                                                 NO. OF    APPROXIMATE     NET RENTABLE   RENTABLE AREA   ASKING RENTAL
      UNIT MIX                                   UNITS    UNIT SIZE (SF)    AREA (SF)         (SF)            RANGE
      --------                                   ------   --------------   ------------   -------------   -------------
      1-BR/1-BA................................   220           797          175,340           40.9%           $725-800
      1-BR/Den/1-BA............................    40           953           38,120            8.9%           $850-925
      2-BR/2-BA................................   160         1,183          189,320           44.1%          $950-1050
      3-BR/2-BA................................    20         1,317           26,340            6.1%         $1200-1200
                                                  ---                        -------          -----
      Total/Weighted Average...................   440           975          429,120          100.0%      $874/$0.90/SF
                                                  ===                        =======          =====

     Escrows. The loan documents provide for certain escrows of real estate taxes and replacement reserves. In addition, the loan documents required the borrower to deposit with the mortgagee at the closing of the Signature Place Loan, a sum of $1,000,000 for replacement reserves. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account.  At any time during the term of the Signature Place Loan,
(i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x on a trailing twelve month basis, (ii) upon the occurrence of an event of default under the loan documents, or (iii) three months prior to the anticipated repayment date, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box.

     Hyper-amortization. Commencing on the anticipated repayment date of August 11, 2013, if the Signature Place Loan is not paid in full, the Signature Place Loan enters into a hyper-amortization period through August 11, 2033. The interest rate applicable to the Signature Place Loan during such hyper-amortization period will increase to 2% over the mortgage rate.

     Property Management. Bernard/Allison Investment Services is the property manager for the Mortgaged Property securing the Signature Place Loan. Bernard/Allison Investment Services currently manages approximately 19,000 apartment units in the markets of Phoenix and Tucson, Arizona, Albuquerque, New Mexico and Salt Lake City, Utah.

Coral Sky Plaza

     The Loan. The Mortgage Loan (the "Coral Sky Plaza Loan") is secured by a first mortgage encumbering an anchored retail center located in Royal Palm Beach, Florida. The Coral Sky Plaza Loan represents approximately 2.6% of the Cut-Off Date Pool Balance. The Coral Sky Plaza Loan was originated on July 23, 2003, and has a principal balance as of the Cut-Off Date of $25,200,000. The Mortgage Loan is evidenced by two cross-defaulted promissory notes with identical terms (except for the principal balance) that are treated as a single promissory note for all purposes herein. Each borrower executed a promissory note and the mortgage encumbering its portion of the Mortgaged Property to secure each of such notes.

     The Coral Sky Plaza Loan has a remaining term of 120 months to its anticipated repayment date of August 11, 2013. The Coral Sky Plaza Loan may be prepaid on or after June 11, 2013, and permits defeasance with United States government obligations beginning three years after its first payment date.

     The Borrower. The borrowers are Fairgrounds Associates Ltd. and Second Fairgrounds Associates Ltd, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Coral Sky Plaza Loan. The sponsor of the borrowers is Murray
H. Goodman, the CEO of The Goodman Company. The Goodman Company, based in West Palm Beach, is a national commercial real estate development and management company, with more than 15 million square feet of retail, office, and hospitality real estate throughout Florida and the Northeastern United States.

     The Property. The Mortgaged Property is a 232,765 square foot anchored retail center, situated on 26.6 acres and was constructed between 1999 and 2001. The Mortgaged Property is located in Royal Palm Beach, Florida, within the West Palm Beach-Boca Raton, Florida metropolitan statistical area. As of March 31, 2003, the occupancy rate for the Mortgaged Property securing the Coral Sky Plaza Loan was approximately 98.3%.

     The largest tenant is BJ's Wholesale Club ("BJ's"), occupying 108,532 square feet, or approximately 46.6% of the net rentable area. BJ's is a membership wholesale outlet selling various items, including canned, fresh and frozen foods, along with general merchandise, including apparel, housewares, office equipment and small appliances. The BJ's lease expires in January 2020. The second largest tenant is Ross Dress for Less ("Ross"), occupying 30,187 square feet, or approximately 13.0% of the net rentable area. Ross operates a chain of off-price retail apparel and home accessories including small furnishings, educational toys and games, luggage, and gourmet foods. As of August 1, 2003, Ross had a senior unsecured debt rating of "BBB" by S&P. The Ross lease expires in January 2012. The third largest tenant is Bed Bath & Beyond, occupying 30,000 square feet, or approximately 12.9% of the net rentable area. Bed Bath & Beyond operates a chain of superstores nationwide, which sell domestics merchandise and home furnishings. As of August 1, 2003, Bed Bath & Beyond had a senior unsecured debt rating of "BBB" by S&P. The Bed Bath & Beyond lease expires in January 2012.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                                 NET
                                                                % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
      TENANT                                                       RENT       AREA (SF)   RENTABLE AREA     EXPIRATION
      ------                                                    -----------   ---------   -------------   --------------
      BJ's................................................         35.5%       108,532        46.6%        January 2020
      Ross Dress for Less.................................         13.2%        30,187        13.0%        January 2012
      Bed Bath & Beyond...................................         12.2%        30,000        12.9%        January 2012
      Old Navy............................................         10.0%        23,000         9.9%         June 2006
      Party City..........................................          6.7%        10,000         4.3%        August 2011

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                            CUMULATIVE
                                            WA BASE                              CUMULATIVE   % OF ACTUAL   % OF ACTUAL
                              # OF LEASES   RENT/SF   TOTAL SF    % OF TOTAL      % OF SF        RENT          RENT
      YEAR                      ROLLING     ROLLING   ROLLING    SF ROLLING(1)   ROLLING(1)   ROLLING(1)    ROLLING(1)
      ----                    -----------   -------   --------   -------------   ----------   -----------   -----------
      2003..................       2        $18.08      6,906         3.0%           3.0%         5.0%          5.0%
      2004..................       0        $ 0.00          0         0.0%           3.0%         0.0%          5.0%
      2005..................       0        $ 0.00          0         0.0%           3.0%         0.0%          5.0%
      2006..................       3        $13.10     34,669        14.9%          17.9%        18.0%         23.0%
      2007..................       1        $18.54      7,940         3.4%          21.3%         5.8%         28.8%
      2008..................       0        $ 0.00          0         0.0%          21.3%         0.0%         28.8%
      2009..................       0        $ 0.00          0         0.0%          21.3%         0.0%         28.8%
      2010..................       0        $ 0.00          0         0.0%          21.3%         0.0%         28.8%
      2011..................       1        $17.00     10,000         4.3%          25.6%         6.7%         35.6%
      2012..................       2        $10.63     60,187        25.9%          51.4%        25.4%         61.0%
      2013..................       0        $ 0.00          0         0.0%          51.4%         0.0%         61.0%

---------------

    (1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents do not require the escrow of real estate taxes, insurance or replacement reserves. However, the loan documents do require the borrower to deposit with the mortgagee a sum of $46,553 per year for tenant improvements and leasing commissions, not to exceed $350,000 in the aggregate. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. Two months prior to the anticipated repayment date, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of August 11, 2013, if the Coral Sky Plaza Loan is not paid in full, the Coral Sky Plaza Loan enters into a hyper-amortization period through August 11, 2033. The interest rate applicable to the Coral Sky Plaza Loan during such hyper-amortization period will increase to the greater of the mortgage rate plus 2.5% increasing 0.25% per annum, or 2.5% over the current ten-year treasury.

     Management. The Goodman Company is the property manager for the Mortgaged Property securing the Coral Sky Plaza Loan. The sponsor of the subject, Murray
H. Goodman, is the CEO of the Goodman Company, which has developed more than 15 million square feet of retail, office and hospitality real estate in the past 50 years. The property manager is affiliated with the sponsor.

Port Authority Building

     The Loan. The Mortgage Loan (the "Port Authority Building Loan") is secured by a first mortgage encumbering an approximately 304,000 square foot office building located in Jersey City, New Jersey. The Port Authority Building Loan represents approximately 2.2% of the Cut-Off Date Pool Balance. The Port Authority Building Loan was originated on June 24, 2003, and has a principal balance as of the Cut-Off Date of $20,965,019.

     The Port Authority Building Loan has a remaining term of 119 months and matures on July 11, 2013. The Port Authority Building Loan permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Trends Urban Renewal Association Limited, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Port Authority Building Loan. The sponsor is Joshua Goldstein. Mr. Goldstein is the Vice President of Goldstein Family Partnership, L.P., which is the sole stockholder of Lynmark Construction & Management Co, Inc. ("Lynmark"). Lynmark and related companies have been involved in the construction, development, management and ownership of properties in the New York City metropolitan area since 1976. Mr. Goldstein represents the third generation of the Goldstein family to own and invest in real estate. Holdings include office, multifamily and industrial properties in the states of New York, New Jersey and Connecticut.

     The Property. The Mortgaged Property is an approximately 304,000 square foot office building situated on approximately 4.0 acres. The Mortgaged Property was constructed in 1970 and has been renovated several times since 1984. The Mortgaged Property is located in Jersey City, New Jersey within the New
York - Northern New Jersey - Long Island, NY-NJ-CT-PA metropolitan statistical area. As of May 29, 2003, the occupancy rate for the Mortgaged Property securing the Port Authority Loan was 100.0%.

     The Mortgaged Property is 100% leased to The Port Authority of New York and New Jersey ("Port Authority"). The Port Authority is a bi-state agency, which operates and maintains airports, tunnels, bridges, a commuter rail system, shipping terminals and other facilities within the Port District, an area surrounding the Statue of Liberty. As of July 31, 2003, the Port Authority had a senior unsecured debt rating of "AA-" by S&P. The Port Authority lease expires in February 2020, with two 10-year renewal options.

     Escrows. The loan documents do not require escrows of real estate taxes or insurance, but do provide for replacement reserves. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account.  The loan documents do not require a lock box account.

     Management. The Goldstein Management Corporation is the property manager for the Mortgaged Property securing the Port Authority Building Loan. Goldstein Management Corporation has been in the real estate management business for approximately 40 years. The property manager is affiliated with the sponsor.

The Shoppes at Union Hill

     The Loan. The Mortgage Loan ("The Shoppes at Union Hill Loan") is secured by a first mortgage encumbering an anchored retail center located in Denville, New Jersey. The Shoppes at Union Hill Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The Shoppes at Union Hill Loan was originated on July 2, 2003, and has a principal balance as of the Cut-Off Date of $20,140,010.

     The Shoppes at Union Hill Loan has a remaining term of 119 months and matures on July 11, 2013. The Shoppes at Union Hill Loan may be prepaid on or after April 11, 2013, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is The Shoppes at Union Hill, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shoppes at Union Hill Loan. The sponsors are P. Jon Meyer and Mark A. Pottschmidt, both principals with Stanbery Development, the developer of the Mortgaged Property. Mr. Pottschmidt founded Stanbery Development, a real estate development company focused on developing high quality niche projects, such as lifestyle centers.

     The Property. The Mortgaged Property is an approximately 87,732 square foot power retail center situated on approximately 14.1 acres. The Shoppes at Union Hill center is designed as a community lifestyle center and was constructed in 2003. The Mortgaged Property is located in Denville, New Jersey, within the New York, New York metropolitan statistical area. As of July 14, 2003, the occupancy rate for the Mortgaged Property securing The Shoppes at Union Hill Loan was approximately 96.7%.

     The largest tenant is The Gap, Inc. ("The Gap"), occupying approximately 10,043 square feet, or approximately 11.4% of the net rentable area. The Gap is a specialty retailer of casual apparel for men, women and children. As of August 1, 2003, The Gap had senior unsecured debt ratings of "Ba3" by Moody's and "BB+" by S&P. The Gap lease expires in April 2013. The second largest tenant is Pier 1 Imports ("Pier 1"), occupying approximately 10,009 square feet, or approximately 11.4% of the net rentable area. Pier 1 offers indoor and outdoor furniture, lamps, dinnerware, candles, and other specialty products. As of August 1, 2003, Pier 1 had senior unsecured debt ratings of "Baa3" by Moody's and "BBB-" by S&P. The Pier 1 lease expires in February 2013. The third largest tenant is Talbots, Inc. ("Talbots"), occupying approximately 9,105 square feet, or approximately 10.4% of the net rentable area. Talbots is a national specialty retailer and cataloger of women's and children's classic apparel, accessories and shoes. The Talbots lease expires in January 2014.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                                  NET
                                                                 % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
      TENANT                                                        RENT       AREA (SF)   RENTABLE AREA    EXPIRATION
      ------                                                     -----------   ---------   -------------   -------------
      The Gap..............................................         10.0%       10,043         11.4%        April 2013
      Pier 1 Imports.......................................         10.4%       10,009         11.4%       February 2013
      Talbots..............................................         10.0%        9,105         10.4%       January 2014
      Banana Republic......................................          6.9%        6,984          8.0%        April 2013
      Ann Taylor Loft......................................          5.7%        4,979          5.7%       January 2014

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                            CUMULATIVE
                                             WA BASE              % OF TOTAL    CUMULATIVE    % OF ACTUAL   % OF ACTUAL
                              # OF LEASES    RENT/SF   TOTAL SF       SF         % OF SF         RENT          RENT
      YEAR                      ROLLING      ROLLING   ROLLING    ROLLING(1)    ROLLING(1)    ROLLING(1)    ROLLING(1)
      ----                   -------------   -------   --------   ----------   ------------   -----------   -----------
      2003.................        0         $ 0.00          0        0.0%          0.0%          0.0%          0.0%
      2004.................        0         $ 0.00          0        0.0%          0.0%          0.0%          0.0%
      2005.................        0         $ 0.00          0        0.0%          0.0%          0.0%          0.0%
      2006.................        0         $ 0.00          0        0.0%          0.0%          0.0%          0.0%
      2007.................        0         $ 0.00          0        0.0%          0.0%          0.0%          0.0%
      2008.................        1         $28.00      2,503        2.9%          2.9%          2.9%          2.9%
      2009.................        0         $ 0.00          0        0.0%          2.9%          0.0%          2.9%
      2010.................        1         $32.00      1,318        1.5%          4.4%          1.8%          4.7%
      2011.................        0         $ 0.00          0        0.0%          4.4%          0.0%          4.7%
      2012.................        0         $ 0.00          0        0.0%          4.4%          0.0%          4.7%
      2013.................       15         $27.94     60,582       69.1%         73.4%         71.2%         75.9%

---------------

    (1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of The Shoppes at Union Hill Loan upon the occurrence of an event of default under the loan documents, or on August 11, 2012, the loan documents require the borrower to notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Mezzanine Loan. The Huntington Real Estate Investment Company has made $2,400,000 mezzanine loan to the borrower's sole member secured by its membership interests in the borrower. The mezzanine loan is coterminus with The Shoppes at Union Hill Loan and is subject to the terms of an intercreditor agreement.

     Management. Levin Management Corporation ("Levin") is the property manager for the Mortgaged Property securing The Shoppes at Union Hill Loan. Levin is based in North Plainfield, New Jersey, and was founded in 1952. The company has been named among the Top 100 shopping center managers for seven consecutive years by Shopping Center World magazine. Levin manages a portfolio of 79 properties comprising approximately 10.0 million square feet of retail space located in New Jersey, New York, Pennsylvania, Virginia and North Carolina.

Via Tuscany Apartments

---------------------------------------------------------------------     -------------------------------------------------
           PROPERTY INFORMATION                                               MORTGAGE LOAN INFORMATION
 Number of Mortgaged Real                                                 Mortgage Loan Seller..............       Wachovia
   Properties.............................                          1     Cut-Off Date Balance..............    $19,158,127
                                                                          Percentage of Cut-Off Date Pool
 Location (City, State)...................              Melbourne, FL       Balance.........................           2.0%
                                                                          Cut-Off Date Loan Balance Per
 Property Type............................  Multifamily - Conventional      Unit............................        $68,422
 Size (Units).............................                        280     Number of Mortgage Loans..........              1
 Occupancy as of April 25, 2003...........                      92.1%     Type of Security..................            Fee
 Year Built/Year Renovated................                    2000/NA     Mortgage Rate.....................         5.190%
 Appraisal Value..........................                $26,500,000     Original Term/Amortization........        120/360
 Underwritten Occupancy...................                      93.6%     Remaining Term/Amortization.......        118/358
 Underwritten Revenues....................                 $3,173,212     Cut-Off Date LTV..................          72.3%
 Underwritten Total Expenses..............                 $1,224,044     ARD LTV...........................          60.0%
 Underwritten Net Operating Income (NOI)..                 $1,949,168     Underwritten DSCR on NOI..........          1.54x
 Underwritten Net Cash Flow (NCF).........                 $1,890,368     Underwritten DSCR on NCF..........          1.50x
---------------------------------------------------------------------     -------------------------------------------------

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                               APPROXIMATE   APPROXIMATE        % OF
                                                   NO. OF       UNIT SIZE    NET RENTABLE   NET RENTABLE    ASKING RENTAL
      UNIT MIX                                     UNITS          (SF)        AREA (SF)       AREA (SF)         RANGE
      --------                                  ------------   -----------   ------------   -------------   -------------
      1-BR/1-BA...........................          104             850         88,400           28.9%        $805-805
      2-BR/2-BA...........................          112           1,175        131,600           43.0        $1010-1010
      3-BR/2-BA...........................           64           1,345         86,080           28.1        $1200-1200
                                                    ---                        -------          -----
      Total/Weighted Average..............          280           1,093        306,080          100.0%      $977/$0.89/SF
                                                    ===                        =======          =====

Lynncroft Shopping Center

----------------------------------------------------------------
           PROPERTY INFORMATION
 Number of Mortgaged Real Properties.......                    1
 Location (City/State).....................       Greenville, NC
 Property Type.............................      Retail-Anchored
 Size (SF).................................              158,180
 Occupancy as of April 10, 2003............                86.7%
 Year Built/Year Renovated.................              2002/NA
 Appraisal Value...........................          $21,280,000
 Underwritten Occupancy....................                83.3%
 Underwritten Revenues.....................           $1,844,390
 Underwritten Total Expenses...............             $315,881
 Underwritten Net Operating Income (NOI)...           $1,528,509
 Underwritten Net Cash Flow (NCF)..........           $1,482,967
----------------------------------------------------------------

----------------------------------------------------------------
         MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................             Wachovia
 Cut-Off Date Balance......................          $16,962,612
 Percentage of Cut-Off Date Pool Balance...                 1.8%
 Cut-off Date Loan Balance Per SF/Unit.....                 $107
 Number of Mortgage Loans..................                    1
 Type of Security..........................                  Fee
 Mortgage Rate.............................               5.150%
 Original Term/Amortization................              120/360
 Remaining Term/Amortization...............              118/358
 Cut-Off Date LTV..........................                79.7%
 Maturity Date LTV.........................                66.0%
 Underwritten DSCR on NOI..................                1.37x
 Underwritten DSCR on NCF..................                1.33x
----------------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                                 NET
                                                                % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
      TENANT                                                       RENT       AREA (SF)   RENTABLE AREA    EXPIRATION
      ------                                                    -----------   ---------   -------------   -------------
      Lowes Foods.............................................     34.9%       49,714         31.4%         July 2022
      Ross Dress for Less.....................................     17.5%       30,082         19.0%       January 2013
      Best Buy................................................     25.1%       30,000         19.0%       January 2018
      Bed Bath & Beyond.......................................     16.2%       20,094         12.7%       January 2013
      Omega Sports............................................      5.1%        6,100          3.9%       October 2007

Shurgard Portfolio

----------------------------------------------------------------
           PROPERTY INFORMATION
 Number of Mortgaged Real Properties.......                    6
 Location (City, State)....................          Various, FL
 Property Type.............................         Self Storage
 Size (Units)..............................                 3305
 Occupancy as of June 1, 2003..............                79.2%
 Year Built/Year Renovated.................            See Table
 Appraisal Value...........................          $24,700,000
 Underwritten Occupancy....................                68.3%
 Underwritten Revenues.....................           $3,093,426
 Underwritten Total Expenses...............           $1,482,128
 Underwritten Net Operating Income (NOI)...           $1,611,298
 Underwritten Net Cash Flow (NCF)..........           $1,557,772
----------------------------------------------------------------

----------------------------------------------------------------
         MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................             Wachovia
 Cut-Off Date Balance......................          $15,169,102
 Percentage of Cut-Off Date Pool Balance...                 1.6%
 Cut-Off Date Loan Balance Per SF..........               $4,590
 Number of Mortgage Loans..................                    6
 Type of Security..........................                  Fee
 Mortgage Rate.............................               5.520%
 Original Term/Amortization................              120/360
 Remaining Term/Amortization...............              118/358
 WA Cut-Off Date LTV.......................                63.5%
 WA Maturity Date LTV......................                53.2%
 WA Underwritten DSCR on NOI...............                1.55x
 WA Underwritten DSCR on NCF...............                1.50x
----------------------------------------------------------------

     The following table presents information relating to the properties in the Shurgard Portfolio:

                                                                    CUT-OFF     CUT-OFF DATE   OCCUPANCY                 APPRAISED
                                                 NO. OF   YEAR       DATE         BALANCE        AS OF      APPRAISED      VALUE
      NAME                        LOCATION       UNITS    BUILT     BALANCE       PER UNIT     6/1/2003       VALUE      PER UNIT
      ----                    -----------------  ------   -----   -----------   ------------   ---------   -----------   ---------
      Shurgard Ormond
        Beach...............  Ormond Beach, FL     523    1999    $ 3,003,881      $5,744        85.5%     $ 4,300,000    $8,222
      Shurgard Hyde Park....  Tampa, FL            559    1999      2,998,892      $5,365        84.3%       5,000,000    $8,945
      Shurgard Daytona
        Beach...............  Daytona Beach, FL    662    1999      2,993,902      $4,523        90.9%       4,500,000    $6,798
      Shurgard Melbourne....  Melbourne, FL        511    1999      2,689,522      $5,263        83.2%       4,000,000    $7,828
      Shurgard Vineland.....  Orlando, FL          426    1999      1,956,016      $4,592        83.1%       2,800,000    $6,573
      Shurgard
        Carrollwood.........  Tampa, FL            624    2000      1,526,890      $2,447        51.0%       4,100,000    $6,571
                                                 -----            -----------                    ----      -----------
      Total/Average.........                     3,305            $15,169,102      $4,590        79.2%     $24,700,000    $7,474
                                                 =====            ===========                    ====      ===========

Yorktown 50 Center

----------------------------------------------------------------
           PROPERTY INFORMATION
 Number of Mortgaged Real Properties.......                    1
 Location (City, State)....................          Fairfax, VA
 Property Type.............................     Office - Medical
 Size (SF).................................               96,477
 Occupancy as of July 15, 2003.............                95.2%
 Year Built/Year Renovated.................       1974/2001-2002
 Appraisal Value...........................          $20,300,000
 Underwritten Occupancy....................                90.0%
 Underwritten Revenues.....................           $2,541,865
 Underwritten Total Expenses...............             $937,630
 Underwritten Net Operating Income (NOI)...           $1,604,235
 Underwritten Net Cash Flow (NCF)..........           $1,450,233
----------------------------------------------------------------

----------------------------------------------------------------
         MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................             Wachovia
 Cut-Off Date Balance......................          $15,000,000
 Percentage of Cut-Off Date Pool Balance...                 1.6%
 Cut-Off Date Loan Balance Per SF..........                 $155
 Number of Mortgage Loans..................                    1
 Type of Security..........................                  Fee
 Mortgage Rate.............................               5.090%
 Original Term/Amortization................               60/360
 Remaining Term/Amortization...............               60/360
 Cut-Off Date LTV..........................                73.9%
 Maturity Date LTV.........................                69.5%
 Underwritten DSCR on NOI..................                1.64x
 Underwritten DSCR on NCF..................                1.49x
----------------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                          NET
                                                         % OF ACTUAL   RENTABLE      % OF NET          DATE OF LEASE
      TENANT                                                RENT       AREA (SF)   RENTABLE AREA         EXPIRATION
      ------                                             -----------   ---------   -------------   ----------------------
      Otolaryngology Association...................         12.7%       11,323         11.7%            October 2012
      Bio-Medical Applications.....................         10.8%       11,104         11.5%             June 2013
      Virginia Cardiac Care........................          8.6%        7,017          7.3%            August 2009
      Merlion & Crantz.............................          5.2%        5,327          5.5%       March 2012, April 2012
      Pediatric Cardiology.........................          5.6%        5,190          5.4%            October 2011

3875 & 3955 Faber Place

----------------------------------------------------------------
          PROPERTY INFORMATION
 Number of Mortgaged Real Properties.....                      1
 Location (City, State)..................   North Charleston, SC
 Property Type...........................        Office-Suburban
 Size (SF)...............................                129,341
 Occupancy as of May 15, 2003............                  95.5%
 Year Built/Year Renovated...............           1997/1999/NA
 Appraisal Value.........................            $17,800,000
 Underwritten Occupancy..................                  90.0%
 Underwritten Revenues...................             $2,387,452
 Underwritten Total Expenses.............               $860,791
 Underwritten Net Operating Income
  (NOI)..................................             $1,526,662
 Underwritten Net Cash Flow (NCF)........             $1,284,742
----------------------------------------------------------------

----------------------------------------------------------------
         MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................             Wachovia
 Cut-Off Date Balance......................          $13,986,552
 Percentage of Cut-Off Date Pool Balance...                 1.5%
 Cut-Off Date Loan Balance Per SF..........                 $108
 Number of Mortgage Loans..................                    1
 Type of Security..........................                  Fee
 Mortgage Rate.............................               5.420%
 Original Term/Amortization................              120/360
 Remaining Term/Amortization...............              119/359
 Cut-Off Date LTV..........................                78.6%
 ARD LTV...................................                65.6%
 Underwritten DSCR on NOI..................                1.61x
 Underwritten DSCR on NCF..................                1.36x
----------------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                            NET
                                                           % OF ACTUAL   RENTABLE      % OF NET        DATE OF LEASE
      TENANT                                                  RENT       AREA (SF)   RENTABLE AREA       EXPIRATION
      ------                                               -----------   ---------   -------------   ------------------
      GSA............................................         22.4%       23,925         18.5%           July 2007
      Allstate Insurance.............................         17.0%       20,985         16.2%         November 2007
      AGW Leasing Company............................         11.0%       12,248          9.5%           June 2007
      P&O Nedloyd....................................          8.9%       10,807          8.4%           March 2007
      Trivergent Communications......................          7.3%        8,856          6.8%       May 2005, May 2010
      TLC Eye Center.................................          6.2%        6,951          5.4%         December 2004

Canterbury Court Apartments

------------------------------------------------------------------
          PROPERTY INFORMATION
 Number of Mortgaged Real Properties....                         2
 Location (City/State)..................           Minneapolis, MN
 Property Type..........................  Multifamily-Conventional
 Size (Units)...........................                       350
 Occupancy as of May 5, 2003............                     80.6%
 Year Built/Year Renovated..............          1971 and 1973/NA
 Appraisal Value........................               $22,375,000
 Underwritten Occupancy.................                     79.5%
 Underwritten Revenues..................                $2,972,791
 Underwritten Total Expenses............                $1,729,938
 Underwritten Net Operating Income
 (NOI)..................................                $1,242,853
 Underwritten Net Cash Flow (NCF).......                $1,154,603
------------------------------------------------------------------

--------------------------------------------------------------------
           MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller..........................            Citigroup
 Cut-Off Date Balance..........................          $12,985,359
 Percentage of Cut-Off Date Pool Balance.......                 1.4%
 Cut-off Date Loan Balance Per SF/Unit.........              $37,101
 Number of Mortgage Loans......................                    1
 Type of Security..............................                  Fee
 Mortgage Rate.................................               4.750%
 Original Term /Amortization...................              120/360
 Remaining Term/ Amortization..................              119/359
 Cut-Off Date LTV..............................                58.0%
 Maturity Date LTV.............................                47.4%
 Underwritten DSCR on NOI......................                1.53x
 Underwritten DSCR on NCF......................                1.42x
--------------------------------------------------------------------

     The following tables present information relating to the unit configuration at each of the Mortgaged Properties:

    CANTERBURY COURT EAST APARTMENTS

                                             NO. OF    APPROXIMATE     APPROXIMATE NET      % OF NET      ASKING RENTAL
      UNIT MIX                               UNITS    UNIT SIZE(SF)   RENTABLE AREA(SF)   RENTABLE AREA   RATE PER UNIT
      --------                               ------   -------------   -----------------   -------------   -------------
      Studio...............................    28           438             12,250              7.7%               $685
      1-BR/1-BA............................   135           797            107,650             67.6                $785
      2-BR/1.5-BA..........................    35         1,089             38,100             23.9               $1015
      3-BR/2-BA............................     1         1,300              1,300              0.8               $1250
                                              ---                          -------            -----
      Total/Weighted Average...............   199           800            159,300            100.0%      $814/$1.02/SF
                                              ===                          =======            =====

    CANTERBURY WEST APARTMENTS

                                            NO. OF    APPROXIMATE      APPROXIMATE NET       % OF NET      ASKING RENTAL
      UNIT MIX                              UNITS    UNIT SIZE(SF)    RENTABLE AREA (SF)   RENTABLE AREA   RATE PER UNIT
      --------                              ------   --------------   ------------------   -------------   -------------
      Studio..............................    16           500               8,000               6.1%               $685
      1-BR/1-BA...........................    87           800              69,600              52.7                $805
      2-BR/1.5-BA.........................    40         1,100              44,000              33.3               $1025
      2-BR/2-BA...........................     8         1,300              10,400               7.9               $1225
                                             ---                           -------             -----
      Total/Weighted Average..............   151           874             132,000             100.0%      $873/$1.00/SF
                                             ===                           =======             =====

Oshtemo Business Park

------------------------------------------------------------------
            PROPERTY INFORMATION
 Number of Mortgaged Real Properties........                     1
 Location (City, State).....................    Oshtemo Township &
                                                Texas Township, MI
 Property Type..............................          Industrial -
                                                  Light Industrial
 Size (SF)..................................               276,067
 Occupancy as of May 28, 2003...............                100.0%
 Year Built/Year Renovated..................          1999-2002/NA
 Appraisal Value............................           $18,100,000
 Underwritten Occupancy.....................                 95.0%
 Underwritten Revenues......................            $1,803,874
 Underwritten Total Expenses................              $481,981
 Underwritten Net Operating Income (NOI)....            $1,321,893
 Underwritten Net Cash Flow (NCF)...........            $1,187,267
------------------------------------------------------------------

----------------------------------------------------------------
         MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................             Wachovia
 Cut-Off Date Balance......................          $12,581,628
 Percentage of Cut-Off Date Pool Balance...                 1.3%
 Cut-Off Date Loan Balance Per SF..........                  $46
 Number of Mortgage Loans..................                    1
 Type of Security..........................                  Fee
 Mortgage Rate.............................               5.300%
 Original Term/Amortization................              120/300
 Remaining Term/Amortization...............              119/299
 Cut-Off Date LTV..........................                69.5%
 Maturity Date LTV.........................                52.6%
 Underwritten DSCR on NOI..................                1.45x
 Underwritten DSCR on NCF..................                1.30x
----------------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                                NET
                                                               % OF ACTUAL   RENTABLE      % OF NET       DATE OF LEASE
      TENANT                                                      RENT       AREA (SF)   RENTABLE AREA     EXPIRATION
      ------                                                   -----------   ---------   -------------   ---------------
      Fidlar Doubleday...................................         21.7%       61,630         22.3%       September 2006
      Stryker............................................         15.2%       54,982         19.9%        October 2004
      Sears..............................................         16.1%       47,100         17.1%        January 2007
      SWAT...............................................          7.7%       22,476          8.1%       September 2003,
                                                                                                         September 2010,
                                                                                                         & October 2010
      T.W. Metals........................................          6.3%       21,137          7.7%        November 2004

Fox Lake Crossing

----------------------------------------------------------------
           PROPERTY INFORMATION
 Number of Mortgaged Real Properties.......                    1
 Location (City/State).....................         Fox Lake, IL
 Property Type.............................      Retail-Anchored
 Size (SF).................................               99,049
 Occupancy as of April 23, 2003............                95.3%
 Year Built/Year Renovated.................              2002/NA
 Appraisal Value...........................          $15,800,000
 Underwritten Occupancy....................                93.2%
 Underwritten Revenues.....................           $1,732,460
 Underwritten Total Expenses...............             $516,032
 Underwritten Net Operating Income (NOI)...           $1,216,428
 Underwritten Net Cash Flow (NCF)..........           $1,175,007
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         MORTGAGE LOAN INFORMATION
Mortgage Loan Seller.......................            Citigroup
 Cut-Off Date Balance......................          $12,537,160
 Percentage of Cut-Off Date Pool Balance...                 1.3%
 Cut-off Date Loan Balance Per SF..........                 $127
 Number of Mortgage Loans..................                    1
 Type of Security..........................                  Fee
 Mortgage Rate.............................               5.160%
 Original Term /Amortization...............              108/360
 Remaining Term/Amortization...............              107/359
 Cut-Off Date LTV..........................                79.3%
 Maturity Date LTV.........................                67.4%
 Underwritten DSCR on NOI..................                1.48x
 Underwritten DSCR on NCF..................                1.43x
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     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                  % OF GROSS      NET
                                                                  POTENTIAL    RENTABLE      % OF NET      DATE OF LEASE
      TENANT                                                         RENT      AREA (SF)   RENTABLE AREA    EXPIRATION
      ------                                                      ----------   ---------   -------------   -------------
      Dominick's............................................        55.6%       65,977         66.6%         March 2027
      Hollywood Video.......................................         7.8%        6,107          6.2%       January 2013
      L.A. Tan..............................................         3.2%        2,400          2.4%           May 2013
      Sports Therapy........................................         2.5%        1,800          1.8%           May 2008
      Signature Cleaners....................................         2.7%        1,650          1.7%         April 2007

Plaza Las Palmas

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           PROPERTY INFORMATION
 Number of Mortgaged Real Properties.......                    1
 Location (City, State)....................        Escondido, CA
 Property Type.............................      Retail-Anchored
 Size (SF).................................              108,171
 Occupancy as of June 1, 2003..............                96.2%
 Year Built/Year Renovated.................              1986/NA
 Appraisal Value...........................          $18,750,000
 Underwritten Occupancy....................                90.0%
 Underwritten Revenues.....................           $1,786,746
 Underwritten Total Expenses...............             $392,535
 Underwritten Net Operating Income (NOI)...           $1,394,212
 Underwritten Net Cash Flow (NCF)..........           $1,340,126
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         MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................            Citigroup
 Cut-Off Date Balance......................          $12,487,027
 Percentage of Cut-Off Date Pool Balance...                 1.3%
 Cut-Off Date Loan Balance Per SF..........                 $115
 Number of Mortgage Loans..................                    1
 Type of Security..........................                  Fee
 Mortgage Rate.............................               5.100%
 Original Term/Amortization................              120/360
 Remaining Term/Amortization...............              119/359
 Cut-Off Date LTV..........................                66.6%
 Maturity Date LTV.........................                55.0%
 Underwritten DSCR on NOI..................                1.71x
 Underwritten DSCR on NCF..................                1.65x
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     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                             % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
      TENANT                                               POTENTIAL RENT    AREA (SF)     RENTABLE AREA    EXPIRATION
      ------                                               --------------   ------------   -------------   -------------
      Circuit City.......................................       20.6%          26,780          24.8%       January 2006
      PETCO..............................................       17.3%          22,923          21.2%        August 2006
      Western Warehouse..................................       12.3%          12,322          11.4%        April 2005
      Book Market........................................        4.1%           9,600           8.9%         July 2003
      Aaron Brothers.....................................        6.0%           6,700           6.2%       January 2007

John & Sons Portfolio

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           PROPERTY INFORMATION
 Number of Mortgaged Real Properties.......                    6
 Location (City, State)....................            See Table
 Property Type.............................            See Table
 Size (SF).................................              143,435
 Occupancy as of June 3, 2003..............                99.4%
 Year Built/Year Renovated.................            See Table
 Appraisal Value...........................          $19,750,000
 Underwritten Occupancy....................                93.2%
 Underwritten Revenues.....................           $1,724,039
 Underwritten Total Expenses...............             $307,101
 Underwritten Net Operating Income (NOI)...           $1,416,939
 Underwritten Net Cash Flow (NCF)..........           $1,280,732
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         MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................             Wachovia
 Cut-Off Date Balance......................          $12,200,000
 Percentage of Cut-Off Date Pool Balance...                 1.3%
 Cut-Off Date Loan Balance Per SF..........                  $85
 Number of Mortgage Loans..................                    6
 Type of Security..........................                  Fee
 Mortgage Rate.............................               5.200%
 Original Term/Amortization................               84/300
 Remaining Term/Amortization...............               84/300
 WA Cut-Off Date LTV.......................                63.3%
 WA ARD LTV................................                60.8%
 WA Underwritten DSCR on NOI...............                1.62x
 WA Underwritten DSCR on NCF...............                1.47x
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     The following table presents certain information relating to the Mortgaged
Properties:

                                                                                                                      CUT-OFF
                                                                                                                       DATE
                                                PROPERTY        YEAR BUILT/      PROPERTY    CUT-OFF DATE   NO. OF    BALANCE
      PROPERTY NAME                             LOCATION       YEAR RENOVATED      TYPE        BALANCE        SF      PER SF
      -------------                          ---------------  ----------------  -----------  ------------   -------   -------
      John & Sons Portfolio - Amar Ranch
        Market.............................  Oxnard, CA       1960 & 1985/1988    Retail     $ 1,775,000     25,935    $ 68
      John & Sons Portfolio - Barnes &
        Noble..............................  Aliso Viejo, CA        1997          Retail       3,125,000     25,000    $125
      John & Sons Portfolio - KV Mart 1....  Los Angeles, CA     1938/1999        Retail       2,200,000     25,668    $ 86
      John & Sons Portfolio - KV Mart 2....  Los Angeles, CA     1965/1998        Retail       2,100,000     25,225    $ 83
      John & Sons Portfolio - Stater
        Brothers...........................  Rialto, CA             1992          Retail       2,450,000     35,232    $ 70
      John & Sons Portfolio -
        Multifamily........................  Los Angeles, CA     1958/2002      Multifamily      550,000      6,375(1)  $ 86
                                                                                             -----------    -------
      Total/Average........................                                                  $12,200,000    143,435    $ 85
                                                                                             ===========    =======

---------------

(1) The 6,375 square feet is 8 multifamily units.

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan History."

     Seventy-three (73) of the Mortgage Loans (the "Wachovia Mortgage Loans"), representing 83.6% of the Cut-Off Date Pool Balance, were originated or acquired by Wachovia Bank, National Association. Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation. As of March 31, 2003, Wachovia had total assets of $348 billion. Wachovia is acting as the Master Servicer. Wachovia Capital Markets, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Twenty-nine (29) of the Mortgage Loans (the "Citigroup Mortgage Loans"), representing 16.4% of the Cut-Off Date Pool Balance, were originated or acquired by Citigroup Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York that is primarily engaged in the business of purchasing and originating commercial mortgage loans. Citigroup is a subsidiary of Citigroup Financial Products, Inc. An affiliate of Citigroup, Citigroup Global Markets Inc., is acting as an Underwriter for this transaction.

     Wachovia Bank, National Association has no obligation to repurchase or substitute any of the Citigroup Mortgage Loans and Citigroup Global Markets Realty Corp. has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Wachovia Bank, National Association. All information concerning the Citigroup Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Citigroup.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. One (1) Mortgage Loan (representing 7.3% of Cut-Off Date Pool Balance) sold to the Depositor by Wachovia, was originated by Lehman Brothers Holdings Inc. and subsequently sold to Wachovia and 4 Mortgage Loans (representing 1.2% of Cut-Off Date Pool Balance) sold to the Depositor by Wachovia were originated by CLF and subsequently sold to Wachovia. In each case, the related Mortgage Loan Seller re-underwrote such mortgage loan. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines.

     Escrow Requirements. Each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     - Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments.

     - Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums.

     - Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     - Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     - Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated or acquired by the applicable Mortgage Loan Seller (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, Residual Value Insurance Policy, Lease Enhancement Policy, environmental insurance policy or guaranty relating to a Mortgage Loan.

     Notwithstanding the foregoing, with respect to the Lloyd Center Loan Pair, Wells Fargo Bank Minnesota, N.A. as the 2003-C5 Trustee will hold the original documents related to the Lloyd Center Loan for the benefit of the trust fund formed by the 2003-C5 Pooling and Servicing Agreement and the Trust Fund formed by the Pooling and Servicing Agreement, other than the related Mortgage Note that is not an asset of the trust fund formed by the 2003-C5 Pooling and Servicing Agreement, which will be held by the Trustee under the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, that no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent

Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; provided that a Controlling Class Representative has been elected and such approval of the Controlling Class Representative may not be unreasonably withheld; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in

     Annex A-1 to this Prospectus Supplement) was true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

          (vii) each related assignment of the Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, and to the applicable Mortgage Loan Seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by the Mortgage Loan Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Cut-Off Date, the Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable

Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a "Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of materially impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans and the AB Companion Loans for the benefit of the Certificateholders and, in the case of the AB Companion Loans, the holder of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the Intercreditor Agreements, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust or, if a Co-Lender Loan and its related AB Companion Loan (a "Loan Pair") is involved with a view towards the maximization of recovery on such Loan Pair to the Certificateholders and the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the AB Companion Loans are subordinate to the related Mortgage Loans to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any affiliate of either has extended to any obligor or any affiliate thereof on a Mortgage Note. See "-- Servicing of the Lloyd Center Loan Pair" below for a description of the servicing of the Lloyd Center Loan Pair.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than the Lloyd Center Loan). Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling

Class Representative and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans, REO Properties and the Lloyd Center Loan). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation, and is our affiliate and one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. In addition it is anticipated that an affiliate of Wachovia Bank, National Association (or an affiliated entity) will be the holder of the Best Buy Companion Loan.

     As of June 30, 2003, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 9,054 commercial and multifamily loans, totaling approximately $76.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning Wachovia Bank, National Association has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     Lennar Partners, Inc., a Florida corporation, (the "Special Servicer") is a subsidiary of LNR Property Corporation ("LNR") and will be responsible for special servicing the Specially Serviced Mortgage Loans and REO Properties. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multifamily residential real estate properties; (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate assets, (iii) investing in unrated and non-investment grade rated commercial mortgaged-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of April 30, 2003, the Special Servicer and its affiliates were managing a portfolio which included an original count of over 14,800 assets in most states with an original face value of over $94 billion, most of which are commercial real estate assets. Included in this managed portfolio are $91 billion of commercial real estate assets representing 108 securitization transactions, for which the Special Servicer is servicer or special servicer.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by Lennar Partners, Inc. and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Certificate Balance of which is (i) greater than 25% of its original Certificate Balance and (ii) equal to or greater than 1.0% of the sum of the original Certificate Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Class Z-I and Class Z-II Certificates, the REMIC Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation. The Class A-1, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates will be treated as one Class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and
(ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement and the accompanying Prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the Lloyd Center Loan) or Companion Loan (other than the Lloyd Center Pari Passu Loan) as to which (a) the related Mortgagor has (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan or Companion Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero);
(d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     In general, as long as the AB Loan is owned by the Trust, the related AB Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If an AB Companion Loan becomes specially serviced, then the related AB Loan will become a Specially Serviced Mortgage Loan. If an AB Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under an AB Loan or the related Companion Loan are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of the AB Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this Prospectus Supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the Lloyd Center Loan) or the AB Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and/or Companion Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof. Mortgage Loans or the AB Companion Loan serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan (other than the Lloyd Center Loan) or the Best Buy Companion Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING OF THE LLOYD CENTER LOAN PAIR

     The Lloyd Center Loan Pair and any related REO Property are being serviced under the 2003-C5 Pooling and Servicing Agreement and therefore the 2003-C5 Master Servicer and/or the 2003-C5 Trustee will generally make advances and remit collections on the Lloyd Center Loan Pair to or on behalf of the Trust Fund. The servicing arrangements under the 2003-C5 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

     In that regard:

     - The 2003-C5 Master Servicer is Wachovia Bank, National Association and the 2003-C5 Special Servicer is Lennar Partners, Inc., who will respectively be the master servicer and the special servicer for the Lloyd Center Loan Pair.

     - The 2003-C5 Trustee, is Wells Fargo Bank Minnesota, N.A., who will be the mortgagee of record for the Lloyd Center Loan Pair.

     - The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to
       (a) supervise the 2003-C5 Master Servicer, the 2003-C5 Special Servicer or 2003-C5 Trustee or (b) make servicing advances with respect to the Lloyd Center Loan Pair. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Lloyd Center Loan Pair is dependent on its receipt of the corresponding information and collection from the 2003-C5 Master Servicer or the 2003-C5 Special Servicer.

     - The Controlling Class Representative will generally share with the 2003-C5 Controlling Class Representative the rights given to the 2003-C5 Controlling Class Representative under the 2003-C5 Pooling and Servicing Agreement to direct the servicing of the Lloyd Center Loan Pair. See "--The Controlling Class Representative" below.

     - Pursuant to the 2003-C5 Pooling and Servicing Agreement, the workout fee and liquidation fee with respect to the Lloyd Center Loan Pair will be generally the same as under the Pooling and Servicing Agreement.

     - The Master Servicer will be required to make P&I Advances with respect to the Lloyd Center Loan that the 2003-C5 Master Servicer is required but fails to make, unless the 2003-C5 Master Servicer or the Master Servicer has determined that such advance would not be recoverable from collections on the Lloyd Center Loan.

     - The 2003-C5 Pooling and Servicing Agreement provides for servicing transfer events that are generally the same as the Servicing Transfer Events, plus an additional servicing transfer event if the 2003-C5 Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (a) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the 2003-C5 Controlling Class Representative may consent to) or (b) the 2003-C5 Master Servicer fails to have been reimbursed for any servicing advances made in connection with the force placement of such insurance coverage within 60 days (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the 2003-C5 Master Servicer has been reimbursed for any servicing advances made in connection with the forced placement of such insurance coverage).

     - The actions with respect to which the 2003-C5 Controlling Class Representative has a right to direct the 2003-C5 Special Servicer are generally the same as those described in "-- The Controlling Class Representative" below, plus the following additional actions: (a) any release of any performance or "earn-out" reserves, escrows or letters of credit, (b) any termination of the related property manager for mortgage loans having an outstanding principal balance of greater than $5,000,000,
       (c) any termination of, or modification of, all applicable franchise agreements related to any mortgage loan secured by a hotel, (d) any determination to allow a borrower not to maintain terrorism insurance,
       (e) any determination to decrease the time period referenced in the immediately preceding bullet with respect to a servicing transfer event, and (f) any determination made by the 2003-C5 Special Servicer as to whether certain servicing transfer events have occurred.

     - The 2003-C5 Pooling and Servicing Agreement provides for circumstances under which a mortgage loan becomes a required appraisal loan that are generally the same as the circumstances under which a Mortgage Loan becomes a Required Appraisal Loan, plus the additional circumstances that a mortgage loan is outstanding 60 days after the third anniversary of an extension of its maturity date.

     - If the 2003-C5 Master Servicer determines that a servicing advance it made with respect to the Lloyd Center Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan, is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0400% to 0.1200%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0431% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to the Companion Loans unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to "Mortgage Loans" will include the Companion Loans.

     The Lloyd Center Loan will be serviced by the 2003-C5 Master Servicer. Notwithstanding the foregoing, the Master Servicer shall receive a Master Servicing Fee with respect to the Lloyd Center Mortgage Loan at a Master Servicing Fee Rate of 0.02%.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment

Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Principal Recovery Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances, including in connection with the purchase of the Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans." The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses related to such Mortgage Loan have been paid during the 12-month period immediately preceding the receipt of such late payment charges or default interest and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account during the preceding 12-month period and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of the related Companion Loan) to modify, waive or amend any term of any Mortgage Loan (other than the Lloyd Center Loan) if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations
Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000 (or $25,000,000 with respect to Moody's), or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or
(B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.2x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable,
(y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than the Class IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the servicing standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default. The 2003-C5 Pooling and Servicing Agreement generally permits the 2003-C5 Special Servicer to agree to modifications, waivers and amendments with respect to the Lloyd Center Loan generally to the same extent that the Pooling and Servicing Agreement permits the Special

Servicer to agree to modifications, waivers and consents with respect to the Mortgage Loans (other than the Lloyd Center Loan).

     The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative, the Rating Agencies and, with respect to the Co-Lender Loans, the holders of the related Companion Loan, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the Lloyd Center Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements and (iv) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer and, the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage Loan Documents of a Mortgage Loan (other than the Lloyd Center Loan) that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan (other than the Lloyd Center Loan) for one year or less);

          (iii) any proposed sale of a REO Property (other than an REO Property relating to the Lloyd Center Loan) (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property (other than an REO Property relating to the Lloyd Center Loan) into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property (other than an REO Property relating to the Lloyd Center
     Loan);

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan (other than the Lloyd Center Loan) unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause (other than with respect to the Lloyd Center Loan); and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than the Lloyd Center Loan).

     In addition, the Controlling Class Representative may, direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. LNR Property Corporation will be the initial Controlling Class Representative.

     Notwithstanding the foregoing, pursuant to the 2003-C5 Pooling and Servicing Agreement and the Lloyd Center Intercreditor Agreement, the 2003-C5 Controlling Class Representative will generally share with the Controlling Class Representative the rights given to the 2003-C5 Controlling Class Representative under the 2003-C5 Pooling and Servicing Agreement to direct the 2003-C5 Special Servicer with respect to the servicing of the Lloyd Center Loan Pair. In general, in the event that the 2003-C5 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Lloyd Center Loan, the 2003-C5 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the 2003-C5 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the Lloyd Center Intercreditor Agreement and the 2003-C5 Pooling and Servicing Agreement provide that the 2003-C5 Controlling Class Representative and the Controlling Class Representative will contract with a third party designated under the Lloyd Center Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the 2003-C5 Controlling Class Representative and the Controlling Class Representative in accordance with the Lloyd Center Intercreditor Agreement. See "SERVICING OF THE MORTGAGE
LOANS -- Servicing of the Lloyd Center Loan Pair" in this Prospectus Supplement.

     Notwithstanding the foregoing, if the unpaid principal amount of the 1370 Broadway Companion Loan, net of any existing related Appraisal Reduction Amount with respect to the 1370 Broadway Loan and the 1370 Broadway Companion Loan (calculated as if the loans were a single mortgage loan), is greater than 25% of the original unpaid principal amount of the 1370 Broadway Companion Loan, then the Controlling Class Representative will not have the consent and advice rights described above and (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the 1370 Broadway Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease; (C) the release of any escrow held in conjunction with the 1370 Broadway Loan and the 1370 Broadway Companion Loan to the borrower not expressly required by the terms of the loan documents or under applicable law; (D) alterations on the Mortgaged Property; (E) material change in any ancillary loan documents; or (F) the waiver of any notice provisions related to prepayment; (ii) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the 1370 Broadway Companion Loan or its designee (A) upon the occurrence of any event of default under the 1370 Broadway Loan or the 1370 Broadway Companion Loan and to consider alternative actions recommended by the 1370 Broadway Companion Loan or its designee, (B) with respect to any determination that a sweep period exists under the related cash management agreement, and (C) at any time (whether or not an event of default has occurred) with respect to proposals to take any significant action with respect to the 1370 Broadway Loan or the 1370 Broadway Companion Loan or the Mortgaged Property and to consider alternative actions recommended by the 1370 Broadway Companion Loan or its designee, and (iii) the holder of the 1370 Broadway Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 1370 Broadway Loan and the related 1370 Broadway Companion Loan that are the same as or similar to those of the Controlling Class Representative described above with respect to the actions described in clauses (i) through (vii) above and the following additional actions: (A) any modification or waiver of a monetary term of the loan and any modification or waiver that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or forgiveness of interest on or principal of the 1370 Broadway Loan or the related 1370 Broadway Companion Loan or a modification or waiver of any other monetary term relating to the timing or amount of any payment or principal or interest or any other material sums due, (B) any modification or waiver of a provision that restricts the borrower or its equity owners from incurring additional debt or encumbering the Mortgaged Property or equity interest, (C) any modification or waiver with respect to the obligation to maintain reserves or escrows, (D) any modification or waiver that would result in a discounted payoff, (E) any release of the borrower or any guarantor,
(F) any material changes to or waivers of insurance requirements, (G)any substitution of the bank holding the cash collateral account under the terms of the related loan documents, unless such bank agrees in writing (x) to comply with certain reporting requirements set forth in the 1370 Broadway Intercreditor Agreement and (y) to provide to the holder of the 1370 Broadway Companion Loan copies of the weekly reconciliation required to be prepared thereunder, (H) any release of funds from the curtailment reserve sub-account under the terms of the related loan documents for the application of same to the repayment of the 1370 Broadway Loan, and(I) any voting on any plan or reorganization, restructuring or similar plan in the bankruptcy of the borrower. See "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender Loans -- Servicing Provisions of the Intercreditor Agreements".

     Notwithstanding the foregoing, the holder of the CBA Companion Loan may exercise certain approval rights relating to a modification of the CBA Companion Loan that materially and adversely affects the holder of the CBA Companion Loan prior to the expiration of the related repurchase period. Furthermore, the holder of the Best Buy Companion Loan may exercise certain approval rights relating to a modification of the Best Buy Loan or related Companion Loan that materially and adversely affects the holder of such Companion Loan and certain other matters related to Defaulted Lease Claims. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Servicing Provisions of the Intercreditor Agreements".

     Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

     The holder of the 1370 Broadway Companion Loan or its designee, in connection with exercising the rights and powers described above with respect to the 1370 Broadway Loan and the 1370 Broadway Companion Loan, will be entitled to substantially the same limitations on liability to which the Controlling Class Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the servicing standard. A "Defaulted Mortgage Loan" is a Mortgage

Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan (subject to, in certain instances, the rights of subordinated secured creditors to purchase the related Mortgage Loan), the Majority Subordinate Certificateholder will have an assignable option to purchase (the "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the servicing standard described under "--General" above, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the servicing standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the servicing standard described in the Pooling and Servicing Agreement; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the Lloyd Center Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2004, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property relating to the Lloyd Center
Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the servicing standard described under "--General" above to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the Lloyd Center Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C6 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2003, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the REO Accounts, the Additional Interest Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class IO Certificates (the "Class IO Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); and (v) the Class Z-I and Class Z-II Certificates (collectively, the "Class Z Certificates").

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class IO Certificates (collectively, the "Non-Offered Certificates"), the Class Z-I and Class Z-II Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Luxembourg") or Euroclear Bank S.A./N.V., as operator (the "Euroclear Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Clearstream Luxembourg and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream Luxembourg and the Euroclear Operator's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a

"clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream Luxembourg, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream Luxembourg or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Luxembourg Participant or Euroclear Participant on such business day. Cash received in Clearstream Luxembourg or the Euroclear Operator as a result of sales of securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or the Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream Luxembourg and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream Luxembourg, the Euroclear Operator or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream Luxembourg is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear plc.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this Prospectus Supplement concerning DTC, Clearstream Luxembourg or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                                        PERCENTAGE OF
                                                  CLOSING DATE          CUT-OFF DATE
CLASS OF CERTIFICATES                          CERTIFICATE BALANCE      POOL BALANCE
---------------------                          -------------------      -------------
Class A-1 Certificates.......................     $ 94,000,000              9.866%
Class A-2 Certificates.......................     $215,000,000             22.565%
Class A-3 Certificates.......................     $143,000,000             15.009%
Class A-4 Certificates.......................     $317,373,000             33.310%
Class B Certificates.........................     $ 29,774,000              3.125%
Class C Certificates.........................     $ 13,101,000              1.375%
Class D Certificates.........................     $ 25,010,000              2.625%
Class E Certificates.........................     $ 14,292,000              1.500%
Non-Offered Certificates (other than Class IO
  Certificates)..............................     $101,233,999             10.625%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates do not have a Certificate Balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the "Notional Amount"). The Class IO Certificates have eighteen separate components (each a "Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The component balance (the "Component Balance") of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from to time to time. On each Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date. On the Closing Date, the Notional Amount of the Class IO Certificates will equal approximately $952,783,999 (subject to a permitted variance of plus or minus 5.0%).

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class IO Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. The Pass-Through Rate applicable to the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the lesser of the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement and the Weighted Average Net Mortgage Rate for the Distribution Date. Each Component will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate on the related Class of Certificates.

     The Pass-Through Rate applicable to the Class IO Certificates for the initial Distribution Date will equal approximately 0.5044% per annum. The Pass-Through Rate applicable to the Class IO Certificates for each Distribution Date will, in general, equal the weighted average of the Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Strip Rate" in respect of any Class of Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates corresponding to such Component (but in no event will any Strip Rate be less than zero).

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class IO Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 6 Mortgage Loans (loan numbers 6, 36, 58, 71, 88 and 98), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan, other than the 6 Mortgage Loans, representing 5.8% of the Cut-Off Date Pool Balance, which accrue interest on a 30/360 basis, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the

Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date except that with respect to 4 Mortgage Loans representing 1.2% of the Mortgage Pool, the 16th day in the immediately preceding month (or the day after the applicable Cut-Off Date in the case of the first Collection Period) through and including the 15th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The "Determination Date" will be, for any Distribution Date, the fourth business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fifteenth day of each month or, if any such fifteenth day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in September 2003.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the last day of the related Collection Period (or, in the event that the Collection Period is deemed to end on the business day prior to the Distribution Date, amounts collected by or on behalf of the Master Servicer as of 3:00 p.m. New York City time) and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

             (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

             (ii) any Prepayment Premiums and Yield Maintenance Charges;

             (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans;

             (iv) any amounts deposited in the Certificate Account in error;

             (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z-I and Class Z-II Certificates);

             (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution; and

             (vii) with respect to 4 Mortgage Loans (loan numbers 58, 71, 88 and
        98) any prepayment or Balloon Payment, as applicable, received in the related Collection Period after 3:00 p.m. on the P&I Advance Date on the related Distribution Date, but such payment will be part of the Available Distribution Amount for the immediately succeeding Distribution Date.

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an Actual/360 Basis an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z-I and Class Z-II Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates on such Distribution Date;

          (4) after the Class A-1 Certificates and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates or Class A-2 Certificates on such Distribution Date;

          (5) after the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class A-4 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates on such Distribution Date;

          (6) to distributions to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (7) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and/or Class A-4 Certificates on such Distribution Date;

          (9) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (10) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and/or Class B Certificates on such Distribution Date;

          (12) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (13) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates and/or Class C Certificates on such Distribution Date;

          (15) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (16) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates and/or Class D Certificates on such Distribution Date;

          (18) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (19) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and/or Class E Certificates on such Distribution Date;

          (21) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (22) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and/or Class F Certificates on such Distribution Date;

          (24) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (25) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and/or Class G Certificates on such Distribution Date;

          (27) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (28) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and/or Class H Certificates on such Distribution Date;

          (30) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (31) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and/or Class J Certificates on such Distribution Date;

          (33) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (34) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and/or Class K Certificates on such Distribution Date;

          (36) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (37) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and/or Class L Certificates on such Distribution Date;

          (39) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (40) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding

     Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and/or Class M Certificates on such Distribution Date;

          (42) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (43) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (44) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and/or Class N Certificates on such Distribution Date;

          (45) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (46) to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (47) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and/or Class O Certificates on such Distribution Date;

          (48) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (49) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (48) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of two or more Classes of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2), (3), (4) and (5) above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and the Class A-4 Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class IO Certificates, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class IO Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Senior Certificates, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     With respect to the Lloyd Center Loan Pair, prepayment interest shortfalls will be allocated pro rata between the related promissory notes based on their outstanding principal balances. The portion of such shortfalls allocated to the Lloyd Center Loan, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period minus, with respect to 4 Mortgage Loans (loan numbers 58, 71, 88 and 98), any principal prepayments or Balloon Payments (to the extent allocable to principal), as applicable, received during the Collection Period after 3:00 p.m. New York City time on the P&I Advance Date (but such principal prepayment or Balloon Payment (to the extent allocable to principal), as applicable, shall be included in the Principal Distribution Amount for the immediately following Distribution Date);

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected will be distributed in respect of the Offered Certificates and the Class F, Class G and Class H Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and
(c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class F, Class G and Class H Certificates will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed to, in the case of Additional Interest collected on a Wachovia Mortgage Loan, all the holders of the Class Z-I Certificates, and, in the case of Additional Interest collected on a Citigroup Mortgage Loan, all the holders of the Class Z-II Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Class A and Class IO Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class IO Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class IO Certificates) (b) to the holders of the Class D Certificates by means of the subordination of the Class E and the Non-Offered Certificates (other than the Class IO Certificates), (c) to the holders of the Class C Certificates by means of the subordination of the Class D, Class E and the Non-Offered Certificates (other than the Class IO Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C, Class D, Class E and the Non-Offered Certificates (other than the Class IO Certificates) and (e) to the holders of the Class A and Class IO Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-3 Certificates until the Certificate Balance thereof has been reduced to zero, and then to the Class A-4 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans, that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans (other than the Lloyd Center Loan, except as provided below) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest.

     In general, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the Lloyd Center Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2003-C5 Master Servicer in accordance with the 2003-C5 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the Lloyd Center Loan may be reduced by an appraisal reduction amount as calculated under the 2003-C5 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2003-C5 Master Servicer fails to make a required principal and interest advance on the Lloyd Center Loan pursuant to the 2003-C5 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the Lloyd Center Loan Pair), the Master Servicer will be required to make the P&I Advances so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the Trustee may conclusively rely on the non-recoverability determination of the 2003-C5 Master Servicer. If any principal and interest advances are made with respect to the Lloyd Center Loan under the 2003-C5 Pooling and Servicing Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2003-C5 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2003-C5 Master Servicer has made a principal and interest advance on the Lloyd Center Loan that it subsequently determines is not recoverable from expected collections on the Lloyd Center Loan, from general collections on all Mortgage Loans in this trust.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFI-

CATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, that the Master Servicer and/or Trustee will not be entitled to any interest on a P&I Advance which has accrued prior to the expiration of the related Mortgage Loan's applicable grace period. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account during the immediately preceding 12-month period and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (or such other rate specified in the Intercreditor Agreement), accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 6 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

APPRAISAL REDUCTIONS

     Other than with respect to the Lloyd Center Loan, upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during the time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus
(ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--P&I Advances" above. With respect to the Lloyd Center Loan the appraisal reduction amount will be calculated under the 2003-C5 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the Lloyd Center Loan Pair" in this Prospectus Supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at www.ctslink.com/cmbs) or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

             (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

             (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

             (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

             (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

             (v) the Available Distribution Amount for such Distribution Date;

             (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date; and (b) the aggregate amount of servicing advances as of the close of business on the related Determination Date;

             (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

             (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

             (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

             (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

             (xi) as to each Mortgage Loan referred to in the preceding clause
        (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

             (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

             (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period,
        (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

             (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

             (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

             (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

             (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

             (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

             (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class on such Distribution Date;

             (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the Notional Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

             (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

             (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period;

             (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

             (xxiv) the aggregate amount of servicing fees and Trustee fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

             (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

             (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

             (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates;

             (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period;

             (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates, Class Z-I Certificates and Class Z-II Certificates on such Distribution Date; and

             (xxx) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          2. A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          3. A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

          The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and the Master Servicer) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

             (a) CMSA Delinquent Loan Status Report;

             (b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

             (c) CMSA Historical Liquidation Report;

             (d) CMSA REO Status Report;

             (e) CMSA Servicer Watchlist/Portfolio Review Guidelines;

             (f) CMSA Operating Statement Analysis Report;

             (g) CMSA NOI Adjustment Worksheet;

             (h) CMSA Comparative Financial Status Report;

             (i) CMSA Loan Level Reserve/LOC Report; and

             (j) An "Updated Collection Report" identifying each mortgage loan with respect to which the Master Servicer received a Periodic Payment or principal prepayment after the Determination Date and before the business day immediately preceding the Distribution Date for the related month (a "P&I Advance Date").

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA") investor reporting package. Forms of these reports are available at the CMSA's website located at www.cmbs.org.

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports."

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee

(accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution Date, the Trustee will make available to any interested party via its internet website initially located at "www.ctslink.com/cmbs," (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on or prior to each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon request, to any Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com," (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan (only with respect to its Companion Loan), the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--

Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                                ASSUMED FINAL
CLASS DESIGNATION                                             DISTRIBUTION DATE
-----------------                                             -----------------
Class A-1...................................................     July 15, 2008
Class A-2...................................................   August 15, 2010
Class A-3...................................................     June 15, 2012
Class A-4...................................................     July 15, 2013
Class B.....................................................     July 15, 2013
Class C.....................................................   August 15, 2013
Class D.....................................................   August 15, 2013
Class E.....................................................   August 15, 2013

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in August 2035, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class IO Certificates (allocated, pro rata, between the Classes of Class IO Certificates based on Notional Amount) and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I, Class R-II, Class Z-I and Class Z-II Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage

Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described above under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Certificate transfer services are conducted at Wells Fargo offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Certificateholders and other interested parties should direct their inquiries to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Trustee is also authorized to invest or direct the investment of funds held in the distribution accounts and the Additional Interest Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement. The Trustee will not be entitled to any fee with respect to any Companion Loan.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and then, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and then the Non-Offered Certificates (other than the Class IO Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the holders of the respective Classes of Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3 and Class A-4 (and the Class IO Certificates with respect to shortfalls of interest). As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

     Pass-Through Rates. The yields on the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES-- Termination" in this Prospectus Supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificate refers to the average amount of time that will elapse from the assumed

Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, in respect of the Class A-2 Certificates until the Certificate Balances thereof is reduced to zero, then in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and then, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR", "75% CPR" and "100% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xi) the borrower under the Mortgage Loan which permits the borrower to choose between defeasance or a yield maintenance charge chooses to be subject to a yield maintenance charge, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in September 2003, and (xiii) the Closing Date for the sale of the Offered Certificates is August 27, 2003.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
8/15/04.....................................       90         90          90          90           90
8/15/05.....................................       79         79          79          79           79
8/15/06.....................................       66         66          66          66           66
8/15/07.....................................       52         52          52          52           52
8/15/08.....................................        0          0           0           0            0
Weighted average life (in years)............     3.50       3.49        3.48        3.46         3.41

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
8/15/04.....................................      100        100         100         100          100
8/15/05.....................................      100        100         100         100          100
8/15/06.....................................      100        100         100         100          100
8/15/07.....................................      100        100         100         100          100
8/15/08.....................................       54         54          54          54           54
8/15/09.....................................       48         48          48          48           48
8/15/10.....................................        0          0           0           0            0
Weighted average life (in years)............     5.90       5.90        5.89        5.88         5.73

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3
                                  CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
8/15/04.....................................      100        100         100         100          100
8/15/05.....................................      100        100         100         100          100
8/15/06.....................................      100        100         100         100          100
8/15/07.....................................      100        100         100         100          100
8/15/08.....................................      100        100         100         100          100
8/15/09.....................................      100        100         100         100          100
8/15/10.....................................       90         89          87          84           34
8/15/11.....................................       25         25          25          25           25
8/15/12.....................................        0          0           0           0            0
Weighted average life (in years)............     7.50       7.49        7.49        7.48         7.36

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                  CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
8/15/04.....................................      100        100         100         100          100
8/15/05.....................................      100        100         100         100          100
8/15/06.....................................      100        100         100         100          100
8/15/07.....................................      100        100         100         100          100
8/15/08.....................................      100        100         100         100          100
8/15/09.....................................      100        100         100         100          100
8/15/10.....................................      100        100         100         100          100
8/15/11.....................................      100        100         100         100          100
8/15/12.....................................       91         91          91          91           91
8/15/13.....................................        0          0           0           0            0
Weighted average life (in years)............     9.69       9.68        9.66        9.64         9.50

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
8/15/04.....................................      100        100         100         100          100
8/15/05.....................................      100        100         100         100          100
8/15/06.....................................      100        100         100         100          100
8/15/07.....................................      100        100         100         100          100
8/15/08.....................................      100        100         100         100          100
8/15/09.....................................      100        100         100         100          100
8/15/10.....................................      100        100         100         100          100
8/15/11.....................................      100        100         100         100          100
8/15/12.....................................      100        100         100         100          100
8/15/13.....................................        0          0           0           0            0
Weighted average life (in years)............     9.88       9.88        9.88        9.88         9.72

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
8/15/04.....................................      100        100         100         100          100
8/15/05.....................................      100        100         100         100          100
8/15/06.....................................      100        100         100         100          100
8/15/07.....................................      100        100         100         100          100
8/15/08.....................................      100        100         100         100          100
8/15/09.....................................      100        100         100         100          100
8/15/10.....................................      100        100         100         100          100
8/15/11.....................................      100        100         100         100          100
8/15/12.....................................      100        100         100         100          100
8/15/13.....................................        0          0           0           0            0
Weighted average life (in years)............     9.91       9.88        9.88        9.88         9.72

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
8/15/04.....................................      100        100         100         100          100
8/15/05.....................................      100        100         100         100          100
8/15/06.....................................      100        100         100         100          100
8/15/07.....................................      100        100         100         100          100
8/15/08.....................................      100        100         100         100          100
8/15/09.....................................      100        100         100         100          100
8/15/10.....................................      100        100         100         100          100
8/15/11.....................................      100        100         100         100          100
8/15/12.....................................      100        100         100         100          100
8/15/13.....................................        0          0           0           0            0
Weighted average life (in years)............     9.97       9.96        9.93        9.88         9.72

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................     100        100         100         100          100
8/15/04.....................................     100        100         100         100          100
8/15/05.....................................     100        100         100         100          100
8/15/06.....................................     100        100         100         100          100
8/15/07.....................................     100        100         100         100          100
8/15/08.....................................     100        100         100         100          100
8/15/09.....................................     100        100         100         100          100
8/15/10.....................................     100        100         100         100          100
8/15/11.....................................     100        100         100         100          100
8/15/12.....................................     100        100         100         100          100
8/15/13.....................................       0          0           0           0            0
Weighted average life (in years)............    9.97       9.97        9.97        9.95         9.72

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Mayer, Brown, Rowe & Maw LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than the Early Defeasance Loans and any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Mayer, Brown, Rowe & Maw LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. In addition, each Early Defeasance Loan will constitute the sole asset of a separate Early Defeasance Loan REMIC and the "regular interest" in each such Early Defeasance Loan REMIC (instead of the related Mortgage Loan and any related REO Property) will be an asset of one of the aforementioned REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z-I and Class Z-II Certificates will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor Trust Funds" in the Prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, the Class D and Class E Certificates are anticipated to be treated as having been issued with original issue discount for federal income tax reporting purposes. The other classes of Offered Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) are anticipated to be issued with de minimis original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount or amortization of issue premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES-- REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     Based on their expected issue prices (including accrued interest), the Class A-1, Class A-2 and A-3 Certificates are anticipated to be treated for federal income tax reporting purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued final regulations which make certain modifications to the withholding, backup withholding, and information reporting rules. Prospective investors are urged to consult their tax advisors regarding these final regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or
Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC ("Wachovia Capital Markets") and PTE 89-89 (October 17, 1989) to Citigroup Global Markets Inc. ("Citigroup Securities"), (each, as amended, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Wachovia Capital Markets, (b) Citigroup Securities, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Capital Markets or Citigroup Securities and (d) any member of the underwriting syndicate or selling group of which Wachovia Capital Markets or Citigroup Securities or a person described in (c) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed Plans as described in Section 404(c) of ERISA or Plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. The Exemptions would not apply to governmental plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group," other than an Underwriter; the "Restricted Group" consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each class of the Offered Certificates does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or non-electing church plans (as described above), under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia Capital Markets and Citigroup Securities (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Capital Markets and Citigroup Securities and each of Wachovia Capital Markets and Citigroup Securities has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

                                                WACHOVIA
CLASS                                        CAPITAL MARKETS      CITIGROUP SECURITIES
-----                                        ---------------      --------------------
Class A-1..................................   $ 78,570,233            $15,429,767
Class A-2..................................   $179,708,512            $35,291,488
Class A-3..................................   $119,527,057            $23,472,943
Class A-4..................................   $265,277,346            $52,095,654
Class B....................................   $ 24,886,703            $ 4,887,297
Class C....................................   $ 10,950,517            $ 2,150,483
Class D....................................   $ 20,904,697            $ 4,105,303
Class E....................................   $ 11,946,019            $ 2,345,981

     Wachovia Capital Markets and Citigroup Securities are acting as co-lead managers of the offering. Citigroup Securities is acting as sole bookrunner with respect to 49.3% of the Class A-4 Certificates. Wachovia Capital Markets is acting as sole bookrunner with respect to the remainder of the Class A-4 Certificates and all other Classes of the Offered Certificates.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $851,065,239, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Capital Markets or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Capital Markets and Citigroup Securities may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this Prospectus Supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, Wachovia Capital Markets, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Wachovia Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Capital Markets, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers and the Master Servicer. Citigroup Securities, one of the Underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a Mortgage Loan Seller. It is expected that Wachovia Bank, National Association and Citigroup Global Markets Realty Corp. or one of their affiliates will own the Class Z-I or Class Z-II Certificates, respectively.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Mayer, Brown, Rowe & Maw LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody's (the "Rating Agencies"):

                                                                EXPECTED
                                                              RATINGS FROM
CLASS                                                          S&P/MOODY'S
-----                                                         -------------
Class A-1...................................................    AAA/Aaa
Class A-2...................................................    AAA/Aaa
Class A-3...................................................    AAA/Aaa
Class A-4...................................................    AAA/Aaa
Class B.....................................................    AA/Aa2
Class C.....................................................    AA-/Aa3
Class D.....................................................     A/A2
Class E.....................................................     A-/A3

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying Prospectus.

                             INDEX OF DEFINED TERMS

30/360 basis................................................  S-81
1370 Broadway Companion Loan................................  S-87,122
1370 Broadway Intercreditor Agreement.......................  S-88
1370 Broadway Loan..........................................  S-87,122
50 Park Central South Loan..................................  S-118
2003-C5 Controlling Class Representative....................  S-88
2003-C5 Master Servicer.....................................  S-88
2003-C5 Pooling and Servicing Agreements....................  S-88
2003-C5 Special Servicer....................................  S-88
2003-C5 Trustee.............................................  S-88
AB Companion Loans..........................................  S-87
AB Loans....................................................  S-87
accredited investor.........................................  S-205
Accrued Certificate Interest................................  S-178
Actual/360 basis............................................  S-81
Additional Interest.........................................  S-82
Additional Interest Account.................................  S-172
Additional Rights...........................................  S-94
Additional Trust Fund Expenses..............................  S-183
Administrative Cost Rate....................................  S-98
Advance.....................................................  S-185
Anticipated Repayment Date..................................  S-82
Appraisal Reduction Amount..................................  S-186
ARD Loans...................................................  S-82
Assumed Final Distribution Date.............................  S-191
Assumed Scheduled Payment...................................  S-179
Available Distribution Amount...............................  S-171
Balloon Loans...............................................  S-82
Balloon Payment.............................................  S-82
Best Buy Companion Loan.....................................  S-87
Best Buy Intercreditor Agreement............................  S-88
Best Buy Loan...............................................  S-87
BJ's........................................................  S-129
Bond Type Leases............................................  S-94
Breach......................................................  S-149
Capital Imp. Reserve........................................  S-99
Casualty Condemnation Rights................................  S-94
CBA Companion Loan..........................................  S-87
CBA Intercreditor Agreement.................................  S-88
CBA Loan....................................................  S-87
Certificate Balance.........................................  S-169
Certificate Deferred Interest...............................  S-169
Certificateholders..........................................  S-171
Certificates................................................  S-166
Citigroup...................................................  S-81
Citigroup Mortgage Loans....................................  S-142
Citigroup Securities........................................  S-203
Class.......................................................  S-166
Class A Certificates........................................  S-166

Class IO Certificates.......................................  S-166
Class Z Certifications......................................  S-166
Clearstream Luxembourg......................................  S-166
Clearstream Luxembourg Participants.........................  S-168
CLF.........................................................  S-88
CMSA........................................................  S-189
CMSA Bond File..............................................  S-188
CMSA Collateral Summary File................................  S-188
CMSA Loan Periodic Update File..............................  S-188
CMSA Property File..........................................  S-188
Co-Lender Loans.............................................  S-87
Collection Period...........................................  S-171
Companion Loans.............................................  S-88
Compensating Interest Payment...............................  S-157
Component...................................................  S-169
Component Balance...........................................  S-169
Condominium.................................................  S-118
Constant Prepayment Rate....................................  S-197
Controlling Class...........................................  S-153
Controlling Class Representative............................  S-153
Coral Sky Plaza Loan........................................  S-128
Corrected Mortgage Loan.....................................  S-154
CPR.........................................................  S-197
Credit Lease Assignment.....................................  S-95
Credit Lease Default........................................  S-94
Credit Leases...............................................  S-93
Credit Lease Loans..........................................  S-93
Credit Lease Loan Table.....................................  S-93
Crossed Group...............................................  S-149
Crossed Loan................................................  S-149
Custodian...................................................  S-144
Cut-Off Date................................................  S-80
Cut-Off Date Balance........................................  S-80
Cut-Off Date LTV............................................  S-97
Cut-Off Date LTV Ratio......................................  S-97
Cut-Off Date Pool Balance...................................  S-80
CVS.........................................................  S-126
D ( ).......................................................  S-98
Defaulted Lease Claim.......................................  S-88
Defaulted Mortgage Loan.....................................  S-162
Defeasance..................................................  S-98
Defeasance Collateral.......................................  S-84
Defect......................................................  S-149
Depositaries................................................  S-166
Determination Date..........................................  S-171
Discount Rate...............................................  S-182
Distributable Certificate Interest..........................  S-178
Distribution Date...........................................  S-171
Distribution Date Statement.................................  S-187
Dollar Tree.................................................  S-120

Double Net Leases...........................................  S-94
DSC Ratio...................................................  S-96
DSCR........................................................  S-96
DTC.........................................................  S-166
Due Date....................................................  S-82
Early Defeasance Loan.......................................  S-84
Early Defeasance Loan REMIC.................................  S-84
Emmes.......................................................  S-114
Enhancement Insurer.........................................  S-95
ERISA.......................................................  S-203
Espirit.....................................................  S-122
Euroclear Operator..........................................  S-166
Euroclear Participants......................................  S-168
Euroclear System............................................  S-166
Excess Cash Flow............................................  S-82
Excluded Plan...............................................  S-205
Exemption...................................................  S-203
Exemptions..................................................  S-203
expense.....................................................  S-97
Final Recovery Determination................................  S-187
Fitch.......................................................  S-204
Form 8-K....................................................  S-150
Fully Amortizing Loans......................................  S-82
Glimcher....................................................  S-120
Gold's Gym..................................................  S-126
Guarantor...................................................  S-93
Hotel Tenant................................................  S-118
Hotel Unit..................................................  S-118
Hotel Unit Net Lease........................................  S-118
Indirect Participants.......................................  S-167
Insured Balloon Payment.....................................  S-82
Intercreditor Agreements....................................  S-88
Interest Accrual Period.....................................  S-170
Interest Reserve Account....................................  S-172
Interest Reserve Amount.....................................  S-172
Interest Reserve Loans......................................  S-172
IRS.........................................................  S-202
L ( ).......................................................  S-98
Levin.......................................................  S-132
Lloyd Center Intercreditor Agreement........................  S-88
Lloyd Center Loan...........................................  S-87,120
Lloyd Center Loan Pair......................................  S-87
Lloyd Center Pari Passu Loan................................  S-87,120
LNR.........................................................  S-152
Loan Pair...................................................  S-151
Loan per Sq. Ft., Unit, Pad or Room.........................  S-97
Lockout.....................................................  S-98
Lockout Period..............................................  S-98
Loss of Rents...............................................  S-95
Lowes.......................................................  S-124

Lynmark.....................................................  S-130
LTV at ARD or Maturity......................................  S-97
Maintenance Rights..........................................  S-94
Majority Subordinate Certificateholder......................  S-192
Master Servicer.............................................  S-152
Master Servicing Fee........................................  S-156
Master Servicing Fee Rate...................................  S-156
Maturity Date LTV Ratio.....................................  S-97
Meier & Frank...............................................  S-120
Money Rates.................................................  S-185
Monthly Rental Payments.....................................  S-93
Moody's.....................................................  S-204
Mortgage....................................................  S-80
Mortgage Deferred Interest..................................  S-169
Mortgage File...............................................  S-144
Mortgage Loan Purchase Agreement............................  S-142
Mortgage Loan Purchase Agreements...........................  S-142
Mortgage Loans..............................................  S-80,156
Mortgage Note...............................................  S-80
Mortgage Pool...............................................  S-80
Mortgage Rate...............................................  S-81
Mortgaged Property..........................................  S-80
NA..........................................................  S-99
NAV.........................................................  S-99
Net Aggregate Prepayment Interest Shortfall.................  S-178
Net Cash Flow...............................................  S-96
Net Lease...................................................  S-118
Net Lease Rent..............................................  S-118
Net Mortgage Rate...........................................  S-170
Non-Offered Certificates....................................  S-166
Nonrecoverable P&I Advance..................................  S-184
Notional Amount.............................................  S-169
NRSRO.......................................................  S-204
O ( ).......................................................  S-98
Occupancy Percentage........................................  S-98
Outer Stuff.................................................  S-122
Offered Certificates........................................  S-166
OID Regulations.............................................  S-202
Open Period.................................................  S-98
Option Price................................................  S-163
Original Term to Maturity...................................  S-99
P&I Advance.................................................  S-183
P&I Advance Date............................................  S-189
Party in Interest...........................................  S-205
Periodic Payments...........................................  S-81
Pier 1......................................................  S-131
Plan........................................................  S-203
Pooling and Servicing Agreement.............................  S-166
Port Authority..............................................  S-130
Port Authority Building Loan................................  S-130

Prepayment Interest Excess..................................  S-156
Prepayment Interest Shortfall...............................  S-156
Prepayment Premiums.........................................  S-180
Primary Collateral..........................................  S-150
Primary Term................................................  S-93
Principal Distribution Amount...............................  S-179
Principal Recovery Fee......................................  S-157
Privileged Person...........................................  S-190
PTE.........................................................  S-203
Purchase Option.............................................  S-163
Purchase Price..............................................  S-145
Qualified Appraiser.........................................  S-186
Qualified Substitute Mortgage Loan..........................  S-146
Rated Final Distribution Date...............................  S-192
Rating Agencies.............................................  S-208
Realized Losses.............................................  S-183
Regency.....................................................  S-126
Reimbursement Rate..........................................  S-185
Related Proceeds............................................  S-184
Remaining Amortization Term.................................  S-98
remaining term..............................................  S-83
Remaining Term to Maturity..................................  S-98
REMIC.......................................................  S-18
REMIC Administrator.........................................  S-194
REMIC Regular Certificates..................................  S-166
REMIC Regulations...........................................  S-201
REMIC Residual Certificates.................................  S-166
Rental Property.............................................  S-96
REO Extension...............................................  S-164
REO Mortgage Loan...........................................  S-180
REO Property................................................  S-154
Replacement Reserve.........................................  S-99
Required Appraisal Date.....................................  S-185
Required Appraisal Loan.....................................  S-185
Required Defeasance Period..................................  S-196
Restricted Group............................................  S-204
Residual Value Insurance Policy.............................  S-82
Residual Value Insurer......................................  S-82
Restricted Servicer Reports.................................  S-189
revenue.....................................................  S-96
Rite Aid Mortgage Loans.....................................  S-93
Rosenthal...................................................  S-122
Ross........................................................  S-129
Rules.......................................................  S-167
S&P.........................................................  S-204
Scenario....................................................  S-197
Scheduled Payment...........................................  S-179
Sequential Pay Certificates.................................  S-166
Servicing Fees..............................................  S-157
Servicing Transfer Event....................................  S-154

shadow anchored.............................................  S-22,81,100
Shoppers Food...............................................  S-126
Signature Place Loan........................................  S-127
Similar Law.................................................  S-203
Special Servicer............................................  S-152
Special Servicing Fee.......................................  S-157
Special Servicing Fee Rate..................................  S-157
Specially Serviced Mortgage Loans...........................  S-154
Specially Serviced Trust Fund Assets........................  S-154
Stated Principal Balance....................................  S-170
Strip Rate..................................................  S-170
Subordinate Certificates....................................  S-166
Substitution Shortfall Amount...............................  S-145
Super Value.................................................  S-126
Table Assumptions...........................................  S-197
Talbots.....................................................  S-131
Tenant......................................................  S-93
Terms and Conditions........................................  S-168
The Gap.....................................................  S-131
The Shoppes at Union Hill...................................  S-131
TI/LC Reserve...............................................  S-99
Triple Net Leases...........................................  S-94
Trust Fund..................................................  S-166
Trustee Fee.................................................  S-193
Underwriter.................................................  S-204
Underwriters................................................  S-206
Underwriting Agreement......................................  S-206
Underwritten Replacement Reserves...........................  S-98
Unrestricted Servicer Reports...............................  S-189
Updated Collection Report...................................  S-189
Value City..................................................  S-124
Village Center at Dulles Loan...............................  S-126
Voting Rights...............................................  S-192
Wachovia....................................................  S-81
Wachovia Capital Markets....................................  S-203
Wachovia Mortgage Loans.....................................  S-142
Weighted Average Net Mortgage Rate..........................  S-170
weighted averages...........................................  S-98
Wells Fargo.................................................  S-193
Westview Mall Loan..........................................  S-124
Workout Fee.................................................  S-157
Year Built..................................................  S-98
Yield Maintenance Charges...................................  S-180
YM ( )......................................................  S-98
Zeus Portfolio Loans........................................  S-114

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C6

    ANNEX A-1                      CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                   AND MORTGAGED PROPERTIES


MORTGAGE
 LOAN                 PROPERTY
NUMBER                  NAME                          ADDRESS                      CITY              STATE      ZIP CODE
------                  ----                          -------                      ----              -----      --------
 1            50 Central Park South (1)        50 Central Park South             New York             NY        10019
 2            Lloyd Center                     2201 Lloyd Center                 Portland             OR        97232
 3            535 Fifth Avenue                 535 Fifth Avenue                  New York             NY        10036
 4            1370 Broadway                    1370 Broadway                     New York             NY        10018
 5            Westview Mall                    5748 Baltimore National Pike      Catonsville          MD        21228
 6            Village Center at Dulles         2425 Centreville Road             Herndon              VA        20171
 7            545 Fifth Avenue                 545 Fifth Avenue                  New York             NY        10036
 8            Signature Place                  600 West Grove Parkway            Tempe                AZ        85283
 9            Coral Sky Plaza                  500-558 North State Road 7        Royal
                                                                                  Palm Beach          FL        33411
 10           Port Authority Building          241 Erie Street                   Jersey City          NJ        07310
 11           The Shoppes at Union Hill        3056 & 3074 Route 10              Denville             NJ        07834
 12           Via Tuscany Apartments           300 Tuscany Way                   Melbourne            FL        32940
 13           Lynncroft Shopping Center        3140-3160 South Evans Street      Greenville           NC        27834
 14           Yorktown 50 Center               8316 Arlington Boulevard          Fairfax              VA        22031
 15           3875 & 3955 Faber Place          3955 & 3975 Faber Place           North
                                                                                  Charleston          SC        29405
 16           Canterbury Court Apartments      Various                           Minneapolis          MN       Various
16.1          Canterbury Court                 3121 and 3151 Chowen Avenue
                East Apartments                  South and 3520
                                                 West 32nd Street                Minneapolis          MN        55416
16.2          Canterbury West Apartments       3140 Chowen Avenue South          Minneapolis          MN        55429
 17           Oshtemo Business Park            6244, 6255, 6387, 6395
                                                Technology Avenue
                                                 & 5053 Sports Drive             Oshtemo Township &
                                                                                 Texas Township       MI        49009
 18           Fox Lake Crossing                Northwest Corner Routes 12
                                                 and 134                         Fox Lake             IL        60020
 19           Plaza Las Palmas                 970-1138 West Valley Parkway      Escondido            CA        92025
 20           Parkway Industrial Building      5 Lawrence Street and 545         Bloomfield and                 07003
                                                  North Arlington Avenue          East Orange         NJ         and
                                                                                                                07017
 21           Wildewood Center                 23415 Three Notch Road            California           MD        20619
 22           Eatontown Commons Shopping
                Center                         90 State Highway 36               Eatontown            NJ        07724
 23           Ridgeview Plaza Shopping
                Center                         5150 Mae Anne Avenue              Reno                 NV        89523
 24           Broad Creek Crossing
                Shopping Center                1261 North Military Highway       Norfolk              VA        23502
 25           509 Fifth Avenue                 509 Fifth Avenue                  New York             NY        10036
 26           Augusta Place                    2400 Augusta Drive                Houston              TX        77057
 27           7515 Greenville Avenue           7515 Greenville Avenue            Dallas               TX        75231
 28           Gilbert Fiesta Shopping
                Center                         87 East Williams Field Road       Gilbert              AZ        85296
 29           Cedar Square Apartments          1570 East St. Germain Street      St. Cloud            MN        56304
 30           Northstar Plaza                  1321-1345 East Thousand Oaks
                                                  Boulevard                      Thousand Oaks        CA        91362
 31           Woodlands Centre Corporate                                         King of
                Plaza                          900 East Eighth Street             Prussia             PA        19406
 32           Independence Park                4228, 4233, 4204
                                                  Technology Drive and
                                                  4323 Ben Franklin
                                                  Boulevard                      Durham               NC        27704
 33           Alto Serramonte                  314-362 Gellert Boulevard         Daly City            CA        94015
 34           Walgreens - New Bedford, MA      1103 Kempton Street               New Bedford          MA        02740
 35           130 South Canal Street           130 South Canal Street            Chicago              IL        60606
 36           Suwanee Crossroads Shopping      3255 Lawrenceville Suwanee
                Center                                  Road                     Suwanee              GA        30024
 37           Brookstone Apartments            4141 Pinson Valley Parkway        Birmingham           AL        35215
 38           A-1 Self Storage -
                San Jose, CA (Bascom)          3260 South Bascom Avenue          San Jose             CA        95124
 39           Raleigh Hills Plaza              7200 Southwest Beaverton
                                                  Hillsdale Highway              Portland             OR        97225
 40           Best Buy - Olathe, KS            11705 Strang Line Road            Olathe               KS        66062
 41           A-1 Self Storage -
                Glendale, CA                   4427 San Fernando Road            Glendale             CA        92120
 42           68-70 Hudson Street              68-70 Hudson Street               Hoboken              NJ        07030
 43           Walgreens - Olivette, MO         9395 Olive Boulevard              Olivette             MO        63132
 44           The Dell Apartments              111 South Broadway                White Plains         NY        10605
 45           Belle Hall Shopping
                Center II                      600-616 Long Point Road           Mt. Pleasant         SC        29464
 46           Trader Joe's Plaza               2101 South Decatur Boulevard      Las Vegas            NV        89102
 47           Villa La Charles Apartments      12200 Montgomery
                                                  Boulevard NE                   Albuquerque          NM        87111
 48           Ashton Pointe Shopping           1137,1147,1167 North Eola
                Center                            Road                           Aurora               IL        60504
 49           Keystone Crossing                17621-17649 Van Dyke Road         Odessa               FL        33556
 50           Noblewood Plaza                  13999 Noblewood Plaza             Woodbridge           VA        22193
 51           Tenley Hill                      4725 Wisconsin Avenue             Washington           DC        20016
 52           Brookside Apartments             1525 East 29th Street             Bryan                TX        77802
 53           The Grant Building               44 Broad Street, Northwest        Atlanta              GA        30303
 54           Walgreens - Columbia, MO         222 East Broadway                 Columbia             MO        65203
 55           Kenann Building                  3101 North Federal Highway        Oakland Park         FL        33306
 56           Magnolia Mini Storage            10805 Kenney Street               Santee               CA        92071
 57           Pines of Newpointe               ES Newton Road off of SS
                                                  Baker Road                     Virginia Beach       VA        23462
 58           Rite Aid - Las Vegas, NV
                (2)(3)                         2905 South Maryland Parkway       Las Vegas            NV        89109
 59           Five Points Plaza                2665 North Dixie Highway          Wilton Manors        FL        33334
 60           Brookline Barn Medical
                Building                       235 Cypress Street                Brookline            MA        02445
 61           Walgreens - Coconut Creek,
                FL                             4351 West Sample Road             Coconut Creek        FL        33073
 62           Sav-on - Tujunga, CA             6588 West Foothill Boulevard      Tujunga              CA        91042
 63           Northwest Crossing               9640 and 9680 Timberline
                Apartments                        Drive                          Dallas               TX        75220
 64           Walgreens - Acworth, GA          1762 Mars Hill Road, NW           Acworth              GA        30101
 65           A-1 Self Storage -
                Torrance, CA                   20704 Earl Street                 Torrance             CA        90503
 66           Walgreens - St Louis, MO         5050 Lemay Ferry Road             Unincorporated
                                                                                  St. Louis
                                                                                  County              MO        63129
 67           1743 P Street Apartments         1743 P Street, NW                 Washington           DC        20036
 68           A-1 Self Storage -
                San Jose, CA (Baroni)          131 Baroni Avenue                 San Jose             CA        95136
 69           Pace Station Shopping
                Center                         4965 Highway 90                   Pea Ridge            FL        32571
 70           Oxford Townhomes                 6042 North Lee Street             Morrow               GA        30260
 71           Rite Aid - Moses Lake,
                WA (2)                         411 East Fifth Avenue             Moses Lake           WA        98837
 72           Oakbrook Corners                 5305-5375 Oakbrook Parkway        Norcross             GA        30093
 73           Eckerd Drug Store-Destrehan      12589 Airline Highway             Destrehan            LA        70047
 74           Eckerd - Palm Bay, FL            1599 Palm Bay Road NE             Palm Bay             FL        32905
 75           Gillespie Field Business
                Park                           1950 and 1955 Cordell Court       El Cajon             CA        92020
 76           John & Sons Portfolio -
                Barnes & Noble                 26751 Aliso Viejo Creek Road      Aliso Viejo          CA        92656
 77           Walgreens - Little Rock          3710 South University Avenue      Little Rock          AR        72204
 78           Shurgard - Ormond Beach, FL      354 West Granada Boulevard        Ormond Beach         FL        32174
 79           Shurgard - Tampa, FL (Hyde
                Park)                          1302 West Kennedy Boulevard       Tampa                FL        33606
 80           Shurgard - Daytona Beach,
                FL                             1144 Beville Road                 Daytona Beach        FL        32114
 81           Sherman Oaks Professional
                Plaza                          5000 Van Nuys Boulevard           Van Nuys             CA        91403
 82           8500 Stemmons Building           8500 North Stemmons Freeway       Dallas               TX        75247
 83           19 East Fayette Street           19 East Fayette Street            Baltimore            MD        21202
 84           Shurgard - Melbourne, FL
                (Eau Gallie)                   1450 North Wickham Road           Melbourne            FL        32935
 85           Bailey Building                  400 South Union Street            Montgomery           AL        36104
 86           John & Sons Portfolio -
                Stater Brothers                571 East Foothill Boulevard       Rialto               CA        92376
 87           Eckerd Drug Store-Forsythe       2901 Sterlington Road             Monroe               LA        71203
 88           Rite Aid - Bayville, NJ (2)      424 Route 9                       Bayville             NJ        08721
 89           John & Sons Portfolio -
                KV Mart 1                      4831 Whittier Boulevard           Los Angeles          CA        90022
 90           John & Sons Portfolio -
                KV Mart 2                      3425 Whittier Boulevard           Los Angeles          CA        90023
 91           Virginia Avenue Apartments       1229,1235,1241 Virginia
                                                  Avenue                         Atlanta              GA        30344
 92           Eckerd Whitehouse                100 East Main Street              Whitehouse           TX        75791
 93           Eckerd-Seneca                    1020 East North 1st Street        Seneca               SC        29678
 94           Bird 74 Shopping Center          7376-7396 Bird Road (SW 40th
                                                  Street)                        Miami                FL        33155
 95           Shurgard - Orlando, FL
                (Vineland)                     4808 South Vineland Road          Orlando              FL        32811
 96           Eckerd-Athens                    702 East Tyler                    Athens               TX        75751
 97           Walgreens - Pasadena             2130 South Richey Street          Pasadena             TX        77504
 98           Rite Aid - Montgomery,
                AL (2)                         6995 Atlanta Highway              Montgomery           AL        36117
 99           John & Sons Portfolio -
                Amar Ranch Market              1111 East Channel Islands
                                                  Boulevard                      Oxnard               CA        93033
100           Eckerds-Kings Mountain           601 East Kings Street             Kings Mountain       NC        28086
101           Shurgard - Tampa, FL             16217 North Dale Mabry
                (Carrollwood)                      Highway                       Tampa                FL        33618
102           John & Sons Portfolio
                - Multifamily                  12631 Mitchell Avenue             Los Angeles          CA        90066



                                                 CROSS
MORTGAGE                                         COLLATERALIZED                                                  GENERAL
 LOAN                 PROPERTY                      AND CROSS                                                    PROPERTY
NUMBER                  NAME                    DEFAULTED LOAN FLAG                  LOAN ORIGINATOR               TYPE
------                  ----                    -------------------                  ---------------               ----

 1            50 Central Park South (1)                                                 Wachovia                    Land
 2            Lloyd Center                                                              Wachovia                   Retail
 3            535 Fifth Avenue                  Zeus Portfolio                          Wachovia                   Office
 4            1370 Broadway                                                             Wachovia                   Office
 5            Westview Mall                                                             Wachovia                   Retail
 6            Village Center at Dulles                                                  Wachovia                   Retail
 7            545 Fifth Avenue                  Zeus Portfolio                          Wachovia                   Office
 8            Signature Place                                                           Wachovia                Multifamily
 9            Coral Sky Plaza
                                                                                        Wachovia                   Retail
 10           Port Authority Building                                                   Wachovia                   Office
 11           The Shoppes at Union Hill                                                 Wachovia                   Retail
 12           Via Tuscany Apartments                                                    Wachovia                Multifamily
 13           Lynncroft Shopping Center                                                 Wachovia                   Retail
 14           Yorktown 50 Center                                                        Wachovia                   Office
 15           3875 & 3955 Faber Place
                                                                                        Wachovia                   Office
 16           Canterbury Court Apartments                                                 CGM                   Multifamily
16.1          Canterbury Court
                East Apartments
                                                                                          CGM                   Multifamily
16.2          Canterbury West Apartments                                                  CGM                   Multifamily
 17           Oshtemo Business Park


                                                                                        Wachovia                 Industrial
 18           Fox Lake Crossing
                                                                                          CGM                      Retail
 19           Plaza Las Palmas                                                            CGM                      Retail
 20           Parkway Industrial Building

                                                                                        Wachovia                 Industrial
 21           Wildewood Center                                                          Wachovia                   Retail
 22           Eatontown Commons Shopping
                Center                                                                    CGM                      Retail
 23           Ridgeview Plaza Shopping
                Center                                                                  Wachovia                   Retail
 24           Broad Creek Crossing
                Shopping Center                                                           CGM                      Retail
 25           509 Fifth Avenue                  Zeus Portfolio                          Wachovia                   Office
 26           Augusta Place                                                               CGM                      Office
 27           7515 Greenville Avenue                                                      CGM                      Office
 28           Gilbert Fiesta Shopping
                Center                                                                  Wachovia                   Retail
 29           Cedar Square Apartments                                                   Wachovia                Multifamily
 30           Northstar Plaza
                                                                                          CGM                    Mixed Use
 31           Woodlands Centre Corporate
                Plaza                                                                   Wachovia                   Office
 32           Independence Park


                                                                                        Wachovia                   Office
 33           Alto Serramonte                                                             CGM                      Retail
 34           Walgreens - New Bedford, MA                                               Wachovia                   Retail
 35           130 South Canal Street                                                      CGM                      Retail
 36           Suwanee Crossroads Shopping
                Center                                                                  Wachovia                   Retail
 37           Brookstone Apartments                                                     Wachovia                Multifamily
 38           A-1 Self Storage -
                San Jose, CA (Bascom)                                                   Wachovia                Self Storage
 39           Raleigh Hills Plaza
                                                                                          CGM                      Retail
 40           Best Buy - Olathe, KS                                                     Wachovia                   Retail
 41           A-1 Self Storage -
                Glendale, CA                                                            Wachovia                Self Storage
 42           68-70 Hudson Street                                                       Wachovia                   Office
 43           Walgreens - Olivette, MO                                                  Wachovia                   Retail
 44           The Dell Apartments                                                         CGM                   Multifamily
 45           Belle Hall Shopping
                Center II                                                               Wachovia                   Retail
 46           Trader Joe's Plaza                                                        Wachovia                   Retail
 47           Villa La Charles Apartments
                                                                                        Wachovia                Multifamily
 48           Ashton Pointe Shopping
                Center                                                                  Wachovia                   Retail
 49           Keystone Crossing                                                         Wachovia                   Retail
 50           Noblewood Plaza                                                           Wachovia                   Retail
 51           Tenley Hill                                                               Wachovia                    Mixed Use
 52           Brookside Apartments                                                      Wachovia                   Multifamily
 53           The Grant Building                                                          CGM                         Office
 54           Walgreens - Columbia, MO                                                  Wachovia                      Retail
 55           Kenann Building                                                           Wachovia                      Office
 56           Magnolia Mini Storage                                                     Wachovia                   Self Storage
 57           Pines of Newpointe
                                                                                        Wachovia                   Multifamily
 58           Rite Aid - Las Vegas, NV
                (2)(3)                                                                  Wachovia                      Retail
 59           Five Points Plaza                                                         Wachovia                      Retail
 60           Brookline Barn Medical
                Building                                                                  CGM                         Office
 61           Walgreens - Coconut Creek,
                FL                                                                      Wachovia                      Retail
 62           Sav-on - Tujunga, CA                                                      Wachovia                      Retail
 63           Northwest Crossing
                Apartments                                                                CGM                      Multifamily
 64           Walgreens - Acworth, GA                                                   Wachovia                      Retail
 65           A-1 Self Storage -
                Torrance, CA                                                            Wachovia                   Self Storage
 66           Walgreens - St Louis, MO

                                                                                        Wachovia                      Retail
 67           1743 P Street Apartments                                                  Wachovia                   Multifamily
 68           A-1 Self Storage -
                San Jose, CA (Baroni)                                                   Wachovia                   Self Storage
 69           Pace Station Shopping
                Center                                                                    CGM                         Retail
 70           Oxford Townhomes                                                          Wachovia                   Multifamily
 71           Rite Aid - Moses Lake,
                WA (2)                                                                  Wachovia                      Retail
 72           Oakbrook Corners                                                            CGM                       Industrial
 73           Eckerd Drug Store-Destrehan      Eckerd Portfolio 1                         CGM                         Retail
 74           Eckerd - Palm Bay, FL                                                     Wachovia                      Retail
 75           Gillespie Field Business
                Park                                                                     CGM                       Industrial
 76           John & Sons Portfolio -           John and Sons
                Barnes & Noble                    Portfolio                             Wachovia                      Retail
 77           Walgreens - Little Rock           Walgreens Portfolio                        CGM                         Retail
 78           Shurgard - Ormond Beach, FL       Shurgard Portfolio                      Wachovia                   Self Storage
 79           Shurgard - Tampa, FL (Hyde
                Park)                           Shurgard Portfolio                      Wachovia                   Self Storage
 80           Shurgard - Daytona Beach,
                FL                              Shurgard Portfolio                      Wachovia                   Self Storage
 81           Sherman Oaks Professional
                Plaza                                                                     CGM                         Office
 82           8500 Stemmons Building                                                      CGM                         Office
 83           19 East Fayette Street                                                      CGM                       Mixed Use
 84           Shurgard - Melbourne, FL
                (Eau Gallie)                    Shurgard Portfolio                      Wachovia                   Self Storage
 85           Bailey Building                                                           Wachovia                      Office
 86           John & Sons Portfolio -            John and Sons
                Stater Brothers                    Portfolio                            Wachovia                      Retail
 87           Eckerd Drug Store-Forsythe        Eckerd Portfolio 1                        CGM                         Retail
 88           Rite Aid - Bayville, NJ (2)                                               Wachovia                      Retail
 89           John & Sons Portfolio -            John and Sons
                KV Mart 1                           Portfolio                           Wachovia                      Retail
 90           John & Sons Portfolio -            John and Sons
                KV Mart 2                           Portfolio                           Wachovia                      Retail
 91           Virginia Avenue Apartments
                                                                                        Wachovia                   Multifamily
 92           Eckerd Whitehouse                 Eckerd Portfolio 1                         CGM                         Retail
 93           Eckerd-Seneca                     Eckerd Portfolio 2                         CGM                         Retail
 94           Bird 74 Shopping Center
                                                                                        Wachovia                      Retail
 95           Shurgard - Orlando, FL
                (Vineland)                      Shurgard Portfolio                      Wachovia                   Self Storage
 96           Eckerd-Athens                     Eckerd Portfolio 1                         CGM                         Retail
 97           Walgreens - Pasadena              Walgreens Portfolio                        CGM                         Retail
 98           Rite Aid - Montgomery,
                AL (2)                                                                  Wachovia                      Retail
 99           John & Sons Portfolio -
                Amar Ranch Market                 John and Sons
                                                    Portfolio                           Wachovia                      Retail
100           Eckerds-Kings Mountain            Eckerd Portfolio 2                         CGM                         Retail
101           Shurgard - Tampa, FL
                (Carrollwood)                   Shurgard Portfolio                      Wachovia                   Self Storage
102           John & Sons Portfolio              John and Sons
             - Multifamily                        Portfolio                             Wachovia                    Multifamily


(1) For purposes of determining the debt service coverage ratio, the amount of cash available to cover the debt service payments was increased by amounts available in a debt service reserve that will be used to make a portion of the debt service payments.

(2) Credit Lease Loan.

(3) The calculation of the cut-off date loan-to-value ratio does not take into account cash collateral held for the related mortgage loan in an amount which, when subtracted from the balance of the mortgage loan, results in a cut-off date loan-to-value ratio of 99.9%.

(4) Refer to Annex A-6.


See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in the prospectus supplement.

                                                          % OF
                                                        AGGREGATE
   SPECIFIC                                              CUT-OFF
   PROPERTY           ORIGINAL        CUT-OFF LOAN         DATE        ORIGINATION      FIRST PAY       MATURITY       MORTGAGE
     TYPE          LOAN BALANCE ($)     BALANCE ($)     BALANCE ($)       DATE            DATE         DATE OR ARD       RATE
     ----                ----           -----------     -----------       ----            ----            ----           ----
      Land          80,500,000.00     80,500,000.00     8.45%          31-Jul-2003     11-Sep-2003     11-Oct-2010     4.8900%
    Anchored        70,000,000.00     69,854,617.38     7.33%          12-May-2003     11-Jul-2003     11-Jun-2013     5.4200%
      CBD           58,000,000.00     58,000,000.00     6.09%          26-Jun-2003     11-Aug-2003     11-Jul-2008     4.5000%
      CBD           44,000,000.00     44,000,000.00     4.62%          31-Jul-2003     11-Sep-2003     11-Aug-2010     5.190983%
    Anchored        38,000,000.00     38,000,000.00     3.99%          30-Jul-2003     11-Sep-2003     11-Aug-2013     5.0800%
    Anchored        37,000,000.00     37,000,000.00     3.88%          14-Jul-2003     11-Sep-2003     11-Aug-2010     4.0000%
      CBD           36,000,000.00     36,000,000.00     3.78%          26-Jun-2003     11-Aug-2003     11-Jul-2008     4.5000%
  Conventional      26,480,000.00     26,480,000.00     2.78%           4-Aug-2003     11-Sep-2003     11-Aug-2013     4.7100%
    Anchored        25,200,000.00     25,200,000.00     2.64%          23-Jul-2003     11-Sep-2003     11-Aug-2013     4.8700%
      Flex          21,000,000.00     20,965,018.85     2.20%          24-Jun-2003     11-Aug-2003     11-Jul-2013     4.5600%
    Anchored        20,160,000.00     20,140,010.14     2.11%           2-Jul-2003     11-Aug-2003     11-Jul-2013     5.2900%
  Conventional      19,200,000.00     19,158,127.05     2.01%          29-May-2003     11-Jul-2003     11-Jun-2013     5.1900%
    Anchored        17,000,000.00     16,962,611.59     1.78%           6-Jun-2003     11-Jul-2003     11-Jun-2013     5.1500%
    Medical         15,000,000.00     15,000,000.00     1.57%          29-Jul-2003     11-Sep-2003     11-Aug-2008     5.0900%
    Suburban        14,000,000.00     13,986,551.93     1.47%          12-Jun-2003     11-Aug-2003     11-Jul-2013     5.4200%
  Conventional      13,000,000.00     12,985,359.46     1.36%          19-Jun-2003     1-Aug-2003       1-Jul-2013     4.7500%
  Conventional
  Conventional
Light Industrial    12,600,000.00     12,581,627.65     1.32%          13-Jun-2003     11-Aug-2003     11-Jul-2013     5.3000%
    Anchored        12,550,000.00     12,537,160.20     1.32%           4-Jun-2003     1-Aug-2003       1-Jul-2012     5.1600%
    Anchored        12,500,000.00     12,487,027.11     1.31%           5-Jun-2003     1-Aug-2003       1-Jul-2013     5.1000%
      Flex          11,550,000.00     11,540,426.91     1.21%           2-Jul-2003     11-Aug-2003     11-Jul-2013     6.0000%
    Anchored        11,200,000.00     11,200,000.00     1.18%          31-Jul-2003     11-Sep-2003     11-Aug-2013     4.9300%
    Anchored        11,250,000.00     11,138,142.28     1.17%          18-Jun-2002     1-Aug-2002       1-Jul-2012     6.9500%
    Anchored        10,200,000.00     10,189,539.49     1.07%          30-Jun-2003     11-Aug-2003     11-Jul-2013     5.1500%
    Anchored         9,520,000.00      9,457,013.00     0.99%          20-Dec-2002     1-Feb-2003       1-Jan-2013     6.0900%
      CBD            9,000,000.00      9,000,000.00     0.94%          26-Jun-2003     11-Aug-2003     11-Jul-2008     4.5000%
    Suburban         8,250,000.00      8,200,756.41     0.86%           2-Jan-2003     1-Mar-2003       1-Feb-2013     5.9300%
    Suburban         8,000,000.00      7,967,882.05     0.84%           3-Mar-2003     1-May-2003       1-Apr-2012     5.6000%
Shadow Anchored      7,525,000.00      7,525,000.00     0.79%           2-Jul-2003     11-Aug-2003     11-Jul-2013     5.6000%
  Conventional       7,500,000.00      7,483,050.32     0.79%          14-May-2003     11-Jul-2003     11-Jun-2013     5.0200%
 Office/Retail       7,350,000.00      7,333,732.89     0.77%          28-May-2003     1-Jul-2003       1-Jun-2013     5.1200%
    Suburban         7,125,000.00      7,110,765.17     0.75%          11-Jun-2003     11-Jul-2003     11-Jun-2013     5.6000%
    Medical          7,100,000.00      7,085,190.80     0.74%           3-Jun-2003     11-Jul-2003     11-Feb-2013     5.4000%
   Unanchored        6,900,000.00      6,900,000.00     0.72%           1-Aug-2003     1-Sep-2003       1-Aug-2013     5.0000%
    Anchored         6,880,000.00      6,880,000.00     0.72%          25-Jul-2003     11-Sep-2003     11-Aug-2013     5.3500%
    Anchored         6,700,000.00      6,685,418.85     0.70%          19-May-2003     1-Jul-2003       1-Jun-2012     5.2000%
Shadow Anchored      6,670,000.00      6,670,000.00     0.70%          25-Jul-2003     11-Sep-2003     11-Aug-2010     4.6000%
  Conventional       6,640,000.00      6,640,000.00     0.70%          16-Jul-2003     11-Sep-2003     11-Aug-2010     5.1500%
  Self Storage       6,395,000.00      6,395,000.00     0.67%          16-Jul-2003     11-Sep-2003     11-Aug-2013     5.3200%
    Anchored         6,200,000.00      6,156,099.90     0.65%          26-Dec-2002     1-Feb-2003       1-Jan-2013     5.7600%
    Anchored         6,100,000.00      6,081,578.31     0.64%          11-Jun-2003     11-Jul-2003     11-Jun-2013     5.4000%
  Self Storage       6,066,000.00      6,066,000.00     0.64%          16-Jul-2003     11-Sep-2003     11-Aug-2013     5.2200%
      CBD            5,760,000.00      5,754,642.43     0.60%           9-Jul-2003     11-Aug-2003     11-Jul-2013     5.5500%
    Anchored         5,567,894.00      5,562,183.90     0.58%          20-Jun-2003     11-Aug-2003     11-Jul-2008     5.1500%
  Conventional       5,200,000.00      5,194,628.89     0.55%          19-Jun-2003     1-Aug-2003       1-Jul-2013     5.1200%
Shadow Anchored      5,200,000.00      5,192,557.24     0.54%          19-Jun-2003     11-Aug-2003     11-Jul-2013     5.4000%
    Anchored         5,100,000.00      5,095,291.76     0.53%           9-Jul-2003     11-Aug-2003     11-Jul-2013     5.5800%
  Conventional       5,080,000.00      5,080,000.00     0.53%          14-Jul-2003     11-Sep-2003     11-Aug-2013     5.3400%
Shadow Anchored      5,000,000.00      5,000,000.00     0.52%          29-Jul-2003     11-Sep-2003     11-Aug-2013     5.9000%
    Anchored         4,975,000.00      4,975,000.00     0.52%           6-Jun-2003     11-Jul-2003     11-Jun-2013     5.5000%
Shadow Anchored      4,800,000.00      4,800,000.00     0.50%          25-Jul-2003     11-Sep-2003     11-Aug-2013     5.9300%
 Office/Retail       4,800,000.00      4,790,513.84     0.50%           9-Jun-2003     11-Jul-2003     11-Jun-2013     5.6500%
  Conventional       4,680,000.00      4,680,000.00     0.49%           1-Jul-2003     11-Aug-2003     11-Jul-2008     4.5000%
      CBD            4,670,000.00      4,649,356.93     0.49%          27-Feb-2003     1-Apr-2003       1-Mar-2013     6.1000%
    Anchored         4,645,369.00      4,640,604.99     0.49%          20-Jun-2003     11-Aug-2003     11-Jul-2008     5.1500%
    Suburban         4,600,000.00      4,600,000.00     0.48%          16-Jul-2003     11-Sep-2003     11-Aug-2013     5.2500%
  Self Storage       4,575,000.00      4,575,000.00     0.48%          30-Jul-2003     11-Sep-2003     11-Aug-2010     5.8300%
  Conventional       4,560,000.00      4,555,434.51     0.48%           2-Jul-2003     11-Aug-2003     11-Jul-2013     5.2500%
   Unanchored        4,900,896.85      4,503,261.42     0.47%           8-Jan-1999     15-Feb-1999     15-Jun-2023     7.2500%
    Anchored         4,500,000.00      4,500,000.00     0.47%          30-Jul-2003     11-Sep-2003     11-Aug-2013     4.7500%
    Medical          4,320,000.00      4,308,261.34     0.45%          10-Apr-2003     1-Jun-2003       1-May-2013     5.9200%
    Anchored         4,150,000.00      4,146,003.80     0.44%          26-Jun-2003     11-Aug-2003     11-Jul-2013     5.4100%
    Anchored         4,100,000.00      4,096,042.24     0.43%           3-Jul-2003     11-Aug-2003     11-Jul-2013     5.4000%
  Conventional       4,020,000.00      3,988,135.48     0.42%          19-Nov-2002     1-Jan-2003       1-Dec-2007     5.8000%
    Anchored         3,850,000.00      3,842,308.20     0.40%           9-Jun-2003     11-Jul-2003     11-Jun-2013     5.6000%
  Self Storage       3,678,000.00      3,678,000.00     0.39%          16-Jul-2003     11-Sep-2003     11-Aug-2013     5.2200%
    Anchored         3,680,000.00      3,676,226.01     0.39%          20-Jun-2003     11-Aug-2003     11-Jul-2008     5.1500%
  Conventional       3,600,000.00      3,596,083.84     0.38%          23-Jun-2003     11-Aug-2003     11-Jul-2013     4.9000%
  Self Storage       3,500,000.00      3,500,000.00     0.37%          16-Jul-2003     11-Sep-2003     11-Aug-2013     5.3200%
    Anchored         3,500,000.00      3,479,601.34     0.37%          22-Jan-2003     1-Mar-2003      1-Feb-2013      6.0500%
  Conventional       3,400,000.00      3,396,386.95     0.36%          16-Jun-2003     11-Aug-2003     11-Jul-2013     5.0000%
   Unanchored        3,677,508.54      3,239,225.29     0.34%           9-Apr-1999     15-May-1999     15-Jan-2019     7.2700%
      Flex           3,200,000.00      3,193,771.78     0.34%           1-May-2003     1-Jul-2003       1-Jun-2013     5.7200%
    Anchored         3,200,000.00      3,178,595.77     0.33%          10-Feb-2003     1-Apr-2003       1-Mar-2012     6.0800%
    Anchored         3,150,000.00      3,150,000.00     0.33%          29-Jul-2003     11-Sep-2003     11-Aug-2015     5.4600%
      Flex           3,145,000.00      3,132,911.46     0.33%          11-Mar-2003     1-May-2003       1-Apr-2013     5.8000%
    Anchored         3,125,000.00      3,125,000.00     0.33%          18-Jul-2003     11-Sep-2003     11-Aug-2010     5.2000%
    Anchored         3,100,000.00      3,070,263.97     0.32%          24-May-2002     1-Jul-2002       1-Jun-2012     7.4700%
  Self Storage       3,010,000.00      3,003,881.45     0.32%          30-May-2003     11-Jul-2003     11-Jun-2013     5.5200%
  Self Storage       3,005,000.00      2,998,891.61     0.31%          30-May-2003     11-Jul-2003     11-Jun-2013     5.5200%
  Self Storage       3,000,000.00      2,993,901.79     0.31%          30-May-2003     11-Jul-2003     11-Jun-2013     5.5200%
    Medical          3,000,000.00      2,955,976.89     0.31%          26-Oct-2001     1-Dec-2001       1-Nov-2011     7.5500%
    Suburban         2,925,000.00      2,896,324.34     0.30%           1-Apr-2002     1-May-2002       1-Apr-2012     7.9400%
 Retail/Office       2,700,000.00      2,692,542.71     0.28%          21-Apr-2003     1-Jun-2003       1-May-2013     5.8500%
  Self Storage       2,695,000.00      2,689,521.76     0.28%          30-May-2003     11-Jul-2003     11-Jun-2013     5.5200%
      CBD            2,600,000.00      2,600,000.00     0.27%          28-Jul-2003     11-Sep-2003     11-Aug-2018     6.4700%
    Anchored         2,450,000.00      2,450,000.00     0.26%          18-Jul-2003     11-Sep-2003     11-Aug-2010     5.2000%
    Anchored         2,350,000.00      2,334,281.29     0.24%          10-Feb-2003     1-Apr-2003       1-Mar-2012     6.0800%
   Unanchored        2,299,739.94      2,222,243.90     0.23%           5-Oct-1998     15-Nov-1998     15-Sep-2018     6.9500%
   Unanchored        2,200,000.00      2,200,000.00     0.23%          18-Jul-2003     11-Sep-2003     11-Aug-2010     5.2000%
   Unanchored        2,100,000.00      2,100,000.00     0.22%          18-Jul-2003     11-Sep-2003     11-Aug-2010     5.2000%
  Conventional       2,100,000.00      2,100,000.00     0.22%          31-Jul-2003     11-Sep-2003     11-Aug-2013     4.7500%
    Anchored         2,100,000.00      2,085,953.49     0.22%          10-Feb-2003     1-Apr-2003       1-Mar-2012     6.0800%
    Anchored         2,050,000.00      2,037,235.16     0.21%          31-Dec-2002     1-Feb-2003       1-Jan-2013     6.3800%
   Unanchored        2,000,000.00      2,000,000.00     0.21%          18-Jul-2003     11-Sep-2003     11-Aug-2013     5.6200%
  Self Storage       1,960,000.00      1,956,015.83     0.21%          30-May-2003     11-Jul-2003     11-Jun-2013     5.5200%
    Anchored         1,950,000.00      1,936,956.81     0.20%          10-Feb-2003     1-Apr-2003       1-Mar-2012     6.0800%
    Anchored         1,800,000.00      1,782,940.13     0.19%          24-May-2002     1-Jul-2002       1-Jun-2012     7.5200%
   Unanchored        2,024,169.87      1,776,652.74     0.19%          23-Apr-1999     15-Jun-1999     15-Mar-2019     6.7300%
   Unanchored        1,775,000.00      1,775,000.00     0.19%          18-Jul-2003     11-Sep-2003     11-Aug-2010     5.2000%
    Anchored         1,640,000.00      1,629,788.15     0.17%          31-Dec-2002     1-Feb-2003       1-Jan-2013     6.3800%
  Self Storage       1,530,000.00      1,526,889.91     0.16%          30-May-2003     11-Jul-2003     11-Jun-2013     5.5200%
  Conventional         550,000.00        550,000.00     0.06%          18-Jul-2003     11-Sep-2003     11-Aug-2010     5.2000%


                                                              ORIGINAL   REMAINING
                     LOAN                      INTEREST     TERM TO     TERM TO                ORIGINAL
 SPECIFIC       ADMINISTRATIVE     INTEREST     ACCURAL     MATURITY   MATURITY    REMAINING    AMORT      REMAINING      MONTHLY
 PROPERTY         COST RATE        ACCRUAL      METHOD         OR         OR       IO PERIOD    TERM      AMORT  TERM   P&I PAYMENTS
   TYPE              (%)            METHOD     DURING IO    ARD(MOS)   ARD(MOS)      (MOS.)     (MOS.)       (MOS.)         ($)
   ----              ---            ------     ---------    --------   ---------     ------     ------       ------         ---
    Land           0.04250%       Actual/360   Actual/360        86       86         86            (IO)         (IO)        (IO)
  Anchored         0.04250%       Actual/360                    120       118                      360          358      393,945.92
    CBD            0.04250%       Actual/360   Actual/360        60       59         23            360          360      293,877.48
    CBD            0.04250%       Actual/360                     84       84                       360          360      241,363.76
  Anchored         0.04250%       Actual/360                    120       120                      360          360      205,854.17
  Anchored         0.04250%         30/360       30/360          84       84         84            (IO)         (IO)     123,333.33
    CBD            0.04250%       Actual/360   Actual/360        60       59         23            360          360      182,406.71
Conventional       0.04250%       Actual/360   Actual/360       120       120        24            360          360      137,494.50
  Anchored         0.04250%       Actual/360                    120       120                      360          360      133,284.00
    Flex           0.04250%       Actual/360                    120       119                      300          299      117,441.15
  Anchored         0.04250%       Actual/360                    120       119                      360          359      111,824.26
Conventional       0.04250%       Actual/360                    120       118                      360          358      105,310.71
  Anchored         0.04250%       Actual/360                    120       118                      360          358       92,824.46
  Medical          0.04250%       Actual/360   Actual/360        60       60         12            360          360       81,350.32
  Suburban         0.04250%       Actual/360                    120       119                      360          359       78,789.18
Conventional       0.04250%       Actual/360                    120       119                      360          359       67,814.15
Conventional
Conventional
Light
 Industrial        0.04250%       Actual/360                    120       119                      300          299       75,877.35
  Anchored         0.04250%       Actual/360                    108       107                      360          359       68,603.63
  Anchored         0.04250%       Actual/360                    120       119                      360          359       67,868.72
    Flex           0.04250%       Actual/360                    120       119                      360          359       69,248.09
  Anchored         0.04250%       Actual/360                    120       120                      360          360       59,645.79
  Anchored         0.04250%       Actual/360                    120       107                      360          347       74,469.14
  Anchored         0.04250%       Actual/360                    120       119                      360          359       55,694.68
  Anchored         0.12250%       Actual/360                    120       113                      360          353       57,629.23
    CBD            0.04250%       Actual/360   Actual/360        60       59         23            360          360       45,601.68
  Suburban         0.10250%       Actual/360                    120       114                      360          354       49,092.25
  Suburban         0.04250%       Actual/360                    108       104                      360          356       45,926.32
Shadow
  Anchored         0.04250%       Actual/360     30/360         120       119        23            360          360       43,199.44
Conventional       0.04250%       Actual/360                    120       118                      360          358       40,353.35
Office/Retail      0.04250%       Actual/360                    120       118                      360          358       39,997.18
  Suburban         0.04250%       Actual/360                    120       118                      360          358       40,903.13
  Medical          0.04250%       Actual/360                    116       114                      360          358       39,868.69
 Unanchored        0.04250%       Actual/360                    120       120                      360          360       37,040.69
  Anchored         0.04250%       Actual/360                    120       120                      360          360       38,418.86
  Anchored         0.04250%       Actual/360                    108       106                      360          358       36,790.43
Shadow
  Anchored         0.04250%         30/360       30/360          84       84         84            (IO)         (IO)      25,568.33
Conventional       0.04250%       Actual/360                     84       84                       360          360       36,256.14
Self Storage       0.04250%       Actual/360                    120       120                      360          360       35,591.20
  Anchored         0.10250%       Actual/360                    120       113                      360          353       36,220.91
  Anchored         0.04250%       Actual/360                    120       118                      300          298       37,095.92
Self Storage       0.04250%       Actual/360                    120       120                      300          300       36,243.08
    CBD            0.04250%       Actual/360                    120       119                      360          359       32,885.57
  Anchored         0.04250%       Actual/360                     60       59                       360          359       30,402.16
Conventional       0.04250%       Actual/360                    120       119                      360          359       28,297.33
Shadow
 Anchored          0.04250%       Actual/360                    120       119                      300          299       31,622.76
  Anchored         0.04250%       Actual/360                    120       119                      360          359       29,213.74
Conventional       0.04250%       Actual/360                    120       120                      360          360       28,335.80
Shadow
  Anchored         0.04250%       Actual/360                    120       120                      360          360       29,656.83
  Anchored         0.04250%       Actual/360   Actual/360       120       118        10            360          360       28,247.50
Shadow
  Anchored         0.04250%       Actual/360                    120       120                      264          264       32,589.31
Office/Retail      0.04250%       Actual/360                    120       118                      360          358       27,707.32
Conventional       0.04250%       Actual/360   Actual/360        60       59         59            (IO)         (IO)         (IO)
    CBD            0.04250%       Actual/360                    120       115                      360          355       28,299.96
  Anchored         0.04250%       Actual/360                     60       59                       360          359       25,364.93
  Suburban         0.04250%       Actual/360                    120       120                      360          360       25,401.37
Self Storage       0.06250%       Actual/360                     84       84                       360          360       26,931.42
Conventional       0.04250%       Actual/360                    120       119                      360          359       25,180.49
 Unanchored        0.04250%         30/360                      293       238                      293          238       35,726.15
  Anchored         0.04250%       Actual/360                    120       120                      360          360       23,474.13
  Medical          0.10250%       Actual/360                    120       117                      360          357       25,678.81
  Anchored         0.04250%       Actual/360                    120       119                      360          359       23,329.44
  Anchored         0.04250%       Actual/360                    120       119                      360          359       23,022.76
Conventional       0.04250%       Actual/360                     60       52                       360          352       23,587.47
  Anchored         0.04250%       Actual/360                    120       118                      360          358       22,102.04
Self Storage       0.04250%       Actual/360                    120       120                      300          300       21,975.28
  Anchored         0.04250%       Actual/360                     60       59                       360          359       20,093.77
Conventional       0.04250%       Actual/360                    120       119                      360          359       19,106.16
Self Storage       0.04250%       Actual/360                    120       120                      360          360       19,479.16
  Anchored         0.07250%       Actual/360                    120       114                      360          354       21,096.91
Conventional       0.04250%       Actual/360                    120       119                      360          359       18,251.94
 Unanchored        0.04250%         30/360                      237       185                      237          185       29,164.90
    Flex           0.04250%       Actual/360                    120       118                      360          358       18,613.39
  Anchored         0.07250%       Actual/360                    108       103                      300          295       20,774.42
  Anchored         0.04250%       Actual/360                    144       144                      300          300       19,268.58
    Flex           0.04250%       Actual/360                    120       116                      360          356       18,453.38
  Anchored         0.04250%       Actual/360   Actual/360        84       84         60            300          300       18,634.42
  Anchored         0.04250%       Actual/360                    120       106                      360          346       21,612.00
Self Storage       0.04250%       Actual/360                    120       118                      360          358       17,128.24
Self Storage       0.04250%       Actual/360                    120       118                      360          358       17,099.79
Self Storage       0.04250%       Actual/360                    120       118                      360          358       17,071.33
  Medical          0.12250%       Actual/360                    120       99                       360          339       21,079.24
  Suburban         0.04250%       Actual/360                    120       104                      360          344       21,340.40
Retail/Office      0.10250%       Actual/360                    120       117                      360          357       15,928.41
Self Storage       0.04250%       Actual/360                    120       118                      360          358       15,335.75
    CBD            0.04250%       Actual/360                    180       180                      324          324       16,994.67
  Anchored         0.04250%       Actual/360   Actual/360        84       84         60            300          300       14,609.39
  Anchored         0.07250%       Actual/360                    108       103                      300          295       15,256.21
 Unanchored        0.04250%         30/360                      239       181                      291          233       Steps (4)
 Unanchored        0.04250%       Actual/360   Actual/360        84       84         60            300          300       13,118.63
 Unanchored        0.04250%       Actual/360   Actual/360        84       84         60            300          300       12,522.33
Conventional       0.04250%       Actual/360                    120       120                      360          360       10,954.59
  Anchored         0.07250%       Actual/360                    108       103                      300          295       13,633.21
  Anchored         0.10250%       Actual/360                    120       113                      360          353       12,796.04
 Unanchored        0.04250%       Actual/360                    120       120                      360          360       11,506.82
Self Storage       0.04250%       Actual/360                    120       118                      360          358       11,153.27
  Anchored         0.07250%       Actual/360                    108       103                      300          295       12,659.41
  Anchored         0.04250%       Actual/360                    120       106                      360          346       12,610.52
 Unanchored        0.04250%         30/360                      238       187                      238          187       15,367.00
 Unanchored        0.04250%       Actual/360   Actual/360        84       84         60            300          300       10,584.35
  Anchored         0.10250%       Actual/360                    120       113                      360          353       10,236.83
Self Storage       0.04250%       Actual/360                    120       118                      360          358        8,706.38
Conventional       0.04250%       Actual/360   Actual/360        84       84         60            300          300        3,279.66

  MATURITY                                                                                  CUT-OFF      LTV
 DATE OR ARD                                                                                  DATE     RATIO AT
  BALLOON        ARD     PREPAYMENT                   APPRAISED      APPRAISAL     DSCR       LTV      MATURITY       YEAR
 BALANCE ($)     LOAN    PROVISIONS                    VALUE ($)       DATE         (X)      RATIO      OR ARD        BUILT
 -----------     ----    ----------                    ---------       ----         ---      -----      ------        -----
80,500,000.00      Y     YM2%(23),5%(24),4%
                          (12),3%(12),2%(12),O(3)     215,000,000    1-Jul-2003    1.00      37.44%      37.44%         NA
58,339,911.91      Y     L(26),D(90),O(4)             220,100,000    1-May-2003    1.83      63.48%      53.01%        1960
55,183,682.84      Y     L(25),D(32),O(3)              77,600,000   16-Apr-2003    1.38      74.74%      71.11%        1926
39,114,809.39      Y     L(24),D(57),O(3)              58,500,000    1-Jul-2003    1.43      75.21%      66.86%        1922
31,328,170.53      N     L(36),D(80),O(4)              47,600,000   23-Jun-2003    1.40      79.83%      65.82%        1957
37,000,000.00      N     L(24),YM1%(56),O(4)           67,500,000   10-Jun-2003    3.20      54.81%      54.81%        1991
34,251,941.14      Y     L(25),D(32),O(3)              48,000,000   16-Apr-2003    1.38      75.00%      71.36%        1897
22,741,902.79      Y     L(48),D(69),O(3)              33,100,000   20-May-2003    1.31      80.00%      68.71%        1997
20,632,916.72      Y     L(36),D(81),O(3)              31,500,000   10-May-2003    1.41      80.00%      65.50%    1999 & 2001
15,450,857.76      N     L(48),D(69),O(3)              33,400,000   27-May-2003    2.07      62.77%      46.26%        1970
16,734,280.05      N     L(48),D(68),O(4)              25,200,000    1-Sep-2003    1.55      79.92%      66.41%        2003
15,885,517.10      Y     L(48),D(69),O(3)              26,500,000   14-Apr-2003    1.50      72.29%      59.95%        2000
14,047,221.87      N     L(48),D(69),O(3)              21,280,000   21-Apr-2003    1.33      79.71%      66.01%        2002
14,106,372.94      N     L(24),D(31),O(5)              20,300,000   10-Jun-2003    1.49      73.89%      69.49%        1974
11,668,821.86      Y     L(48),D(69),O(3)              17,800,000    6-May-2003    1.36      78.58%      65.56%    1997 & 1999
10,602,209.11      N     L(25),D(92),O(3)              22,375,000    6-Jun-2003    1.42      58.04%      47.38%      Various
                                                       11,825,000    6-Jun-2003                                        1971
                                                       10,550,000    6-Jun-2003                                        1973
 9,526,009.52      N     L(25),D(92),O(3)              18,100,000    1-Apr-2003    1.30      69.51%      52.63%     1999-2002
10,646,812.16      N     L(25),D(81),O(2)              15,800,000   25-Apr-2003    1.43      79.35%      67.38%        2002
10,312,838.57      N     L(25),D(92),O(3)              18,750,000   22-Apr-2003    1.65      66.60%      55.00%        1986
 9,798,232.86      N     L(48),D(69),O(3)              15,400,000    1-May-2003    1.35      74.94%      63.62%    1910 & 1916
 9,188,387.98      N     L(48),D(69),O(3)              14,000,000   17-Jun-2003    1.51      80.00%      65.63%        1989
 9,801,293.72      N     L(37),D(81),O(2)              14,100,000   22-Apr-2002    1.29      78.99%      69.51%        1999
 8,428,887.66      N     L(36),D(81),O(3)              12,750,000   15-Apr-2003    1.40      79.92%      66.11%        1989
 8,094,841.96      N     L(31),D(86),O(3)              11,900,000   15-Oct-2002    1.43      79.47%      68.02%        1998
 8,562,985.19      Y     L(25),D(32),O(3)              12,000,000   16-Apr-2003    1.39      75.00%      71.36%        1916
 6,981,292.54      N     L(30),D(87),O(3)              10,550,000   10-Nov-2002    1.36      77.73%      66.17%        1979
 6,870,170.77      N     L(28),D(77),O(3)              10,900,000    6-Jan-2003    1.42      73.10%      63.03%        1976
 6,608,034.90      N     L(48),D(69),O(3)              10,300,000    2-May-2003    1.30      73.06%      64.16%        2003
 6,171,225.43      N     L(48),D(69),O(3)              10,115,000   10-Apr-2003    1.44      73.98%      61.01%        1975
 6,067,481.46      N     L(26),D(91),O(3)              10,750,000   13-Apr-2003    1.59      68.22%      56.44%        1975
 5,971,447.23      N     L(48),D(69),O(3)               9,300,000   28-Apr-2003    1.39      76.46%      64.21%        1982
 5,966,084.37      N     L(48),D(63),O(5)              10,900,000   24-Dec-2002    1.44      65.00%      54.73%     1996-1998
 5,673,728.60      N     L(24),D(93),O(3)               9,690,000    8-Jun-2003    1.50      71.21%      58.55%        1975
 5,721,269.80      N     L(48),D(69),O(3)               8,600,000   19-Jun-2003    1.33      80.00%      66.53%        2002
 5,690,102.76      N     L(26),D(79),O(3)               8,800,000   14-Apr-2003    1.42      75.97%      64.66%        1949
 6,670,000.00      N     L(24),YM1%(56),O(4)           12,350,000   25-Feb-2003    3.33      54.01%      54.01%     2001-2002
 5,897,599.71      N     L(48),D(33),O(3)               8,300,000    5-Jun-2003    1.38      80.00%      71.06%     1982-1983
 5,312,912.93      N     L(48),D(68),O(4)               8,500,000   11-Jun-2003    1.35      75.24%      62.50%        2001
 5,220,490.65      N     L(31),D(87),O(2)               9,800,000    9-Dec-2002    1.68      62.82%      53.27%        2000
 4,627,838.97      Y     L(26),D(93),O(1)               8,750,000    8-Oct-2002    1.49      69.50%      52.89%        2002
 4,572,511.84      N     L(48),D(68),O(4)              10,600,000   22-Jun-2003    1.82      57.23%      43.14%        2001
 4,820,367.47      N     L(48),D(69),O(3)               7,200,000   24-Apr-2003    1.39      79.93%      66.95%        1910
 5,147,546.93      Y     L(46),1%(11),O(3)              7,000,000    8-Apr-2003    1.41      79.46%      73.54%        2001
 4,292,919.06      N     L(25),D(92),O(3)               6,500,000    4-Apr-2003    1.37      79.92%      66.04%        2002
 3,945,376.82      N     L(48),D(68),O(4)               7,700,000    8-Apr-2003    1.51      67.44%      51.24%        2002
 4,271,991.39      N     L(48),D(69),O(3)               7,000,000    2-Apr-2003    1.37      72.79%      61.03%        1983
 4,223,091.25      N     L(48),D(69),O(3)               6,350,000    1-Jun-2003    1.50      80.00%      66.51%        1980
 4,228,645.50      N     L(48),D(69),O(3)               6,300,000   11-Apr-2003    1.49      79.37%      67.12%        2002
 4,259,589.22      N     L(36),D(80),O(4)               6,475,000    2-May-2003    1.50      76.83%      65.79%        2001
 3,402,670.27      N     L(48),D(69),O(3)               6,300,000    1-Jul-2003    1.28      76.19%      54.01%        1997
 4,029,045.21      N     L(48),D(69),O(3)               6,400,000    4-Apr-2003    1.49      74.85%      62.95%     2000-2001
 4,680,000.00      Y     L(48),D(7),O(5)                5,850,000    5-Jun-2003    2.06      80.00%      80.00%        1980
 3,973,537.94      N     L(29),D(88),O(3)               7,100,000   10-Jul-2002    1.58      65.48%      55.97%        1898
 4,294,667.90      Y     L(46),1%(11),O(3)              5,850,000    8-Apr-2003    1.41      79.33%      73.41%        2002
 3,813,152.05      N     L(48),D(69),O(3)               8,000,000   23-May-2003    1.43      57.50%      47.66%        1967
 4,120,939.68      N     L(48),D(31),O(5)               6,000,000   16-Jun-2003    1.50      76.25%      68.68%        1983
 3,780,315.80      N     L(48),D(68),O(4)               5,900,000   21-May-2003    1.47      77.21%      64.07%        1995
     0.00          N     L(47),D(245),O(1)              4,500,000   19-Jul-2001    1.00     100.07%       0.00%        1998
 3,669,730.94      N     L(48),D(69),O(3)               6,200,000   25-May-2003    1.45      72.58%      59.19%        1958
 3,656,186.32      N     L(27),D(90),O(3)               5,460,000   24-Feb-2003    1.51      78.91%      66.96%        1864
 3,457,886.89      N     L(48),D(69),O(3)               5,200,000   18-Apr-2003    1.39      79.73%      66.50%        2002
 3,415,153.22      Y     L(48),D(68),O(4)               5,600,000   22-Apr-2003    1.41      73.14%      60.98%        2002
 3,750,330.96      N     L(32),D(25),O(3)               6,100,000    1-Sep-2002    1.25      65.38%      61.48%        1978
 3,226,677.10      Y     L(48),YM2%orD(69),O(3)         4,900,000    3-May-2003    1.38      78.41%      65.85%        2002
 2,772,452.77      N     L(48),D(68),O(4)               6,660,000   27-Jun-2003    1.84      55.23%      41.63%        2001
 3,402,178.72      Y     L(46),1%(11),O(3)              4,600,000    8-Apr-2003    1.41      79.92%      73.96%        2000
 2,950,712.02      N     L(47),YM2%(61),YM(9),O(3)      4,500,000   20-May-2003    1.38      79.91%      65.57%        1917
 2,907,770.25      N     L(48),D(68),O(4)               4,680,000   11-Jun-2003    1.35      74.79%      62.13%        2001
 2,972,239.90      N     L(30),D(87),O(3)               4,500,000   18-Nov-2002    1.38      77.32%      66.05%        2001
 2,795,968.66      N     L(48),D(65),O(7)               4,600,000    9-May-2003    1.58      73.83%      60.78%        1973
         0.00      N     L(95),YM(141),O(1)             3,650,000   20-Jul-2001    1.03      88.75%      0.00%         1999
 2,691,769.08      N     L(26),D(91),O(3)               4,300,000   12-Mar-2003    1.48      74.27%      62.60%        1984
 2,578,597.51      N     L(29),D(76),O(3)               4,100,000   10-Jan-2003    1.32      77.53%      62.89%        2000
 2,186,682.15      N     L(36),D(104),O(4)              4,545,000   17-Jun-2003    1.48      69.31%      48.11%        2001
 2,651,967.85      N     L(28),D(89),O(3)               4,250,000   15-Jan-2003    1.27      73.72%      62.40%        2001
 3,001,152.47      Y     L(24),D(56),O(4)               4,600,000   21-Jun-2003    1.49      67.93%      65.24%        1997
 2,737,206.91      N     L(38),D(80),O(2)               4,120,000   27-Mar-2002    1.28      74.52%      66.44%        2000
 2,516,448.89      N     L(48),D(69),O(3)               4,300,000    1-May-2003    1.54      69.86%      58.52%        1999
 2,512,268.39      N     L(48),D(69),O(3)               5,000,000   30-Apr-2003    1.57      59.98%      50.25%        1999
 2,508,089.49      N     L(48),D(69),O(3)               4,500,000    1-May-2003    1.51      66.53%      55.74%        1999
 2,652,852.03      N     L(45),D(72),O(3)               7,370,000   21-Mar-2001    1.43      40.11%      36.00%        1982
 2,612,872.18      N     L(40),D(77),O(3)               7,450,000   16-Jan-2002    1.73      38.88%      35.07%        1979
 2,280,339.40      N     L(27),D(90),O(3)               3,400,000   20-Feb-2003    1.19      79.19%      67.07%        1950
 2,253,099.55      N     L(48),D(69),O(3)               4,000,000    1-May-2003    1.46      67.24%      56.33%        1999
 1,754,473.32      N     L(24),D(149),O(7)              4,200,000   24-Mar-2003    1.42      61.90%      41.77%        1989
 2,352,903.42      Y     L(24),D(56),O(4)               3,600,000   20-Jun-2003    1.43      68.06%      65.36%        1992
 1,893,658.22      N     L(29),D(76),O(3)               3,000,000   10-Jan-2003    1.31      77.81%      63.12%        2000
   852,700.00      N     L(47),D(191),O(1)              2,300,000    9-Jun-1999    1.02      96.62%      37.07%        1998
 2,112,811.38      Y     L(24),D(56),O(4)               3,300,000   20-Jun-2003    1.46      66.67%      64.02%        1938
 2,016,774.47      Y     L(24),D(56),O(4)               3,300,000   20-Jun-2003    1.61      63.64%      61.11%        1965
 1,712,541.72      N     L(48),D(65),O(7)               2,660,000   12-Jul-2003    1.41      78.95%      64.38%        1926
 1,692,205.07      N     L(29),D(76),O(3)               2,670,000   10-Jan-2003    1.31      78.13%      63.38%        2000
 1,757,687.68      N     L(31),D(86),O(3)               2,770,000   16-Aug-2002    1.37      73.55%      63.45%        2000
 1,677,193.35      N     L(24),D(93),O(3)               2,875,000    9-Jun-2003    1.65      69.57%      58.34%     1975-1976
 1,638,618.29      N     L(48),D(69),O(3)               2,800,000    1-May-2003    1.50      69.86%      58.52%        1999
 1,571,333.17      N     L(29),D(76),O(3)               2,500,000   10-Jan-2003    1.31      77.48%      62.85%        2000
 1,591,349.19      N     L(38),D(80),O(2)               2,490,000   27-Mar-2002    1.31      71.60%      63.91%        2000
         0.00      N     L(95),YM(142),O(1)             2,000,000   19-Jul-2001    1.06      88.83%      0.00%         1999
 1,704,654.62      Y     L(24),D(56),O(4)               4,100,000   25-Jun-2003    1.43      43.29%      41.58%    1960 & 1985
 1,406,150.48      N     L(31),D(86),O(3)               2,220,000   17-Aug-2002    1.34      73.41%      63.34%        1999
 1,279,125.37      N     L(48),D(69),O(3)               4,100,000   30-Apr-2003    1.34      37.24%      31.20%        2000
   528,202.78      Y     L(24),D(56),O(4)                 850,000   11-Jun-2003    1.15      64.71%      62.14%        1958


  MATURITY
 DATE OR ARD                                                                                 CUT-OFF
  BALLOON           YEAR                  NUMBER                 UNIT OF                    DATE LOAN                    OCCUPANCY
 BALANCE ($)      RENOVATED              OF UNITS                 MEASURE                AMOUNT PER (UNIT)                RATE (%)
 -----------      ---------              --------                 -------                -----------------                --------
80,500,000.00
                                          14,057                  Sq. Ft.                      5,727                     100.00%
58,339,911.91        1991               1,229,140                 Sq. Ft.                       57                        95.11%
55,183,682.84      1985/1994             306,897                  Sq. Ft.                       189                       81.40%
39,114,809.39        1995                244,883                  Sq. Ft.                       180                       93.40%
31,328,170.53        2003                602,526                  Sq. Ft.                       63                        97.24%
37,000,000.00                            289,602                  Sq. Ft.                       128                       99.15%
34,251,941.14      1985/1994             171,576                  Sq. Ft.                       210                       87.66%
22,741,902.79                              440                     Units                      60,182                      85.68%
20,632,916.72                            232,765                  Sq. Ft.                       108                       98.28%
15,450,857.76       Various              304,000                  Sq. Ft.                       69                       100.00%
16,734,280.05                             87,732                  Sq. Ft.                       230                       96.74%
15,885,517.10                              280                     Units                      68,422                      92.14%
14,047,221.87                            158,180                  Sq. Ft.                       107                       86.73%
14,106,372.94      2001-2002              96,477                  Sq. Ft.                       155                       95.24%
11,668,821.86                            129,341                  Sq. Ft.                       108                       95.54%
10,602,209.11                              350                     Units                      37,101                      80.57%
                                           199                     Units                                                  70.85%
                                           151                     Units                                                  93.38%
 9,526,009.52                            276,067                  Sq. Ft.                       46                       100.00%
10,646,812.16                             99,049                  Sq. Ft.                       127                       95.25%
10,312,838.57                            108,171                  Sq. Ft.                       115                       96.16%
 9,798,232.86        1950s               858,000                  Sq. Ft.                       13                        94.52%
 9,188,387.98                            263,366                  Sq. Ft.                       43                        90.25%
 9,801,293.72                             69,075                  Sq. Ft.                       161                      100.00%
 8,428,887.66                             90,784                  Sq. Ft.                       112                      100.00%
 8,094,841.96                            110,612                  Sq. Ft.                       85                       100.00%
 8,562,985.19        1996                 55,757                  Sq. Ft.                       161                      100.00%
 6,981,292.54                            124,494                  Sq. Ft.                       66                        91.28%
 6,870,170.77        1995                120,717                  Sq. Ft.                       66                        88.24%
 6,608,034.90                             44,221                  Sq. Ft.                       170                      100.00%
 6,171,225.43        1997                  240                     Units                      31,179                      96.67%
 6,067,481.46                             58,240                  Sq. Ft.                       126                       98.20%
 5,971,447.23                             55,356                  Sq. Ft.                       128                       96.06%
 5,966,084.37                             86,889                  Sq. Ft.                       82                       100.00%
 5,673,728.60        2002                 34,455                  Sq. Ft.                       200                      100.00%
 5,721,269.80                             16,200                  Sq. Ft.                       425                      100.00%
 5,690,102.76        2000                 21,076                  Sq. Ft.                       317                       91.86%
 6,670,000.00                             69,500                  Sq. Ft.                       96                       100.00%
 5,897,599.71      1998-2000               250                     Units                      26,560                      94.00%
 5,312,912.93                              918                     Units                       6,966                      83.88%
 5,220,490.65                             39,520                  Sq. Ft.                       156                      100.00%
 4,627,838.97                             48,744                  Sq. Ft.                       125                      100.00%
 4,572,511.84                              896                     Units                       6,770                      87.95%
 4,820,367.47                             37,573                  Sq. Ft.                       153                       90.15%
 5,147,546.93                             15,120                  Sq. Ft.                       368                      100.00%
 4,292,919.06                               31                     Units                      167,569                     96.77%
 3,945,376.82                             60,202                  Sq. Ft.                       86                       100.00%
 4,271,991.39      2000-2002              45,140                  Sq. Ft.                       113                       94.52%
 4,223,091.25                              149                     Units                      34,094                      97.25%
 4,228,645.50                             28,800                  Sq. Ft.                       174                       95.21%
 4,259,589.22                             47,817                  Sq. Ft.                       104                      100.00%
 3,402,670.27        1999                 50,461                  Sq. Ft.                       95                        97.59%
 4,029,045.21                             21,627                  Sq. Ft.                       222                      100.00%
 4,680,000.00        2003                  150                     Units                      31,200                      87.33%
 3,973,537.94        1980                121,828                  Sq. Ft.                       38                        91.68%
 4,294,667.90                             13,965                  Sq. Ft.                       332                      100.00%
 3,813,152.05        1992                 60,637                  Sq. Ft.                       76                        98.48%
 4,120,939.68                              454                     Units                      10,077                      97.80%
 3,780,315.80                              104                     Units                      43,802                      99.04%
     0.00                                 16,708                  Sq. Ft.                       270                      100.00%
 3,669,730.94        2001                 44,647                  Sq. Ft.                       101                       89.92%
 3,656,186.32        2003                 19,601                  Sq. Ft.                       220                       99.30%
 3,457,886.89                             14,490                  Sq. Ft.                       286                      100.00%
 3,415,153.22                             14,884                  Sq. Ft.                       275                      100.00%
 3,750,330.96                              224                     Units                      17,804                      83.93%
 3,226,677.10                             15,120                  Sq. Ft.                       254                      100.00%
 2,772,452.77                              569                     Units                       6,464                      91.74%
 3,402,178.72                             13,987                  Sq. Ft.                       263                      100.00%
 2,950,712.02        1990                   27                     Units                      133,188                    100.00%
 2,907,770.25                              488                     Units                       7,172                      90.98%
 2,972,239.90                             38,340                  Sq. Ft.                       91                       100.00%
 2,795,968.66                              108                     Units                      31,448                      96.30%
         0.00                             16,836                  Sq. Ft.                       192                      100.00%
 2,691,769.08                             76,141                  Sq. Ft.                       42                       100.00%
 2,578,597.51                             12,544                  Sq. Ft.                       253                      100.00%
 2,186,682.15                             12,739                  Sq. Ft.                       247                      100.00%
 2,651,967.85                             52,592                  Sq. Ft.                       60                        83.19%
 3,001,152.47                             25,000                  Sq. Ft.                       125                      100.00%
 2,737,206.91                             15,070                  Sq. Ft.                       204                      100.00%
 2,516,448.89                              523                     Units                       5,744                      85.50%
 2,512,268.39                              559                     Units                       5,365                      84.26%
 2,508,089.49                              662                     Units                       4,523                      90.94%
 2,652,852.03                             80,715                  Sq. Ft.                       37                       100.00%
 2,612,872.18                            109,361                  Sq. Ft.                       26                        93.34%
 2,280,339.40        2001                 33,619                  Sq. Ft.                       80                        89.92%
 2,253,099.55                              511                     Units                       5,263                      83.17%
 1,754,473.32                             44,833                  Sq. Ft.                       58                        94.04%
 2,352,903.42                             35,232                  Sq. Ft.                       70                       100.00%
 1,893,658.22                             10,908                  Sq. Ft.                       214                      100.00%
   852,700.00                             11,180                  Sq. Ft.                       199                      100.00%
 2,112,811.38        1999                 25,668                  Sq. Ft.                       86                       100.00%
 2,016,774.47        1998                 25,225                  Sq. Ft.                       83                       100.00%
 1,712,541.72        1997                   44                     Units                      47,727                      90.91%
 1,692,205.07                             10,908                  Sq. Ft.                       191                      100.00%
 1,757,687.68                             10,908                  Sq. Ft.                       187                      100.00%
 1,677,193.35        2001                 21,615                  Sq. Ft.                       93                       100.00%
 1,638,618.29                              426                     Units                       4,592                      83.10%
 1,571,333.17                             10,908                  Sq. Ft.                       178                      100.00%
 1,591,349.19                             15,120                  Sq. Ft.                       118                      100.00%
         0.00                             11,060                  Sq. Ft.                       161                      100.00%
 1,704,654.62        1998                 25,935                  Sq. Ft.                       68                       100.00%
 1,406,150.48                             10,908                  Sq. Ft.                       149                      100.00%
 1,279,125.37                              624                     Units                       2,447                      50.96%
   528,202.78        2002                   8                      Units                      68,750                      87.50%

                                                        MOST           MOST
                                                       RECENT         RECENT         MOST            MOST           UW
 OCCUPANCY                                            REVENUES       EXPENSES       RECENT          RECENT       REVENUES
"AS OF" DATE         MOST RECENT PERIOD                  ($)            ($)          NOI ($)         NCF ($)        ($)
------------         ------------------                  ---            ---          -------         -------        ---

31-Oct-2000                                                                                                      3,936,450
25-Apr-2003      Budget July 2003 to June 2004       28,800,786     10,848,875     17,951,911     17,706,083    28,957,524
1-Jun-2003               AUP T-12 3/03               12,618,755      6,115,524     6,503,231       6,426,506    11,889,364
1-Jul-2003            TTM 3/31/2003 (AUP)             7,709,374      3,017,459     4,691,915       4,655,183     7,946,602
31-Jul-2003                Borr. 2004                 5,145,525      1,190,734     3,954,791       3,894,538     4,945,879
27-May-2003                   2002                    5,572,893      1,669,510     3,903,383       3,308,680     6,841,474
1-Jun-2003               AUP T-12 3/03                7,106,600      3,491,492     3,615,108       3,572,214     7,175,686
20-Mar-2003            T-12 Ending 4/2003             3,793,726      1,554,738     2,238,988       2,194,988     3,795,948
31-Mar-2003                 2003 T3                   3,307,316       845,277      2,462,039       2,450,401     3,241,798
29-May-2003        Jan-Mar. 2003 (Annualized)         3,132,920       560,324      2,572,596       2,517,876     3,542,223
14-Jul-2003           Borrower's Proforma             3,049,074       680,867      2,368,207       2,359,434     2,853,272
25-Apr-2003           2003 3-mo Annualized            3,173,212      1,202,999     1,970,213       1,911,413     3,173,212
10-Apr-2003          2003 4-mo. Annualized            1,796,871       155,866      1,641,005       1,625,187     1,844,390
15-Jul-2003                   2002                    2,689,278       912,818      1,776,460       1,759,094     2,541,865
15-May-2003          2003 3-mo. Annualized            2,075,928       860,764      1,215,164       1,184,122     2,387,452
5-May-2003       Annualized 6mo. ended 3/31/03        3,069,850      1,794,536     1,275,314       1,275,314     2,972,791
5-May-2003       Annualized 6mo. ended 3/31/03        1,525,752       913,448       612,304         612,304      1,474,687
5-May-2003       Annualized 6mo. ended 3/31/03        1,544,098       881,088       663,010         663,010      1,498,104
28-May-2003           Borrower's Proforma             1,892,101       464,320      1,427,780       1,400,174     1,803,874
23-Apr-2003      Annualized 3mo. ended 3/31/03        1,291,900       322,568       969,332         969,332      1,732,460
1-Jun-2003       Annualized 4mo. ended 4/30/03        2,013,768       175,428      1,838,340       1,829,034     1,786,746
1-Jul-2003           Year 1 Pro-forma 2004            2,642,723      1,247,874     1,394,849       1,137,870     2,742,396
2-Jun-2003                    2002                    1,703,643       453,861      1,249,782       1,187,458     1,696,322
30-Jun-2003      Annualized 3mo. ended 3/31/03        1,649,095       284,088      1,365,007       1,365,007     1,548,619
11-Jun-2003                   2002                    1,465,500       355,054      1,110,446       1,089,085     1,436,068
1-Mar-2003               Full Year 2002               1,662,355       776,007       886,348         886,348      1,929,633
1-Jun-2003               AUP T-12 3/03                1,884,047      1,254,196      629,851         615,912      2,052,542
30-Jun-2003      Annualized 6mo. ended 6/30/03        1,803,412       791,677      1,011,735        956,625      1,786,888
26-Jun-2003      Annualized 2.5mo. ended 5/31/03      2,936,561       832,583      2,103,978       2,099,977     2,005,727
15-Jul-2003                                                                                                       949,261
1-Apr-2003                    2002                    1,443,821       671,729       772,092         712,092      1,435,808
1-Jul-2003       Annualized 3mo. ended 3/31/03        1,139,986       204,212       935,774         931,773      1,192,179
22-Jul-2003               Actual 2002                 1,041,541       409,875       631,666         613,045      1,183,064
1-Jan-2003                    2002                      973,932        150,766       823,166         814,477       921,933
10-Jun-2003      Annualized 3mo. ended 3/31/03        1,004,262       174,840       829,422         794,310       956,516
18-Jul-2003                                                                                                       635,200
3-Jul-2003                                                                                                        783,215
2-Jul-2003             Borrower's Budget              1,409,941       290,629      1,119,312       1,032,130     1,385,709
30-Jun-2003        T-12 June 2002 - May 2003          1,276,206       612,220       663,986         601,486      1,281,809
14-Jul-2003               Budget 2003                 1,285,049       645,468       639,581         629,987      1,303,644
1-Apr-2003       Annualized 3mo. ended 3/31/03         872,990        236,791       636,199         636,199       884,857
29-May-2003                                                                                                       911,618
14-Jul-2003               Budget 2003                 1,214,805       383,748       831,057         820,600      1,242,344
20-May-2003                   2002                     934,000        326,555       607,445         599,930       983,395
29-Apr-2003                                                                                                       528,000
17-Jun-2003      Annualized 7mo. ended 3/31/03         333,826        95,994        237,832         237,832       658,534
1-Jun-2003                                                                                                        789,777
7-Jul-2003                    2002                     613,733        188,776       424,958         420,398       736,465
30-Jun-2003              Jun02 - May03                 881,403        325,171       556,232         518,833       879,586
25-Jul-2003         Borrower's 2003 Proforma           662,677        118,843       543,834         512,099       763,054
3-Apr-2003           2003 3-mo. Annualized             690,592        218,737       471,855         467,074       776,369
24-Jul-2003                   2002                     573,128        114,610       458,518         450,949       711,228
1-Apr-2003                   Budget                    692,622        118,983       573,639         571,476       644,007
3-Jun-2003                TTM May-2003                 977,996        527,639       450,357         412,407       985,878
30-Jun-2003      Annualized 6mo. ended 6/30/03        1,546,510       633,228       913,282         758,561      1,464,144
29-Apr-2003                                                                                                       439,000
18-Jun-2003                   2002                    1,224,529       508,174       716,355         710,291      1,110,193
27-May-2003             1/03-5/03 Ann'l                769,391        206,970       562,421         551,259       737,374
6-May-2003                    2002                     949,301        368,408       580,893         554,893       867,458
1-Jul-1998                                                                                                        430,000
27-May-2003           Borrower's Ann. 6/03             749,564        105,597       643,967         639,503       683,530
9-Jul-2003       Annualized 5mo. ended 5/31/03         674,722        121,384       553,338         553,338       657,485
25-Mar-2003                                                                                                       402,000
23-Apr-2003                                                                                                       406,375
25-May-2003      Annualized 3mo. ended 3/25/03        1,149,150       703,567       445,583         307,912      1,157,680
23-May-2003                                                                                                       379,512
14-Jul-2003               Budget 2003                  799,360        268,896       530,464         524,165       814,528
29-Apr-2003                                                                                                       348,000
2-May-2003               Jan03 - Mar03                 401,028        76,771        324,257         317,507       401,202
14-Jul-2003               Budget 2003                  661,974        284,974       377,000         371,945       648,448
12-May-2003      Annualized 2mo. ended 3/31/03         511,935        46,753        465,182         465,182       468,917
27-May-2003              May02 - Apr03                 866,794        494,190       372,604         345,604       867,822
24-Jan-1999                                                                                                       365,071
1-May-2003                                                                                                        540,062
31-Mar-2003                                                                                                       351,223
23-Jul-2003                                                                                                       352,676
18-Jun-2003      Annualized 3mo. ended 3/31/03         473,519        165,992       307,526         231,789       555,643
3-Jun-2003                    2002                     344,330         6,887        337,444         334,944       358,458
31-Mar-2003      Annualized 3mo. ended 3/31/03         344,004           0          344,004         344,004       344,000
1-Jun-2003           2003 6-mo. Annualized             587,172        270,910       316,262         308,417       587,378
1-Jun-2003           2003 6-mo. Annualized             622,192        311,046       311,146         302,746       621,428
1-Jun-2003           2003 6-mo. Annualized             615,046        303,493       311,553         301,608       614,176
1-May-2003       Annualized 3mo. ended 3/31/03        1,501,683      1,106,268      395,416         395,416      1,631,605
31-May-2003      Annualized 5mo. ended 5/31/03        1,271,662       645,322       626,340         581,866      1,236,354
7-Jul-2003       Annualized 6mo. ended 6/30/03         500,926        267,428       233,498         233,498       510,388
1-Jun-2003           2003 6-mo. Annualized             494,406        210,246       284,160         276,495       494,173
28-Jul-2003                   2002                     704,312        284,726       419,586         402,550       663,681
3-Jun-2003                  CY 2002                    309,043         6,181        302,862         284,894       299,278
31-Mar-2003                                                                                                       256,667
20-Sep-1998                                                                                                       181,675
3-Jun-2003                  CY 2002                    377,500         7,550        369,950         355,576       352,736
3-Jun-2003                  CY 2002                    377,500         7,550        369,950         365,410       343,794
14-Jul-2003              Jan03 - May03                 422,711        126,295       296,416         279,916       409,118
31-Mar-2003                                                                                                       229,146
25-Jun-2003      Annualized 6mo. ended 6/30/03         234,684           0          234,684         234,684       223,237
1-May-2003                    2002                     375,229        118,278       256,951         252,628       369,994
1-Jun-2003           2003 6-mo. Annualized             391,472        194,872       196,600         186,289       392,132
31-Mar-2003                                                                                                       214,007
31-Mar-2003      Annualized 3mo. ended 3/31/03         300,000        90,000        210,000         210,000       300,000
29-Mar-1999                                                                                                       197,206
3-Jun-2003                  CY 2002                    213,000         4,260        208,740         201,478       289,264
25-Jun-2003      Annualized 6mo. ended 6/30/03         188,186           0          188,186         188,186       179,033
1-Jun-2003           2003 6-mo. Annualized             383,374        225,274       158,100         148,740       384,139
3-Jun-2003                                                                                                         80,510




                     UW           UW NET           UW NET
 OCCUPANCY        EXPENSES      OPERATING           CASH
"AS OF" DATE         ($)        INCOME ($)         FLOW ($)                 LARGEST TENANT NAME
------------         ---        ----------         --------                 -------------------

31-Oct-2000          0           3,936,450        3,936,450       MPE Hotel 1 (New York) LLC  - (Ritz Carlton hotel)
25-Apr-2003      10,853,969     18,103,556       17,334,541       Meier & Frank Company
1-Jun-2003       6,564,668       5,324,697        4,881,040       Berkeley Educational Services
1-Jul-2003       3,422,153       4,524,449        4,131,400       Rosenthal & Rosenthal
31-Jul-2003      1,267,768       3,678,110        3,470,336       Value City
27-May-2003      1,873,070       4,968,404        4,734,262       Shoppers Food Warehouse
1-Jun-2003       3,879,245       3,296,441        3,030,272       Manhattan Transfer
20-Mar-2003      1,591,460       2,204,488        2,160,488
31-Mar-2003       903,364        2,338,434        2,250,934       BJ's
29-May-2003       577,107        2,965,116        2,910,396       The Port Authority of New York and New Jersey
14-Jul-2003       669,587        2,183,685        2,074,613       The Gap
25-Apr-2003      1,224,044       1,949,168        1,890,368
10-Apr-2003       315,881        1,528,509        1,482,967       Lowes Foods
15-Jul-2003       937,630        1,604,235        1,450,233       Otolaryngology Association
15-May-2003       860,791        1,526,662        1,284,742       GSA (Social Security HQ for Charleston)
5-May-2003       1,729,938       1,242,853        1,154,603
5-May-2003        918,465         556,223          505,973
5-May-2003        811,473         686,630          648,630
28-May-2003       481,981        1,321,893        1,187,267       Fidlar Doubleday
23-Apr-2003       516,032        1,216,428        1,175,007       Dominick's
1-Jun-2003        392,535        1,394,212        1,340,126       Circuit City
1-Jul-2003       1,386,995       1,355,401        1,118,933       Berje Incorporated
2-Jun-2003        468,616        1,227,705        1,083,653       JC Penney
30-Jun-2003       363,546        1,185,073        1,150,674       Bed Bath & Beyond
11-Jun-2003       409,741        1,026,327         938,204        Safeway
1-Mar-2003        920,216        1,009,417         987,631        Home Depot
1-Jun-2003       1,204,860        847,682          761,536        Israel Discount Bank
30-Jun-2003       823,302         963,586          801,377        Alliance Residential Management
26-Jun-2003      1,041,448        964,279          784,676        Bank of America
15-Jul-2003       235,735         713,526          674,508        Peter Piper Pizza
1-Apr-2003        676,594         759,214          699,214
1-Jul-2003        374,743         817,436          764,240        Omni Interpreting Network
22-Jul-2003       433,711         749,352          684,214        American Executive Centers
1-Jan-2003         152,566         769,367          688,925        Clinical Trial Service
10-Jun-2003       249,169         707,347          667,724        Big 5 Sporting Goods
18-Jul-2003        19,056         616,144          614,524        Walgreens
3-Jul-2003        137,283         645,931          624,991        CVS Drugstore
2-Jul-2003        282,263        1,103,446        1,021,035       Jacoby Development, Inc.
30-Jun-2003       617,704         664,104          601,604
14-Jul-2003       719,180         584,464          574,871
1-Apr-2003        130,878         753,979          731,155        New Seasons Market
29-May-2003       238,507         673,111          663,363        Best Buy
14-Jul-2003       439,436         802,908          792,451
20-May-2003       338,520         644,876          547,026        Red Bull
29-Apr-2003        10,560         517,440          515,928        Walgreens
17-Jun-2003       186,721         471,813          464,063
1-Jun-2003        177,576         612,201          574,557        Steinmart
7-Jul-2003        211,353         525,112          480,896        Trader Joe's
30-Jun-2003       330,720         548,866          511,467
25-Jul-2003       197,965         565,089          530,927        Hallmark
3-Apr-2003        256,055         520,314          507,839        Kash n' Karry
24-Jul-2003       173,480         537,748          500,343        Bally Total Fitness
1-Apr-2003        117,493         526,514          496,305        PN Hoffman
3-Jun-2003        514,850         471,028          433,078
30-Jun-2003       794,613         669,531          536,327        RHOR Architects, Inc.
29-Apr-2003        8,780          430,220          428,823        Walgreens
18-Jun-2003       614,596         495,597          436,587        East Coast Eateries
27-May-2003       242,447         494,927          483,765
6-May-2003        398,758         468,700          442,700
1-Jul-1998           0            430,000          430,000        Rite Aid
27-May-2003       256,834         426,695          409,458        Publix
9-Jul-2003        155,338         502,147          463,872        Boston Arthritis & Spinal Surgery, PC
25-Mar-2003        12,060         389,940          388,491        Walgreens
23-Apr-2003        15,912         390,462          388,825        Sav-on Drugs
25-May-2003       735,763         421,916          354,716
23-May-2003        11,385         368,127          366,615        Walgreens
14-Jul-2003       322,718         491,810          485,511
29-Apr-2003        6,960          341,040          339,641        Walgreens
2-May-2003         77,070         324,132          317,382
14-Jul-2003       328,085         320,363          315,307
12-May-2003        88,865         380,052          348,834        Office Depot
27-May-2003       494,241         373,581          346,581
24-Jan-1999          0            365,071          361,704        Rite Aid
1-May-2003        137,925         402,136          331,002        Office Depot
31-Mar-2003        12,116         339,107          330,036        Eckerd
23-Jul-2003        8,817          343,859          342,458        Eckerd Drug Store
18-Jun-2003       230,568         325,075          280,988        Aztec Business Machines
3-Jun-2003         7,169          351,289          332,473        Barnes & Noble
31-Mar-2003        10,320         333,680          331,420        Walgreens
1-Jun-2003        262,884         324,494          316,649
1-Jun-2003        290,709         330,718          322,318
1-Jun-2003        294,257         319,920          309,975
1-May-2003       1,128,188        503,417          362,225        Arete Associates
31-May-2003       661,676         574,677          443,312        A.W. Insurance Agency, Inc.
7-Jul-2003        260,112         250,276          227,470        Walgreens
1-Jun-2003        218,058         276,115          268,450
28-Jul-2003       294,114         369,567          288,685        Home Builders Licensing Board
3-Jun-2003         5,986          293,292          249,982        Stater Brothers Market
31-Mar-2003        9,073          247,594          240,504        Eckerd
20-Sep-1998          0            181,675          179,204        Rite Aid
3-Jun-2003         92,922         259,814          230,365        KV Mart
3-Jun-2003         83,035         260,759          241,310        KV Mart
14-Jul-2003       207,093         202,025          185,525
31-Mar-2003        8,247          220,898          213,808        Eckerd
25-Jun-2003        6,999          216,238          209,693        Eckerd
1-May-2003        111,826         258,168          227,732        Miami Budokai
1-Jun-2003        181,624         210,508          200,197
31-Mar-2003        7,793          206,213          199,123        Eckerd
31-Mar-2003        99,000         201,000          198,732        Walgreens
29-Mar-1999          0            197,206          194,994        Rite Aid
3-Jun-2003         86,509         202,754          181,492        Amar Ranch Market
25-Jun-2003        7,890          171,143          164,598        Eckerd
1-Jun-2003        234,596         149,543          140,183
3-Jun-2003         31,479          49,030           45,110





                    LARGEST        LARGEST
 OCCUPANCY          TENANT          TENANT       LARGEST TENANT
"AS OF" DATE        SQ. FT.       % OF NRA         EXP. DATE
------------        -------       --------         ---------

31-Oct-2000          14,057         100.00%       31-Oct-2075
25-Apr-2003         297,050          24.17%       31-Jan-2006
1-Jun-2003           22,534           7.34%       30-Jun-2008
1-Jul-2003           52,938          21.62%       31-Mar-2012
31-Jul-2003         187,974          31.20%       28-Sep-2023
27-May-2003          48,424          16.72%       31-Jan-2012
1-Jun-2003           34,472          20.09%       30-Jun-2008
20-Mar-2003
31-Mar-2003         108,532          46.63%       31-Jan-2020
29-May-2003         304,000         100.00%       29-Feb-2020
14-Jul-2003          10,043          11.45%       30-Apr-2013
25-Apr-2003
10-Apr-2003          49,714          31.43%       23-Jul-2022
15-Jul-2003          11,323          11.74%       31-Oct-2012
15-May-2003          23,925          18.50%       31-Jul-2007
5-May-2003
5-May-2003
5-May-2003
28-May-2003          61,630          22.32%       30-Sep-2006
23-Apr-2003          65,977          66.61%       31-Mar-2027
1-Jun-2003           26,780          24.76%       31-Jan-2006
1-Jul-2003          158,200          18.44%       31-Jan-2013
2-Jun-2003           54,180          20.57%       31-Oct-2012
30-Jun-2003          35,750          51.76%       31-Jan-2015
11-Jun-2003          52,846          58.21%       28-Feb-2009
1-Mar-2003          110,612         100.00%       31-Jan-2019
1-Jun-2003           43,760          78.48%       31-Dec-2012
30-Jun-2003          30,370          24.39%       30-Apr-2007
26-Jun-2003          17,620          14.60%       31-Dec-2006
15-Jul-2003          11,021          24.92%       31-Mar-2013
1-Apr-2003
1-Jul-2003           10,900          18.72%       30-Sep-2005
22-Jul-2003          19,688          35.57%       31-Jan-2006
1-Jan-2003           30,317          34.89%     Multiple Spaces
10-Jun-2003           9,625          27.93%       31-Jan-2006
18-Jul-2003          16,200         100.00%       31-May-2078
3-Jul-2003            8,824          41.87%       17-May-2025
2-Jul-2003            7,600          10.94%       31-Aug-2004
30-Jun-2003
14-Jul-2003
1-Apr-2003           22,822          57.75%       31-Jan-2025
29-May-2003          48,744         100.00%       31-Jan-2018
14-Jul-2003
20-May-2003           5,555          14.78%       31-May-2005
29-Apr-2003          15,120         100.00%       31-Oct-2076
17-Jun-2003
1-Jun-2003           36,000          59.80%       28-Feb-2012
7-Jul-2003           12,578          27.86%       31-Oct-2010
30-Jun-2003
25-Jul-2003           4,500          15.63%        1-Jul-2007
3-Apr-2003           40,817          85.36%       31-Dec-2021
24-Jul-2003          28,400          56.28%       28-Feb-2014
1-Apr-2003            8,433          38.99%      Multiple Spaces
3-Jun-2003
30-Jun-2003          12,475          10.24%       31-Aug-2003
29-Apr-2003          13,965         100.00%       30-Jun-2062
18-Jun-2003          12,216          20.15%        5-Sep-2012
27-May-2003
6-May-2003
1-Jul-1998           16,708         100.00%       30-Jun-2023
27-May-2003          27,887          62.46%       30-Nov-2021
9-Jul-2003            7,665          39.11%       31-Mar-2012
25-Mar-2003          14,490         100.00%       31-Oct-2027
23-Apr-2003          14,884         100.00%       31-Mar-2028
25-May-2003
23-May-2003          15,120         100.00%       31-Mar-2062
14-Jul-2003
29-Apr-2003          13,987         100.00%       30-Apr-2060
2-May-2003
14-Jul-2003
12-May-2003          20,515          53.51%       31-Jan-2017
27-May-2003
24-Jan-1999          16,836         100.00%       31-Jan-2019
1-May-2003           14,672          19.27%       30-Jun-2010
31-Mar-2003          12,544         100.00%        3-Aug-2020
23-Jul-2003          12,739         100.00%       25-Apr-2021
18-Jun-2003           8,181          15.56%       31-Oct-2004
3-Jun-2003           25,000         100.00%       31-Jan-2013
31-Mar-2003          15,070         100.00%       30-Apr-2060
1-Jun-2003
1-Jun-2003
1-Jun-2003
1-May-2003           43,731          54.18%       31-May-2007
31-May-2003           9,474           8.66%       31-May-2005
7-Jul-2003           11,270          33.52%       31-Dec-2060
1-Jun-2003
28-Jul-2003           4,220           9.41%       31-Aug-2005
3-Jun-2003           35,232         100.00%       31-Dec-2011
31-Mar-2003          10,908         100.00%       26-Jul-2020
20-Sep-1998          11,180         100.00%       30-Sep-2018
3-Jun-2003            25668         100.00%       31-Jan-2014
3-Jun-2003           25,225         100.00%       31-Jan-2014
14-Jul-2003
31-Mar-2003          10,908         100.00%       19-Jul-2020
25-Jun-2003          10,908         100.00%       12-Jun-2020
1-May-2003            5,096          23.58%       31-Mar-2008
1-Jun-2003
31-Mar-2003          10,908         100.00%        6-Apr-2020
31-Mar-2003          15,120         100.00%       31-Mar-2060
29-Mar-1999          11,060         100.00%       28-Mar-2019
3-Jun-2003           25,935         100.00%       31-Mar-2009
25-Jun-2003          10,908         100.00%       19-Oct-2019
1-Jun-2003
3-Jun-2003

                                      2ND         2ND           2ND                                                           3RD
                                    LARGEST     LARGEST        LARGEST                                                      LARGEST
                                    TENANT      TENANT %       TENANT                                                        TENANT
2ND LARGEST TENANT NAME             SQ. FT.    OF NRA (%)     EXP. DATE           3RD LARGEST TENANT NAME                    SQ. FT.
-----------------------             -------    ----------     ---------           -----------------------                    -------

Dollar Tree                          79,242      6.45%       31-Jul-2010     Lloyd Center Cinemas                            66,403
QRS Corporation                      18,548      6.04%       30-Nov-2010     Big Picture                                     18,000
Esprit De Corps                      28,562     11.66%       30-Sep-2007     Outer Stuff, LTD                                15,856
Lowe's Home Improvement             135,197     22.44%        7-Jan-2020     Sam's Club                                     130,345
Gold's Gym                           44,460     15.35%       31-Aug-2013     CVS                                             25,460
Michael C. Fina                      19,200     11.19%       28-Feb-2013     International Federation of Accountants         11,208

Ross Dress for Less                  30,187     12.97%       31-Jan-2012     Bed Bath & Beyond                               30,000


Pier 1 Imports                       10,009     11.41%       28-Feb-2013     Talbots                                          9,105

Ross Dress for Less                  30,082     19.02%       31-Jan-2013     Best Buy                                        30,000
Bio-Medical Applications             11,104     11.51%       30-Jun-2013     Virginia Cardiac Care                            7,017
Allstate Insurance Company           20,985     16.22%       30-Nov-2007     AGW Leasing Company (division of Sprint)        12,248



Stryker                              54,982     19.92%       31-Oct-2004     Sears                                           47,100
Hollywood Video                       6,107      6.17%       31-Jan-2013     L.A. Tan                                         2,400
PETCO                                22,923     21.19%       28-Aug-2006     Western Warehouse                               12,322
Brinker Displays                    109,412     12.75%       31-Dec-2009     C.D.W. Warehouse Inc.                           73,937
Belk Store                            41866     15.90%       21-Feb-2009     McKay Grocery                                   32,362
Circuit City                         33,325     48.24%       31-Jan-2021
Blockbuster Video                     6,000      6.61%       30-Jun-2006     Hallmark                                         3,800
7-Eleven (Pad)                        5,000      4.52%       30-Nov-2022     IHOP (Pad)                                       5,000
Ricky's Urban Groove                  7,947     14.25%       15-Jan-2018     Chai Foundation                                  4,050
Odegard Energy, Charco Explore        3,733      3.00%       30-Apr-2004     Augusta Family Medicine Assoc.                   2,729
General Equity -Dr.s Diag. Imag      10,800      8.95%       31-Dec-2007     Neurology Cons. of Dallas, PA                    8,585
Discount Card & Party Shop            5,400     12.21%       31-May-2008     Teakwood Tavern & Grill                          4,500

Roxy's Deli                           5,460      9.38%       30-Jun-2004     Goodwill Industries                              4,021
CFM Direct                           16,726     30.22%       30-Sep-2008     K.W. Tunnel                                     14,994
Merix                                20,000     23.02%     Multiple Spaces   Applied Clinical Conc                           13,500
Mattress Discounters                  4,095     11.89%       31-Aug-2007     Prudential CA Realty                             3,420

Kinko's                               2,529     12.00%       31-May-2009     Arturo's Express                                 2,350
Wild Wing Cafe                        6,500      9.35%       31-May-2008     Dollar Tree                                      6,400


Walgreen's (Pad)                     15,120     38.26%       28-Feb-2020     Cain Petroleum / Chevron                         1,578


Turner Construction                   5,000     13.31%       31-Dec-2005     Wilshire Online                                  4,123


Nova Modus                            3,630      6.03%       28-Feb-2008     Pleasant Surroundings                            3,553
Caspian Market                        6,550     14.51%       31-Dec-2007     Chapala's Restaurant                             5,415

Washington Mutual                     3,795     13.18%       30-Apr-2013     Athletico                                        3,600
Subway                                 1500      3.14%       31-Mar-2007     Mail Boxes, Etc.                                 1,500
Virginia Youth Sports Center         12,202     24.18%       28-Feb-2013     Hollywood Tanning Systems, Inc.                  2,960
Leibner Potkin, P.C.                  4,024     18.61%       30-Sep-2007     Brazilian-American Cultural Institute            3,904

The Puckett Group, Inc.              12,194     10.01%       31-May-2005     Office of Public Defender                        9,425

Muvico Theaters                      11,529     19.01%     Multiple Spaces   Raymond James and Associates                     7,585



Bank United                           4,560     10.21%       28-Feb-2008     LaundroMax                                       3,000
ProSports Orthopedic, Inc.            7,037     35.90%       31-Mar-2012     Prescription Orthopedics Sports Therapy, Inc.    2,904








Dollar Tree                           8,000     20.87%       31-Jan-2012     Rent-A-Center, Inc.                              4,225


Digital Wireless                     14,377     18.88%       31-Aug-2005     Enzymatic Deinking Tech                         14,008


Thyssen Krupp Elevator Corp.          7,671     14.59%       31-Oct-2006     Barona Casino                                    7,491





Sherman Oaks Health                  12,044     14.92%       31-Mar-2013     Valley Healthcare                               10,998
Touch Tell Inc.                       7,011      6.41%       30-Apr-2004     State Securities Board                           3,209
Chicago Title Insurance Co.          10,854     32.29%       31-Mar-2005     African American Museum                          2,306

Northrop Grumann                      2,697      6.02%       30-Sep-2003     Macon County Greyhound Park                      2,228








Fun & Fitness                         4,616     21.36%        4-Jun-2008     Bangkok City Restaurant                          3,063












                                3RD           3RD
                               LARGEST      LARGEST
                               TENANT %      TENANT                              LARGEST AFFILIATED                        MORTGAGE
2ND LARGEST TENANT NAME        OF NRA      EXP. DATE          LOCKBOX         SPONSOR FLAG  (> THAN 4% OF POOL)          LOAN NUMBER
-----------------------        ------      ---------          -------         ------------  -------------------          -----------



                                                                Day 1         Harry Macklowe                                  1
Dollar Tree                     5.40%      31-Dec-2011          Day 1         Glimcher Realty Trust                           2
QRS Corporation                 5.87%      30-Jun-2012        Springing       Emmes Realty Services LLC                       3
Esprit De Corps                 6.47%      28-Feb-2009          Day 1         Marilyn Sitt, Sharon Sutton, Jack Cohen         4
Lowe's Home Improvement        21.63%      28-Feb-2026                                                                        5
Gold's Gym                      8.79%      13-Nov-2006                                                                        6
Michael C. Fina                 6.53%      31-Jul-2013        Springing       Emmes Realty Services LLC                       7
                                                              Springing                                                       8
Ross Dress for Less            12.89%      31-Jan-2012        Springing                                                       9
                                                                                                                             10

Pier 1 Imports                 10.38%      31-Jan-2014        Springing                                                      11
                                                              Springing                                                      12
Ross Dress for Less            18.97%      31-Jan-2018                                                                       13
Bio-Medical Applications        7.27%      31-Aug-2009                                                                       14
Allstate Insurance Company      9.47%      30-Jun-2007        Springing                                                      15
                                                                                                                             16
                                                                                                                            16.1
                                                                                                                            16.2
Stryker                        17.06%      31-Jan-2007        Springing                                                      17
Hollywood Video                 2.42%      31-May-2013     Soft, In Place                                                    18
PETCO                          11.39%      30-Apr-2005                                                                       19
Brinker Displays                8.62%      30-Jun-2007                                                                       20
Belk Store                     12.29%      3-Oct-2007                                                                        21
Circuit City                                                                                                                 22
Blockbuster Video               4.19%      28-Feb-2004        Springing                                                      23
7-Eleven (Pad)                  4.52%      30-Nov-2025                                                                       24
Ricky's Urban Groove            7.26%      31-Aug-2006        Springing       Emmes Realty Services LLC                      25
Odegard Energy, Charco
  Explore                       2.19%      30-Jun-2005                                                                       26
General Equity -
  Dr.s Diag. Imag               7.11%      31-Jul-2007                                                                       27
Discount Card & Party Shop     10.18%      31-Mar-2010                                                                       28
                                                                                                                             29
Roxy's Deli                     6.90%      31-Oct-2003                                                                       30
CFM Direct                     27.09%      30-Sep-2008        Springing                                                      31
Merix                          15.54%      30-Sep-2010                                                                       32
Mattress Discounters            9.93%      31-Jul-2007                                                                       33
                                                                                                                             34
Kinko's                        11.15%      31-Jul-2004     Hard, In-Place                                                    35
Wild Wing Cafe                  9.21%      30-May-2007                                                                       36
                                                                                                                             37
                                                                                                                             38
Walgreen's (Pad)                3.99%      7-Aug-2010                                                                        39
                                                              Springing                                                      40
                                                                                                                             41
Turner Construction            10.97%      30-Nov-2004                                                                       42
                                                              Springing                                                      43
                                                                                                                             44
Nova Modus                      5.90%      1-Mar-2008         Springing                                                      45
Caspian Market                 12.00%      30-Jun-2005                                                                       46
                                                                                                                             47
Washington Mutual              12.50%      31-May-2008                                                                       48
Subway                          3.14%      31-Mar-2007                                                                       49
Virginia Youth Sports
  Center                        5.87%      30-Nov-2006                                                                       50
Leibner Potkin, P.C.           18.05%      14-Oct-2006                                                                       51
                                                              Springing                                                      52
The Puckett Group, Inc.         7.74%      28-Feb-2004                                                                       53
                                                              Springing                                                      54
Muvico Theaters                12.51%      1-Feb-2005                                                                        55
                                                                                                                             56
                                                                                                                             57
                                                                Day 1                                                        58
Bank United                     6.72%      28-Oct-2003                                                                       59
ProSports Orthopedic, Inc.     14.81%      31-Mar-2012     Hard, Springing                                                   60
                                                                                                                             61
                                                              Springing                                                      62
                                                           Hard, Springing                                                   63
                                                              Springing                                                      64
                                                                                                                             65
                                                              Springing                                                      66
                                                                                                                             67
                                                                                                                             68
Dollar Tree                    11.02%      31-Dec-2006                                                                       69
                                                                                                                             70
                                                                Day 1                                                        71
Digital Wireless               18.40%      31-May-2007                                                                       72
                                                           Hard, In-Place                                                    73
                                                                                                                             74
Thyssen Krupp Elevator Corp.   14.24%      30-Nov-2004                                                                       75
                                                              Springing                                                      76
                                                           Hard, In-Place                                                    77
                                                                                                                             78
                                                                                                                             79
                                                                                                                             80
Sherman Oaks Health            13.63%      31-May-2010                                                                       81
Touch Tell Inc.                 2.93%      31-Dec-2003                                                                       82
Chicago Title Insurance Co.     6.86%      31-Aug-2004                                                                       83
                                                                                                                             84
Northrop Grumann                4.97%      31-Oct-2004                                                                       85
                                                              Springing                                                      86
                                                           Hard, In-Place                                                    87
                                                                Day 1                                                        88
                                                              Springing                                                      89
                                                              Springing                                                      90
                                                                                                                             91
                                                           Hard, In-Place                                                    92
                                                                                                                             93
Fun & Fitness                  14.17%      30-Jun-2004                                                                       94
                                                                                                                             95
                                                          Hard, In-Place                                                     96
                                                          Hard, In-Place                                                     97
                                                               Day 1                                                         98
                                                             Springing                                                       99
                                                                                                                             100
                                                                                                                             101
                                                            Springing                                                        102

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C6

    ANNEX A-2                         CERTAIN INFORMATION REGARDING MULTIFAMILY
                                      MORTGAGED PROPERTIES

MORTGAGE
LOAN                                                    PROPERTY         PROPERTY   PROPERTY
NUMBER      PROPERTY NAME        PROPERTY ADDRESS         CITY            STATE     ZIP CODE         COUNTY
------      -------------        ----------------         ----            -----     --------         ------

  8        Signature Place    600 West Grove Parkway    Tempe                AZ        85283       Maricopa
 12        Via Tuscany
            Apartments        300 Tuscany Way           Melbourne            FL        32940       Brevard
 16        Canterbury Court
            Apartments        Various                   Minneapolis          MN      Various       Hennepin
16.1       Canterbury Court   3121 and 3151 Chowen
            East Apartments    Avenue South and
                               3520 West 32nd Street    Minneapolis          MN        55416       Hennepin

16.2       Canterbury West    3140 Chowen
            Apartments         Avenue South             Minneapolis          MN        55429       Hennepin
 29        Cedar Square        1570 East St.
            Apartments         Germain Street           St. Cloud            MN        56304       Benton
 37        Brookstone         4141 Pinson
            Apartments         Valley Parkway           Birmingham           AL        35215       Jefferson
 44        The Dell
            Apartments        111 South Broadway        White Plains         NY        10605       Westchester
 47        Villa La Charles   12200 Montgomery
            Apartments         Boulevard NE             Albuquerque          NM        87111       Bernalillo
 52        Brookside
            Apartments        1525 East 29th Street     Bryan                TX        77802       Brazos
 57        Pines of           ES Newton Road off of
            Newpointe          SS Baker Road            Virginia Beach       VA        23462       Virginia Beach City
 63        Northwest
            Crossing          9640 and 9680
            Apartments          Timberline Drive        Dallas               TX        75220       Dallas
 67        1743 P Street
            Apartments        1743 P Street, NW         Washington           DC        20036       District of Columbia
 70        Oxford Townhomes   6042 North Lee Street     Morrow               GA        30260       Clayton
 91        Virginia Avenue    1229,1235,1241
            Apartments          Virginia Avenue         Atlanta              GA        30344       Dekalb
102        John & Sons
            Portfolio
            - Multifamily     12631 Mitchell Avenue     Los Angeles          CA        90066       Los Angeles

MORTGAGE
LOAN                                 GENERAL            SPECIFIC
NUMBER      PROPERTY NAME          PROPERTY TYPE      PROPERTY TYPE
------      -------------          -------------      -------------

  8        Signature Place          Multifamily       Conventional
 12        Via Tuscany
            Apartments              Multifamily       Conventional
 16        Canterbury Court
            Apartments              Multifamily       Conventional
16.1       Canterbury Court
            East Apartments
                                    Multifamily       Conventional

16.2       Canterbury West
            Apartments              Multifamily       Conventional
 29        Cedar Square
            Apartments              Multifamily       Conventional
 37        Brookstone
            Apartments              Multifamily       Conventional
 44        The Dell
            Apartments              Multifamily       Conventional
 47        Villa La Charles
            Apartments              Multifamily       Conventional
 52        Brookside
            Apartments              Multifamily       Conventional
 57        Pines of
            Newpointe               Multifamily       Conventional
 63        Northwest
            Crossing
            Apartments              Multifamily       Conventional
 67        1743 P Street
            Apartments              Multifamily       Conventional
 70        Oxford Townhomes         Multifamily       Conventional
 91        Virginia Avenue
            Apartments              Multifamily       Conventional
102        John & Sons
            Portfolio
            - Multifamily           Multifamily       Conventional


                                                                                             AVERAGE            AVERAGE
                                                                    NUMBER       NUMBER       RENT;              RENT;
 ELEVATOR     UTILITIES     NUMBER OF      NUMBER OF   NUMBER OF     OF 3         OF 4      RENT RANGES -    RENT RANGES
 BUILDINGS   TENANT PAYS   STUDIO UNITS   1 BR UNITS   2 BR UNITS   BR UNITS   + BR UNITS   STUDIO UNITS     - 1 BR UNITS
 ---------   -----------   ------------   ----------   ----------   --------   ----------   ------------     ------------

    N            E,P,C                        260          160          20                                    781;725-925
    N           E,W,P,C                       104          112          64                                    805;805-805

    Y           E,P,C,G          28           135           35           1                   685;660-705      784;670-835
    N            E,P,C           16            87           48                               690;660-715      794;600-845
    N            E,P,C                         82          158                                                476;425-515
    N           E,G,P,C                        84          134          32                                    395;395-395
    Y           E,P,C,G           7            12           12                              1279;1225-1300   1629;1600-1750
    N             E,G                          76           73                                                459;459-459
    N             P,C                          34          116                                                553;505-595
    N           E,W,P,C                                     52          52
    N           E,W,P,C           8           198           17           1                   425;400-451      466;375-540
    N           E,G,P,C           9            14           4                                964;850-1000    1621;1200-2200
    N           E,G,P,C                                     66          42
    N           E,G,P,C           6            28           10                               700;700-700      800;800-800
    N            E,P,C                         1             7                                                 850;850-850



                  AVERAGE             AVERAGE             AVERAGE
                   RENT;                RENT;              RENT;           MORTGAGE
 ELEVATOR       RENT RANGES          RENT RANGES        RENT RANGES          LOAN
 BUILDINGS     - 2 BR UNITS         - 3 BR UNITS       - 4+ BR UNITS        NUMBER

    N            994;950-1050       1200;1200-1200                           8
    N           1010;1010-1010      1200;1200-1200                           12
                                                                             16
    Y            999;950-1025       1250;1250-1250                          16.1
    N           1023;850-1300                                               16.2
    N            564;495-615                                                 29
    N            495;495-495          600;600-600                            37
    Y          2,370;2200-2675                                               44
    N            577;559-599                                                 47
    N            630;615-650                                                 52
    N            670;645-695          828;815-840                            57
    N            694;674-718          707;707-707                            63
    N          2200;2200-2200                                               67
    N             705;705-705          755;755-755                            70
    N          1000;1000-1000                                               91
    N          1195;1195-1195                                              102

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C6

          ANNEX A-3                                  RESERVE ACCOUNT INFORMATION








MORTGAGE                                                                                                        MONTHLY
  LOAN                                                     GENERAL           SPECIFIC            MONTHLY       INSURANCE
 NUMBER               PROPERTY NAME                     PROPERTY TYPE      PROPERTY TYPE        TAX ESCROW      ESCROW
 ------               -------------                     -------------      -------------        ----------      ------

 1          50 Central Park South                            Land               Land
 2          Lloyd Center                                    Retail            Anchored             118,111
 3          535 Fifth Avenue                                Office              CBD                190,375     26,612
 4          1370 Broadway                                   Office              CBD                131,863     13,523
 5          Westview Mall                                   Retail            Anchored             45,013
 6          Village Center at Dulles                        Retail            Anchored
 7          545 Fifth Avenue                                Office              CBD                112,037     15,408
 8          Signature Place (2)                           Multifamily       Conventional           32,529
 9          Coral Sky Plaza                                 Retail            Anchored
 10         Port Authority Building                         Office              Flex
 11         The Shoppes at Union Hill                       Retail            Anchored              5,600      3,515
 12         Via Tuscany Apartments                        Multifamily       Conventional           24,959      14,280
 13         Lynncroft Shopping Center                       Retail            Anchored              7,502      1,231
 14         Yorktown 50 Center                              Office            Medical              14,482      2,793
 15         3875 & 3955 Faber Place                         Office            Suburban             12,431      3,979
 16         Canterbury Court Apartments                   Multifamily       Conventional           38,668      12,409
16.1        Canterbury Court  East Apartments             Multifamily       Conventional
16.2        Canterbury West Apartments                    Multifamily       Conventional
 17         Oshtemo Business Park                         Industrial      Light Industrial         25,533      1,952
 18         Fox Lake Crossing                               Retail            Anchored              6,041      1,246
 19         Plaza Las Palmas                                Retail            Anchored             14,176      1,520
 20         Parkway Industrial Building                   Industrial            Flex               35,747      19,278
 21         Wildewood Center                                Retail            Anchored             10,378      1,996
 22         Eatontown Commons Shopping Center               Retail            Anchored             15,053      1,875
 23         Ridgeview Plaza Shopping Center                 Retail            Anchored              9,263      1,560
 24         Broad Creek Crossing Shopping Center            Retail            Anchored             16,325       944
 25         509 Fifth Avenue                                Office              CBD                51,242      4,892
 26         Augusta Place                                   Office            Suburban             22,716      4,500
 27         7515 Greenville Avenue                          Office            Suburban             18,815      6,729
 28         Gilbert Fiesta Shopping Center                  Retail        Shadow Anchored           7,705      1,409
 29         Cedar Square Apartments                       Multifamily       Conventional            7,411      2,750
 30         Northstar Plaza                                Mixed Use       Office/Retail            6,857      1,620
 31         Woodlands Centre Corporate Plaza                Office            Suburban              6,614      2,792
 32         Independence Park                               Office            Medical               5,347      1,187
 33         Alto Serramonte                                 Retail           Unanchored             6,336      1,178
 34         Walgreens - New Bedford, MA                     Retail            Anchored
 35         130 South Canal Street                          Retail            Anchored              5,670      1,004
 36         Suwanee Crossroads Shopping Center              Retail        Shadow Anchored
 37         Brookstone Apartments                         Multifamily       Conventional            5,236      2,833
 38         A-1 Self Storage - San Jose, CA (Bascom)     Self Storage       Self Storage           10,999
 39         Raleigh Hills Plaza                             Retail            Anchored              4,906       777
 40         Best Buy - Olathe, KS                           Retail            Anchored
 41         A-1 Self Storage - Glendale, CA              Self Storage       Self Storage            6,170
 42         68-70 Hudson Street                             Office              CBD                 8,089       726
 43         Walgreens - Olivette, MO                        Retail            Anchored
 44         The Dell Apartments                           Multifamily       Conventional            4,385       509
 45         Belle Hall Shopping Center II                   Retail        Shadow Anchored           1,460       739
 46         Trader Joe's Plaza                              Retail            Anchored              2,773      3,157
 47         Villa La Charles Apartments                   Multifamily       Conventional            3,728      1,152
 48         Ashton Pointe Shopping Center                   Retail        Shadow Anchored           2,071       697
 49         Keystone Crossing                               Retail            Anchored              7,218
 50         Noblewood Plaza                                 Retail        Shadow Anchored           8,929      1,065
 51         Tenley Hill                                    Mixed Use       Office/Retail            2,999
 52         Brookside Apartments                          Multifamily       Conventional            9,044      3,333
 53         The Grant Building                              Office              CBD                 6,856      1,123
 54         Walgreens - Columbia, MO                        Retail            Anchored
 55         Kenann Building                                 Office            Suburban                         4,363
 56         Magnolia Mini Storage                        Self Storage       Self Storage            1,979       587
 57         Pines of Newpointe                            Multifamily       Conventional            4,963      2,220
 58         Rite Aid - Las Vegas, NV                        Retail           Unanchored
 59         Five Points Plaza                               Retail            Anchored              8,231      2,731
 60         Brookline Barn Medical Building                 Office            Medical               1,576      1,453
 61         Walgreens - Coconut Creek, FL                   Retail            Anchored
 62         Sav-on - Tujunga, CA                            Retail            Anchored
 63         Northwest Crossing Apartments                 Multifamily       Conventional           10,512      4,445
 64         Walgreens - Acworth, GA                         Retail            Anchored
 65         A-1 Self Storage - Torrance, CA              Self Storage       Self Storage            3,490
 66         Walgreens - St Louis, MO                        Retail            Anchored
 67         1743 P Street Apartments                      Multifamily       Conventional            1,264       388
 68         A-1 Self Storage - San Jose, CA (Baroni)     Self Storage       Self Storage            4,574
 69         Pace Station Shopping Center                    Retail            Anchored              2,826      1,503
 70         Oxford Townhomes                              Multifamily       Conventional            2,701      3,364
 71         Rite Aid - Moses Lake, WA                       Retail           Unanchored
 72         Oakbrook Corners                              Industrial            Flex                2,048       937
 73         Eckerd Drug Store-Destrehan                     Retail            Anchored
 74         Eckerd - Palm Bay, FL                           Retail            Anchored
 75         Gillespie Field Business Park                 Industrial            Flex                3,315       855
 76         John & Sons Portfolio - Barnes & Noble          Retail            Anchored
 77         Walgreens - Little Rock                         Retail            Anchored
 78         Shurgard - Ormond Beach, FL                  Self Storage       Self Storage
 79         Shurgard - Tampa, FL (Hyde Park)             Self Storage       Self Storage
 80         Shurgard - Daytona Beach, FL                 Self Storage       Self Storage
 81         Sherman Oaks Professional Plaza                 Office            Medical              15,387      2,690
 82         8500 Stemmons Building                          Office            Suburban             11,913      1,407
 83         19 East Fayette Street                         Mixed Use       Retail/Office            2,917       986
 84         Shurgard - Melbourne, FL (Eau Gallie)        Self Storage       Self Storage
 85         Bailey Building                                 Office              CBD                 1,277      1,134
 86         John & Sons Portfolio - Stater Brothers         Retail            Anchored
 87         Eckerd Drug Store-Forsythe                      Retail            Anchored
 88         Rite Aid - Bayville, NJ                         Retail           Unanchored
 89         John & Sons Portfolio - KV Mart 1               Retail           Unanchored             1,161      1,293
 90         John & Sons Portfolio - KV Mart 2               Retail           Unanchored             1,037       329





                                                                           INITIAL
                                                           ANNUAL          DEPOSIT
MORTGAGE                                                 DEPOSIT TO       TO CAPITAL                          ONGOING
  LOAN                                                  REPLACEMENT      IMPROVEMENTS        INITIAL           TI/LC
 NUMBER               PROPERTY NAME                       RESERVES         RESERVE         TI/LC ESCROW       FOOTNOTE

 1          50 Central Park South
 2          Lloyd Center                                   120,000                           532,797             (1)
 3          535 Fifth Avenue                               76,724           51,625                               (1)
 4          1370 Broadway                                  36,732           2,125           1,000,000            (1)
 5          Westview Mall                                  60,253                           1,650,000            (1)
 6          Village Center at Dulles
 7          545 Fifth Avenue                               42,894           14,438                               (1)
 8          Signature Place (2)                            122,000
 9          Coral Sky Plaza                                                                                      (1)
 10         Port Authority Building                        54,720           22,375
 11         The Shoppes at Union Hill                       8,774
 12         Via Tuscany Apartments                         42,000
 13         Lynncroft Shopping Center                      15,818
 14         Yorktown 50 Center                             17,366
 15         3875 & 3955 Faber Place                        31,042           12,050                               (1)
 16         Canterbury Court Apartments                    88,250          399,435
16.1        Canterbury Court  East Apartments
16.2        Canterbury West Apartments
 17         Oshtemo Business Park                          27,607                                                (1)
 18         Fox Lake Crossing                              14,861                                                (1)
 19         Plaza Las Palmas                               27,043                                                (1)
 20         Parkway Industrial Building                    111,540         120,000                               (1)
 21         Wildewood Center                               62,324           26,281                               (1)
 22         Eatontown Commons Shopping Center               6,941           6,250                                (1)
 23         Ridgeview Plaza Shopping Center                21,361           7,275
 24         Broad Creek Crossing Shopping Center
 25         509 Fifth Avenue                               14,021           51,875                               (1)
 26         Augusta Place                                  28,563           31,391           100,000             (1)
 27         7515 Greenville Avenue                         24,288                                                (1)
 28         Gilbert Fiesta Shopping Center                  4,422                            264,322             (1)
 29         Cedar Square Apartments                        60,000           95,256
 30         Northstar Plaza                                11,650           86,562           150,000             (1)
 31         Woodlands Centre Corporate Plaza               18,621           3,750            200,000             (1)
 32         Independence Park                               8,689                                                (1)
 33         Alto Serramonte                                 5,168           11,875                               (1)
 34         Walgreens - New Bedford, MA
 35         130 South Canal Street                          3,161                                                (1)
 36         Suwanee Crossroads Shopping Center
 37         Brookstone Apartments                          62,500           37,500
 38         A-1 Self Storage - San Jose, CA (Bascom)
 39         Raleigh Hills Plaza                             3,952           15,119
 40         Best Buy - Olathe, KS                           9,749
 41         A-1 Self Storage - Glendale, CA
 42         68-70 Hudson Street                             7,515           8,975                                (1)
 43         Walgreens - Olivette, MO
 44         The Dell Apartments                             7,750
 45         Belle Hall Shopping Center II                   6,020                                                (1)
 46         Trader Joe's Plaza                              4,560                                                (1)
 47         Villa La Charles Apartments
 48         Ashton Pointe Shopping Center                   2,880                                                (1)
 49         Keystone Crossing                                               3,750
 50         Noblewood Plaza                                 5,046           4,313                                (1)
 51         Tenley Hill                                                                                          (1)
 52         Brookside Apartments                           37,950           12,000
 53         The Grant Building                             23,652                            150,000             (1)
 54         Walgreens - Columbia, MO
 55         Kenann Building                                 6,064           5,313            200,000
 56         Magnolia Mini Storage
 57         Pines of Newpointe                             26,000           6,250
 58         Rite Aid - Las Vegas, NV
 59         Five Points Plaza                               4,465
 60         Brookline Barn Medical Building                 3,920                                                (1)
 61         Walgreens - Coconut Creek, FL
 62         Sav-on - Tujunga, CA
 63         Northwest Crossing Apartments                  67,200          357,969
 64         Walgreens - Acworth, GA                         1,512
 65         A-1 Self Storage - Torrance, CA
 66         Walgreens - St Louis, MO
 67         1743 P Street Apartments                        6,615
 68         A-1 Self Storage - San Jose, CA (Baroni)
 69         Pace Station Shopping Center                    5,751                                                (1)
 70         Oxford Townhomes                               21,924           72,188
 71         Rite Aid - Moses Lake, WA                       3,367
 72         Oakbrook Corners                               22,842           38,750           233,500             (1)
 73         Eckerd Drug Store-Destrehan                     1,882                                                (1)
 74         Eckerd - Palm Bay, FL
 75         Gillespie Field Business Park                   7,889                                                (1)
 76         John & Sons Portfolio - Barnes & Noble
 77         Walgreens - Little Rock
 78         Shurgard - Ormond Beach, FL
 79         Shurgard - Tampa, FL (Hyde Park)
 80         Shurgard - Daytona Beach, FL
 81         Sherman Oaks Professional Plaza              16,143                                                  (1)
 82         8500 Stemmons Building                       21,532                                                  (1)
 83         19 East Fayette Street                        6,703                                                  (1)
 84         Shurgard - Melbourne, FL (Eau Gallie)
 85         Bailey Building                              16,114                                                  (1)
 86         John & Sons Portfolio - Stater Brothers
 87         Eckerd Drug Store-Forsythe                    1,636                                                  (1)
 88         Rite Aid - Bayville, NJ                       2,471
 89         John & Sons Portfolio - KV Mart 1
 90         John & Sons Portfolio - KV Mart 2                               80,000

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C6

            ANNEX A-3                                RESERVE ACCOUNT INFORMATION

MORTGAGE                                                                                                        MONTHLY
  LOAN                                                     GENERAL           SPECIFIC            MONTHLY       INSURANCE
 NUMBER          PROPERTY NAME                           PROPERTY TYPE      PROPERTY TYPE       TAX ESCROW      ESCROW
 ------          -------------                           -------------      -------------       ----------      ------
 91         Virginia Avenue Apartments                     Multifamily       Conventional        3,673          1,149
 92         Eckerd Whitehouse                                Retail            Anchored
 93         Eckerd-Seneca                                    Retail            Anchored
 94         Bird 74 Shopping Center                          Retail           Unanchored         3,590
 95         Shurgard - Orlando, FL (Vineland)             Self Storage       Self Storage
 96         Eckerd-Athens                                    Retail            Anchored
 97         Walgreens - Pasadena                             Retail            Anchored
 98         Rite Aid - Montgomery, AL                        Retail           Unanchored
 99         John & Sons Portfolio - Amar Ranch Market        Retail           Unanchored          832            957
100         Eckerds-Kings Mountain                           Retail            Anchored
101         Shurgard - Tampa, FL (Carrollwood)            Self Storage       Self Storage
102         John & Sons Portfolio - Multifamily            Multifamily       Conventional         597            441


                                                                           INITIAL
                                                           ANNUAL          DEPOSIT
MORTGAGE                                                 DEPOSIT TO       TO CAPITAL                          ONGOING
  LOAN                                                  REPLACEMENT      IMPROVEMENTS        INITIAL           TI/LC
 NUMBER               PROPERTY NAME                       RESERVES         RESERVE         TI/LC ESCROW       FOOTNOTE
 ------               -------------                       --------         -------         ------------       --------

 91         Virginia Avenue Apartments                  16,500              36,750
 92         Eckerd Whitehouse                            1,636                                                 (1)
 93         Eckerd-Seneca                                1,091                                                 (1)
 94         Bird 74 Shopping Center                      4,280                               50,000            (1)
 95         Shurgard - Orlando, FL (Vineland)
 96         Eckerd-Athens                                1,636                                                 (1)
 97         Walgreens - Pasadena
 98         Rite Aid - Montgomery, AL                    2,212
 99         John & Sons Portfolio - Amar Ranch Market
100         Eckerds-Kings Mountain                       1,091                                                 (1)
101         Shurgard - Tampa, FL (Carrollwood)
102         John & Sons Portfolio - Multifamily




(1) In addition to any such escrows funded at loan closing for potential TI/LC, these loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) The borrower was required to deposit $1,000,000 at closing for ongoing replacement reserves. An additional $100 per unit beginning in year five through the end of the term is also required in the related loan documents. The stated amount is that of the aggregate amount applied on an annual basis across the loan term.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C6

        ANNEX A-4                                     COMMERCIAL TENANT SCHEDULE

MORTGAGE                                                                CUT-OFF        NUMBER
 LOAN                             GENERAL          SPECIFIC           DATE LOAN      OF UNITS    UNIT OF
 NUMBER      PROPERTY NAME      PROPERTY TYPE    PROPERTY TYPE        BALANCE ($)     (UNITS)    MEASURE    LARGEST TENANT
 ------      -------------      -------------    -------------        -----------     -------    -------    --------------

  1        50 Central Park                                                                                  MPE Hotel 1 (New York)
            South                   Land              Land           80,500,000.00    14,057      Sq. Ft.    LLC - (Ritz Carlton
                                                                                                             Hotel)
  2        Lloyd Center            Retail           Anchored         69,854,617.38   1,229,140    Sq. Ft.   Meier & Frank Company
  3        535 Fifth Avenue        Office              CBD           58,000,000.00    306,897     Sq. Ft.   Berkeley Educational
                                                                                                             Services
  4        1370 Broadway           Office              CBD           44,000,000.00    244,883     Sq. Ft.   Rosenthal & Rosenthal
  5        Westview Mall           Retail           Anchored         38,000,000.00    602,526     Sq. Ft.   Value City
  6        Village Center
            at Dulles              Retail           Anchored         37,000,000.00    289,602     Sq. Ft.   Shoppers Food Warehouse
  7        545 Fifth Avenue        Office              CBD           36,000,000.00    171,576     Sq. Ft.   Manhattan Transfer
  9        Coral Sky Plaza         Retail           Anchored         25,200,000.00    232,765     Sq. Ft.   BJ's
 10        Port Authority                                                                                   The Port Authority of
            Building               Office             Flex           20,965,018.85    304,000     Sq. Ft.   New York and New Jersey
 11        The Shoppes at
            Union Hill             Retail           Anchored         20,140,010.14    87,732      Sq. Ft.   The Gap
 13        Lynncroft
            Shopping Center        Retail           Anchored         16,962,611.59    158,180     Sq. Ft.   Lowes Foods
 14        Yorktown 50                                                                                      Otolaryngology
            Center                 Office            Medical         15,000,000.00    96,477      Sq. Ft.    Association
 15        3875 & 3955                                                                                      GSA (Social Security HQ
            Faber Place            Office           Suburban         13,986,551.93    129,341     Sq. Ft.    for Charleston)
 17        Oshtemo Business
            Park                 Industrial     Light Industrial     12,581,627.65    276,067     Sq. Ft.   Fidlar Doubleday
 18        Fox Lake Crossing       Retail           Anchored         12,537,160.20    99,049      Sq. Ft.   Dominick's
 19        Plaza Las Palmas        Retail           Anchored         12,487,027.11    108,171     Sq. Ft.   Circuit City
 20        Parkway
            Industrial
            Building             Industrial           Flex           11,540,426.91    858,000     Sq. Ft.   Berje Incorporated
 21        Wildewood Center        Retail           Anchored         11,200,000.00    263,366     Sq. Ft.   JC Penney
 22        Eatontown Commons
            Shopping  Center       Retail           Anchored         11,138,142.28    69,075      Sq. Ft.   Bed Bath & Beyond
 23        Ridgeview Plaza
            Shopping Center        Retail           Anchored         10,189,539.49    90,784      Sq. Ft.   Safeway
 24        Broad Creek
            Crossing
            Shopping Center        Retail           Anchored          9,457,013.00    110,612     Sq. Ft.   Home Depot
 25        509 Fifth Avenue        Office              CBD            9,000,000.00    55,757      Sq. Ft.   Israel Discount Bank
 26        Augusta Place           Office           Suburban          8,200,756.41    124,494     Sq. Ft.   Alliance Residential
                                                                                                             Management
 27        7515 Greenville
            Avenue                 Office           Suburban          7,967,882.05    120,717     Sq. Ft.   Bank of America
 28        Gilbert Fiesta
            Shopping Center        Retail        Shadow Anchored      7,525,000.00    44,221      Sq. Ft.   Peter Piper Pizza
 30        Northstar Plaza        Mixed Use       Office/Retail       7,333,732.89    58,240      Sq. Ft.   Omni Interpreting
`                                                                                                            Network
 31        Woodlands Centre                                                                                 American Executive
            Corporate Plaza        Office           Suburban          7,110,765.17    55,356      Sq. Ft.    Centers
 32        Independence Park       Office            Medical          7,085,190.80    86,889      Sq. Ft.   Clinical Trial Service
 33        Alto Serramonte         Retail          Unanchored         6,900,000.00    34,455      Sq. Ft.   Big 5 Sporting Goods
 34        Walgreens -
            New Bedford, MA        Retail           Anchored          6,880,000.00    16,200      Sq. Ft.   Walgreens
 35        130 South Canal
            Street                 Retail           Anchored          6,685,418.85    21,076      Sq. Ft.   CVS Drugstore
 36        Suwanee Crossroads                                                                               Jacoby
            Shopping Center        Retail        Shadow Anchored      6,670,000.00    69,500      Sq. Ft.    Development, Inc.
 39        Raleigh Hills
            Plaza                  Retail           Anchored          6,156,099.90    39,520      Sq. Ft.   New Seasons Market
 40        Best Buy -
            Olathe, KS             Retail           Anchored          6,081,578.31    48,744      Sq. Ft.   Best Buy
 42        68-70 Hudson
            Street                 Office              CBD            5,754,642.43    37,573      Sq. Ft.   Red Bull
 43        Walgreens -
            Olivette, MO           Retail           Anchored          5,562,183.90    15,120      Sq. Ft.   Walgreens
 45        Belle Hall
            Shopping Center
            II                     Retail        Shadow Anchored      5,192,557.24    60,202      Sq. Ft.   Steinmart
 46        Trader Joe's Plaza      Retail           Anchored          5,095,291.76    45,140      Sq. Ft.   Trader Joe's
 48        Ashton Pointe
            Shopping Center        Retail        Shadow Anchored      5,000,000.00    28,800      Sq. Ft.   Hallmark
 49        Keystone Crossing       Retail           Anchored          4,975,000.00    47,817      Sq. Ft.   Kash n' Karry
 50        Noblewood Plaza         Retail        Shadow Anchored      4,800,000.00    50,461      Sq. Ft.   Bally Total Fitness
 51        Tenley Hill            Mixed Use       Office/Retail       4,790,513.84    21,627      Sq. Ft.   PN Hoffman
 53        The Grant Building      Office              CBD            4,649,356.93    121,828     Sq. Ft.   RHOR Architects, Inc.
 54        Walgreens -
            Columbia, MO           Retail           Anchored          4,640,604.99    13,965      Sq. Ft.   Walgreens
 55        Kenann Building         Office           Suburban          4,600,000.00    60,637      Sq. Ft.   East Coast Eateries
 58        Rite Aid -
            Las Vegas, NV          Retail          Unanchored         4,503,261.42    16,708      Sq. Ft.   Rite Aid
 59        Five Points Plaza       Retail           Anchored          4,500,000.00    44,647      Sq. Ft.   Publix
 60        Brookline Barn                                                                                   Boston Arthritis &
            Medical Building       Office            Medical          4,308,261.34    19,601      Sq. Ft.    Spinal Surgery, PC
 61        Walgreens -
            Coconut Creek, FL      Retail           Anchored          4,146,003.80    14,490      Sq. Ft.   Walgreens
 62        Sav-on - Tujunga,
            CA                     Retail           Anchored          4,096,042.24    14,884      Sq. Ft.   Sav-on Drugs
 64        Walgreens -
            Acworth, GA            Retail           Anchored          3,842,308.20    15,120      Sq. Ft.   Walgreens
 66        Walgreens -
            St Louis, MO           Retail           Anchored          3,676,226.01    13,987      Sq. Ft.   Walgreens
 69        Pace Station
            Shopping Center        Retail           Anchored          3,479,601.34    38,340      Sq. Ft.   Office Depot
 71        Rite Aid - Moses
            Lake, WA               Retail          Unanchored         3,239,225.29    16,836      Sq. Ft.   Rite Aid
 72        Oakbrook Corners      Industrial           Flex            3,193,771.78    76,141      Sq. Ft.   Office Depot
 73        Eckerd Drug Store-
            Destrehan              Retail           Anchored          3,178,595.77    12,544      Sq. Ft.   Eckerd
 74        Eckerd - Palm Bay,
            FL                     Retail           Anchored          3,150,000.00    12,739      Sq. Ft.   Eckerd
 75        Gillespie Field
            Business Park        Industrial           Flex            3,132,911.46    52,592      Sq. Ft.   Aztec Business Machines
 76        John & Sons
            Portfolio -
            Barnes & Noble         Retail           Anchored          3,125,000.00    25,000      Sq. Ft.   Barnes & Noble
 77        Walgreens -
            Little Rock            Retail           Anchored          3,070,263.97    15,070      Sq. Ft.   Walgreens
 81        Sherman Oaks
            Professional
            Plaza                  Office            Medical          2,955,976.89    80,715      Sq. Ft.   Arete Associates
 82        8500 Stemmons                                                                                    A.W. Insurance
            Building               Office           Suburban          2,896,324.34    109,361     Sq. Ft.    Agency, Inc.
 83        19 East Fayette
            Street                Mixed Use       Retail/Office       2,692,542.71    33,619      Sq. Ft.   Walgreens
 85        Bailey Building         Office              CBD            2,600,000.00    44,833      Sq. Ft.   Home Builders Licensing
                                                                                                             Board
 86        John & Sons
            Portfolio -
            Stater Brothers        Retail           Anchored          2,450,000.00    35,232      Sq. Ft.   Stater Brothers Market
 87        Eckerd Drug Store-
            Forsythe               Retail           Anchored          2,334,281.29    10,908      Sq. Ft.   Eckerd
 88        Rite Aid -
            Bayville, NJ           Retail          Unanchored         2,222,243.90    11,180      Sq. Ft.   Rite Aid
 89        John & Sons
            Portfolio -
            KV Mart 1              Retail          Unanchored         2,200,000.00    25,668      Sq. Ft.   KV Mart
 90        John & Sons
            Portfolio -
            KV Mart 2              Retail          Unanchored         2,100,000.00    25,225      Sq. Ft.   KV Mart
 92        Eckerd Whitehouse       Retail           Anchored          2,085,953.49    10,908      Sq. Ft.   Eckerd
 93        Eckerd-Seneca           Retail           Anchored          2,037,235.16    10,908      Sq. Ft.   Eckerd
 94        Bird 74 Shopping
            Center                 Retail          Unanchored         2,000,000.00    21,615      Sq. Ft.   Miami Budokai
 96        Eckerd-Athens           Retail           Anchored          1,936,956.81    10,908      Sq. Ft.   Eckerd
 97        Walgreens -
            Pasadena               Retail           Anchored          1,782,940.13    15,120      Sq. Ft.   Walgreens
 98        Rite Aid -
            Montgomery, AL         Retail          Unanchored         1,776,652.74    11,060      Sq. Ft.   Rite Aid
 99        John & Sons
            Portfolio -
            Amar Ranch Market      Retail          Unanchored         1,775,000.00    25,935      Sq. Ft.   Amar Ranch Market
 100       Eckerds-Kings
            Mountain               Retail           Anchored          1,629,788.15    10,908      Sq. Ft.   Eckerd

LARGEST          LARGEST                                             2ND LARGEST      2ND LARGEST
TENANT           TENANT                                               TENANT %         TENANT EXP.
% OF NRA        EXP. DATE       2ND LARGEST TENANT NAME              OF NRA (%)          DATE
--------        ---------       -----------------------              ----------          ----

  100%         31-Oct-2075
  24%          31-Jan-2006      Dollar Tree                           6.4%            31-Jul-2010
   7%          30-Jun-2008      QRS Corporation                       6.0%            30-Nov-2010
  22%          31-Mar-2012      Esprit De Corps                       11.7%           30-Sep-2007
  31%          28-Sep-2023      Lowe's Home Improvement               22.4%            7-Jan-2020
  17%          31-Jan-2012      Gold's Gym                            15.4%           31-Aug-2013
  20%          30-Jun-2008      Michael C. Fina                       11.2%           28-Feb-2013
  47%          31-Jan-2020      Ross Dress for Less                   13.0%           31-Jan-2012
  100%         29-Feb-2020
  11%          30-Apr-2013      Pier 1 Imports                        11.4%           28-Feb-2013
  31%          23-Jul-2022      Ross Dress for Less                   19.0%           31-Jan-2013
  12%          31-Oct-2012      Bio-Medical Applications              11.5%           30-Jun-2013
  18%          31-Jul-2007      Allstate Insurance Company            16.2%           30-Nov-2007
  22%          30-Sep-2006      Stryker                               19.9%           31-Oct-2004
  67%          31-Mar-2027      Hollywood Video                       6.2%            31-Jan-2013
  25%          31-Jan-2006      PETCO                                 21.2%           28-Aug-2006
  18%          31-Jan-2013      Brinker Displays                      12.8%           31-Dec-2009
  21%          31-Oct-2012      Belk Store                            15.9%           21-Feb-2009
  52%          31-Jan-2015      Circuit City                          48.2%           31-Jan-2021
  58%          28-Feb-2009      Blockbuster Video                     6.6%            30-Jun-2006
  100%         31-Jan-2019      7-Eleven (Pad)                        4.5%            30-Nov-2022
  78%          31-Dec-2012      Ricky's Urban Groove                  14.3%           15-Jan-2018
  24%          30-Apr-2007      Odegard Energy, Charco Explore        3.0%            30-Apr-2004
  15%          31-Dec-2006      General Equity -Dr.s Diag. Imag       8.9%            31-Dec-2007
  25%          31-Mar-2013      Discount Card & Party Shop            12.2%           31-May-2008
  19%          30-Sep-2005      Roxy's Deli                           9.4%            30-Jun-2004
  36%          31-Jan-2006      CFM Direct                            30.2%           30-Sep-2008
  35%        Multiple Spaces    Merix                                 23.0%         Multiple Spaces
  28%          31-Jan-2006      Mattress Discounters                  11.9%           31-Aug-2007
  100%         31-May-2078
  42%          17-May-2025      Kinko's                               12.0%           31-May-2009
  11%          31-Aug-2004      Wild Wing Cafe                        9.4%            31-May-2008
  58%          31-Jan-2025      Walgreen's (Pad)                      38.3%           28-Feb-2020
  100%         31-Jan-2018
  15%          31-May-2005      Turner Construction                   13.3%           31-Dec-2005
  100%         31-Oct-2076
  60%          28-Feb-2012      Nova Modus                            6.0%            28-Feb-2008
  28%          31-Oct-2010      Caspian Market                        14.5%           31-Dec-2007
  16%           1-Jul-2007      Washington Mutual                     13.2%           30-Apr-2013
  85%          31-Dec-2021      Subway                                3.1%            31-Mar-2007
  56%          28-Feb-2014      Virginia Youth Sports Center          24.2%           28-Feb-2013
  39%        Multiple Spaces    Leibner Potkin, P.C.                  18.6%           30-Sep-2007
  10%          31-Aug-2003      The Puckett Group, Inc.               10.0%           31-May-2005
  100%         30-Jun-2062
  20%           5-Sep-2012      Muvico Theaters                       19.0%         Multiple Spaces
  100%         30-Jun-2023
  62%          30-Nov-2021      Bank United                           10.2%           28-Feb-2008
  39%          31-Mar-2012      ProSports Orthopedic, Inc.            35.9%           31-Mar-2012
  100%         31-Oct-2027
  100%         31-Mar-2028
  100%         31-Mar-2062
  100%         30-Apr-2060
  54%          31-Jan-2017      Dollar Tree                           20.9%           31-Jan-2012
  100%         31-Jan-2019
  19%          30-Jun-2010      Digital Wireless                      18.9%           31-Aug-2005
  100%          3-Aug-2020
  100%         25-Apr-2021
  16%          31-Oct-2004      Thyssen Krupp Elevator Corp.          14.6%           31-Oct-2006
  100%         31-Jan-2013
  100%         30-Apr-2060
  54%          31-May-2007      Sherman Oaks Health                   14.9%           31-Mar-2013
   9%          31-May-2005      Touch Tell Inc.                       6.4%            30-Apr-2004
  34%          31-Dec-2060      Chicago Title Insurance Co.           32.3%           31-Mar-2005
   9%          31-Aug-2005      Northrop Grumann                      6.0%            30-Sep-2003
  100%         31-Dec-2011
  100%         26-Jul-2020
  100%         30-Sep-2018
  100%         31-Jan-2014
  100%         31-Jan-2014
  100%         19-Jul-2020
  100%         12-Jun-2020
  24%          31-Mar-2008      Fun & Fitness                         21.4%            4-Jun-2008
  100%          6-Apr-2020
  100%         31-Mar-2060
  100%         28-Mar-2019
  100%         31-Mar-2009
  100%         19-Oct-2019

LARGEST
TENANT         3RD LARGEST                                3RD LARGEST        3RD LARGEST          MORTGAGE
% OF NRA       TENANT NAME                               TENANT % OF NRA    TENANT EXP. DATE     LOAN NUMBER
--------       -----------                               ---------------    ----------------     -----------
  100%                                                                                                1
  24%       Lloyd Center Cinemas                              5.4%            31-Dec-2011             2
   7%       Big Picture                                       5.9%            30-Jun-2012             3
  22%       Outer Stuff, LTD                                  6.5%            28-Feb-2009             4
  31%       Sam's Club                                        21.6%           28-Feb-2026             5
  17%       CVS                                               8.8%            13-Nov-2006             6
  20%       International Federation of Accountants           6.5%            31-Jul-2013             7
  47%       Bed Bath & Beyond                                 12.9%           31-Jan-2012             9
  100%                                                                                                10
  11%       Talbots                                           10.4%           31-Jan-2014             11
  31%       Best Buy                                          19.0%           31-Jan-2018             13
  12%       Virginia Cardiac Care                             7.3%            31-Aug-2009             14
  18%       AGW Leasing Company (division of Sprint)          9.5%            30-Jun-2007             15
  22%       Sears                                             17.1%           31-Jan-2007             17
  67%       L.A. Tan                                          2.4%            31-May-2013             18
  25%       Western Warehouse                                 11.4%           30-Apr-2005             19
  18%       C.D.W. Warehouse Inc.                             8.6%            30-Jun-2007             20
  21%       McKay Grocery                                     12.3%            3-Oct-2007             21
  52%                                                                                                 22
  58%       Hallmark                                          4.2%            28-Feb-2004             23
  100%      IHOP (Pad)                                        4.5%            30-Nov-2025             24
  78%       Chai Foundation                                   7.3%            31-Aug-2006             25
  24%       Augusta Family Medicine Assoc.                    2.2%            30-Jun-2005             26
  15%       Neurology Cons. of Dallas, PA                     7.1%            31-Jul-2007             27
  25%       Teakwood Tavern & Grill                           10.2%           31-Mar-2010             28
  19%       Goodwill Industries                               6.9%            31-Oct-2003             30
  36%       K.W. Tunnel                                       27.1%           30-Sep-2008             31
  35%       Applied Clinical Conc                             15.5%           30-Sep-2010             32
  28%       Prudential CA Realty                              9.9%            31-Jul-2007             33
  100%                                                                                                34
  42%       Arturo's Express                                  11.2%           31-Jul-2004             35
  11%       Dollar Tree                                       9.2%            30-May-2007             36
  58%       Cain Petroleum / Chevron                          4.0%             7-Aug-2010             39
  100%                                                                                                40
  15%       Wilshire Online                                   11.0%           30-Nov-2004             42
  100%                                                                                                43
  60%       Pleasant Surroundings                             5.9%             1-Mar-2008             45
  28%       Chapala's Restaurant                              12.0%           30-Jun-2005             46
  16%       Athletico                                         12.5%           31-May-2008             48
  85%       Mail Boxes, Etc.                                  3.1%            31-Mar-2007             49
  56%       Hollywood Tanning Systems, Inc.                   5.9%            30-Nov-2006             50
  39%       Brazilian-American Cultural Institute             18.1%           14-Oct-2006             51
  10%       Office of Public Defender                         7.7%            28-Feb-2004             53
  100%                                                                                                54
  20%       Raymond James and Associates                      12.5%            1-Feb-2005             55
  100%                                                                                                58
  62%       LaundroMax                                        6.7%            28-Oct-2003             59
  39%       Prescription Orthopedics Sports Therapy, Inc      14.8%           31-Mar-2012             60
  100%                                                                                                61
  100%                                                                                                62
  100%                                                                                                64
  100%                                                                                                66
  54%       Rent-A-Center, Inc.                               11.0%           31-Dec-2006             69
  100%                                                                                                71
  19%       Enzymatic Deinking Tech                           18.4%           31-May-2007             72
  100%                                                                                                73
  100%                                                                                                74
  16%       Barona Casino                                     14.2%           30-Nov-2004             75
  100%                                                                                                76
  100%                                                                                                77
  54%       Valley Healthcare                                 13.6%           31-May-2010             81
   9%       State Securities Board                            2.9%            31-Dec-2003             82
  34%       African American Museum                           6.9%            31-Aug-2004             83
   9%       Macon County Greyhound Park                       5.0%            31-Oct-2004             85
  100%                                                                                                86
  100%                                                                                                87
  100%                                                                                                88
  100%                                                                                                89
  100%                                                                                                90
  100%                                                                                                92
  100%                                                                                                93
  24%       Bangkok City Restaurant                           14.2%           30-Jun-2004             94
  100%                                                                                                96
  100%                                                                                                97
  100%                                                                                                98
  100%                                                                                                99
  100%                                                                                               100

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C6

         ANNEX A-5               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                 AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)

MORTGAGE                                                                            CROSS COLLATERALIZED
 LOAN                                                                                    AND CROSS                ORIGINAL
NUMBER       PROPERTY NAME                                     CITY        STATE     DEFAULTED LOAN FLAG        LOAN BALANCE ($)
------       -------------                                     ----        -----     -------------------        ----------------


Various      Zeus Portfolio                                  New York        NY         Zeus Portfolio          103,000,000.00
-------      ------------------                              -------         --       ------------------        -------------
   3         535 Fifth Avenue                                New York        NY         Zeus Portfolio          58,000,000.00
   7         545 Fifth Avenue                                New York        NY         Zeus Portfolio          36,000,000.00
  25         509 Fifth Avenue                                New York        NY         Zeus Portfolio           9,000,000.00
Various      Shurgard Portfolio                              Various         Fl       Shurgard Portfolio        15,200,000.00
-------      ------------------                              -------         --       ------------------        -------------
  78         Shurgard - Ormond Beach, FL                   Ormond Beach      FL       Shurgard Portfolio         3,010,000.00
  79         Shurgard - Tampa, FL (Hyde Park)                 Tampa          FL       Shurgard Portfolio         3,005,000.00
  80         Shurgard - Daytona Beach, FL                 Daytona Beach      FL       Shurgard Portfolio         3,000,000.00
  84         Shurgard - Melbourne, FL (Eau Gallie)          Melbourne        FL       Shurgard Portfolio         2,695,000.00
  95         Shurgard - Orlando, FL (Vineland)               Orlando         FL       Shurgard Portfolio         1,960,000.00
 101        Shurgard - Tampa, FL (Carrollwood)               Tampa          FL       Shurgard Portfolio         1,530,000.00
  16         Canterbury Court Apartments                   Minneapolis       MN                                 13,000,000.00
-------      ------------------                              -------         --       ------------------        -------------
 16.1        Canterbury Court  East Apartments             Minneapolis       MN
 16.2        Canterbury West Apartments                    Minneapolis       MN
Various      John & Sons Portfolio                           Various         CA     John & Sons Portfoli        12,200,000.00
-------      ------------------                              -------         --       ------------------        -------------
  76         John & Sons Portfolio - Barnes & Noble        Aliso Viejo       CA     John & Sons Portfoli         3,125,000.00
  86         John & Sons Portfolio - Stater Brothers          Rialto         CA     John & Sons Portfoli         2,450,000.00
  89         John & Sons Portfolio - KV Mart 1             Los Angeles       CA     John & Sons Portfoli         2,200,000.00
  90         John & Sons Portfolio - KV Mart 2             Los Angeles       CA     John & Sons Portfoli         2,100,000.00
  99         John & Sons Portfolio - Amar Ranch Market        Oxnard         CA     John & Sons Portfoli         1,775,000.00
  102        John & Sons Portfolio - Multifamily           Los Angeles       CA     John & Sons Portfoli          550,000.00
Various      Eckerd Portfolio 1                              Various       Various    Eckerd Portfolio 1         9,600,000.00
-------      ------------------                              -------         --       ------------------        -------------
  73         Eckerd Drug Store-Destrehan                    Destrehan        LA       Eckerd Portfolio 1         3,200,000.00
  87         Eckerd Drug Store-Forsythe                       Monroe         LA       Eckerd Portfolio 1         2,350,000.00
  92         Eckerd Whitehouse                              Whitehouse       TX       Eckerd Portfolio 1         2,100,000.00
  96         Eckerd-Athens                                    Athens         TX       Eckerd Portfolio 1         1,950,000.00
Various      Walgreens Portfolio                             Various       Various   Walgreens Portfolio         4,900,000.00
-------      ------------------                              -------         --       ------------------        -------------
  77         Walgreens - Little Rock                       Little Rock       AR      Walgreens Portfolio         3,100,000.00
  97         Walgreens - Pasadena                            Pasadena        TX      Walgreens Portfolio         1,800,000.00

Various      Eckerd Portfolio 2                              Various       Various    Eckerd Portfolio 2         3,690,000.00
-------      ------------------                              -------         --       ------------------        -------------
  93         Eckerd-Seneca                                    Seneca         SC       Eckerd Portfolio 2         2,050,000.00
  100        Eckerds-Kings Mountain                       Kings Mountain     NC       Eckerd Portfolio 2         1,640,000.00




MORTGAGE
 LOAN        CUT-OFF DATE           % OF AGGREGATE         ORIGINAL TERM TO       REMAINING TERM TO              REMAINING IO
NUMBER      LOAN BALANCE ($)     CUT-OFF DATE BALANCE      MATURITY OR ARD      MATURITY OR ARD (MOS.)           PERIOD (MOS.)
------      ----------------     --------------------      ---------------      ----------------------           -------------


Various     103,000,000.00                10.81%                   60                    59                           23
-------      -------------                 -----                   ---                   ---                         ---
   3         58,000,000.00                 6.09%                   60                    59                           23
   7         36,000,000.00                 3.78%                   60                    59                           23
  25         9,000,000.00                  0.94%                   60                    59                           23
Various      15,169,102.35                 1.59%                   120                   118
-------      -------------                 -----                   ---                   ---                         ---

  78         3,003,881.45                  0.32%                   120                   118
  79         2,998,891.61                  0.31%                   120                   118
  80         2,993,901.79                  0.31%                   120                   118
  84         2,689,521.76                  0.28%                   120                   118
  95         1,956,015.83                  0.21%                   120                   118
  101        1,526,889.91                  0.16%                   120                   118
  16         12,985,359.46                 1.36%                   120                   119
-------      -------------                 -----                   ---                   ---                         ---
 16.1
 16.2
Various      12,200,000.00                 1.28%                   84                    84                           60
-------      -------------                 -----                   ---                   ---                         ---
  76         3,125,000.00                  0.33%                   84                    84                           60
  86         2,450,000.00                  0.26%                   84                    84                           60
  89         2,200,000.00                  0.23%                   84                    84                           60
  90         2,100,000.00                  0.22%                   84                    84                           60
  99         1,775,000.00                  0.19%                   84                    84                           60
  102         550,000.00                   0.06%                   84                    84                           60
Various      9,535,787.36                  1.00%                   108                   103
-------      -------------                 -----                   ---                   ---                         ---
  73         3,178,595.77                  0.33%                   108                   103
  87         2,334,281.29                  0.24%                   108                   103
  92         2,085,953.49                  0.22%                   108                   103
  96         1,936,956.81                  0.20%                   108                   103
Various      4,853,204.10                  0.51%                   120                   106
-------      -------------                 -----                   ---                   ---                         ---
  77         3,070,263.97                  0.32%                   120                   106
  97         1,782,940.13                  0.19%                   120                   106

Various      3,667,023.31                  0.38%                   120                   113
-------      -------------                 -----                   ---                   ---                         ---
  93         2,037,235.16                  0.21%                   120                   113
  100        1,629,788.15                  0.17%                   120                   113

ORIGINAL    REMAINING
AMORT        AMORT                               MATURITY
TERM         TERM           MONTHLY P&I        DATE OR ARD             APPRAISED                    CUT-OFF DATE      LTV RATIO AT
(MOS.)       (MOS.)         PAYMENTS ($)     BALLOON BALANCE ($)         VALUE ($)      DSCR (X)      LTV RATIO      MATURITY OR ARD
------       ------         ------------     -------------------       ---------        --------      ---------      ---------------


 360          360             521,885.87         97,998,609.17       137,600,000.00      1.38           74.85%          71.22%
 ---          ---             ----------         -------------       --------------      ----           ------          ------

 360          360             293,877.48         55,183,682.84        77,600,000.00      1.38           74.74%          71.11%
 360          360             182,406.71         34,251,941.14        48,000,000.00      1.38           75.00%          71.36%
 360          360             45,601.68          8,562,985.19         12,000,000.00      1.39           75.00%          71.36%

 360          358             86,494.76          12,707,649.98        24,700,000.00      1.50           61.41%          51.45%
 ---          ---             ----------         -------------       --------------      ----           ------          ------
 360          358             17,128.24          2,516,448.89          4,300,000.00      1.54           69.86%          58.52%
 360          358             17,099.79          2,512,268.39          5,000,000.00      1.57           59.98%          50.25%
 360          358             17,071.33          2,508,089.49          4,500,000.00      1.51           66.53%          55.74%
 360          358             15,335.75          2,253,099.55          4,000,000.00      1.46           67.24%          56.33%
 360          358             11,153.27          1,638,618.29          2,800,000.00      1.50           69.86%          58.52%
 360          358              8,706.38          1,279,125.37          4,100,000.00      1.34           37.24%          31.20%

 360          359             67,814.15          10,602,209.11        22,375,000.00      1.42           58.04%          47.38%
 ---          ---             ----------         -------------       --------------      ----           ------          ------
                                                                      11,825,000.00
                                                                      10,550,000.00

 300          300             72,748.78          11,716,499.14        19,750,000.00      1.47           61.77%          59.32%
 ---          ---             ----------         -------------       --------------      ----           ------          ------
 300          300             18,634.42          3,001,152.47          4,600,000.00      1.49           67.93%          65.24%
 300          300             14,609.39          2,352,903.42          3,600,000.00      1.43           68.06%          65.36%
 300          300             13,118.63          2,112,811.38          3,300,000.00      1.46           66.67%          64.02%
 300          300             12,522.33          2,016,774.47          3,300,000.00      1.61           63.64%          61.11%
 300          300             10,584.35          1,704,654.62          4,100,000.00      1.43           43.29%          41.58%
 300          300              3,279.66           528,202.78            850,000.00       1.15           64.71%          62.14%

 300          295             62,323.25          7,735,793.97         12,270,000.00      1.32           77.72%          63.05%
 ---          ---             ----------         -------------       --------------      ----           ------          ------
 300          295             20,774.42          2,578,597.51          4,100,000.00      1.32           77.53%          62.89%
 300          295             15,256.21          1,893,658.22          3,000,000.00      1.31           77.81%          63.12%
 300          295             13,633.21          1,692,205.07          2,670,000.00      1.31           78.13%          63.38%
 300          295             12,659.41          1,571,333.17          2,500,000.00      1.31           77.48%          62.85%

 360          346             34,222.52          4,328,556.10          6,610,000.00      1.29           73.42%          65.48%
 ---          ---             ----------         -------------       --------------      ----           ------          ------
 360          346             21,612.00          2,737,206.91          4,120,000.00      1.28           74.52%          66.44%
 360          346             12,610.52          1,591,349.19          2,490,000.00      1.31           71.60%          63.91%

 360          353             23,032.87          3,163,838.16          4,990,000.00      1.35           73.49%          63.40%
 ---          ---             ----------         -------------       --------------      ----           ------          ------
 360          353             12,796.04          1,757,687.68          2,770,000.00      1.37           73.55%          63.45%
 360          353             10,236.83          1,406,150.48          2,220,000.00      1.34           73.41%          63.34%



ORIGINAL
AMORT                                     CUT-OFF DATE
TERM          NUMBER OF       UNIT OF     LOAN AMOUNT         UW NET           MORTGAGE
(MOS.)       UNITS (UNITS)    MEASURE     PER (UNIT) $      CASH FLOW ($)     LOAN NUMBER
------       -------------    -------     ------------      -------------     -----------


 360             534,230      Sq. Ft.         192.80        8,672,847.50         Various
 ---             -------      -------         ------        ------------         -------

 360             306,897      Sq. Ft.         188.99        4,881,039.88          3.00
 360             171,576      Sq. Ft.         209.82        3,030,271.99            7
 360             55,757       Sq. Ft.         161.41         761,535.63            25

 360              3,305        Units         4,589.74       1,557,771.82         Various
 ---             -------      -------         ------        ------------         -------
 360               523         Units         5,743.56        316,648.91           78.00
 360               559         Units         5,364.74        322,318.38            79
 360               662         Units         4,522.51        309,974.68            80
 360               511         Units         5,263.25        268,449.96            84
 360               426         Units         4,591.59        200,197.27            95
 360               624         Units         2,446.94        140,182.62            101

 360               350         Units         37,101.03      1,154,603.01           16
 ---             -------      -------         ------        ------------         -------
                   199         Units                         505,972.70           16.1
                   151         Units                         648,630.31           16.2

 300             143,435      Sq. Ft.          85.06        1,280,731.39         Various
 ---             -------      -------         ------        ------------         -------
 300             25,000       Sq. Ft.         125.00         332,473.24           76.00
 300             35,232       Sq. Ft.          69.54         249,981.57            86
 300             25,668       Sq. Ft.          85.71         230,364.62            89
 300             25,225       Sq. Ft.          83.25         241,309.71            90
 300             25,935       Sq. Ft.          68.44         181,491.95            99
 300              6,375       Sq. Ft.          86.27          45,110.31            102

 300             45,268       Sq. Ft.         210.65         983,471.04          Various
 ---             -------      -------         ------        ------------         -------
 300            12544.00      Sq. Ft.         253.40         330,036.07           73.00
 300             10,908       Sq. Ft.         214.00         240,503.90            87
 300             10,908       Sq. Ft.         191.23         213,808.05            92
 300             10,908       Sq. Ft.         177.57         199,123.02            96

 360             30,190       Sq. Ft.         160.76         530,151.54          Various
 ---             -------      -------         ------        ------------         -------
 360            15070.00      Sq. Ft.         203.73         331,419.54           77.00
 360             15,120       Sq. Ft.         117.92         198,732.00            97

 360             21,816       Sq. Ft.         168.09         374,290.54          Various
 ---             -------      -------         ------        ------------         -------
 360            10908.00      Sq. Ft.         186.77         209,692.80           93.00
 360             10,908       Sq. Ft.         149.41         164,597.74            100

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C6

      ANNEX A-6                       DEBT SERVICE PAYMENT SCHEDULE FOR RITE AID
                                      - BAYVILLE, NJ






 LOAN                       LOAN                     LOAN
 PAY         DEBT           PAY        DEBT           PAY        DEBT
PERIOD     SERVICE ($)     PERIOD    SERVICE ($)     PERIOD    ERVICE ($)
------     -----------     ------    -----------     ------    ----------
  1        14,447.42          81     15,912.72         161     17,524.56
  2        14,447.42          82     15,912.72         162     17,524.56
  3        14,447.42          83     15,912.72         163     17,524.56
  4        14,447.42          84     15,912.72         164     17,524.56
  5        14,447.42          85     15,912.72         165     17,524.56
  6        14,447.42          86     15,912.72         166     17,524.56
  7        14,447.42          87     15,912.72         167     17,524.56
  8        14,447.42          88     15,912.72         168     17,524.56
  9        14,447.42          89     15,912.72         169     17,524.56
  10       14,447.42          90     15,912.72         170     17,524.56
  11       14,447.42          91     15,912.72         171     17,524.56
  12       14,447.42          92     15,912.72         172     17,524.56
  13       14,447.42          93     15,912.72         173     17,524.56
  14       14,447.42          94     15,912.72         174     17,524.56
  15       14,447.42          95     15,912.72         175     17,524.56
  16       14,447.42          96     15,912.72         176     17,524.56
  17       14,447.42          97     15,912.72         177     17,524.56
  18       14,447.42          98     15,912.72         178     17,524.56
  19       14,447.42          99     15,912.72         179     17,524.56
  20       14,447.42         100     15,912.72         180     19,297.64
  21       14,447.42         101     15,912.72         181     19,297.64
  22       14,447.42         102     15,912.72         182     19,297.64
  23       14,447.42         103     15,912.72         183     19,297.64
  24       14,447.42         104     15,912.72         184     19,297.64
  25       14,447.42         105     15,912.72         185     19,297.64
  26       14,447.42         106     15,912.72         186     19,297.64
  27       14,447.42         107     15,912.72         187     19,297.64
  28       14,447.42         108     15,912.72         188     19,297.64
  29       14,447.42         109     15,912.72         189     19,297.64
  30       14,447.42         110     15,912.72         190     19,297.64
  31       14,447.42         111     15,912.72         191     19,297.64
  32       14,447.42         112     15,912.72         192     19,297.64
  33       14,447.42         113     15,912.72         193     19,297.64
  34       14,447.42         114     15,912.72         194     19,297.64
  35       14,447.42         115     15,912.72         195     19,297.64
  36       14,447.42         116     15,912.72         196     19,297.64
  37       14,447.42         117     15,912.72         197     19,297.64
  38       14,447.42         118     15,912.72         198     19,297.64
  39       14,447.42         119     15,912.72         199     19,297.64
  40       14,447.42         120     17,524.56         200     19,297.64
  41       14,447.42         121     17,524.56         201     19,297.64
  42       14,447.42         122     17,524.56         202     19,297.64
  43       14,447.42         123     17,524.56         203     19,297.64
  44       14,447.42         124     17,524.56         204     19,297.64
  45       14,447.42         125     17,524.56         205     19,297.64
  46       14,447.42         126     17,524.56         206     19,297.64
  47       14,447.42         127     17,524.56         207     19,297.64
  48       14,447.42         128     17,524.56         208     19,297.64
  49       14,447.42         129     17,524.56         209     19,297.64
  50       14,447.42         130     17,524.56         210     19,297.64
  51       14,447.42         131     17,524.56         211     19,297.64
  52       14,447.42         132     17,524.56         212     19,297.64
  53       14,447.42         133     17,524.56         213     19,297.64
  54       14,447.42         134     17,524.56         214     19,297.64
  55       14,447.42         135     17,524.56         215     19,297.64
  56       14,447.42         136     17,524.56         216     19,297.64
  57       14,447.42         137     17,524.56         217     19,297.64
  58       14,447.42         138     17,524.56         218     19,297.64
  59       14,447.42         139     17,524.56         219     19,297.64
  60       15,912.72         140     17,524.56         220     19,297.64
  61       15,912.72         141     17,524.56         221     19,297.64
  62       15,912.72         142     17,524.56         222     19,297.64


  63       15,912.72       143       17,524.56       223       19,297.64
  64       15,912.72       144       17,524.56       224       19,297.64
  65       15,912.72       145       17,524.56       225       19,297.64
  66       15,912.72       146       17,524.56       226       19,297.64
  67       15,912.72       147       17,524.56       227       19,297.64
  68       15,912.72       148       17,524.56       228       19,297.64
  69       15,912.72       149       17,524.56       229       19,297.64
  70       15,912.72       150       17,524.56       230       19,297.64
  71       15,912.72       151       17,524.56       231       19,297.64
  72       15,912.72       152       17,524.56       232       19,297.64
  73       15,912.72       153       17,524.56       233       19,297.64
  74       15,912.72       154       17,524.56       234       19,297.64
  75       15,912.72       155       17,524.56       235       19,297.64
  76       15,912.72       156       17,524.56       236       19,297.64
  77       15,912.72       157       17,524.56       237       19,297.64
  78       15,912.72       158       17,524.56       238       19,297.64
  79       15,912.72       159       17,524.56       239       871,997.75
  80       15,912.72       160       17,524.56


                                                                         ANNEX B

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.         WACHOVIA BANK COMMERCIAL MORTGAGE TRUST         For Additional Information, please contact
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C6                                    (301)815-6600
COLUMBIA. MD 21045                                                                         Reports Available on the World Wide Web
                                                                                                    @ www.ctslink.com/cmbs

                                                                                                  PAYMENT DATE: 09/15/2003
                                                                                                  RECORD DATE:  08/29/2003

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                                     PAGE(s)
------------------                                                     -------
Certificate Distribution Detail                                           2
Certificate Factor Detail                                                 3
Reconciliation Detail                                                     4
Other Required Information                                                5
Cash Reconciliation                                                       6
Ratings Detail                                                            7
Current Mortgage Loan and Property Stratification Tables                 8-10
Mortgage Loan Detail                                                      11
Principal Prepayment Detail                                               12
Historical Detail                                                         13
Delinquency Loan Detail                                                   14
Specially Serviced Loan Detail                                          15-16
Modified Loan Detail                                                      17
Liquidated Loan Detail                                                    18

                  DEPOSITOR                                   MASTER SERVICER                        SPECIAL SERVICER
Wachovia Commercial Mortgage Securities, Inc.        Wachovia Bank, National Association        Lennar Partners, Inc.
301 South College Street                             8739 Research Drive                        1601 Washington Avenue
Charlotte, NC 28288-1016                             URP 4, NC 1075                             Suite 800
                                                     Charlotte, NC 28262                        Miami Beach, FL 33139

Contact:     Tirn Steward                            Contact:     Timothy S. Ryan               Contact:     Steve Bruha
Phone Number (704)593-7822                           Phone Number (704)593-7878                 Phone Number (305)229-6614

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.         WACHOVIA BANK COMMERCIAL MORTGAGE TRUST         For Additional Information, please contact
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C6                                    (301)815-6600
COLUMBIA, MD 21045                                                                         Reports Available on the World Wide Web
                                                                                                    @ www.ctslink.com/cmbs

                                                                                                  PAYMENT DATE: 09/15/2003
                                                                                                  RECORD DATE:  08/29/2003

                         CERTIFICATE DISTRIBUTION DETAIL

  Class/          Pass-Through  Original  Beginning    Principal     Interest
Component  CUSIP     Rate       Balance    Balance   Distribution  Distribution
-------------------------------------------------------------------------------
 A-1                0.000000%     0.00      0.00         0.00          0.00
 A-2                0.000000%     0.00      0.00         0.00          0.00
  B                 0.000000%     0.00      0.00         0.00          0.00
  C                 0.000000%     0.00      0.00         0.00          0.00
  D                 0.000000%     0.00      0.00         0.00          0.00
  E                 0.000000%     0.00      0.00         0.00          0.00
  F                 0.000000%     0.00      0.00         0.00          0.00
  G                 0.000000%     0.00      0.00         0.00          0.00
  H                 0.000000%     0.00      0.00         0.00          0.00
  J                 0.000000%     0.00      0.00         0.00          0.00
  K                 0.000000%     0.00      0.00         0.00          0.00
  L                 0.000000%     0.00      0.00         0.00          0.00
  M                 0.000000%     0.00      0.00         0.00          0.00
  N                 0.000000%     0.00      0.00         0.00          0.00
  0                 0.000000%     0.00      0.00         0.00          0.00
  P                 0.000000%     0.00      0.00         0.00          0.00
-------------------------------------------------------------------------------
Totals
===============================================================================

-----------------------------------------------------------------------------
                        Realized Loss/                             Current
  Class/   Prepayment  Additional Trust      Total     Ending   Subordination
Component    Premium    Fund Expenses    Distribution  Balance    Level(1)
-----------------------------------------------------------------------------
 A-1          0.00           0.00            0.00        0.00       0.00%
 A-2          0.00           0.00            0.00        0.00       0.00%
  B           0.00           0.00            0.00        0.00       0.00%
  C           0.00           0.00            0.00        0.00       0.00%
  D           0.00           0.00            0.00        0.00       0.00%
  E           0.00           0.00            0.00        0.00       0.00%
  F           0.00           0.00            0.00        0.00       0.00%
  G           0.00           0.00            0.00        0.00       0.00%
  H           0.00           0.00            0.00        0.00       0.00%
  J           0.00           0.00            0.00        0.00       0.00%
  K           0.00           0.00            0.00        0.00       0.00%
  L           0.00           0,00            0.00        0.00       0.00%
  M           0.00           0.00            0.00        0.00       0.00%
  N           0.00           0.00            0.00        0.00       0.00%
  O           0.00           0.00            0.00        0.00       0.00%
  P           0.00           0.00            0.00        0.00       0.00%
-----------------------------------------------------------------------------
Totals
=============================================================================

------------------------------------------------------------------------------------------------------------
                                 Original   Beginning                                                Ending
                  Pass-Through   Notional   Notional      Interest     Prepayment      Total        Notional
Class    CUSIP       Rate         Amount     Amount     Distribution     Premium    Distribution     Amount
------------------------------------------------------------------------------------------------------------
 X-C                0.000000%      0.00        0.00         0.00          0.00          0.00          0.00
 X-P                0.000000%      0.00        0.00         0.00          0.00          0.00          0.00
============================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.         WACHOVIA BANK COMMERCIAL MORTGAGE TRUST         For Additional Information, please contact
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C6                                    (301)815-6600
COLUMBIA, MD 21045                                                                         Reports Available on the World Wide Web
                                                                                                    @ www.ctslink.com/cmbs

                                                                                                  PAYMENT DATE: 09/15/2003
                                                                                                  RECORD DATE:  08/29/2003

                            CERTIFICATE FACTOR DETAIL


                                                                               Realized Loss/
                  Beginning       Principal       Interest      Prepayment    Additional Trust     Ending
Class    CUSIP     Balance      Distribution    Distribution      Premium       Fund Expenses      Balance
------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000       0.00000000
============================================================================================================

--------------------------------------------------------------------
                 Beginning                                  Ending
                 Notional       Interest     Prepayment    Notional
Class    CUSIP    Amount      Distribution     Premium      Amount
--------------------------------------------------------------------
 X-C             0.00000000   0.00000000     0.00000000   0.00000000
 X-P             0.00000000   0.00000000     0.00000000   0.00000000
====================================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST           For Additional Information, please contact
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                          SERIES 2003-C6                                         (301)815-6600
COLUMBIA, MD 21045                                                                         Reports Available on the World Wide Web
                                                                                                    @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE: 08/29/2003

                              RECONCILIATION DETAIL

             ADVANCE SUMMARY

P & I Advances Outstanding                                 0.00
Servicing Advances Outstanding                             0.00

Reimbursement for Interest on Advances                     0.00
paid from general collections

Reimbursement for Interest on Servicing                    0.00
Advances paid from general collections

Aggregate Amount of Nonrecoverable Advances                0.00

         SERVICING FEE SUMMARY

Current Period Accrued Servicing Fees                      0.00
Less Delinquent Servicing Fees                             0.00

Less Reductions to Servicing Fees                          0.00

Plus Servicing Fees for Delinquent Payments Received       0.00

Plus Adjustments for Prior Servicing Calculation           0.00

Total Servicing Fees Collected                             0.00

CERTIFICATE INTEREST RECONCILIATION

----------------------------------------------------------------------------------------------------------------------------------
                       Net Aggregate
           Accrued      Prepayment       Distributable       Distributable        Additional                    Remaining Unpaid
         Certificate     Interest         Certificate    Certificate Interest     Trust Fund     Interest         Distributable
Class     Interest      Shortfall           Interest          Adjustment           Expenses    Distribution   Certificate Interest
----------------------------------------------------------------------------------------------------------------------------------
A-1
A-2
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 0
 P
X-C
X-P
==================================================================================================================================
Total
==================================================================================================================================

Copyright 2003, Wells Fargo Bank Minnesota N.A.                     Page 4 of 18

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST           For Additional Information, please contact
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                          SERIES 2003-C6                                         (301)815-6600
COLUMBIA, MD 21045                                                                         Reports Available on the World Wide Web
                                                                                                    @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE: 08/29/2003

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                              0.00

Aggregate Number of Outstanding Loans                                         0
Aggregate Stated Principal Balance of Loans before                         0.00
Aggregate Stated Principal Balance of Loans after Distributions            0.00
Aggregate Unpaid Principal Balance of Loans                                0.00

Net Swap Payment received from Counterparty                                0.00
Net Swap Payment made to Counterparty                                      0.00

Aggregate Amount of Servicing Fee                                          0.00
Aggregate Amount of Special Servicing Fee                                  0.00
Aggregate Amount of Trustee Fee                                            0.00
Aggregate Trust Fund Expenses                                              0.00

Interest Reserve Deposit                                                   0.00
Interest Reserve Withdrawal                                                0.00

Specially Serviced Loans not Delinquent
        Number of Outstanding Loans                                           0

        Aggregate Unpaid Principal Balance                                 0.00

Appraisal Reduction Amount

-------------------------------------------------
           Appraisal   Cumulative     Most Recent
 Loan      Reduction      ASER         App, Red.
Number      Amount       Amount           Date
-------------------------------------------------

=================================================
  Total
=================================================

Copyright 2003, Wells Fargo Bank Minnesota N.A.                     Page 5 of 18

[WELLS FARGO LOGO]                                                                        For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                                                                   CTSLink Customer Service
CORPORATE TRUST SERVICES                  WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        (301)815-6600
9062 OLD ANNAPOLIS ROAD                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Reports Available on the World Wide
COLUMBIA, MD 21045                                     SERIES 2003-C6                             Web @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE:  08/29/2003

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                                ------
           TOTAL INTEREST COLLECTED                                               0.00

   PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
      Negative Amortization                                             0.00
      Principal Adjustments                                             0.00
                                                                                ------
           TOTAL PRINCIPAL COLLECTED                                              0.00

   OTHER:
       Prepayment Penalties/Yield Maintenance                           0.00
       Repayment Fees                                                   0.00
       Borrower Option Extension Fees                                   0.00
       Equity Payments Received                                         0.00
       Net Swap Counterparty Payments Received                          0.00
                                                                                ------
           TOTAL OTHER COLLECTED                                                  0.00
                                                                                ------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                                ======

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                              0.00
      Trustee Fee                                                       0.00
      Certificate Administration Fee                                    0.00
      Insurer Fee                                                       0.00
      Miscellaneous Fee                                                 0.00
                                                                                ------
           TOTAL FEES                                                             0.00

   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                            0.00
      ASER Amount                                                       0.00
      Special Servicing Fee                                             0.00
      Non-Recoverability Determinations                                 0.00
      Rating Agency Expenses                                            0.00
      Attorney Fees & Expenses                                          0.00
      Bankruptcy Expense                                                0.00
      Taxes Imposed on Trust Fund                                       0.00
      Non-Recoverable Advances                                          0.00
      Other Expenses                                                    0.00
                                                                                ------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                   0.00

   INTEREST RESERVE DEPOSIT                                                       0.00

   PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
      Interest Distribution                                             0.00
      Principal Distribution                                            0.00
      Prepayment Penalties/Yield Maintenance                            0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Paid                                              0.00
      Net Swap Counterparty Payments Paid                               0.00
                                                                                ------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                          0.00
                                                                                ------
TOTAL FUNDS DISTRIBUTED                                                           0.00
                                                                                ======

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

[WELLS FARGO LOGO]                                                                        For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                                                                   CTSLink Customer Service
CORPORATE TRUST SERVICES                  WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        (301)815-6600
9062 OLD ANNAPOLIS ROAD                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Reports Available on the World Wide
COLUMBIA, MD 21045                                     SERIES 2003-C6                             Web @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE:  08/29/2003

                                 RATINGS DETAIL

--------------------------------------------------------------------------------------
Class      CUSIP              Original Ratings                 Current Ratings (1)
                      ----------------------------------------------------------------
                         Fitch      Moody's     S&P        Fitch       Moody's     S&P
--------------------------------------------------------------------------------------
 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 X-C
 X-P
--------------------------------------------------------------------------------------

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                     Moody's Investors Service               Standard & Poor's Rating Services
One State Street Plaza          99 Church Street                        55 Water Street
New York, New York 10004        New York, New York 10007                New York, New York 10041
(212)908-0500                   (212)553-0300                           (212)438-2430

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

[WELLS FARGO LOGO]                                                                        For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                                                                   CTSLink Customer Service
CORPORATE TRUST SERVICES                  WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        (301)815-6600
9062 OLD ANNAPOLIS ROAD                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES      Reports Available on the World Wide Web
COLUMBIA, MD 21045                                     SERIES 2003-C6                               @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE:  08/29/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                      % of
Scheduled     # of      Scheduled     Agg.     WAM                  Weighted
 Balance      Loans      Balance      Bal.     (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Totals
================================================================================

                                    STATE (3)

--------------------------------------------------------------------------------
                                      % of
               # of     Scheduled     Agg.     WAM                  Weighted
State         Props      Balance      Bal.     (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Totals
================================================================================

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

[WELLS FARGO LOGO]                                                                        For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                                                                   CTSLink Customer Service
CORPORATE TRUST SERVICES                  WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        (301)815-6600
9062 OLD ANNAPOLIS ROAD                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES      Reports Available on the World Wide Web
COLUMBIA, MD 21045                                     SERIES 2003-C6                               @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE:  08/29/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                        DEBT SERVICE COVERAGE RATIO (1)

--------------------------------------------------------------------------------
                                         % of
 Debt Service     # of     Scheduled     Agg.     WAM                Weighted
Coverage Ratio    Loans     Balance      Bal.     (2)      WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Totals
================================================================================

                                    NOTE RATE

--------------------------------------------------------------------------------
                                      % of
Note          # of      Scheduled     Agg.     WAM                  Weighted
Rate          Loans      Balance      Bal.     (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Totals
================================================================================

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                      % of
Property      # of      Scheduled     Agg.     WAM                  Weighted
  Type        Props      Balance      Bal.     (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Totals
================================================================================

                                    SEASONING

--------------------------------------------------------------------------------
                                      % of
               # of     Scheduled     Agg.     WAM                  Weighted
Seasoning     Loans      Balance      Bal.     (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Totals
================================================================================

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST          For Additional Information, please contact
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                          SERIES 2003-C6                                     (301)815-6600
COLUMBIA, MD 21045                                                                      Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/cmbs

                                                                                        PAYMENT DATE: 09/15/2003
                                                                                        RECORD DATE:  08/29/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

            Anticipated Remaining Term (ARD and Balloon Loans)

-----------------------------------------------------------------------------------
                                               % of
Anticipated Remaining   # of    Scheduled      Agg.      WAM             Weighted
       Term (2)         Loans    Balance       Bal.      (2)     WAC    Avg DSCR(1)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------

           Remaining Amortization Term (ARD and Balloon Loans)

-----------------------------------------------------------------------------------
                                              % of
Remaining Amortization  # of    Scheduled     Agg.       WAM             Weighted
       Term             Loans   Balance       Bal.       (2)     WAC   Avg DSCR (1)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------

                 Remaining Stated Term (Fully Amortizing Loans)

--------------------------------------------------------------------------------
                                            % of
Remaining Stated    # of      Scheduled     Agg.    WAM               Weighted
      Term          Loans      Balance      Bal.    (2)     WAC      Avg DSCR(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             Age of Most Recent NOI

--------------------------------------------------------------------------------
                                            % of
Age of Most         # of      Scheduled     Agg.     WAM              Weighted
Recent NOI          Loans      Balance      Bal.     (2)    WAC      Avg DSCR(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       Totals
--------------------------------------------------------------------------------

(1 ) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level, In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST          For Additional Information, please contact
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                          SERIES 2003-C6                                     (301)815-6600
COLUMBIA, MD 21045                                                                      Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/cmbs

                                                                                        PAYMENT DATE: 09/15/2003
                                                                                        RECORD DATE:  08/29/2003

                              MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------
                                                                              Anticipated
 Loan              Property                    Interest   Principal   Gross    Repayment
Number    ODCR      Type(1)    City    State   Payment     Payment    Coupon     Date
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                        Neg.   Beginning     Ending       Paid   Appraisal    Appraisal   Res.   Mod.
 Loan       Maturity   Amort   Scheduled    Scheduled     Thru   Reduction   Reduction   Strat.  Code
Number        Date     (Y/N)   Balance       Balance      Date     Date         Amount    (2)    (3)
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------

         (1) Property Type Code
         ----------------------

MF -  Multi-Family        OF - Office
RT - Retail               MU - Mixed Use
HC - Health care          LO - Lodging
IN - Industrial           SS - Self Storage
WH - Warehouse            OT - Other
MH - Mobile Home Park

           (2) Resolution Strategy Code
           ----------------------------

1 - Modification               6 - DPO
2 - Foreclosure                7 - REO
3 - Bankruptcy                 8 - Resolved
4 - Extension                  9 - Pending Return
5 - Note Sale                      to Master Servicer

              (3) Modification Code
              ---------------------

10 - Deed in Lieu Of        1 - Maturity Date Extension
     Foreclosure            2 - Amortization Change
11 - Full Payoff            3 - Principal Write-Off
12 - Reps and Warranties    4 - Combination
13 - Other or TBD

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST          For Additional Information, please contact
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                          SERIES 2003-C6                                     (301)815-6600
COLUMBIA, MD 21045                                                                      Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/cmbs

                                                                                        PAYMENT DATE: 09/15/2003
                                                                                        RECORD DATE:  08/29/2003

                      PRINCIPAL PREPAYMENT DETAIL

---------------------------------------------------------------------------------------------------------------------
                                     Principal Prepayment Amount                   Prepayment Penalties
              Offering Document   -----------------------------------------------------------------------------------
Loan Number   Cross-Reference     Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
  Totals
---------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

[WELLS FARGO LOGO]                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST      For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
CORPORATE TRUST SERVICES                           SERIES 2003-C6                                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                               Reports Available on the World Wide Web
COLUMBIA, MD 21045                                                                            @ www.ctslink.com/cmbs

                                                                                    PAYMENT DATE: 09/15/2003
                                                                                    RECORD DATE:  08/29/2003

                               HISTORICAL DETAIL

------------------------------------------------------------------------------------------------
                                      Delinquencies
------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days  90 Days or More  Foreclosure      RED      Modifications
   Date       #   Balance  #   Balance    #   Balance    #   Balance  #   Balance   #   Balance
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
                     Prepayments              Rate and Maturities
---------------------------------------------------------------------
Distribution  Curtailments    Payoff    Next Weighted Avg.
   Date        #   Amount   #   Amount  Coupon      Remit         WAM
---------------------------------------------------------------------
---------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

[WELLS FARGO LOGO]                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST      For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
CORPORATE TRUST SERVICES                           SERIES 2003-C6                                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                               Reports Available on the World Wide Web
COLUMBIA, MD 21045                                                                            @ www.ctslink.com/cmbs

                                                                                    PAYMENT DATE: 09/15/2003
                                                                                    RECORD DATE:  08/29/2003

                             DELINQUENCY LOAN DETAIL

-------------------------------------------------------------------------------------------------
                Offering       # of                   Current  Outstanding  Status of  Resolution
                Document      Months   Paid Through    P & l      P & I      Mortgage   Strategy
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances**    Loan (1)   Code (2)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
  Totals
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                           Actual   Outstanding
               Servicing    Foreclosure  Principal   Servicing   Bankruptcy  REO
Loan Number  Transfer Date     Date       Balance    Advances       Date     Date
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
  Totals
---------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan

A - Payment Not Received         0 - Current                           4 - Assumed Scheduled Payment
     But Still in Grace Period   1 - One Month Delinquent                   (Performing Matured Balloon)
B - Late Payment But Less        2 - Two Months Delinquent             7 - Foreclosure
     Than 1 Month Delinquent     3 - Three or More Months Delinquent   9 - REO

                          (2) Resolution Strategy Code

1 - Modification                 6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                  7 - REO                                    Foreclosure
3 - Bankruptcy                   8 - Resolved                         11 - Full Payoff
4 - Extension                    9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                         to Master Servicer              13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

[WELLS FARGO LOGO]                                                                        For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                                                                   CTSLink Customer Service
CORPORATE TRUST SERVICES                  WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        (301)815-6600
9062 OLD ANNAPOLIS ROAD                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Reports Available on the World Wide
COLUMBIA, MD 21045                                     SERIES 2003-C6                             Web @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE:  08/29/2003

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
          Offering    Servicing Resolution                                              Net                              Remaining
 Loan     Document     Transfer Strategy   Scheduled Property        Interest  Actual Operating DSCR      Note Maturity Amortization
Number Cross-Reference  Date     Code(1)    Balance   Type (2) State   Rate   Balance  Income   Date DSCR Date   Date       Term
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1  -  Modification     6 - DPO                      10  -  Deed in Lieu Of
2  -  Foreclosure      7 - REO                              Foreclosure
3  -  Bankruptcy       8 - Resolved                 11  -  Full Payoff
4  -  Extension        9 - Pending Return           12  -  Reps and Warranties
5  -  Note Sale             to Master Servicer      13  -  Other or TBD

                        (2) Property Type Code

MF - Multi-Family      OF - Office
RT - Retail            MU - Mixed Use
HC - Health Care       LO - Lodging
IN - Industrial        SS - Self Storage
WH - Warehouse         OT - Other
MH - Mobile Home Park

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

[WELLS FARGO LOGO]                                                                        For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                                                                   CTSLink Customer Service
CORPORATE TRUST SERVICES                  WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        (301)815-6600
9062 OLD ANNAPOLIS ROAD                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Reports Available on the World Wide
COLUMBIA, MD 21045                                     SERIES 2003-C6                             Web @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE:  08/29/2003

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

--------------------------------------------------------------------------------------------------------------------------
             Offering      Resolution      Site
 Loan        Document       Strategy    Inspection                 Appraisal  Appraisal     Other REO
Number    Cross-Reference   Code(1)        Date      Phase 1 Date     Date      Value    Property Revenue          Comment
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1  -  Modification     6 - DPO                      10  -  Deed in Lieu Of
2  -  Foreclosure      7 - REO                              Foreclosure
3  -  Bankruptcy       8 - Resolved                 11  -  Full Payoff
4  -  Extension        9 - Pending Return           12  -  Reps and Warranties
5  -  Note Sale             to Master Servicer      13  -  Other or TBD

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

[WELLS FARGO LOGO]                                                                        For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                                                                   CTSLink Customer Service
CORPORATE TRUST SERVICES                  WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        (301)815-6600
9062 OLD ANNAPOLIS ROAD                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Reports Available on the World Wide
COLUMBIA, MD 21045                                     SERIES 2003-C6                             Web @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE:  08/29/2003

                              MODIFIED LOAN DETAIL

---------------------------------------------------------------------------------------------------
                  Offering
 Loan             Document        Pre-Modification
Number        Cross-Reference         Balance        Modification Date     Modification Description
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

[WELLS FARGO LOGO]                                                                        For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                                                                   CTSLink Customer Service
CORPORATE TRUST SERVICES                  WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        (301)815-6600
9062 OLD ANNAPOLIS ROAD                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
COLUMBIA, MD 21045                                     SERIES 2003-C6                               @ www.ctslink.com/cmbs

                                                                                          PAYMENT DATE: 09/15/2003
                                                                                          RECORD DATE:  08/29/2003

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------
                   Final Recovery     Offering
        Loan       Determination      Document      Appraisal  Appraisal  Actual    Gross
       Number           Date       Cross-Reference    Date       Value    Balance  Proceeds
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------

                   Gross Proceeds   Aggregate       Net       Net Proceeds             Repurchased
        Loan         as a % of     Liquidation  Liquidation    as a % of     Realized   by Seller
       Number      Actual Balance   Expenses *    Proceeds   Actual Balance    Loss       (Y/N)
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
  Current Total
--------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     - multifamily and commercial mortgage loans, including participations therein;

     - mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     - direct obligations of the United States or other government agencies; or

     - a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS.   YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 11 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 August 5, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....    3

ADDITIONAL INFORMATION......................................    4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........    4

SUMMARY OF PROSPECTUS.......................................    5

RISK FACTORS................................................   11

DESCRIPTION OF THE TRUST FUNDS..............................   34

YIELD CONSIDERATIONS........................................   40

THE DEPOSITOR...............................................   45

USE OF PROCEEDS.............................................   45

DESCRIPTION OF THE CERTIFICATES.............................   46

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS.........   53

DESCRIPTION OF CREDIT SUPPORT...............................   67

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES..........   69

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................   84

STATE AND OTHER TAX CONSEQUENCES............................  109

ERISA CONSIDERATIONS........................................  109

LEGAL INVESTMENT............................................  113

METHOD OF DISTRIBUTION......................................  115

LEGAL MATTERS...............................................  116

FINANCIAL INFORMATION.......................................  116

RATINGS.....................................................  116

INDEX OF PRINCIPAL DEFINITIONS..............................  117

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 116 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

                            ------------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                 - mortgage assets;

                                 - certificate accounts;

                                 - forms of credit support;

                                 - cash flow agreements; and

                                 - amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the following:

                                 - multifamily and commercial mortgage loans,
                                   including participations therein;

                                 - commercial mortgage-backed securities,
                                   including participations therein;

                                 - direct obligations of the United States or
                                   other government agencies; and

                                 - a combination of the assets described above.

                                The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                 - residential properties consisting of five or
                                   more rental or cooperatively owned dwelling units;

                                 - shopping centers;

                                 - retail buildings or centers;

                                 - hotels and motels;

                                 - office buildings;

                                 - nursing homes;

                                 - hospitals or other health-care related
                                   facilities;

                                 - industrial properties;

                                 - warehouse, mini-warehouse or self-storage
                                   facilities;

                                 - mobile home parks;

                                 - mixed use properties; and

                                 - other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                 - is fixed over its term;

                                 - adjusts from time to time;

                                 - is partially fixed and partially floating;

                                 - is floating based on one or more formulae or
                                   indices;

                                 - may be converted from a floating to a fixed
                                   interest rate;

                                 - may be converted from a fixed to a floating
                                   interest rate; or

                                 - interest is not paid currently but is accrued
                                   and added to the principal balance.

                                 A mortgage loan may provide for any of the
                                   following:

                                 - scheduled payments to maturity;

                                 - payments that adjust from time to time;

                                 - negative amortization or accelerated
                                   amortization;

                                 - full amortization or require a balloon
                                   payment due on its stated maturity date;

                                 - prohibitions on prepayment;

                                 - releases or substitutions of collateral,
                                   including defeasance thereof with direct obligations of the United States; and

                                 - payment of a premium or a yield maintenance
                                   penalty in connection with a principal
                                   prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                 - the mortgaged properties may be located in
                                   any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                 - all mortgage loans will have original terms
                                   to maturity of not more than 40 years;

                                 - all mortgage loans will have individual
                                   principal balances at origination of not less than $100,000;

                                 - all mortgage loans will have been originated
                                   by persons other than the depositor; and

                                 - all mortgage assets will have been purchased,
                                   either directly or indirectly, by the
                                   depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                 - subordination of junior certificates;

                                 - over collateralization;

                                 - letters of credit;

                                 - insurance policies;

                                 - guarantees;

                                 - reserve funds; and/or

                                 - other types of credit support described in
                                   the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

                                 - guaranteed investment contracts;

                                 - interest rate swap or exchange contracts;

                                 - interest rate cap or floor agreements;

                                 - currency exchange agreements;

                                 - yield supplement agreements; or

                                 - other types of similar agreements described
                                   in the prospectus supplement.

Pre-Funding Account;
  Capitalized Interest
  Account.....................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
  Certificates................   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 - provide for the accrual of interest thereon
                                   based on fixed, variable or floating rates;

                                 - be senior or subordinate to one or more other
                                   classes of certificates with respect to
                                   interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                 - be entitled to principal distributions, with
                                   disproportionately low, nominal or no
                                   interest distributions;

                                 - be entitled to interest distributions, with
                                   disproportionately low, nominal or no
                                   principal distributions;

                                 - provide for distributions of principal or
                                   accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                 - provide for distributions of principal to be
                                   made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                 - provide for distributions of principal
                                   sequentially, based on specified payment schedules or other methodologies; and

                                 - provide for distributions based on a
                                   combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of
  Certificates................   One or more classes of the offered certificates
                                 may be initially represented by one or more certificates registered in the name of Cede &
                                 Co. as the nominee of The Depository Trust
                                 Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of the
  Certificates................   The certificates of each series will constitute
                                 either:

                                 - "regular interests" or "ownership interests"
                                   in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                 - interests in a trust fund treated as a
                                   grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                 - "regular interests" or "residual interests"
                                   in a trust fund treated as a "financial
                                   assets securitization investment trust" under the Internal Revenue Code of 1986, as amended; or

                                 - any combination of any of the above features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS", SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.

YOUR ABILITY TO RESELL
  CERTIFICATES MAY BE LIMITED
  BECAUSE OF THEIR
  CHARACTERISTICS.............    You may not be able to resell your
                                  certificates and the value of your
                                  certificates may be less than you anticipated for a variety of reasons including:

                                    - a secondary market for your certificates
                                      may not develop;

                                    - interest rate fluctuations;

                                    - the absence of redemption rights; and

                                    - the limited sources of information about
                                      the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.

THE ASSETS OF THE TRUST FUND
  MAY NOT BE SUFFICIENT TO PAY
  YOUR CERTIFICATES...........    Unless otherwise specified in the prospectus
                                  supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                  Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                  The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

PREPAYMENTS AND REPURCHASES OF
  THE MORTGAGE ASSETS WILL
  AFFECT THE TIMING OF YOUR
  CASH FLOW AND MAY AFFECT
  YOUR YIELD..................    Prepayments (including those caused by
                                  defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                  We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                  The rate of voluntary prepayments will also be affected by:

                                    - the voluntary prepayment terms of the
                                      mortgage loan, including prepayment
                                      lock-out periods and prepayment premiums;

                                    - then-current interest rates being charged
                                      on similar mortgage loans; and

                                    - the availability of mortgage credit.

                                  A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                  If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                  The yield on your certificates may be less than anticipated because:

                                    - the prepayment premium or yield
                                      maintenance required under certain
                                      prepayment scenarios may not be
                                      enforceable in some states or under
                                      federal bankruptcy laws; and

                                    - some courts may consider the prepayment
                                      premium to be usurious.

OPTIONAL EARLY TERMINATION OF
  THE TRUST FUND MAY RESULT IN
  AN ADVERSE IMPACT ON YOUR
  YIELD OR MAY RESULT IN A
  LOSS........................    A series of certificates may be subject to
                                  optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

RATINGS DO NOT GUARANTEE
  PAYMENT AND DO NOT ADDRESS
  PREPAYMENT RISKS............    Any rating assigned by a rating agency to a
                                  class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

                                    - the likelihood that principal prepayments
                                      (including those caused by defaults) on
                                      the related mortgage loans will be made;

                                    - the degree to which the rate of
                                      prepayments on the related mortgage loans might differ from that originally anticipated;

                                    - the likelihood of early optional
                                      termination of the related trust fund;

                                    - the possibility that prepayments on the
                                      related mortgage loans at a higher or
                                      lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                    - the possibility that an investor that
                                      purchases an offered certificate at a
                                      significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                    The amount, type and nature of credit
                                    support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

UNUSED AMOUNTS IN PRE-FUNDING
  ACCOUNTS MAY BE RETURNED TO
  YOU AS A PREPAYMENT.........    The prospectus supplement will disclose when
                                  we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

ADDITIONAL MORTGAGE ASSETS
  ACQUIRED IN CONNECTION WITH
  THE USE OF A PRE-FUNDING
  ACCOUNT MAY CHANGE THE
  AGGREGATE CHARACTERISTICS OF
  A TRUST FUND................    Any additional mortgage assets acquired by a
                                  trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

NET OPERATING INCOME PRODUCED
  BY A MORTGAGED PROPERTY MAY
  BE INADEQUATE TO REPAY THE
  MORTGAGE LOANS..............    The value of a mortgage loan secured by a
                                  multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                  Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

FUTURE VALUE OF A MORTGAGED
  PROPERTY AND ITS NET
  OPERATING INCOME AND CASH
  FLOW IS NOT PREDICTABLE.....    Commercial and multifamily property values and
                                  cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. Property value, cash flow and net operating income depend upon a number of factors, including:

                                    - changes in general or local economic
                                      conditions and/or specific industry
                                      segments;

                                    - declines in real estate values;

                                    - an oversupply of commercial or multifamily
                                      properties in the relevant market;

                                    - declines in rental or occupancy rates;

                                    - increases in interest rates, real estate
                                      tax rates and other operating expenses;

                                    - changes in governmental rules, regulations
                                      and fiscal policies, including
                                      environmental legislation;

                                    - perceptions by prospective tenants and, if
                                      applicable, their customers, of the
                                      safety, convenience, services and
                                      attractiveness of the property;

                                    - the age, construction quality and design
                                      of a particular property;

                                    - whether the mortgaged properties are
                                      readily convertible to alternative uses;

                                    - acts of God; and

                                    - other factors beyond our control or the
                                      control of a servicer.

NONRECOURSE LOANS LIMIT THE
  REMEDIES AVAILABLE FOLLOWING
  A MORTGAGOR DEFAULT.........    The mortgage loans will not be an obligation
                                  of, or be insured or guaranteed by, any
                                  governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                  Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or wilful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  MULTIFAMILY PROPERTIES......    Mortgage loans secured by multifamily
                                  properties may constitute a material
                                  concentration of the mortgage loans in a trust
                                  fund. Adverse economic conditions, either
                                  local, regional or national, may limit the
                                  amount of rent that a borrower may charge for
                                  rental units, and may result in a reduction in
                                  timely rent payments or a reduction in
                                  occupancy levels. Occupancy and rent levels
                                  may also be affected by:

                                    - construction of additional housing units;

                                    - local military base closings;

                                    - developments at local colleges and
                                      universities;

                                    - national, regional and local politics,
                                      including, in the case of multifamily
                                      rental properties, current or future rent stabilization and rent control laws and agreements;

                                    - the level of mortgage interest rates,
                                      which may encourage tenants in multifamily rental properties to purchase housing;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                    - the possibility that some eligible tenants
                                      may not find any differences in rents
                                      between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                  All of these conditions and events may
                                  increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                  The multifamily projects market is
                                  characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  RETAIL PROPERTIES...........    Mortgage loans secured by retail properties
                                  may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                    - the quality of the tenants; and

                                    - the fundamental aspects of real estate
                                      such as location and market demographics.

                                  The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                  Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                  Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                    - catalogue retailers;

                                    - home shopping networks;

                                    - the internet;

                                    - telemarketing; and

                                    - outlet centers.

                                  Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HOSPITALITY PROPERTIES......    Mortgage loans secured by hospitality
                                  properties (e.g., a hotel or motel) may
                                  constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                    - location, quality and franchise
                                      affiliation (or lack thereof);

                                    - adverse economic conditions, either local,
                                      regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                    - the construction of competing hospitality
                                      properties, which may result in a
                                      reduction in occupancy levels;

                                    - the increased sensitivity of hospitality
                                      properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                    - the financial strength and capabilities of
                                      the owner and operator of a hospitality
                                      property, which may have a substantial
                                      impact on the property's quality of
                                      service and economic performance; and

                                    - the generally seasonal nature of the
                                      hospitality industry, which can be
                                      expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                  In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  OFFICE BUILDINGS............    Mortgage loans secured by office buildings may
                                  constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                    - the quality of the tenants in the
                                      building;

                                    - the physical attributes of the building in
                                      relation to competing buildings; and

                                    - the strength and stability of the market
                                      area as a desirable business location.

                                  An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                  Office buildings are also subject to
                                  competition with other office properties in the same market. Competition is affected by a property's:

                                    - age;

                                    - condition;

                                    - design (e.g., floor sizes and layout);

                                    - access to transportation; and

                                    - ability or inability to offer certain
                                      amenities to its tenants, including
                                      sophisticated building systems (such as
                                      fiber optic cables, satellite
                                      communications or other base building
                                      technological features).

                                  The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY WAREHOUSE
  AND SELF STORAGE
  FACILITIES..................    Mortgage loans secured by warehouse and
                                  storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                  Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HEALTHCARE-RELATED
  PROPERTIES..................    The mortgaged properties may include health
                                  care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                    - Senior housing generally consists of
                                      facilities with respect to which the
                                      residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                    - Assisted living facilities are typically
                                      single or double room occupancy,
                                      dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                    - Skilled nursing facilities provide
                                      services to post trauma and frail
                                      residents with limited mobility who
                                      require extensive medical treatment; and

                                    - Acute care facilities generally consist of
                                      hospital and other facilities providing
                                      short-term, acute medical care services.

                                  Certain types of health care-related
                                  properties, particularly acute care
                                  facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                  Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                  Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                  Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                  Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                  The operators of health care-related
                                  facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                    - the number of competing facilities in the
                                      local market;

                                    - the facility's age and appearance;

                                    - the reputation and management of the
                                      facility;

                                    - the types of services the facility
                                      provides; and

                                    - where applicable, the quality of care and
                                      the cost of that care.

                                  The inability of a health care-related
                                  mortgaged property to flourish in a
                                  competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY INDUSTRIAL
  AND MIXED-USE FACILITIES....    Mortgage loans secured by industrial and
                                  mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                    - the quality of tenants;

                                    - building design and adaptability; and

                                    - the location of the property.

                                  Concerns about the quality of tenants,
                                  particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                  Aspects of building site design and
                                  adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                  Industrial properties may be adversely
                                  affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

POOR PROPERTY MANAGEMENT WILL
  ADVERSELY AFFECT THE
  PERFORMANCE OF THE RELATED
  MORTGAGED PROPERTY..........    Each mortgaged property securing a mortgage
                                  loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                    - operating the property;

                                    - providing building services;

                                    - responding to changes in the local market;
                                      and

                                    - planning and implementing the rental
                                      structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                  We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

BALLOON PAYMENTS ON MORTGAGE
  LOANS RESULT IN HEIGHTENED
  RISK OF BORROWER DEFAULT....    Some of the mortgage loans included in a trust
                                  fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                    - its ability to fully refinance the loan;
                                      or

                                    - its ability to sell the related mortgaged
                                      property at a price sufficient to permit the borrower to make the balloon payment.

                                  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                    - the value of the related mortgaged
                                      property;

                                    - the level of available mortgage interest
                                      rates at the time of sale or refinancing;

                                    - the borrower's equity in the related
                                      mortgaged property;

                                    - the financial condition and operating
                                      history of the borrower and the related
                                      mortgaged property;

                                    - tax laws;

                                    - rent control laws (with respect to certain
                                      residential properties);

                                    - Medicaid and Medicare reimbursement rates
                                      (with respect to hospitals and nursing
                                      homes);

                                    - prevailing general economic conditions;
                                      and

                                    - the availability of credit for loans
                                      secured by commercial or multifamily, as the case may be, real properties generally.

THE SERVICER WILL HAVE
  DISCRETION TO HANDLE OR
  AVOID OBLIGOR DEFAULTS IN A
  MANNER WHICH MAY BE ADVERSE
  TO YOUR INTERESTS...........    If and to the extent specified in the
                                  prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent.
                                  While the related pooling and servicing
                                  agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                  In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

PROCEEDS RECEIVED UPON
  FORECLOSURE OF MORTGAGE
  LOANS SECURED PRIMARILY BY
  JUNIOR MORTGAGES MAY RESULT
  IN LOSSES...................    To the extent specified in the prospectus
                                  supplement, some of the mortgage loans
                                  included in a trust fund may be secured
                                  primarily by junior mortgages. When
                                  liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH COULD
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES...........    The prospectus supplement for the offered
                                  certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                  A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

MORTGAGORS OF COMMERCIAL
  MORTGAGE LOANS ARE
  SOPHISTICATED AND MAY TAKE
  ACTIONS ADVERSE TO YOUR
  INTERESTS...................    Mortgage loans made to partnerships,
                                  corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

SOME ACTIONS ALLOWED BY THE
  MORTGAGE MAY BE LIMITED BY
  LAW.........................    Mortgages securing mortgage loans included in
                                  a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ASSIGNMENT OF LEASES AND RENTS
  TO PROVIDE FURTHER SECURITY
  FOR MORTGAGE LOANS POSES
  SPECIAL RISKS...............    The mortgage loans included in any trust fund
                                  typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

INCLUSION IN A TRUST FUND OF
  DELINQUENT MORTGAGE LOANS
  MAY ADVERSELY AFFECT THE
  RATE OF DEFAULTS AND
  PREPAYMENTS ON THE MORTGAGE
  LOANS.......................    If so provided in the prospectus supplement,
                                  the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered
                                  "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                  Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

ENVIRONMENTAL LIABILITY MAY
  AFFECT THE LIEN ON A
  MORTGAGED PROPERTY AND
  EXPOSE THE LENDER TO
  COSTS.......................    Under certain laws, contamination of real
                                  property may give rise to a lien on the
                                  property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                  Response, Compensation, and Liability Act of
                                  1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling and servicing agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON A MORTGAGED
  PROPERTY....................    Several states (including California) have
                                  laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE
  LIMITED IF LEASES ARE NOT
  SUBORDINATE TO THE MORTGAGE
  OR DO NOT CONTAIN ATTORNMENT
  PROVISIONS..................    Some of the tenant leases contain provisions
                                  that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                  In some states, if tenant leases are
                                  subordinate to the liens created by the
                                  mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                  If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE
  NOT IN COMPLIANCE WITH CURRENT
  ZONING LAWS, YOU MAY NOT BE
  ABLE TO RESTORE COMPLIANCE
  FOLLOWING A CASUALTY LOSS...    Due to changes in applicable building and
                                  zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED
  PROPERTIES WERE LIMITED.....    The mortgaged properties were inspected by
                                  licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

LITIGATION CONCERNS...........    There may be legal proceedings pending and,
                                  from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS-LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and

(iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.

The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of

Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates".

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

     (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

     (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

     (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

     (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

     (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

     (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full),
              (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

     (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

     (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

     (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

     (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

     (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

     (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

     (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

     (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

     (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

     (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

     (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted

              Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

     (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

     (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

     (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

     (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (i) to make distributions to the certificateholders on each distribution date;

     (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

     (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

     (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

     (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

     (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

     (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

     (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

     (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

     (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

     (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     - on the basis of a constant yield method;

     - in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     - in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual Certificate should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of

REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     - the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     - the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     (i) the present value of any consideration given the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (b) the following requirements are satisfied:

     (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

     (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     On July 18, 2003 the Internal Revenue Service issued proposed Treasury regulations (the "Proposed Treasury Regulations") under Sections 446(b), 860C, and 863(a) of the Internal Revenue Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC residual interests. The Proposed Treasury Regulations, if finalized as proposed, would apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC residual interest for taxable years ending on or after the date such regulations are published in final form.

     Proposed Treasury Regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury Regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC residual interest "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects . . . the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Proposed Treasury Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury Regulations state, however, that the treatment of inducement fees received on noneconomic REMIC residual interests constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Proposed Treasury Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC residual interests, and may not be changed without the consent of the Commissioner, pursuant to Internal Revenue Code section 446(e) and the Treasury Regulations and other procedures thereunder.

     The Proposed Treasury Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Proposed Treasury Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC residual interest using the methodology provided in current Treasury Regulation section 1.860E-1(a)(3)(iv).

     The Proposed Treasury Regulations also provide that upon a sale or other disposition of a noneconomic REMIC residual interest (other than in a transaction to which Internal Revenue Code section 381(c)(4) applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over such amount; and

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code. Investors that recognize a loss on a sale or exchange of the REMIC Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     - the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the

       "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     - the disposition of a mortgage loan;

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     - the receipt of compensation for services; or

     - gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     - the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     - the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     - any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     - any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     - a citizen or resident of the United States;

     - a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     - an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     - a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     - to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     - assets described in section 7701(a)(19)(C) of the Code;

     - "obligation[s] which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     - "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the

Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--

Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. Investors that recognize a loss on a sale or exchange of the grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. sec. 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

     The file "WBCMT 2003-C6 Prospectus Annexes A1-6.xls", which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the Prospectus Supplement, each month the Paying Agent will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2003-C6 Prospectus Annexes A1-6.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2003-C6 Prospectus Annexes A1-6.xls" to your hard drive or network drive. Open the file "WBCMT 2003-C6 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule" or "A-5 Crossed Collateralized Pool" or "A-6 Debt Service", respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

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  UNTIL NOVEMBER 17, 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                   TABLE OF CONTENTS
                                                  PAGE
                                                  -----
                 PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement................    S-5
Risk Factors....................................   S-30
Description of the Mortgage Pool................   S-80
Servicing of the Mortgage Loans.................  S-151
Description of the Certificates.................  S-166
Yield and Maturity Considerations...............  S-194
Use of Proceeds.................................  S-201
Material Federal Income Tax Consequences........  S-201
ERISA Considerations............................  S-203
Legal Investment................................  S-206
Method of Distribution..........................  S-206
Legal Matters...................................  S-207
Ratings.........................................  S-208
Index of Defined Terms..........................  S-209
Annex A-1.......................................    A-1
Annex A-2.......................................    A-2
Annex A-3.......................................    A-3
Annex A-4.......................................    A-4
Annex A-5.......................................    A-5
Annex A-6.......................................    A-6
Annex B.........................................    B-1

                      PROSPECTUS
Additional Information..........................      4
Incorporation of Certain Information by
  Reference.....................................      4
Summary of Prospectus...........................      5
Risk Factors....................................     11
Description of the Trust Funds..................     34
Yield Considerations............................     40
The Depositor...................................     45
Use of Proceeds.................................     45
Description of the Certificates.................     46
Description of the Pooling and Servicing
  Agreements....................................     53
Description of Credit Support...................     67
Certain Legal Aspects of Mortgage Loans and
  Leases........................................     69
Material Federal Income Tax Consequences........     84
State and Other Tax Consequences................    109
ERISA Considerations............................    109
Legal Investment................................    113
Method of Distribution..........................    115
Legal Matters...................................    116
Financial Information...........................    116
Ratings.........................................    116
Index of Principal Definitions..................    117
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                                  $851,550,000
                                 (APPROXIMATE)

                              WACHOVIA COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES SERIES 2003-C6

                  -------------------------------------------

                             PROSPECTUS SUPPLEMENT

                  -------------------------------------------

                                    WACHOVIA

                                   CITIGROUP

                                August 18, 2003
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